UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No. 1)

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Filed by a Party other than the Registrant ☐
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☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

Boots & Coots International Well Control, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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BOOTS & COOTS INTERNATIONAL WELL CONTROL, INC.

11615 N. HOUSTON ROSSLYN

HOUSTON, TEXAS 77086

January 27, 2006

Dear Stockholder:

You are cordially invited to attend our annual meeting of stockholders to be held at 10:00 a.m., on March 1, 2006, at the Crown Plaza Brookhollow located at 12801 Northwest Freeway, Houston, Texas 77040.

At the annual meeting, you will be asked to consider and vote upon a proposal to approve the issuance of an aggregate of 26,462,137 shares of our common stock in connection with our proposed acquisition of the hydraulic well control business of Oil States International, Inc., pursuant to a Transaction Agreement dated as of November 21, 2005, by and among us, HWC Acquisition, LLC, HWC Merger Corporation, HWC Energy Services, Inc., and Hydraulic Well Control, LLC. In connection with the acquisition, we are also asking you to consider and vote upon an amendment to our certificate of incorporation to renounce certain corporate opportunities, as permitted under the Delaware General Corporation Law. Your approval of both of these proposals are conditions to the consummation of the proposed acquisition. Our board of directors has determined that the transaction is fair to our stockholders and that each of these proposals is in the best interests of our stockholders, and our board of directors recommends that you vote FOR each of these proposals.

In addition to the above, we are seeking your vote on the re-election of E.J. “Jed” DiPaolo and Jerry L. Winchester as Class II directors and on an amendment to our 2004 Long-Term Incentive Plan to increase the number of authorized shares of common stock under the plan from 6,000,000 shares to 8,000,000 shares. Our board of directors has determined that approval of these proposals is in the best interests of our stockholders, and our board of directors recommends that you vote FOR each of these proposals.

Details regarding the matters to be acted upon at the annual meeting appear in the accompanying proxy statement. Please give this material your careful attention.

Whether or not you are able to attend the annual meeting, it is important that your shares be represented and voted. Accordingly, be sure to complete, sign and date the enclosed proxy card and mail it in the envelope provided as soon as possible so that your shares may be represented at the meeting and voted in accordance with your wishes. If you do attend the annual meeting, you may vote in person even if you have previously returned your proxy card.

On behalf of our board of directors and management, thank you for your continued support of Boots & Coots.

Very truly yours,

K. Kirk Krist	Jerry L. Winchester
Chairman	Chief Executive Officer

BOOTS & COOTS INTERNATIONAL WELL CONTROL, INC.
11615 N. Houston Rosslyn
Houston, Texas 77086

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To Be Held March 1, 2006

To the Stockholders of Boots & Coots International Well Control, Inc.:

Our 2005 Annual Meeting of Stockholders will be held on March 1, 2006, at 10:00 a.m., local time, at the Crown Plaza Brookhollow located at 12801 Northwest Freeway, Houston, Texas 77040, for the following purposes:

(1)         to consider and vote upon a proposal to approve the issuance of an aggregate of 26,462,137 shares, subject to adjustment, of our common stock, par value $0.00001 per share, pursuant to the Transaction Agreement dated as of November 21, 2005, by and among us, HWC Acquisition, LLC, HWC Merger Corporation, HWC Energy Services, Inc., and Hydraulic Well Control, LLC (the “Transaction”);

(2)         to elect two nominees to our board of directors to serve as Class II directors until their successors are duly elected or until their earlier death, resignation, or removal;

(3)         to consider and vote upon a proposal to amend our certificate of incorporation to renounce certain corporate opportunities;

(4)         to consider and vote upon a proposal to amend our 2004 Long-Term Incentive Plan to increase the number of authorized shares of common stock available under the plan from 6,000,000 shares to 8,000,000 shares; and

(5)         transact such other business as may properly come before the annual meeting or any adjournment(s) or postponement(s) thereof.

It is a condition of the closing of the Transaction that our stockholders approve proposals 1 and 3. The close of business on January 23, 2006 was fixed as the record date for the determination of stockholders entitled to receive notice of and to vote at the annual meeting or any adjournment(s) or postponement(s) thereof.

You are cordially invited to attend the annual meeting. Your attention is directed to the attached proxy statement. Whether or not you plan to attend the annual meeting, we ask that you vote as soon as possible. You may vote by promptly completing, signing, dating and returning your proxy card in the enclosed envelope. You may revoke your proxy at any time prior to the annual meeting. If you decide to attend the annual meeting and wish to change your proxy vote, you may do so automatically by voting in person at the annual meeting.

By Order of the Board of Directors,
/s/ BRIAN KEITH
Brian Keith
Corporate Secretary

Dated: January 27, 2006

ii

Table of Contents

Notice of Annual Meeting of Stockholders	ii
Proxy Statement	1
Summary	3
Information about Us	3
The Annual Meeting of Stockholders and Voting	3
Board of Directors Recommendations to Stockholders	4
Proposal 1: The Transaction	4
Proposal 2: Election of Class II Directors	7
Proposal 3: Amendment to Our Certificate of Incorporation	7
Proposal 4: Amendment to Our 2004 Long-Term Incentive Plan	8
Forward-Looking Statements	9
*Proposal No. 1—Issuance of Shares in Connection with the Proposed Transaction	10
Boots & Coots International Well Control, Inc. Selected Historical Financial Data	28
Hydraulic Well Control Business of Oil States International, Inc. Selected Historical Financial Data	29
Unaudited Pro Forma Condensed Consolidated Financial Data	39
Security Ownership of Certain Beneficial Owners and Management	45
*Proposal No. 2—Election of Class II Directors	58
Directors, Executive Officers, Promoters and Control Persons	59
Committees and Board Meetings	60
Audit Committee Report	62
Executive Compensation	65
Board Compensation Committee Report on Executive Compensation	67
Compensation of Directors	68
Performance of Common Stock	69
*Proposal No. 3—Proposal to Amend Certificate of Incorporation	70
*Proposal No. 4—Proposal to Amend 2004 Long-Term Incentive Plan	71
Section 16(A) Beneficial Ownership Reporting Compliance	79
Certain Relationships and Related Transactions	79
Stockholder Proposals	80
Materials Incorporated By Reference	80
Where You Can Find More Information	80
Other Matters	80
Index to Combined Financial Statements of Hydraulic Well Control Business of Oil States International, Inc.	F-1
Annex A—Transaction Agreement	A-1
Annex B—Form of Promissory Note	B-1
Annex C—Registration Rights Agreement	C-1
Annex D—Opinion of Financial Advisor	D-1
Exhibit A—Audit Committee Charter	I-1
Exhibit B—Form of Amendment to Certificate of Incorporation	II-1

WHETHER OR NOT YOU EXPECT TO ATTEND THE ANNUAL MEETING, PLEASE COMPLETE, DATE AND SIGN THE ENCLOSED PROXY CARD AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE AT YOUR EARLIEST CONVENIENCE. IF YOU DO ATTEND THE MEETING IN PERSON, YOU MAY WITHDRAW YOUR PROXY AND VOTE IN PERSON. THE PROMPT RETURN OF PROXIES WILL ENSURE A QUORUM AND SAVE THE COMPANY THE EXPENSE OF FURTHER SOLICITATION.

BOOTS & COOTS INTERNATIONAL WELL CONTROL, INC.
11615 N. Houston Rosslyn
Houston, Texas 77086

PROXY STATEMENT

FOR THE ANNUAL MEETING OF STOCKHOLDERS
To Be Held March 1, 2006, 10:00 a.m. Local Time

The enclosed proxy is solicited by our board of directors for use at the annual meeting of stockholders to be held on March 1, 2006. Shares of our common stock, par value $0.00001 per share, Series A preferred stock, par value $0.00001 per share, and Series C preferred stock, par value $0.00001 per share, represented in person or by a properly executed proxy will be voted at the meeting.

We will bear the cost of soliciting proxies. In addition to solicitation by mail, solicitation of proxies may be made by personal interview, special letter, telephone or telecopy by any of our officers, directors and employees who will receive no special compensation for these activities. Brokerage firms will be requested to forward proxy materials to beneficial owners of shares registered in their names and will be reimbursed for their expenses. We have also made arrangements with Morrow & Company to assist us in soliciting proxies, and we anticipate costs to be approximately $30,000, plus reasonable expenses, for these services.

Proxies

If you are not able to attend the annual meeting in person, you may vote by completing the enclosed proxy card and returning it to us. Instructions for voting by mail are included on your proxy card. You are urged to sign and return your proxy card promptly to make certain your shares will be voted at the meeting. Your shares will be voted according to your instructions. If you sign and return your proxy card but do not specify a choice, your shares will be voted as the board of directors has recommended, which is FOR the proposal to approve the issuance of shares of our common stock in connection with our proposed acquisition of the hydraulic well control business of Oil States International, Inc. (the “Transaction”), FOR the election of the two Class II director nominees named in the accompanying form of proxy, FOR the proposal to approve the amendment to our certificate of incorporation to renounce certain corporate opportunities, and FOR the amendment to increase the number of authorized shares under our 2004 Long Term Incentive Plan from 6,000,000 shares to 8,000,000 shares. Although our board of directors is not aware of any other proposals to be presented at the meeting, your proxy authorizes the persons named in the proxy card to vote on your behalf with respect to any other matters brought before the stockholders. The proxy may be revoked at any time before its exercise by sending written notice of revocation to Brian Keith, Corporate Secretary, Boots & Coots International Well Control, Inc., 11615 N. Houston Rosslyn, Houston, Texas 77086, or by signing and delivering a proxy that is dated and received later by mail, or, if you attend the meeting in person, by giving notice of revocation to the inspector of election at the meeting.

Voting Procedures and Tabulation

We will appoint one or more inspectors of election to serve at the annual meeting. The inspector(s) will ascertain the number of shares outstanding and the voting power of each of the shares, determine the shares represented at the meeting and the validity of proxies and ballots, count all votes and ballots, make a written report of the meeting and perform certain other duties as required by law. Each inspector will sign an oath to perform his or her duties in an impartial manner and to the best of his or her abilities.

The inspectors will tabulate the number of votes cast for or withheld as to the vote on the proposal to approve the issuance of shares of our common stock in the Transaction, the election of the two Class II director nominees named in the accompanying form of proxy, the proposal to approve the amendment to our certificate of incorporation to renounce certain corporate opportunities, and the amendment to increase the number of authorized shares under our 2004 Long-Term Incentive Plan from 6,000,000 shares to 8,000,000 shares.

Under Delaware law, our certificate of incorporation, and our bylaws, abstentions, broker non-votes or other limited proxy as to a proposal voted on at the meeting will be counted towards a meeting quorum, but cannot be voted on the proposal and therefore will not be considered a part of the voting power with respect to the proposal. Accordingly, an abstention or broker non-vote will have no effect on the voting on the election of directors, provided a quorum is present, because directors are elected by a plurality of the shares of stock present in person or by proxy at the meeting and entitled to vote. The proposal to amend our certificate of incorporation requires the affirmative vote of a majority of all of our outstanding shares of common and preferred stock, voting together as a single class. As a consequence, an abstention or broker non-vote will have the effect of a vote against this proposal. The approval of a majority of the votes cast at a meeting of stockholders at which a quorum is present is required for the proposals to issue shares of our common stock in connection with the Transaction and to amend our 2004 Long-Term Incentive Plan to increase the shares available under the plan. An abstention or broker non-vote will have no effect on the voting on these matters.

Voting Securities

Only the holders of record of our common stock at the close of business on January 23, 2006, the record date for the meeting, are entitled to vote on the election of directors at the meeting. For matters other than the election of directors, the holders of our preferred stock are entitled to vote together as a single class with the holders of common stock. On the record date, there were 29,679,429 shares of common stock, 50,000 shares of Series A preferred stock, and 2,942 shares of Series C preferred stock outstanding and entitled to be voted at the meeting. A majority of the shares of common stock, present in person or by proxy, is necessary to constitute a quorum. Each share of common stock and preferred stock is entitled to one vote.

SUMMARY

This brief summary highlights selected information from this proxy statement. It does not contain all of the information that may be important to you in casting your vote. You should carefully read this entire document and the other documents to which this proxy statement refers you to fully understand the Transaction and the other matters discussed in this proxy statement. See “Where You Can Find More Information” on page 80. Where applicable, items in this summary refer to the page where that subject is discussed in more detail.

Information About Us

Boots & Coots International Well Control, Inc.
11615 N. Houston Rosslyn
Houston, Texas 77086
(281) 931-8884

We are a Delaware corporation. Our common stock is listed on the American Stock Exchange under the symbol “WEL”. We provide a suite of integrated oilfield services centered on the prevention, emergency response and restoration of blowouts and well fires around the world. Our proprietary risk management program, WELLSURE®, combines traditional well control insurance with post-event response as well as preventative services, giving oil and gas operators and insurance underwriters a medium for effective management of well control insurance policies. Our SafeGuard program, developed for regional producers and operators sponsored by us, provides dedicated emergency response services, risk assessment and contingency planning, and continuous training and education in all aspects of critical well management.

The Annual Meeting of Stockholders and Voting

The annual meeting will be held in Houston, Texas on March 1, 2006 at 10 a.m., Central Time. At the annual meeting, you will be asked:

(1)         to consider and vote upon a proposal to approve the issuance of an aggregate of 26,462,137 shares, subject to adjustment, of our common stock, par value $0.00001 per share, pursuant to the Transaction Agreement;

(2)         to elect two nominees to our board of directors to serve as Class II directors until their successors are duly elected or until their earlier death, resignation, or removal;

(3)         to consider and vote upon a proposal to amend our certificate of incorporation to renounce certain corporate opportunities;

(4)         to consider and vote upon a proposal to amend our 2004 Long-Term Incentive Plan to increase the number of authorized shares of common stock available under the plan from 6,000,000 shares to 8,000,000 shares; and

(5)         to transact such other business as may properly come before the meeting or any adjournment(s) or postponement(s) thereof.

Holders of our common stock and preferred stock at the close of business on January 23, 2006 are entitled to vote at the annual meeting. On that date, there were 29,679,429 shares of our common stock outstanding and entitled to vote, approximately 0.9% of which were owned and entitled to be voted by our directors and executive officers and their affiliates. Only shares of our common stock are entitled to vote on the election of directors. For matters other than the election of directors, holders of Series A preferred stock and Series C preferred stock (collectively, the “preferred stock”) are entitled to vote together as a single class with the holders of common stock. On January 23, 2006, there were 50,000 shares of Series A preferred stock and 2,942 shares of Series C preferred stock outstanding and entitled to vote at the meeting. None of the shares of preferred stock are owned by our directors and executive officers and their affiliates. You may cast one vote for each share of our common stock or preferred stock you owned on that date.

Approval of the issuance of our common stock in the Transaction and approval of the amendment to our 2004 Long Term Incentive Plan require the affirmative vote of a majority of the votes cast at the meeting. Each of the directors nominated to serve on our board of directors as Class II directors are elected by a plurality of the votes of our stockholders present in person or represented by written proxy at the annual meeting. Approval of the amendment to the certificate of incorporation requires the affirmative vote of holders of a majority of the outstanding shares of our stock entitled to vote.

Board of Directors Recommendations to Stockholders

Our board of directors has determined that the Transaction and the issuance of our common stock in the Transaction is fair to and in the best interests of our stockholders, and recommends that you vote “FOR” the issuance of shares of our common stock in the Transaction. In addition, our board of directors believes that the election of the persons nominated as directors to our board of directors, the amendment to our certificate of incorporation, and the amendment to our 2004 Long-Term Incentive Plan are in the best interests of our stockholders and recommends that you vote “FOR” each of these proposals.

Proposal 1: The Transaction

Our Subsidiary Will Acquire the Hydraulic Well Control Business of Oil States International, Inc. (Page 10)

On November 21, 2005, we entered into a Transaction Agreement (the “Transaction Agreement”), by and among us, HWC Acquisition, LLC, a Delaware limited liability company and our wholly owned subsidiary (“Merger Sub”), HWC Merger Corporation, a Delaware corporation and wholly owned subsidiary of Merger Sub (“Acquisition Sub”), HWC Energy Services, Inc., a Delaware corporation (“HWC Energy Services”), and Hydraulic Well Control, LLC, a Delaware limited liability company (“HWC LLC”), pursuant to which we have agreed to acquire all of the issued and outstanding capital stock of HWC Limited, a Louisiana corporation (“HWC Limited”), and HWCES International, a Cayman Islands corporation (“HWCES”), and all of the issued and outstanding membership interests in HWC LLC.

HWC Energy Services, Inc., is a Delaware corporation and a subsidiary of Oil States International, Inc., a public company traded on the New York Stock Exchange. Based in Houma, Louisiana, HWC Energy Services is one of the largest hydraulic workover contractors in the world, typically performing more than 200 snubbing and workover jobs each year. With more than 250 highly trained, safety-driven professionals working worldwide, HWC Energy Services operates 29 hydraulic workover units and four “Hot Tap” units throughout the world. In addition to its U.S. operations, HWC Energy Services has international operations based in Algeria, South America, the Middle East, and West Africa. Pursuant to the Transaction Agreement, we will acquire all of the hydraulic well control business of Oil States International from its subsidiary, HWC Energy Services.

The Transaction Agreement is attached to this proxy statement as Annex A. Please read the Transaction Agreement carefully. It is the legal document that governs the Transaction. Subject to satisfaction of other conditions to the Transaction, we anticipate that the closing of the Transaction will occur at month end following the approval of the issuance of our shares common stock by the requisite vote of our stockholders.

At the effective time of the Transaction, we will issue a total of 26,462,137 shares of our common stock and two subordinated promissory notes in the aggregate principal amount of $15 million, subject to adjustment, to HWC Energy Services. In conjunction with the closing of the Transaction, we have agreed to file a registration statement with the U.S. Securities and Exchange Commission (“SEC”) on Form S-3 within 30 days of the closing to register for resale the shares of common stock we will issue in the Transaction.

Background of Transaction (Page 11)

For a description of the events leading to the approval by our board of directors of the Transaction and the agreements related thereto, see “Proposal 1: The Transaction—Background of the Transaction” below.

Fairness Opinion of Howard Frazier Barker Elliott, Inc. to Our Board of Directors (Page 20)

In connection with the Transaction, we retained Howard Frazier Barker Elliott, Inc. (“HFBE”). In deciding to approve the Transaction Agreement, our board of directors considered the opinion of HFBE, that, based upon and subject to the assumptions made, matters considered, qualifications, and limitations set forth in the written opinion, as of the date of the opinion, the financial consideration to be paid by us in the merger was fair, from a financial point of view, to us.

The full text of the written opinion of HFBE, which sets forth, among other things, the assumptions made, matters considered, qualifications, and limitations on the review undertaken by HFBE in connection with the opinion, is attached to this document as Annex D. HFBE provided its opinion for the use and benefit of our board of directors in connection with its consideration of the Transaction. The HFBE opinion is not a recommendation as to how you should vote or act with respect to any matter relating to the Transaction.

Our Board of Directors After the Transaction (Page 10)

In conjunction with the Transaction, our board of directors may be expanded up to eight members, consisting of the five current members and up to three additional members to be designated by HWC Energy Services, which members shall be reasonably acceptable to us. HWC Energy Services has not yet identified the persons it intends to designate to be appointed to our board of directors.

The Transaction is Expected to Occur in the First Quarter of 2006 (Page 47)

The Transaction will occur after all the conditions to its completion have been satisfied or, if permissible, waived. Currently, we anticipate that the Transaction will occur in the first quarter of 2006. However, we cannot assure you when or if the Transaction will occur. If the Transaction has not been completed on or before April 1, 2006, either we or HWC Energy Services may terminate the Transaction Agreement unless the failure to complete the Transaction by that date is due to a breach of the Transaction Agreement by the party seeking to terminate the Transaction Agreement.

Completion of the Transaction is Subject to Customary Conditions (Page 48)

The completion of the Transaction is subject to a number of customary conditions being met, including the approval by our stockholders of the issuance of our common stock in the Transaction and of the amendment of our certificate of incorporation to renounce certain corporate opportunities.

Where the law permits, a party to the Transaction Agreement could elect to waive a condition to its obligation to complete the Transaction if that condition has not been satisfied. We cannot be certain when (or if) the conditions to the Transaction will be satisfied or waived or that the Transaction will be completed.

Termination of the Transaction Agreement (Page 54)

The Transaction Agreement may be terminated and the transactions contemplated therein abandoned at any time prior to the closing of the Transaction in the following manner:

•       by mutual written consent of HWC Energy Services and us;

•       by either HWC Energy Services or us, if the closing of the Transaction shall not have occurred on or before April 1, 2006, unless such failure to close shall be due to a breach of the Transaction Agreement by the party seeking to terminate the Transaction Agreement;

•       if the other party is in breach of its representations, warranties, covenants, obligations, or agreements set forth in the Transaction Agreement, such that the conditions to closing the Transaction would not be satisfied and such breach or untruth is not curable or if curable, is not cured within 30 days after notice thereof has been received by the breaching party;

•       by us or HWC Energy Services, if the requisite stockholder approval is not obtained at the annual meeting (including any adjournment or postponement thereof);

•       by HWC Energy Services, if our board of directors (i) fails to recommend, or withdraws, modifies or changes in any manner adverse to HWC Energy Services its recommendation of, the Transaction to our stockholders or (ii) resolves to take any such action (provided that our board of directors shall not be entitled to take any such action except (x) in compliance with its fiduciary obligations to our stockholders under applicable law as advised by counsel or (y) in circumstances that would otherwise permit us to terminate the Transaction Agreement; or

•       by either HWC Energy Services or us, if a court or other governmental entity of competent jurisdiction issues a final non-appealable order having the effect of permanently enjoining or otherwise prohibiting the Transaction.

In the event of the termination of the Transaction Agreement pursuant one of the conditions listed above by one of the parties, Transaction Agreement shall become void and have no effect, and there shall be no liability under the Transaction Agreement on the part of us, HWC Energy Services, the other parties to the Transaction Agreement. The termination of the Transaction Agreement shall not relieve any party from liability for any breach of the Transaction Agreement.

The Parties May Amend the Terms of the Transaction and Waive Rights Under the Transaction Agreement (Page 55)

The parties to the Transaction Agreement may jointly amend the terms of the Transaction Agreement, and either party may waive its right to require the other party to adhere to any of those terms, to the extent legally permissible.

Certain Risks Associated with the Transaction (Page 16)

The proposed Transaction involves risks, including risks related to:

•       the integration of the businesses of the acquired companies into our operations;

•       the costs of the Transaction;

•       failure to complete the Transaction;

•       the dilutive effect on the ownership interests and voting power of existing stockholders;

•       the influence of Oil States and its affiliates on us and our board of directors following the Transaction; and

•       our outstanding long-term indebtedness, which will increase substantially, and our debt-to-equity ratio, which will be negatively affected.

For detailed information regarding these risks, see “Proposal No. 1: The Transaction—Certain Risks Associated with the Transaction” below.

Interests of Certain Persons in the Transaction (page 79)

In considering the recommendation of the board with respect to the Transaction, our stockholders should be aware that Dewitt Edwards, our Senior Vice President—Finance and Administration, has interests in the Transaction that are in addition to the interests of stockholders in general. Pursuant to a consulting agreement we have with Oak Hollow Consulting LLC, a company controlled by Mr. Edwards, that was entered into with us prior to Mr. Edwards’ employment with us, upon closing of the Transaction, Oak Hollow Consulting will receive a success fee of $99,620, an amount equal to 0.25% of the Transaction value of $39.848 million. Additionally, one of our directors, E.J. “Jed” DiPaolo is a consultant to Growth Capital Partners, L.P., which we engaged to provide investment banking services for the Transaction. Upon the closing of the Transaction, Growth Capital will receive a success fee of $498,480, which is equal to 1% of the Transaction value and 1% of the amount of our new $20 million senior debt facility, less $100,000 in retainers that we have previously paid to Growth Capital. Although Mr. DiPaolo may receive bonuses based upon Growth Capital’s profitability and his relative contributions, he has no direct interest in fees that we may pay to Growth Capital in connection with the Transaction.

Proposal 2: Election of Class II Directors

Assuming a quorum is present at the annual meeting, two Class II directors will be elected by a plurality of the votes of the holders of common stock present in person or represented by proxy at the meeting. Abstentions and broker non-votes have no effect on the vote. All duly submitted and unrevoked proxies will be voted for E.J. “Jed” DiPaolo and Jerry L. Winchester, the Class II nominees, except where authorization to so vote is withheld. If any nominee should become unavailable for election for any unforeseen reason, the persons designated as proxies will have full discretion to vote for another person nominated by the board of directors.

Messrs. DiPaolo and Winchester have consented to serve as Class II directors if elected. Messrs. DiPaolo and Winchester are presently directors and have served continuously in that capacity since 2003 and 1998, respectively.

Proposal 3: Amendment To Our Certificate of Incorporation

It is a condition to the closing of the Transaction that our stockholders, as permitted under the Delaware General Corporation Law, adopt an amendment to our certificate of incorporation to renounce any interest or expectancy in certain business opportunities. This amendment to our certificate of incorporation will not prohibit us from pursuing any business opportunity to which we have renounced any interest or expectancy and does not apply to all business opportunities. Specifically, the amendment provides that we renounce any interest or expectancy in any business opportunity, transaction or other matter in which Oil States International, Inc., its affiliates, or any officer or director of Oil States who also serves as one of our directors or officers (collectively, the “Oil States Group”) participates or desires to participate in that involves any aspect of the energy equipment or services business industry, except for business opportunities that:

•  are presented to the Oil States Group solely in such person’s capacity as a director of us or our subsidiaries and with respect to which no other member of the Oil States Group independently receives notice or otherwise identifies the business opportunity; or

•       are identified by the Oil States Group solely through the disclosure of information by us or on our behalf.

Proposal 4: Amendment To Our 2004 Long-Term Incentive Plan

In connection with the Transaction and the issuance of our common stock upon the closing of the Transaction, our board of directors believes it is in the best interest of us and our stockholders to amend our 2004 Long-Term Incentive Plan to increase the aggregate number of shares of common stock (including common stock options) that may be issued under the plan from 6,000,000 shares to 8,000,000 shares. As of November 30, 2005, approximately 1,688,000 shares were available for new grants under the 2004 Plan, and there were approximately 1,036,000 million shares subject to outstanding benefits under these and predecessor plans. We have agreed to issue options covering 895,000 shares of common stock to certain employees of the businesses we are acquiring in the Transaction. Our board believes that the amendment to the 2004 Plan will provide us with sufficient shares for market-competitive grants after giving effect to the Transaction.

FORWARD-LOOKING STATEMENTS

This proxy statement, including information included or incorporated by reference in this document, contains certain forward-looking statements with respect to our financial condition, results of operations, plans, objectives, intentions, future performance and business and other statements that are not historical facts, as well as certain information relating to the Transaction.

Forward-looking statements preceded by, followed by or include the words “believes,” “anticipates,” “plans,” “predicts,” “expects,” “envisions,” “hopes,” “estimates,” “intends,” “will,” “continue,” “may,” “potential,” “should,” “confident,” “could” or similar expressions.

These forward-looking statements involve certain risks and uncertainties. Actual results may differ materially from those contemplated by the forward-looking statements due to, among others, the factors discussed under “Certain Risks Associated with the Transaction” beginning on page 16 of this document, as well as the following factors:

•       the possibility that we may be unable to obtain stockholder approvals required for the Transaction;

•       the possibility that problems may arise in successfully integrating the acquired companies and businesses;

•       the possibility that we may incur unexpected costs;

•       the possibility that the businesses may suffer as a result of uncertainty surrounding the Transaction;

•       the possibility that the industry may be subject to future regulatory or legislative actions;

•       competition;

•       the ability of the combined company’s management to execute its plans to meet its goals;

•       general economic and industry conditions, whether internationally, nationally or in the regional and local market areas in which we and the acquired companies are doing business, may be less favorable than expected; and

•       other economic, competitive, governmental, legislative, regulatory, geopolitical and technological factors may negatively impact our businesses, operations or pricing.

Additional factors that could cause actual results to differ materially from those expressed in the forward-looking statements are discussed in our reports filed with the SEC. See “Where You Can Find More Information” beginning on page 80 of this document.

Forward-looking statements speak only as of the date of this proxy statement or the date of any document incorporated by reference in this document. All subsequent written and oral forward-looking statements concerning the Transaction or other matters addressed in this proxy statement and attributable to us, HWC Energy Services or the other parties to the Transaction Agreement or any person acting on their behalf are expressly qualified in their entirety by the cautionary statements contained or referred to in this section. Except to the extent required by applicable law or regulation, we do not undertake any obligation to update forward-looking statements to reflect events or circumstances after the date of this proxy statement or to reflect the occurrence of unanticipated events.

PROPOSAL 1:

ISSUANCE OF SHARES IN CONNECTION WITH THE PROPOSED TRANSACTION

The following description of the material information about the Transaction, including the summary of the material terms and provisions of the Transaction Agreement and the descriptions of the opinion of our financial advisor, is qualified in its entirety by reference to the more detailed annexes to this proxy statement. We urge you to read all of the annexes to this proxy statement in their entirety.

The Transaction Agreement has been included as Annex A to provide you with information regarding its terms. It is not intended to provide any other factual information about us. Such information can be found elsewhere in this proxy statement and in the other public filings we make with the SEC, which are available without charge at www.sec.gov.

The Transaction Agreement contains representations and warranties the parties made to each other. The assertions embodied in those representations and warranties are qualified by information in confidential disclosure schedules that have been exchanged in connection with signing the Transaction Agreement. While we do not believe that the disclosure schedules contain information securities laws require us to publicly disclose, other than information that has already been so disclosed, the disclosure schedules do contain information that modifies, quantifies, and creates exceptions to the representations and warranties set forth in the attached Transaction Agreement. Accordingly, you should not rely on the representations and warranties as characterizations of the actual state of facts, since they are modified in important part by the underlying disclosure schedules. These disclosure schedules contain information that has been included in our prior public disclosures, as well as potential additional nonpublic information. Moreover, information concerning the subject matter of the representations and warranties may have changed since the date of the Transaction Agreement, which subsequent information may or may not be fully reflected in our public disclosures.

Transaction Structure

Our board of directors has approved the Transaction Agreement, which provides for (i) our purchase of all of the issued and outstanding shares of capital stock of HWCES from HWC Energy Services for aggregate consideration of 10,584,854 shares of our common stock, subject to adjustment; (ii) the purchase all of the issued and outstanding shares of capital stock of HWC Limited from HWC Energy Services for aggregate consideration of an unsecured senior subordinated promissory note issued by us in the principal amount of $10 million, bearing interest at a rate of 10% per annum, subject to adjustment; (iii) the merger of Acquisition Sub with and into HWC LLC, which will survive the merger as our wholly owned subsidiary, and our payment to HWC Energy Services of aggregate consideration consisting of 15,877,283 shares of our common stock, subject to adjustment, and an unsecured senior subordinated promissory note in the principal amount of $5 million, bearing interest at a rate of 10% per annum, subject to adjustment, and (iv) the merger of HWC LLC with and into Merger Sub (the “Surviving Company”), which will survive the merger as our wholly owned subsidiary. We expect to complete the Transaction in the first quarter of 2006.

At the effective time of the Transaction, our board of directors may be expanded by up to three additional members, consisting of one Class I director, one Class II director, and one Class III director, and these vacancies may be filled by designees of HWC Energy Services reasonably acceptable to us. If appointed, the Class I director’s term will expire in 2007, the Class II director’s term will expire in 2008, and the Class III director’s term will expire in 2006. To date, HWC Energy Services has not identified the individuals it intends to designate to serve on our board of directors.

Background of the Transaction

In August 2003, after a significant period devoted to restructuring our business and finances, we announced that we were seeking complementary business acquisitions that would provide us with more predictable revenues and income, broaden our service capabilities and increase our geographic presence. At the time, our board recognized that in conjunction with such an acquisition, it would be necessary for us to restructure our existing senior and senior subordinated debt obligations and eliminate our remaining outstanding preferred securities and associated accumulated dividend obligations. The board also recognized that it would be difficult to locate financing sources willing to provide sufficient financing at acceptable cost to refinance these existing obligations, fund a potential acquisition and to provide ongoing working capital.

In October 2003, we announced the engagement of Growth Capital Partners, L.P., an investment banking firm based in Houston, Texas, to assist us in implementing these strategic objectives.

From January 2004 through March 2005, we assessed a number of potential targets in the pressure control market and negotiated for the acquisition of several of these targets. To maximize the synergies of complementary acquisitions, we focused on potential targets in our core market of pressure control. In each case, we were either unsuccessful in negotiating an acceptable price for the transaction or securing financing on acceptable terms.

In March 2004, Growth Capital contacted Oil States International, Inc., to determine its interest in selling its hydraulic workover business. Oil States’ initial response was a request that we prepare an offer based upon information available in their public filings. On March 9, 2004, we submitted an offer letter that provided a valuation methodology that we considered reasonable for the hydraulic well control business, subject to the completion of satisfactory due diligence and other customary conditions. In conjunction with our March 9, 2004 letter, we and Oil States entered into a confidentiality agreement, and we commenced our due diligence investigation. Our management team and Growth Capital also began work to secure a combination of equity and bank financing necessary to finance the potential acquisition and our other obligations.

On May 12, 2004, during a regular meeting of our board of directors, Growth Capital provided an update with regard to the progress of financing alternatives. Confidential information was distributed to over 40 potential investment and financing sources, and we entered into confidentiality agreements and presented additional information to approximately 10 interested investors. Growth Capital presented models showing potential capital structures and financing scenarios.

On August 8, 2004, we announced that we had concluded a restructuring and extension of our senior subordinated debt obligations with The Prudential Insurance Company of America. In conjunction with that restructuring, we also issued an aggregate of 1,829,635 shares of our common stock to convert and satisfy Prudential’s outstanding preferred stock, warrants and accrued cash dividends. The restructuring and extension provided us with improved financial flexibility and a more simplified capital structure as we approached capital markets seeking acquisition financing. Specifically, the restructuring eliminated the requirement that we pay Prudential our “excess cash”, which was defined as all cash on hand at the end of any fiscal quarter for amounts above a balance of $2.0 million and extended the maturity date of the loan from December 31, 2005 to December 31, 2009.

On August 12, 2004, during a regular meeting of our board of directors, Growth Capital provided a further update regarding financing of the potential acquisition. Growth Capital indicated that potential financing sources had expressed concerns about the barriers to financing inherent in our existing capital structure. Specifically, they expressed concerns over re-payment of our senior subordinated debt and redemption or restructuring of our Series A preferred stock. Growth Capital again advised our board that the transaction would be extremely complex and, consequently, it believed very few financing sources would be willing to consider the investment.

On November 10, 2004, during a regular meeting of our board of directors, Growth Capital presented a financing proposal from a private equity firm located in New York, NY, which submitted the only firm offer that had been received as a result of Growth Capital’s efforts to secure financing. After extensive discussion, we proceeded to negotiate the terms of the proposal.

From November 10, 2004 through February 12, 2005, our management, Growth Capital and the equity firm continued their due diligence on the hydraulic well control business of Oil States. Several meetings were held between all parties in an attempt to negotiate a cash transaction in an amount acceptable to all parties.

On February 12, 2005, a special meeting of our board of directors was held to discuss the status of the proposed acquisition. Growth Capital advised our board that we, the private equity firm and Oil States were unable to reach agreement regarding the pricing and capitalization of the proposed acquisition. Negotiations ended at this time when it became apparent that sufficient financing was not available to satisfy a cash purchase price, our existing obligations and provide working capital for operations post-closing.

On March 16, 2005, during a regular meeting of our board of directors, Growth Capital advised the board that Oil States had contacted them during early March and indicated a willingness to discuss alternative financing structures for the proposed acquisition. The board instructed Growth Capital and management to pursue discussions with the objective of restructuring the transaction so that cash would not be required at closing.

From March 16, 2005 through May 26, 2005, we and Oil States exchanged updated historical financial information and forecasts. Several meetings were held both in person and telephonically between the companies and Growth Capital to discuss updates in the forecasts and business strategies of the business units.

On May 9, 2005, during a regular meeting of our board of directors, Growth Capital and management reported that Oil States was willing to entertain a proposal that contemplated a combination of cash and equity as a component of the purchase price.

On May 26, 2005, a meeting of Oil States’ senior personnel, our management and Growth Capital was held to determine if an agreement could be reached on the financial terms of the proposed transaction. During the meeting, Oil States outlined a transaction incorporating the following terms:

•       A purchase price consisting of approximately $24.0 million in our common stock, or 46% of the combined companies, and a subordinated promissory note in the principal amount of $15 million, with a four year maturity, 10% per annum interest rate, payable in cash quarterly, and requiring prepayment with any proceeds from future equity offerings.

•       A floor on the stock component of the consideration.

•       Equal representation on our board of directors.

•       Customary registration rights.

•       As a condition to closing, our senior subordinated debt and Series A redeemable preferred stock would be refinanced with proceeds from a new revolving bank credit facility.

As a consequence of this meeting, our management agreed to present the proposal to our board for its consideration.

On June 2, 2005, a telephonic meeting of our board was held with our management and representatives of Growth Capital to discuss the proposal presented by Oil States. After extensive discussion, our board instructed management to proceed with the negotiation of the transaction and preparation of a term sheet consistent with the Oil States’ proposal.

On June 16, 2005, a meeting of our board, management, and representatives of Growth Capital was held to discuss the transaction. Management presented a draft term sheet to the board for detailed discussion. After deliberation, the board instructed management to proceed with the negotiations on several points, including the proposed structure of the board of directors, fixing the amount of shares to be issued as consideration for the purchase, working capital adjustments to the purchase price, and certain covenants not to compete.

On June 20, 2005, our management and representatives of Growth Capital met with representatives of Oil States. During the meeting, agreement was reached on substantially all of the open items. It was agreed that the parties should begin preparation of definitive agreements. Additionally, it was agreed that Oil States would have a prominent role in assisting us with securing senior debt financing. The management of each company agreed to submit the revised term sheet to their respective boards for approval.

On June 22, 2005, a special meeting of our board of directors was held to review and approve the revised draft term sheet. Management and representatives of Growth Capital summarized negotiations for the board. At the conclusion of the meeting, our board authorized management to complete due diligence related to the proposed acquisition; to engage Thompson & Knight LLP, as legal counsel, to begin drafting and negotiating definitive agreements; to engage an independent investment banking firm to assess the fairness, from a financial point of view, of the proposed transaction to our stockholders; and to proceed with negotiations for the restructuring of our Series A preferred stock and acquisition financing.

On July 8, 2005, we engaged Howard, Frazier, Barker, Elliott, Inc., to render an opinion to the board as to the fairness, from a financial point of view, of the terms and consideration to be paid by us in the proposed transaction. Shortly thereafter, HFBE began financial due diligence on the proposed transaction.

During July 2005, we and Oil States prepared a financial presentation that was delivered to several lead banking candidates. Over the course of the next several weeks, we and Oil States received and negotiated terms with four primary lenders.

On July 24, 2005, Thompson & Knight distributed the initial draft of the Transaction Agreement to Oil States and its legal counsel.

On August 8, 2005 our board of directors held a regular meeting at which management provided an update on the progress of the documentation and negotiations on the financing necessary to close the transaction.

On August 10, 2005, Oil States notified our management that it reviewed the Transaction with its board of directors at its regular board meeting, and its board had agreed to continue with negotiations and due diligence. At that time, both companies initiated extensive due diligence investigations.

On September 20, 2005, a telephonic meeting of our board of directors was held with our management and representatives of Growth Capital. During the call, management provided an update on the progress of the documentation and related financing. Management presented an analysis of four term sheets received in connection with the senior financing. The board concluded that due diligence and negotiations should continue with Wells Fargo Business Credit.

On September 21, 2005, we executed a Confidential Preliminary Term Sheet with Wells Fargo Business Credit. During the last two weeks of September, Wells Fargo conducted collateral audits of our receivables and assets and those of the hydraulic well control division of Oil States.

From September 21, 2005 through October 12, 2005, the attorneys and management of both parties negotiated definitive documentation and reached substantial agreement on all business terms. Activities during this period were delayed by Hurricanes Katrina and Rita, which interfered with the scheduling and work on an independent audit of Oil States’ hydraulic well control business.

On October 12, 2005, a special meeting of our board of directors was held to consider and approve the transaction. Prior to the meeting, our board was provided with a substantially final draft of the transaction documentation and other materials related to the proposed transaction. At the meeting:

•       Our management provided an update on the terms of the proposed transaction as well as the final results of its due diligence review.

•       Representatives of HFBE rendered an oral opinion, subsequently confirmed by delivery of its written opinion dated October 14, 2005 (subsequently updated to November 18, 2005) that as of such date, and based upon and subject to the factors and assumptions set forth therein, the consideration to be paid by us in the proposed transaction was fair, from a financial point of view, to our shareholders.

•       Our management and a representative of Thompson & Knight reviewed the terms of the draft definitive agreements.

•       Our board considered and approved resolutions authorizing our management to finalize the draft definitive agreements upon the terms described and, upon completion thereof, to execute and deliver the definitive agreements on behalf of the company.

For the next several weeks, the parties and their counsel finalized the remaining terms of the definitive documentation relating to the transaction, including the Transaction Agreement and related agreements and schedules, and the commitment letter with Wells Fargo Business Credit.

Also on October 12, 2005, Oil States received approval of the Transaction from its board, subject to finalization of the HWC audit and receipt of a financing commitment by us.

During the week of November 14, 2005, Ernst &Young concluded its audit of the hydraulic well control business of Oil States and delivered its final financial statement opinion to Oil States on November 21, 2005.

On November 14, 2005, Wells Fargo delivered its executed commitment letter.

On November 18, 2005, HFBE provided an updated opinion letter as to the fairness of the transaction, from a financial point of view, to our stockholders.

On November 21, 2005, the parties and their counsel concluded work on the definitive agreements and schedules for the transaction, and the parties executed the Transaction Agreement. On November 21, 2005, after the closing of the American Stock Exchange and the New York Stock Exchange, the parties issued individual press releases announcing the execution of the Transaction Agreement.

Reasons for the Transaction; Recommendation of the Issuance of Common Stock in the Transaction by Our Board of Directors

Our board of directors has determined that the Transaction is fair to, and in the best interests of, us and our stockholders. In deciding to approve the Transaction Agreement and to recommend that our stockholders vote to approve the issuance of our common stock in connection with the Transaction, our board of directors consulted with our management and legal and financial advisors and considered a number of material factors, including:

•       the Transaction will add a group of core service capabilities critical to our customers, which we expect will allow us to generate additional revenue as a consequence of our ability to offer enhanced service packages;

•       the Transaction enhances our position geographically. In addition to complementary locations in Algeria and Venezuela, we will obtain a presence and on-site facilities in Houma, Louisiana, West Africa, Egypt and Dubai. We expect to use this geographical leverage to expand our SafeGuard and risk management services into these markets;

•       the Transaction will create a larger company that is expected to have greater financial strength, more liquidity in our common stock, and better access to capital markets, which should provide more financial flexibility;

•       the Transaction will increase the depth and breadth of our technical and operational expertise; and

•       Howard Frazier Barker Elliott, Inc. presented its analysis and opinion to the effect that, as of November 18, 2005 and based upon and subject to the assumptions made, matters considered, qualifications, and limitations set forth in the written opinion, the financial consideration to be paid by us in the Transaction was fair, from a financial point of view, to us.

This discussion of the information and factors considered by our board of directors in reaching its conclusions and recommendations includes the material factors considered by the board but is not intended to be exhaustive. In view of the wide variety of factors considered by our board of directors in evaluating the Transaction Agreement and the matters contemplated therein, and the complexity of these matters, our board of directors did not find it practicable to, and did not attempt to, quantify, rank or otherwise assign relative weight to those factors. In addition, different members of our board of directors may have given different weight to different factors.

It should be noted that this explanation of the reasoning of our board of directors and all other information presented in this section is forward-looking in nature and, therefore, should be read in light of the factors discussed under the heading “Forward-Looking Statements” beginning on page 9 of this proxy statement and “Certain Risks Associated with the Transaction,” below.

Our board of directors determined that the Transaction, the Transaction Agreement and the other matters contemplated in the Transaction Agreement are in the best interests of us and our stockholders. Accordingly, our board of directors approved and adopted the Transaction Agreement and recommends that you vote “FOR” approval of the issuance of our common stock in the Transaction.

Certain Risks Associated with the Transaction

In addition to the other information contained in or incorporated by reference into this document, including, without limitation, our Annual Report on Form 10-K for the fiscal year ended December 31, 2004 and Form 10-Q for the quarter ended September 30, 2005, you should carefully consider the following risk factors in deciding whether to vote to approve the issuance of common stock in the Transaction.

We may not be able to successfully integrate the acquired companies following the Transaction.

The success of the Transaction depends in large part upon our ability to integrate the organizations, operations, systems and personnel of us and the acquired companies. The integration of previously independent companies is a challenging, time-consuming and costly process. We and the entities comprising the hydraulic well control business of HWC Energy Services have operated and, until the closing of the Transaction, will continue to operate, independently. It is possible that the integration process could result in the loss of key employees, the disruption of each company’s ongoing business or inconsistencies in standards, controls, procedures and policies that adversely affect our ability to maintain relationships with suppliers, customers and employees or to achieve the anticipated benefits of the Transaction. In addition, successful integration of the companies will require the dedication of significant management resources, which will temporarily detract attention from the day-to-day business of the companies. If we are not able to integrate our organizations, operations, systems and personnel in a timely and efficient manner, the anticipated benefits of the Transaction may not be realized fully or at all or may take longer to realize than expected.

The costs of the Transaction could adversely affect our operating results.

We estimate the total Transaction-related costs to be approximately $1.45 million, primarily consisting of investment banking, legal and accounting fees and financial printing and other related charges. The foregoing estimate is preliminary and is subject to change. In addition, we will incur certain expenses in connection with the integration of our business and the acquired companies.

Failure to complete the Transaction or delays in completing the Transaction could negatively impact our stock price and future business and operations.

If the Transaction is not completed for any reason, we may be subject to a number of material risks, including the following:

•       we will not realize the benefits expected from the Transaction, including a potentially enhanced financial and competitive position;

•       the price of our common stock may decline to the extent that the current market price of the common stock reflects a market assumption that the Transaction will be completed; and

•       some costs relating to the Transaction, such as certain investment banking expenses and legal and accounting fees, must be paid even if the Transaction is not completed.

In addition, our current and prospective employees may experience uncertainty about their future roles with the companies until after the Transaction is completed or if the Transaction is not completed. This may adversely affect our ability to attract and retain key personnel.

Our stockholders will experience substantial dilution and Oil States will exert significant influence on the outcome of stockholder voting.

The consummation of the Transaction will have an immediate dilutive effect on the ownership interests and voting power of our existing stockholders and the future voting power of option holders.

Upon closing the Transaction, Oil States and its affiliates will own approximately 45% of our outstanding shares of common stock. As such, Oil States will be in a position to exert significant influence on the outcome of matters requiring a stockholder vote, including the election of directors, adoption of amendments to our certificate of incorporation or bylaws or approval of transactions involving a change of control. The interests of Oil States may differ from those of our stockholders, and Oil States may vote its common stock in a manner that may adversely affect our stockholders.

Oil States will have the right to appoint up to three members to our board of directors.

Following the closing of the Transaction, we may expand our board of directors to up to eight members. Under the terms of the Transaction Agreement, Oil State’s subsidiary, HWC Energy Services, has the right to designate up to three of the possible eight members. Therefore, the members of the board of directors designated by Oil States may have significant influence over our corporate planning and strategy. This may create conflicts of interest to the extent these directors may also have responsibilities to Oil States. Their duties as directors or officers of Oil States may conflict with their duties as directors of our company regarding business dealings between Oil States and us and other matters. The resolution of these conflicts may not always be in our or our stockholders’ best interest.

The amount of our indebtedness will increase significantly.

At September 30, 2005, our long-term indebtedness was $5.9 million, with a debt to equity ratio of approximately 4.9 to 1. As a result of the Transaction, our long-term indebtedness will increase by approximately $21.5 million, and we estimate that we will then have a debt to equity ratio of approximately 1.7 to 1. See “Unaudited Pro Forma Consolidated Financial Information.” Thus, the indebtedness incurred with respect to the Transaction is material in relation to our current level of indebtedness, our ability to service the debt from our operating cash flow and our ability to repay the principal amount of the debt in full at maturity.

The common stock issued pursuant to the Transaction could result in significant “market overhang” which could restrain or limit increases in the market value of our common stock.

Upon closing the Transaction we will issue an aggregate 26,462,137 shares of our common stock, representing approximately 45% of our outstanding common stock, to HWC Energy Services. Upon closing the Transaction, we will enter into a registration rights agreement with HWC Energy Services pursuant to which we will file with the SEC and seek to have declared effective a registration statement for the public resale of the shares issued in the Transaction to HWC Energy Services. Sales of a substantial number of shares of our common stock in the market or a perception that such sales could occur may have an adverse affect on the price of our stock and could impair our ability to obtain capital through an offering of equity securities.

Consummation of the Transaction may substantially limit our ability to use our current net operating loss carryforwards to offset future income for Federal income tax purposes.

The issuance of our common stock to HWC Energy Services pursuant to the Transaction Agreement and the repurchase of our Series A preferred stock in exchange for common stock will result in the issuance of approximately 49.5% of the voting power of our outstanding capital stock. As a consequence, we may in the future be limited in the amount of our net operating loss carryforwards that we will be able to use on an annual basis to offset our taxable income for Federal income tax purposes. See “Tax Consequences” below. These issuances and any other that may occur in the future may defer to a material extent, and could eliminate altogether, a portion of the future economic benefit that we would otherwise be entitled to under the current Federal income tax laws as a result of our past operating losses.

Risks Related to the Combined Company

Decreased oil and gas industry expenditure levels will adversely affect our results of operations.

The hydraulic well control business depends upon the oil and gas industry and its ability and willingness to make expenditures to explore for, develop and produce oil and gas. If these expenditures decline, this business will suffer. The industry’s willingness to explore, develop and produce depends largely upon the availability of attractive drilling and workover prospects and the prevailing view of future product prices. Many factors affect the supply and demand for oil and gas and therefore influence product prices, including:

•       the level of production;

•       the levels of oil and gas inventories;

•       the expected cost of developing new reserves;

•       the actual cost of finding and producing oil and gas;

•       the availability of attractive oil and gas field prospects which may be affected by governmental actions or environmental activists which may restrict drilling;

•       the availability of transportation infrastructure and refining capacity;

•       depletion rates;

•       the level of drilling activity;

•       worldwide economic activity including growth in underdeveloped countries;

•       national government political requirements, including the ability of the Organization of Petroleum Exporting Companies (OPEC) to set and maintain production levels and prices for oil;

•       the impact of armed hostilities involving one or more oil producing nations;

•       the cost of developing alternate energy sources;

•       environmental regulation; and

•       tax policies.

Because the oil and gas industry is cyclical, our operating results may fluctuate.

Oil prices have been and are expected to remain volatile. This volatility causes oil and gas companies and drilling contractors to change their strategies and expenditure levels. We and the hydraulic well control business of HWC Energy Services have experienced in the past, and may experience in the future, significant fluctuations in operating results based on these changes.

Disruptions in the political and economic conditions of the foreign countries in which we operate could adversely affect our business.

We have, and in the Transaction will acquire, operations in various international areas, including parts of Africa, South America and the Middle East. Operations in these areas increase our exposure to risks of war, terrorist attacks, local economic conditions, political disruption, civil disturbance and governmental policies that may:

•       disrupt our operations;

•       restrict the movement of funds or limit repatriation of profits;

•       lead to U.S. government or international sanctions; and

•       limit access to markets for periods of time.

We might be unable to employ a sufficient number of technical personnel.

We believe that our success will depend upon our ability to employ and retain technical, skilled personnel with the ability to operated hydraulic workover units. In addition, our ability to expand our operations depends in part on our ability to increase our skilled labor force. The demand for skilled workers is high, and the supply is limited. A significant increase in the wages paid by competing employers could result in a reduction of our skilled labor force, increases in the wage rates that we must pay or both. If either of these events were to occur, our cost structure could increase and our growth potential could be impaired.

Hydraulic well control operations are susceptible to seasonal earnings volatility due to adverse weather conditions in regions of operation.

Hydraulic well control operations are directly affected by seasonal differences in weather in the areas in which the business operates, most notably in the Gulf of Mexico. Operations in the Gulf of Mexico are also affected by weather patterns. Weather conditions in the Gulf Coast region generally result in higher activity in the spring, summer and fall months with the lowest activity in the winter months. In addition, summer and fall drilling activity can be restricted due to hurricanes and other storms prevalent in the Gulf of Mexico and along the Gulf Coast. As a result, full year results are not likely to be a direct multiple of any particular quarter or combination of quarters.

Opinion of Howard Frazier Barker Elliott, Inc. to Our Board of Directors

Howard Frazier Barker Elliott, Inc. (“HFBE”) has advised Boots & Coots’ board of directors that, in its opinion, the consideration to be paid by Boots & Coots in the Proposed Transaction is fair, from a financial point of view, to the common stockholders of Boots & Coots. The full text of HFBE’s opinion, dated November 18, 2005, which describes the procedures followed, assumptions made, and other matters considered in the opinion, is included in this document as Annex D. We urge you to read the full opinion.

HFBE’S OPINION IS DIRECTED TO BOOTS & COOTS’ BOARD OF DIRECTORS AND ADDRESSES ONLY THE FAIRNESS FROM A FINANCIAL POINT OF VIEW OF THE CONSIDERATION TO BE PAID BY BOOTS & COOTS IN THE PROPOSED TRANSACTION. THE OPINION DOES NOT ADDRESS THE UNDERLYING BUSINESS DECISION TO PROCEED WITH THE PROPOSED TRANSACTION AND DOES NOT CONSTITUTE A RECOMMENDATION TO ANY STOCKHOLDER AS TO HOW THE STOCKHOLDER SHOULD VOTE WITH RESPECT TO THE PROPOSED TRANSACTION OR ANY OTHER RELATED MATTER. HFBE’S OPINION IS BASED ON ANALYSES WHICH CONTAIN ESTIMATES AND VALUATION RANGES WHICH ARE NOT NECESSARILY INDICATIVE OF ACTUAL VALUES OR PREDICTIVE OF FUTURE RESULTS OR VALUES.

In connection with the preparation of its opinion, HFBE made certain reviews, analyses and inquiries as it deemed necessary and appropriate under the circumstances. Among other things, HFBE:

•       reviewed the draft Transaction Agreement by and among Boots & Coots and HWC Acquisition, Hydraulic Well Control, LLC, and HWC Energy Services, Inc., dated November 16, 2005;

•       reviewed the Summary of Proposed Terms regarding the Proposed Transaction and consideration, including the subordinated, unsecured promissory note dated July 15, 2005;

•       reviewed the presentation to the board of directors of Boots & Coots regarding the Proposed Transaction dated June 22, 2005; reviewed the Boots & Coots International Well Control, Inc. Presentation to Investors dated November 2004; reviewed the HWC Management Presentation dated December 2004;

•       reviewed Securities and Exchange Commission filings for Boots & Coots including 10-K filings for the years ended December 31, 1999 to December 31, 2004 and 10-Q filings for the nine months ended September 30, 2004 and September 30, 2005;

•       reviewed draft audited financial statements for the Hydraulic Well Control business of Oil States International, Inc., (“HWC”) for the years ending December 2002 through December 31, 2004;

•       reviewed internal financial statements of HWC for the years ending December 31, 2000 and December 31, 2001, and for the nine months ended September 30, 2004 and September 30, 2005;

•       reviewed projected income statements of Boots & Coots on a standalone basis and pro forma projected income statements of the combined entity after giving effect of the Proposed Transaction, for the years ending December 31, 2005 through 2009, both of which were prepared by Boots & Coots management;

•       reviewed the Confidential Information Memorandum describing Boots & Coots and HWC prepared by Growth Capital Partners LP dated September 2004;

•       conducted discussions with members of senior management of Boots & Coots and HWC concerning their respective businesses and prospects; reviewed the historical market prices and trading activity for Boots & Coots’ common stock;

•       analyzed certain financial data for publicly traded companies deemed comparable to HWC;

•       analyzed the nature and financial terms of certain business combinations involving companies in lines of business HFBE believes to be generally comparable to those of HWC;

•       reviewed such other matters as HFBE deemed necessary, including an assessment of general economic, market and monetary conditions.

In addition, HFBE held discussions with members of the management of each of Boots & Coots and HWC regarding the businesses, operations, financial condition and prospects of their respective companies. HFBE held discussions with the management of Boots & Coots regarding the financial projections provided by the management of Boots & Coots listed above. HFBE also performed such other financial studies, analyses and investigations as it deemed appropriate.

In arriving at its opinion, HFBE assumed and relied upon, without independent verification, the accuracy and completeness of the financial and other information provided to it for the purposes of its opinion. HFBE did not independently verify the furnished information, or undertake an independent appraisal of the assets of Boots & Coots or HWC. HFBE was informed that the financial statements of HWC described above were the only financial statements that were available as of the date of its opinion. HFBE assumed that the financial projections prepared by the management of Boots & Coots represented their best judgment as to the future financial condition and results of operations of Boots & Coots and the combined entity after giving effect of the Proposed Transaction and assumed that the projections had been reasonably prepared based on such current judgment. HFBE assumed that there had been no material change in Boots & Coots’ or HWC’s financial condition, results of operations, business or prospects since the date of the last financial statements made available to HFBE. HFBE also assumed that the final terms of the Agreement and the Subordinated Note would not vary materially from those set forth in the drafts reviewed by HFBE.

The preparation of a fairness opinion involves various determinations as to the most appropriate and relevant quantitative and qualitative methods of financial analyses and the application of those methods to the particular circumstances and, therefore, such an opinion is not readily susceptible to partial analysis or summary description. Furthermore, in arriving at its opinion, HFBE did not attribute any particular weight to any analysis or factor considered by us, but rather made qualitative judgments as to the significance and relevance of each analysis or factor. Accordingly, HFBE believes that its analysis must be considered as a whole and that considering any portion of such analysis and of the factors considered, without considering all analyses and factors, could create a misleading or incomplete view of the process underlying its opinion. In its analyses, HFBE made numerous assumptions with respect to the industry, general business and economic conditions and other matters, many of which are beyond the control of HWC. Any estimates contained in these analyses are not necessarily indicative of actual values or predictive of future results or values which may be significantly more or less favorable than as set forth therein. In addition, analyses relating to the value of the business do not purport to be appraisals or to reflect the prices at which businesses may actually be sold.

HFBE’s opinion was based on economic, market, financial and other conditions as they existed as of the date of the opinion, and on the information made available to HFBE as of the date of the opinion. Although subsequent developments may affect the conclusion reached in the opinion, HFBE has no obligation to update, revise, or reaffirm the opinion. The type and amount of consideration payable in the Proposed Transaction and the decision to enter into the Proposed Transaction was solely determined by the board of directors of Boots & Coots. HFBE’s opinion and financial analyses were only one of many factors considered by the board of directors of Boots & Coots in its evaluation of the Proposed Transaction and should not be viewed as determinative of the views of the Boots & Coots board of directors or management with respect to the Proposed Transaction. In addition, HFBE did not express any opinion as to the price or range of prices at which shares of Boots & Coots’ common stock would trade at any time following the announcement or consummation of the Proposed Transaction.

The following is a summary of the material financial analyses performed by HFBE in connection with rendering its opinion.

Historical Trading Prices

As of November 17, 2005, Boots & Coots had approximately 29.5 million common shares outstanding with an aggregate equity market capitalization of $26.6 million. The float comprised approximately 28.8 million shares. HFBE noted that, on November 17, 2005, the closing price per share of Boots & Coots’ common stock was $0.90. HFBE also reviewed the average of the closing prices per share of Boots & Coots common stock, as well as the low and high closing price per share of Boots & Coots common stock, over the 30 trading-day, three-month, six-month and one-year periods ending on November 17, 2005. The results of this review are noted in the table below.

	Highest Closing	Average of Closing	Lowest Closing
	Price Over	Prices Over	Price Over
Specified Period	Specified Period	Specified Period	Specified Period
10 trading days	$1.10	$0.97	$0.90
30 trading days	1.19	1.08	0.90
Three months	1.42	1.15	0.90
Six months	1.61	1.22	0.90
One year	1.61	1.06	0.74

Value of the Consideration

The consideration offered by Boots & Coots in the Proposed Transaction consisted of 26,462,137 shares of Boots & Coots’ common stock and two subordinated notes (the “Subordinated Notes”) with a combined aggregate principal amount of $15.0 million. The aggregate value of the consideration offered by Boots & Coots, based on the November 17, 2005 closing price of Boots & Coots stock of $0.90 per share was $38.8 million.

As of November 17, 2005, the closing price of Boots & Coots common stock of $0.90 per share indicated a market capitalization of $26.6 million ($0.90 per share * 29.5 million shares outstanding). After adding outstanding debt of $5.9 million and preferred stock of $7.8 million and deducting cash and equivalents of $1.7 million as of September 30, 2005, the indicated enterprise value of Boots & Coots was approximately $38.6 million. This indicated enterprise value of Boots & Coots and the consideration offered for HWC imply an enterprise value sharing ratio of 49.8% to Boots & Coots and 50.2% to HWC.

Historical Contribution Analysis

The value of the consideration to be paid by Boots & Coots in the Proposed Transaction and the indicated enterprise values of Boots & Coots show that the Proposed Transaction was essentially viewed as a combination of equals. We considered the historical revenue and earnings before interest, taxes, depreciation and amortization (“EBITDA”) that Boots & Coots and HWC have generated. This analysis is not an indication of the relative contributions the two companies may make to a combined entity after giving effect for the Proposed Transaction, but merely a summation of the operating results of Boots & Coots and HWC as indicated in the historical financial statements provided. The actual revenues and EBITDA generated by Boots & Coots and HWC for 2004 (based on draft 2004 financial statements for HWC) and the latest twelve months ending September 30, 2005 are presented below.

Measure	Boots & Coots	HWC	Total
2004 revenue	$24,175,000	$33,638,000	$57,813,000
% of the total 2004 revenue	41.9%	58.1%	100.0%
LTM revenue	$33,184,000	$37,609,000	$70,793,000
% of the total LTM revenue	46.9%	53.1%
2004 EBITDA	$1,955,000	$4,620,000	$6,575,000
% of the total 2004 EBITDA	29.7%	70.3%	100.0%
LTM EBITDA	$3,783,000	$7,132,000	$10,915,000
% of the total LTM EBITDA	34.7%	65.3%	100.0%

The relative contributions of revenue and EBITDA of Boots & Coots and HWC compare favorably for Boots & Coots to the implied enterprise value sharing ratio of 49.8% to Boots & Coots discussed under the Value of the Consideration section above.

Valuation Analysis

Industry Overview

HFBE noted that oil and gas prices were near historic highs as of the date of its opinion. Factors that supported such high prices included strong worldwide economic growth, high demand in China, supply disruptions in the Middle East, Africa, and Venezuela, slow growth of Russian exports, and production concerns due to recent hurricanes in the Gulf of Mexico. U.S. crude oil inventories were above the upper end of the historical average range, similar to the rest of the industrialized world. World petroleum demand growth during 2005 and 2006 was projected to average approximately 2.5 percent per year, which was a rate that exceeded expected growth in non-OPEC supply and global refinery capacity. Nonetheless, the demand growth was down from 3.4 percent in 2004 due to higher world oil prices and slower than expected Chinese oil demand growth. Natural gas prices were expected to continue to rise into the fourth quarter of 2005 as the winter season was expected to boost natural gas demand. Performance of oilfield service stocks depends largely on the investment levels of exploration and production companies. The activity level of exploration and production companies had been relatively higher from 2003 through 2005 as evidenced by rig counts. The Oil Service Sector Index (the “OSX”), an index of the leading oil field services companies, demonstrated cyclicality in the industry since its debut in 1997. Since reaching a trough in late 2001, the OSX had increased steadily through the third quarter of 2005. As of the date of HFBE’s opinion, the OSX was trading near its all time high.

Market Approach—Analysis of Comparable Publicly Traded Companies

Using publicly available information, HFBE compared selected financial information for Boots & Coots and the following five selected publicly traded companies in the oilfield service industry:

•       BJ Services Company

•       Patterson-UTI Energy, Inc.

•       RPC, Inc.

•       Superior Energy Services, Inc.

•       W-H Energy Services, Inc.

HFBE reviewed enterprise values as multiples of latest twelve month revenues and EBITDA of such guideline companies. To derive the relevant multiples, revenue and EBITDA levels of the guideline companies were compared to their enterprise value (equal to the trading value of equity plus the book value of debt). All multiples were based on closing stock prices as of November 17,2005.

Multiple	Enterprise Value to Revenue		Enterprise Value to EBITDA
Highest	3.7	x	16.0	x
Mean	3.1	x	11.2	x
Median	3.5	x	9.3	x
25th Percentile	2.7	x	9.2	x
Lowest	1.9	x	8.7	x

For HWC, HFBE applied a range of selected multiples derived from the selected companies of latest twelve month revenues and EBITDA to corresponding financial data of HWC in order to derive implied enterprise value reference ranges for HWC. HFBE did not feel it to be appropriate to derive a value for HWC using equity-based multiples, including earnings, due to the utilization of an intercompany payable by HWC.

The following table summarizes the results of HFBE’s analysis of the enterprise value of HWC using the comparable public company method.

Comparable Public Company Method(1)

EBITDA for the latest 12 months	$7,132,000			$7,132,000
EBITDA multiple(2)	7.0	x		8.0	x
Indicated value based on latest 12 month EBITDA	$49,924,000			$57,056,000
Revenue for the latest 12 months	$37,609,000			$37,609,000
Revenue multiple(2)	1.2	x		1.5	x
Indicated enterprise value base on latest 12 month revenue	$45,130,800			$56,413,500
Enterprise value of HWC	$45,130,800		to	$57,056,000

(1)          Equity-based multiples were not utilized due to significant differences in the capitalization of the comparable publicly traded companies and HWC, which was financed through an intercompany payable.

(2)          Multiples reflect those near or below the low end of the range of the guideline companies.

No company utilized in the comparable public company analysis is identical to HWC. In evaluating the selected companies, HFBE made judgments and assumptions with regard to industry performance, general business, economic, market and financial conditions and other matters, many of which are beyond the control of Boots & Coots or HWC, such as the impact of competition on their respective businesses and the industry generally, industry growth and the absence of any adverse material change in the financial condition and prospects of such companies or the industry or in the financial markets in general.

Market Approach—Selected Merger and Acquisition Transactions

HFBE researched various merger and acquisition transactions involving companies that operate in the oil field service industry. HFBE reviewed the purchase prices and implied transaction multiples for the following selected transactions:

Acquiror	Target
• Patina Oil & Gas Corp	• Bravo Natural Resources, Inc.
• Patterson Energy Inc.	• UTI Energy Corp.
• BJ Services Co.	• Osca International
• Pioneer Drilling Co.	• Wolverine Drilling, Inc.
• TETRA Technologies Inc,	• Compresseo, Inc.
• Ensco International	• Chiles Offshore Inc.
• Lincolnshire Management Inc.	• Black Warrior Wireline Corp.
• Superior Energy Services, Inc.	• International Snubbing Services, Inc.
• Santa Fe International Corp.	• Global Marine Inc.
• Patterson-UTI Energy, Inc.	• TMBR Sharp Drilling, Inc.
• Key Energy Services, Inc.	• Q Services, Inc.
• South Texas Drilling & Exploration Inc.	• Mustang Drilling Inc.
• W-H Energy Services, Inc.	• Coil Tubing Services, LLC
• Pride International Inc.	• Marine Drilling Cos Inc.
• Pioneer Drilling Co.	• Allen Drilling Co.
• Unit Corp.	• CDC Drilling Co.

HFBE reviewed enterprise values in the selected transactions as a multiple of latest twelve-month revenues and EBITDA. All multiples for the selected transactions were based on publicly available information at the time of announcement of the particular transaction. HFBE noted that many of the transactions were substantially larger than the Proposed Transaction. HFBE also noted that the most relevant transactions were those involving targets with activities that were not primarily focused on hydraulic well control and contract drilling services. HFBE then applied a range of selected multiples derived from the transactions to the latest twelve month revenues and EBITDA of HWC in order to derive enterprise value ranges for HWC.

The following table summarizes the multiples of all of the selected transactions.

Multiple	Enterprise Value to Revenue		Enterprise Value to EBITDA
Highest	6.6	x	15.4	x
Mean	2.7	x	8.6	x
Median	2.4	x	7.8	x
25th Percentile	1.6	x	5.5	x
Lowest	0.5	x	2.0	x

The following table summarizes the multiples of the transactions involving targets that were not primarily engaged in contract drilling activities.

Multiple	Enterprise Value to Revenue		Enterprise Value to EBITDA
Highest	4.9	x	15.4	x
Mean	2.7	x	10.6	x
Median	2.3	x	9.6	x
25th Percentile	1.7	x	6.7	x
Lowest	1.2	x	5.3	x

The following table summarizes the results of HFBE’s analysis of the enterprise value of HWC using the merger and acquisition method.

Merger and Acquisition Method(1)

EBITDA for the latest 12 months	$7,132,000		$7,132,000
EBITDA multiple(2)	7.0 x		9.0 x
Indicated value based on latest 12 month EBITDA	$49,924,000		$64,188,000
Revenue for the latest 12 months	$37,609,000		$37,609,000
Revenue multiple(2)	1.2 x		1.6 x
Indicated enterprise value base on latest 12 month revenue	$45,130,800		$60,174,400
Enterprise value of HWC	$45,130,800	to	$64,188,000

(1)          Equity-based multiples were not utilized due to significant differences in the capitalization of the targets in the comparable merger and acquisition data and HWC, which was financed through an intercompany payable.

(2)          Multiples reflect those below the average or median multiples of the transactions involving targets that were not primarily drilling companies.

No company or transaction utilized in the comparable merger and acquisition transaction analysis is identical to HWC or the Proposed Transaction and, accordingly, HFBE’s analyses involved complex considerations and judgments concerning differences in financial and operating characteristics and other factors which would necessarily affect the relative value of HWC versus the companies to which it was compared. In evaluating the comparable transactions, HFBE made judgments and assumptions with regard to industry performance, general business, economic, market and financial conditions and other factors, many of which are beyond the control of Boots & Coots or HWC. HFBE also noted that the merger and acquisition transaction environment changes over time due to macroeconomic factors such as interest rate and equity market fluctuations and microeconomic factors such as industry results and growth expectations. In particular, current and forecasted energy prices significantly affect the merger and acquisition market for oil service companies.

Enterprise Value of HWC

The implied enterprise value of HWC calculated by HFBE ranged from $45.1 to $64.2 million. HFBE noted that the enterprise value of HWC implied by the Proposed Transaction of $38.8 million was below the range of the enterprise values of HWC indicated by the comparable company analysis and the comparable merger and acquisition transaction analysis of $45.1 million to $64.2 million.

HFBE is a recognized business valuation and investment banking firm with expertise in, among other things, valuing businesses and securities and rendering fairness opinions. HFBE is continually engaged in the valuation of businesses and securities in connection with mergers and acquisitions, private placements of equity and debt, employee stock ownership plans and other general corporate purposes. Boots & Coots selected HFBE because of its experience and expertise in performing valuation and fairness opinion analyses. HFBE does not beneficially own nor has it ever beneficially owned any interest in Boots & Coots. Furthermore, HFBE has no agreement or understanding to provide additional services to Boots & Coots beyond the scope of this fairness opinion. HFBE has received a fee of $40,000 for its services to Boots & Coots. In addition, HFBE has been reimbursed by Boots & Coots, at HFBE’s cost, for its reasonable out-of-pocket expenses incurred in connection with providing its services to Boots & Coots, and Boots & Coots has agreed to indemnify HFBE for certain liabilities related to or arising out of the engagement, including liabilities under federal securities laws.

BOOTS & COOTS INTERNATIONAL WELL CONTROL INC.
SELECTED HISTORICAL FINANCIAL DATA

Set forth below are highlights from our unaudited consolidated financial data as of and for the nine months ended September 30, 2005 and 2004, and audited consolidated financial data for the years ended December 31, 2002 through 2004. This information should be read together with our consolidated financial statements and related notes included in our quarterly report on Form 10-Q for the quarter ended September 30, 2005 and Annual Report on Form 10-K for the year ended December 31, 2004, which are incorporated by reference in this document and from which this information has been derived.

	For The Years Ended December 31,			Nine Months Ended September 30,
	2004	2003	2002	2005	2004
				(unaudited)
	(in thousands except per share amounts)
INCOME STATEMENT DATA:
Revenues	$24,175	$35,935	$14,102	$23,664	$14,655
Operating income (loss)	1,066	10,234	(1,539)	2,741	725
Income (loss) from continuing operations	(290)	6,609	(2,525)	1,341	(817)
Income (loss) from discontinued operations, net of income taxes	42	482	(6,179)	—	(25)
Gain (loss) from sale of discontinued operations, net of income taxes	—	—	(476)	—	—
Net income (loss)	(248)	7,091	(9,180)	1,341	(842)
Net income (loss) attributable to common stockholders	(996)	5,868	(12,292)	692	(1,377))
BASIC INCOME (LOSS) PER COMMON SHARE:
Continuing operations	$(0.04)	$0.25	$(0.53)	$0.02	$(0.05)
Discontinued operations	$	$0.02	$(0.61)	$—	$—
Net income (loss)	$(0.04)	$0.27	$(1.14)	$0.02	$(0.05)
Weighted average common shares outstanding—Basic	28,142	21,878	10,828	29,497	27,380
DILUTED INCOME (LOSS) PER COMMON SHARE:
Continuing operations	$(0.04)	$0.24	$(0.53)	$0.02	$(0.05)
Discontinued operations	$—	$0.02	$(0.61)	$—	$—
Net income (loss)	$(0.04)	$0.26	$(1.14)	$0.02	$(0.05)
Weighted average common shares outstanding—Diluted	28,142	22,218	10,828	31,376	27,380

	At December 31,			At September 30,
	2004	2003	2002	2005	2004
				(unaudited)
	(in thousands)
BALANCE SHEET DATA:
Total assets	$18,393	$19,726	$7,036	$13,656	$15,133
Long-term debt and notes payable, including current maturities	7,680	12,398	15,000	6,524	9,692
Working capital (deficit)	2,553	9,375	(16,994)	2,520	3,027
Stockholders’ equity (deficit)	1,180	380	(13,988)	2,302	555
Common shares outstanding	29,439	27,300	11,216	29,499	29,439

HYDRAULIC WELL CONTROL BUSINESS OF OIL STATES INTERNATIONAL, INC.
SELECTED HISTORICAL FINANCIAL DATA

Set forth below are highlights from the unaudited combined financial data as of and for the nine months ended September 30, 2005 and 2004, and audited combined financial data for the years ended December 31, 2002 through 2004 of the hydraulic well control business of Oil States International, Inc. (“HWC”). This information should be read together with the combined financial statements and related notes for such business included in this proxy statement, from which this information has been derived.

	For The Years Ended December 31,			Nine Months Ended September 30,
	2004	2003	2002	2005	2004
				(unaudited)
	(in thousands)
INCOME STATEMENT DATA:
Revenues	$33,662	$32,525	$28,987	$29,621	$25,698
Operating income	706	2,566	1,301	3,655	1,524
Net income (loss)	(1,526)	(50)	(26)	1,867	(825)

	At December 31,		At September 30,
	2004	2003	2005
			(unaudited)
	(in thousands)
BALANCE SHEET DATA:
Total assets	$48,690	$45,547	$47,715
Long-term debt and notes payable, including current maturities	20,800	15,030	15,562
Working capital	12,907	7,024	10,465
Stockholders’ equity	17,947	19,339	19,942

Management’s Discussion and Analysis of Financial
Condition and Results of Operations of HWC

Overview

HWC provides a broad range of workover products and services primarily to customers in the United States, Venezuela, Middle East, North Africa and West Africa. A hydraulic workover unit is a specially designed rig used to vertically move tubulars in and out of a wellbore using hydraulic pressure. These units are used for servicing wells with no pressure at the surface, with modifications these units also have the unique ability of working safely on wells under pressure (snubbing). These features allow snubbing units to be used for underbalanced drilling and workover and also in well control applications. Because of their small size and ability to work on wells under pressure, hydraulic workover/snubbing units offer several advantages over larger workover rigs and conventional drilling rigs, including:

•       reduced mobilization and demobilization costs;

•       reduced cost and time of retrofit to offshore platforms;

•       reduced production shut-in time;

•       reduced deck space requirement; and

•       live well intervention capability for underbalanced drilling situations.

Demand for hydraulic workover service is highly sensitive to current and expected oil and natural gas prices. Demand is cyclical and substantially dependent upon activity levels in the oil and gas industry, particularly our customers’ willingness to spend capital on the exploration and development of oil and natural gas reserves. With the majority of HWC workover businesses focused on offshore markets, the daily rental rate of offshore drilling rigs may also have an impact on hydraulic workover rig utilization. Hydraulic workover services are used in operations to produce wells and to restore or increase production. Hydraulic workover services are used during the development, production and/or abandonment stages of the well.

Within the last couple of years, and due to the increasing cost of offshore drilling rigs, HWC clients have become more interested in utilizing hydraulic workover units in re-entry drilling applications. These non-pressure applications are focused on maximizing reservoir drainage via new technologies such as horizontal drilling.

As of December 31, 2004, HWC had 28 hydraulic workover and snubbing units. Of these, 15 were located in the U.S., six were located in the Middle East, five were located in Venezuela and two were located in West Africa. As of September 30, 2005, HWC had 27 hydraulic workover and snubbing units. Of these, 14 were located in the U.S., six were located in the Middle East, five were located in Venezuela, and two were located in West Africa. HWC also has a contract in North Africa in which it maintains and operates two customer-owned snubbing units for a nationalized operator. Utilization of HWC hydraulic workover and snubbing units varies from period to period. As of December 31, 2004, 10 hydraulic workover units were working or under contract, and HWC was actively operating two customer-owned units. As of September 30, 2005, six hydraulic workover units were working or under contract, and HWC was actively operating two customer-owned units. Typically, hydraulic workover units are contracted on a day rate basis. The length of time to complete a job depends on many factors, including the number of wells and the type of workover or pressure control situation involved. Usage of hydraulic workover units may also be affected by the availability of trained personnel. As of December 31, 2004, and September 30, 2005, HWC had sufficient trained personnel to crew and operate 12 to 14 simultaneous jobs or projects.

HWC’s three largest customers in workover services in 2004 and 2005 were a large national producing company in Algeria, ChevronTexaco Corporation and TotalFinaElf S.A and for 2003 they were a large national producing company in Algeria, ChevronTexaco Corporation and TotalFinaElf S.A.

The main competitors of HWC are Halliburton Energy Services, Superior Energy Services, and Cudd Pressure Control.

Results of Operations

The following discussion and analysis should be read in conjunction with the combined financial statements and notes thereto.

Summary combined operating results for the fiscal years ended December 31, 2004, 2003 and 2002 are as follows:

	Years Ended December 31,
	2004	2003	2002
	(in thousands)
Revenues	$33,662	$32,525	$28,987
Costs and expenses:
Service and other costs	26,431	23,828	22,027
Other operating expenses (income)	37	(286)	(296)
Selling, general and administrative	2,570	2,951	2,675
Corporate overhead allocation	224	195	200
Depreciation expense	3,694	3,271	3,080
Operating income	706	2,566	1,301
Interest expense and other (income), net	369	414	268
Income tax expense	1,863	2,202	1,059
Net loss	$(1,526)	$(50)	$(26)

While service and other costs are variable based upon activity, a significant portion of  HWC’s operating expenses represent a fixed cost base for highly trained personnel, insurance, rent and utilities. Consequently, as activity increases, the incremental operating expenses only increase slightly. HWC seeks to increase its fleet utilization by contracting its services for extended periods of time. This mode of contracting workover services is commonly found in international markets.

Comparison of the Year ended December 31, 2004 with the Year ended December 31, 2003

Revenues

Revenues were $33,662,000 for the year ended December 31, 2004, compared to $32,525,000 for the year ended December 31, 2003, representing an increase of $1,137,000 , or 3.5%, in the current year. This increase is primarily a result of increases in activity in the U.S. Gulf of Mexico and Algeria. In the U.S., activity increased 27.1% as compared to the prior year and average revenue per day increased 1.8%. In Algeria, HWC operated twelve months under its current contract as compared to eleven months in 2003. These revenue increases were partially offset by a decrease in revenues in the Middle East resulting from project delays experienced in 2004 that were not experienced in 2003.

Service and other costs

Service and other costs were $26,431,000 for the year ended December 31, 2004, compared to $23,828,000 for the year ended December 31, 2003, an increase of $2,603,000, or 10.9%, in the current year. The increase was primarily due to higher variable costs of $1,332,000 associated with increased activity in the U.S. Gulf of Mexico, a non-recurring insurance claim in the U.S. totaling $500,000, and cost increases of $1,153,000 in Venezuela due to higher activity at lower margins.

Other operating expense (income)

Other operating expenses were $37,000 for the year ended December 31, 2004, compared to other operating income of  $286,000 for the year ended December 31, 2003, a change of  $323,000, or 112.9%, in the current year. The change is principally due to a reduction in foreign currency gains due to the devaluation of the Venezuelan Bolivar totaling $264,000 for the year ended December 31, 2004 compared to December 31, 2003. In addition,  a strengthening of the Euro against the U.S. dollar caused foregin losses of $201,000 in 2004.

Selling, general and administrative expenses

Selling, general and administrative expenses were $2,570,000 for the year ended December 31, 2004, compared to $2,951,000 for the year ended December 31, 2003, a decrease of $381,000, or 12.9%, from the prior year. The decrease was primarily due to a reduction of incentive compensation expense of $358,000 as compared to the 2003 period.

Corporate overhead allocation

Corporate overhead allocation expenses were $224,000 for the year ended December 31, 2004, compared to $195,000 for the year ended December 31, 2003, an increase of $29,000, or 14.9%, from the prior year. The increase is due to higher administrative costs allocated from the HWC parent, Oil States International, Inc.

Depreciation expense

Depreciation expense was $3,694,000 for the year ended December 31, 2004, compared to $3,271,000 for the year ended December 31, 2003, an increase of $423,000, or 12.9%, from the prior year. The increase during 2004 was primarily due to depreciation expense associated with assets placed in service for leasehold improvements in Algeria of $390,000 plus other capital additions.

Interest expense and other, net

Interest expense and other, net, decreased by $45,000 for the year ended December 31, 2004, as compared to the prior year is attributable to several factors as set forth in the table below:

	Years Ended
	December 31,
	2004	2003
	(in thousands)
Related party interest expense (interest on intercompany note from Oil States International Inc.)	$229	$166
Interest expense—Note Payable for Asset Purchase	224	274
Interest Income (cash overnight investments)	(63)	(3)
Other income	(21)	(23)
Total Interest expense and other, net	$369	$414

Income tax expense

Income taxes totaled $1,863,000 on pretax income of $337,000 in the year ended December 31, 2004. HWC pays income taxes in certain foreign jurisdictions based on a percentage of revenues billed. Primarily because of these “deemed” income taxes, which do not consider the level of HWC’s pretax income, HWC’s foreign effective tax rates for the years ended December 31, 2004 and 2003 were 588.6% and 62.1%, respectively. In addition, HWC has generated theoretical net operating losses on the “stand-alone” basis of reporting included herein, which have not be “benefited” in the calculation of the income tax expense. See Note 8 to the combined financial statements of HWC included in this proxy statement.

Comparison of the Year ended December 31, 2003 with the Year ended December 31, 2002

Revenues

Revenues were $32,525,000 for the year ended December 31, 2003, compared to $28,987,000 for the year ended December 31, 2002, representing an increase of $3,538,000, or 12.2%, in the current year. The revenue increase during 2003 was primarily due to the award of a contract to operate and maintain two customer-owned snubbing (hydraulic) units in Algeria. This was partially offset by decreased activity in Venezuela of 22.7%.

Service and other costs

Service and other costs were $23,828,000 for the year ended December 31, 2003, compared to $22,027,000 for the year ended December 31, 2002, an increase of $1,801,000, or 8.2% in the current year. The increase was primarily due to increased personnel costs associated with the Company’s Algeria contract and improved personnel utilization in the U.S. operations. For the 2003 period, gross margins increased to 26.7% as compared to 24.0% in the 2002 year end.

Other operating expenses (income)

Other operating income was $286,000 for the year ended December 31, 2003, compared to $296,000 for the year ended December 31, 2002, a decrease of $10,000, or 3.4%, in the current year. The decrease in income was a result of net foreign currency translation gains, due principally to the devaluation of the Venezuelan currency in both periods.

Selling, general and administrative expenses

Selling, general and administrative expenses were $2,951,000 for the year ended December 31, 2003, compared to $2,675,000 for the year ended December 31, 2002, an increase of $276,000, or 10.3%, from the prior year. The increase was primarily due to increased incentive compensation expense of $367,000 offset by lower administrative expenses during the 2003 period.

Corporate overhead allocation

Corporate overhead allocation expenses were $195,000 for the year ended December 31, 2003, compared to $200,000 for the year ended December 31, 2002, a decrease of $5,000, or 2.5%, from the prior year. The decrease was due to lower administrative cost allocated by the HWC parent, Oil States International, Inc.

Depreciation expense

Depreciation expenses were $3,271,000 for the year ended December 31, 2003, compared to $3,080,000 for the year ended December 31, 2002, an increase of $191,000, or 6.2%, from the prior year. The increases are due primarily to depreciation of capital additions.

Interest expense and other, net

The increase in interest expense and other, net of $146,000 for the year ended December 31, 2003, as compared to the prior year is attributable to several factors as set forth in the table below:

	Years Ended
	December 31,
	2003	2002
	(in thousands)
Related party interest expense (interest on intercompany note from Oil States International Inc.)	$166	$—
Interest expense—Note Payable for asset purchase	274	324
Interest Income	(3)	(1)
Other income	(23)	(55)
Total Interest expense and other, net	$414	$268

Income tax expense

Income taxes totaled $2,202,000 on pretax income of $2,152,000 in the year ended December 31, 2003. HWC pays income taxes in certain foreign jurisdictions based on a percentage of revenues billed. Primarily because of these “deemed” income taxes, which do not consider the level of HWC’s pretax income, HWC’s foreign effective tax rates for the years ended December 31, 2003 was 62.1%. In addition, HWC has generated theoretical net operating losses on the “stand-alone” basis of reporting included herein, which have not been “benefited” in the calculation of the income tax expenses. See Note 8 to the combined financial statements of HWC included in this proxy statement.

Liquidity and Capital Resources/Industry Conditions

Liquidity

At December 31, 2004, HWC had working capital of $12,907,000 including a cash balance of $8,710,000. For the year ended December 31, 2004, HWC generated operating income of $706,000 and net cash provided from operating activities of  $143,000. Net cash used in investing activities was $1,958,000 and borrowings, net of payments of debt, were a source of cash of $5,770,000. Management believes HWC has sufficient liquidity to meet its working capital requirements for the next twelve months. HWC has borrowed from Oil States when it has available cash balances as a result of tax planning and foreign earnings repatriation strategies involving cash in foreign and domestic bank accounts on a consolidated basis for Oil States.

HWC generates its revenues from services provided with hydraulic workover units, snubbing units and rental equipment. Hydraulic workover services are the main component of these revenues, with snubbing services being the next largest contributor to revenues, and a small portion of revenues are generated by direct rentals not associated with hydraulic workover or snubbing services. In the case of the large national producer in Algeria, HWC generates revenues by operating and maintaining customer-owned snubbing units. A portion of annual revenues is emergency response related; these revenues vary from year-to-year depending on global emergency situations. Some HWC international contracts are fixed and revenue can easily be forecast from month-to-month or year-to-year, however the majority of revenues (even if under contract) is generated on an as needed basis and varies based on customer need. Our intention is to continue to locate our units in regions that allow us to maximize unit utilization. Historically, during periods of high demand for offshore drilling rigs, we experience a slight delay before the hydraulic workover unit market begins to experience increased demand as producers look for alternative solutions to maximize production. Additionally, when the drilling rig market gets close to maximum utilization, historically emergency response revenues increase.

On December 31, 2004, HWC had $3,698,000 of cash and $1,829,000 of accounts receivable attributable to its Venezuelan operations. Of this cash, $2,787,000 was denominated in U.S. dollars and resided in a U.S. bank. Effective February 5, 2004, the exchange rate changed from 1,600 to 1,920 Bolivars to the U.S. dollar and effective March 1, 2005, the exchange rate changed again from 1,920 to 2,150 Bolivars to the U.S. dollar. HWC translates its foreign currency to U.S. dollars for financial reporting purposes by using the U.S. dollar as the functional currency. Exchange gains and losses, as well as translation gains and losses, are reported in other operating income and expense. HWC reported a gain of $216,000 and a gain of $480,000 for the years ended December 31, 2004 and 2003, respectively. Venezuela is on the U.S. government’s “watch list” for highly inflationary economies. The Venezuelan government has made it very difficult for U.S. dollars to be repatriated. HWC is monitoring the situation closely. A majority of the accounts receivable is contracted in U.S. dollars; therefore, risk to currency fluctuation is not considered to be material.

Disclosure of on and off balance sheet debts and commitments as of  December 31, 2004:

Future commitments (000’s)
Description	TOTAL	Less than 1 year	1-3 years	4-5 years	More than 6 years
Long and short term debt and notes payable	__	__	__	__	__
Future minimum lease Payments	$343,000	$310,000	$30,000	$3,000	__
Total commitments	$343,000	$310,000	$30,000	$3,000	__

Credit Facilities/Capital Resources

HWC’s assets have been pledged as collateral under Oil States’ bank credit facility. Such collateral pledges will be terminated upon closing of the Transaction.

The “due to Oil States and affiliates” as reflected in the combined balance sheets includes an interest bearing note payable to Oil States in the amount of $5.2 million and $5.0 million at December 31, 2004 and 2003, respectively, as well as non-interest bearing payables to Oil States and various affiliates. HWC participates in the centralized cash management system of Oil States, wherein cash receipts are transferred to and cash disbursements are funded by Oil States on a daily basis, except for HWC’s foreign operations which are funded as needed. The payable and note payable to Oil States represent the net cash transfers between HWC and Oil States as well as amounts allocated to or paid on behalf of HWC, which primarily includes insurance premiums and claims expense, income taxes, and an allocation of corporate overhead expenses. The entire “due to Oil States and affiliates” balance, including the note payable, has been classified as long-term based on the intent of Oil States not to require payment in the near-term.

The note payable to Oil States has been outstanding since April 2003 and accumulates interest at an annual rate of 4.5%. Interest expense on the note payable to Oil States of $229,000 and $166,000 in 2004 and 2003, respectively, is included in the combined statement of operations. The note is payable on demand, at which time all outstanding principal and accrued interest shall be immediately due and payable.

Quantitative and Qualitative Disclosures about Market Risk

HWC operates internationally, giving rise to exposure to market risks from changes in foreign currency exchange rates to the extent that transactions are not denominated in U.S. dollars. HWC typically endeavors to denominate its contracts in U.S. dollars to mitigate exposure to fluctuations in foreign currencies.

Comparison of the Nine Months Ended September 30, 2005 with the Nine Months Ended September 30, 2004

Summary combined operating results for the nine months ended September 30, 2005 and 2004 are as follows (unaudited):

	Nine Months Ended September 30,
	2005	2004
	(in thousands)
Revenues	$29,621	$25,698
Costs and expenses:
Service and other costs	20,615	19,198
Selling, general and administrative expenses	2,373	2,157
Corporate overhead allocation	198	143
Depreciation expense	2,798	2,775
Other operating income	(18)	(99)
	25,966	24,174
Operating income	3,655	1,524
Interest expense and other, net	98	322
Income before income taxes	3,557	1,202
Income tax expense	1,690	2,027
Net income (loss)	$1,867	$(825)

Revenues

Revenues were $29,621,000 for the nine months ended September 30, 2005, compared to $25,698,000 for the nine months ended September 30, 2004, representing an increase of $3,923,000, or 15.3%. Revenue from operations in the U.S. Gulf of Mexico market increased $1,479,000, or 18.1%, and revenue from operations in Venezuela increased $2,421,000, or 50.6%, as compared to the prior year periods. The U.S. Gulf of Mexico activity increased 9.8% and day rates increased 7.4% during the nine months ended September 30, 2005 compared to the nine months ended September 30, 2004. Venezuela activity increased 54.7% during the nine months ended September 30, 2005 compared to the nine months ended September 30, 2004.

Service and other costs

Service and other costs were $20,615,000 for the nine months ended September 30, 2005, compared to $19,198,000 for the nine months ended September 30, 2004, an increase of $1,417,000, or 7.4%. Costs increased compared to the prior year due to increased activity in the U.S. and Venezuela markets. Gross margins increased from 25.3% in the nine months ended September 30, 2004 to 30.4% in the nine months ended September 30, 2005 due to increased activity and pricing improvements.

Selling general and administrative expenses

Selling, general and administrative expenses were $2,373,000 for the nine months ended September 30, 2005, compared to $2,157,000 for the nine months ended September 30, 2004, an increase of $216,000, or 10%. Incentive compensation expense was $338,000 higher during the nine months ended September 30, 2005. This increase was partially offset by a decrease in personnel cost of $134,000 during the period ended September 30, 2005.

Corporate overhead allocation

Corporate overhead allocation expenses totaled $198,000 for the nine months ended September 30, 2005, compared to $143,000 for the nine months ended September 30, 2004, an increase of $55,000, or 38.5%, from the prior period. The increase was due to higher administrative cost allocated by the HWC parent, Oil States International, Inc.

Depreciation expense

Depreciation expense increased by $23,000 in the nine months ended September 30, 2005 compared to the 2004 period, as a result of depreciation on capital additions.

Interest expense and other, net

The decrease in interest expense and other, net of $224,000 for the nine months ended September 30, 2005, as compared to the prior period is attributable to several factors as set forth in the table below (in thousands):

	For the Nine Months Ended September 30,
	2005	2004
	(in thousands)
Related party interest expense (interest on intercompany note from Oil States International Inc.)	$178	$170
Interest expense—Note Payable for Asset Purchase	5	185
Interest Income (cash overnight investments)	(70)	(35)
Other income	(15)	2
Total interest expense and other, net	$98	$322

Income tax expense

Income taxes for the nine months ended September 30, 2005 and 2004 were $1,690,000, or 47.5% of pretax income, and $2,027,000, or 168.6% of pretax income, respectively. HWC pays income taxes in certain foreign jurisdictions based on a percentage of revenues billed. Primarily because of the “deemed” income taxes, which do not consider the level of HWC’s pretax income, HWC’s foreign effective tax rate can significantly influence the overall effective tax rate depending upon the mix of foreign and domestic income. In addition, during the nine months ended September 30, 2005, HWC was able to utilize a portion of its theoretical net operating loss carryforwards, which contributed to a lower effective tax rate.

Liquidity and Capital Resources/Industry Conditions

Liquidity

At September 30, 2005, HWC had working capital of $10,465,000, including a cash balance of $4,729,000. HWC ended the quarter with stockholder equity of $19,942,000. For the nine months ended September 30, 2005, HWC generated operating income of $3,655,000 and net cash provided from operating activities of $2,848,000. Net cash used in investing activities was $1,591,000 and net payments of debt to Oil States and affiliates totaled $5,238,000.

HWC generates its revenues from services provided with hydraulic workover units, snubbing units and rental equipment. Hydraulic workover services are the main component of these revenues, with snubbing services being the next largest contributor to revenues, and a small portion of revenues are generated by indirect rentals not associated with hydraulic workover or snubbing services. In the case of the large national producer in Algeria HWC generates revenues by operating and maintaining customer-owned snubbing units. A portion of annual revenues is emergency response related; these revenues vary from year-to-year depending on global emergency situations. Some HWC international contracts are fixed and revenue can easily be forecast from month-to-month or year-to-year, however the majority of revenues (even if under contract) is generated on an as needed basis and varies based on customer need. Our intention is to continue to locate our units in regions that allow us to maximize unit utilization. Historically, during periods of high demand for offshore drilling rigs, we experience a slight delay the before hydraulic workover unit market begins to experience increased demand as producers look for alternative solutions to maximize production. Additionally, when the drilling rig market gets close to maximum utilization, historically emergency response revenues increase.

On September 30, 2005, HWC had $3,320,000 cash and $3,917,000 accounts receivable attributable to its Venezuelan operations. Of this cash, $1,962,000 was denominated in U.S. Dollars and resided in a U.S. bank. Effective February 5, 2004, the exchange rate changed from 1,600 to 1,920 Bolivars to the U.S. dollar and effective March 1, 2005, the exchange rate changed again from 1,920 to 2,150 Bolivars to the U.S. dollar. HWC translates its foreign currency to U.S. dollars for financial reporting purposes by using the U.S. dollar as the functional currency. Exchange gains and losses, as well as translation gains and losses, are reported in other operating income and expense. HWC reported a loss of $15,000 and a gain of $216,000 during the nine months ended September 30, 2005 and 2004, respectively, to reflect the devaluation of the Bolivar. Venezuela is on the U.S. government’s “watch list” for highly inflationary economies. The Venezuelan government has made it very difficult for U.S. dollars to be repatriated. HWC is monitoring the situation closely.

Disclosure of on and off balance sheet debts and commitments as of September 30, 2005:

Future commitments (000’s)
Description	TOTAL	Less than 1 year	1-3 years	4-5 years	More than 5 years
Future minimum lease payments	$233,333	$200,000	$30,000	$3,333	—

Credit Facilities/Capital Resources

The “due to Oil States and affiliates” as reflected in the combined balance sheets includes an interest bearing note payable to Oil States in the amount of $5.4 million and $5.2 million at September 30, 2005 and December 31, 2004, respectively, as well as non-interest bearing payables to Oil States and various affiliates. HWC participates in the centralized cash management system of Oil States, wherein cash receipts are transferred to and cash disbursements are funded by Oil States on a daily basis, except for HWC’s foreign operations which are funded as needed. The payable and note payable to Oil States represent the net cash transfers between HWC and Oil States as well as amounts allocated to or paid on behalf of HWC, which primarily includes insurance premiums and claims expense, income taxes, and an allocation of corporate overhead expenses. The entire “due to Oil States and affiliates” balance, including the note payable, has been classified as long-term based on the intent of Oil States not to require payment in the near term.

The note payable to Oil States has been outstanding since April 2003 and accumulates interest at an annual rate of 4.5%. Interest expense on the note payable to Oil States of $178,000 and $170,000 for the nine months ended September 30, 2005 and 2004, respectively, is included in the combined statement of operations. The note is payable on demand, at which time all outstanding principal and accrued interest shall be immediately due and payable.

Quantitative and Qualitative Disclosures about Market Risk

HWC operates internationally, giving rise to exposure to market risks from changes in foreign currency exchange rates to the extent that transactions are not denominated in U.S. dollars. HWC typically endeavors to denominate its contracts in U.S. dollars to mitigate exposure to fluctuations in foreign currencies.

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL DATA

The following unaudited pro forma condensed consolidated financial information reflects our financial condition and results of operations, including per share data and financial ratios, on a pro forma basis after giving effect to:

•                     the consummation of the Transaction, including the issuance of common stock and subordinated promissory notes in connection therewith;

•                     repurchase of all of our outstanding shares of Series A preferred stock and Series C preferred stock;

•                     repayment of all amounts outstanding under our existing credit facilities; and

•                     our new credit facility and the application of proceeds from borrowings thereunder.

The unaudited pro forma condensed consolidated financial data has been prepared as if these transactions had occurred on September 30, 2005 (using currently available fair value information), with respect to balance sheet data, and January 1, 2004, with respect to statement of operations for the year ended December 31, 2004, and January 1, 2005 with respect to the statement of operations for the nine months ended September 30, 2005. The unaudited pro forma condensed consolidated financial data assumes that the transactions will be accounted for using the purchase method of accounting and represents a current estimate based on available information of the combined company’s results of operations. The unaudited pro forma condensed consolidated financial data includes adjustments to record the assets and liabilities of the acquired companies at their estimated fair values and is subject to further adjustment as additional information becomes available and as additional analyses are performed.

The Transaction Agreement was announced on November 21, 2005 and provides for us to issue an aggregate of 26,462,137 shares of our common stock and promissory notes in the aggregate principal amount of $15.0 million to HWC Energy Services as consideration, subject to adjustment under the Transaction Agreement.

In conjunction with the closing of the Transaction, we expect to enter into a new $20 million credit facility and to borrow approximately $12.6 million under the new credit facility. The new four-year credit facility consists of (i) a $10.3 million revolver, availability under which is based on eligible accounts receivable, and (ii) a $9.7 million term loan which amortizes over 60 months and is secured by our and HWC’s equipment. Funds from the credit facility will be used to repay our existing indebtedness of approximately $5.9 million and to fund the cash required to repurchase all of our outstanding shares of preferred stock, in connection with which we expect to also issue approximately 2,536,000 shares of our common stock.

The unaudited pro forma condensed consolidated financial data should be read together with the historical financial statements, including the notes thereto, of us and the Hydraulic Well Control Business of Oil States International, Inc., included or incorporated by reference in this proxy statement.

The unaudited pro forma condensed consolidated financial data, while helpful in illustrating the financial characteristics of the combined company under one set of assumptions, does not reflect the impact of possible revenue enhancements, expense efficiencies, asset dispositions and share repurchases, among other factors that may result as a consequence of the merger and, accordingly, does not attempt to predict or suggest future results. It also does not necessarily reflect what the historical results of the combined company would have been had the companies been combined during these periods.

BOOTS & COOTS INTERNATIONAL WELL CONTROL, INC.
AND HYDRAULIC WELL CONTROL

PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
(in thousands except  per share amounts)
Year Ended December 31, 2004

(Unaudited)

	HWC	B& C	Pro Forma Adjustments		Pro Forma
REVENUES	$33,662	$24,175	$—		$57,837
SERVICE AND OTHER COSTS	26,468	18,850	—		45,318
Selling, general and administrative	2,570	3,370	—		5,940
Corporate overhead allocation	224	—	(224)	J	—
Depreciation and amortization	3,694	889	(251)	K	4,332
OPERATING INCOME	706	1,066	475		2,247
INTEREST EXPENSE AND OTHER, NET	(369)	(864)	(1,468)	A B F G	(2,701)
				H L M
INCOME (LOSS) FROM CONTINUING OPERATIONS, before income taxes	337	202	(993)		(454)
INCOME TAX EXPENSE	1,863	492	—		2,355
LOSS FROM CONTINUING OPERATIONS	(1,526)	(290)	(993)		(2,809)
INCOME FROM DISCONTINUED OPERATIONS	—	42	—		42
NET LOSS	(1,526)	(248)	(993)		(2,767)
PREFERRED DIVIDEND REQUIREMENTS & ACCRETIONS	—	748	(748)	C D E	—
NET LOSS ATTRIBUTABLE TO COMMON STOCKHOLDERS	$(1,526)	$(996)	$(245)		$(2,767)
Basic Loss per Common Share:
Net Loss		$(0.035)			$(0.049)
Weighted Average Common Shares Outstanding—Basic		28,142	28,556	I, D	56,698
Diluted Loss per Common Share:
Net Loss		$(0.035)			$(0.049)
Weighted Average Common Shares Outstanding—Diluted		28,142	28,556	I, D	56,698

See accompanying notes to pro forma condensed consolidated financial statements.

BOOTS & COOTS INTERNATIONAL WELL CONTROL, INC.
AND HYDRAULIC WELL CONTROL

PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEETS

SEPTEMBER 30, 2005

(in thousands except per share amounts)

(unaudited)

	HWC	B & C	Pro Forma Adjustments	Reference	Consolidated
	(unaudited)	(unaudited)			(unaudited)
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$4,729	$1,666	$(4,729)		$1,666
				T
Receivables—net	12,309	6,234	—		18,543
Inventories—net	818	—	—		818
Prepaid expenses and other current assets	530	1,678	—		2,208
Total current assets	18,386	9,578	(4,729)		23,235
PROPERTY AND EQUIPMENT—net	19,989	2,450	18,833	M N	41,272
DEFERRED TAX ASSET	—	98	—		98
GOODWILL—net	9,340	—	(7,596)	I, K - T	1,744
OTHER ASSETS	—	1,530	(718)	V X	812
Total assets	$47,715	$13,656	$5,790		$67,161
LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES:
Current maturities of long term debt	$—	$1,950	$(10)	A C J	$1,940
Accrued interest	—	278	(278)	B	—
Accounts payable and accrued liabilities	6,184	4,830	—		11,014
Deferred income tax	443	—	(443)	O	—
Income taxes payable	1,294	—	—		1,294
Total current liabilities	7,921	7,058	(731)		14,248
LONG TERM DEBT AND NOTES PAYABLE, net of current maturities	—	3,900	23,206	A H I J	27,106
Due to affiliates	15,562	—	(15,562)	P	—
Deferred income tax	3,053	—	(3,053)	Q	—
Other liabilities	1,237	—			1,237
Accrued interest net of current portion	—	396	(396)	D	—
Total liabilities	27,773	11,354	3,464		42,591
COMMITMENTS AND CONTINGENCIES	—	—	—		—
STOCKHOLDERS’ EQUITY:
Preferred stock ($.00001 par value, 5,000,000 shares authorized, 53,000 issued and outstanding at September 30, 2005)	—	—	—		—
Common stock ($.00001 par value, 125,000,000 shares authorized, 55,961,000 shares issued and outstanding at September 30, 2005)	—	—	—		—
Additional paid-in capital	18,575	71,604	3,912	E F G K R	94,091
Deferred compensation	—	(250)	—		(250)
Accumulated other comprehensive loss	—	(1,234)	—		(1,234)
Accumulated earnings (deficit)	1,367	(67,818)	(1,586)	B D S V X	(68,037)
Total stockholders’ equity	19,942	2,302	2,326		24,570
Total liabilities and stockholders’ equity	$47,715	$13,656	$5,790		$67,161

See accompanying notes to pro forma condensed consolidated financial statements.

BOOTS & COOTS INTERNATIONAL WELL CONTROL, INC.
AND HYDRAULIC WELL CONTROL

PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

(in thousands except per share amounts)

Nine Months Ended September 30, 2005

(Unaudited)

	HWC	B& C	Pro Forma Adjustments		Pro Forma
REVENUES	$29,621	$23,664	$—		$53,285
SERVICE AND OTHER COSTS	20,597	18,342	—		38,939
Selling, general and administrative	2,373	1,989	—		4,362
Corporate overhead allocation	198	—	(198)	U	—
Depreciation and amortization	2,798	592	(216)	W	3,174
OPERATING INCOME	3,655	2,741	414		6,810
INTEREST EXPENSE AND OTHER, NET	(98)	(523)	(1,149)	A C H I J X Y	(1,770)
INCOME (LOSS) before income taxes	3,557	2,218	(735)		5,040
INCOME TAX EXPENSE	(1,690)	(877)	—		(2,567)
NET INCOME (LOSS)	1,867	1,341	(735)		2,473
PREFERRED DIVIDEND REQUIREMENTS & ACCRETIONS	—	649	(649)	E F G	—
NET INCOME (LOSS) ATTRIBUTABLE TO COMMON STOCKHOLDERS	$1,867	$692	$(86)		$2,473
Basic Earnings per Common Share:
Net Income		$0.023			$0.042
Weighted Average Common Shares Outstanding—Basic		29,497	28,998	F K	58,495
Diluted Earnings per Common Share:
Net Income		$0.022			$0.041
Weighted Average Common Shares Outstanding—Diluted		31,376	28,998	F K	60,374

See accompanying notes to pro forma condensed consolidated financial statements.

Notes to Unaudited Pro Forma Condensed Consolidated Financial Statements

Pro Forma Adjustments for the December 31, 2004 Financial Statements

A.              Repay existing subordinated debt of $6,000,000 with borrowings under new credit facility and eliminate interest expense of $330,000 net of troubled debt restructuring credits during 2004.

B.               Repay existing senior debt of $750,000 with borrowings under new credit facility and eliminate interest expense of $74,000 during 2004.

C.               Repurchase 50,000 shares of Series A preferred stock with borrowings under new credit facility and eliminate dividend expense of $615,000 during 2004.

D.              Settle accrued dividends and interest of $2,104,000 on Series A preferred stock through issuance of 2,104,000 shares of common stock (valued at $1.00 per share) and eliminate compounded dividends in the amount of $108,000 during 2004.

E.               Repurchase 2,800 shares of Series C preferred stock with borrowings under new credit facility and eliminate dividend expense of $25,000 during 2004.

F.                Reflect borrowings of $3,767,000 under new credit facility at LIBOR plus 2.5%, resulting in an increase in interest expense of $428,000 during 2004.

G.             Reflect issuance of $15,000,000 subordinated notes as a component of the purchase price in the Transaction, resulting in an increase in interest expense of $1,500,000 during 2004.

H.             Borrowings of $9,700,000 under new term loan at LIBOR plus 3.0%, resulting in an increase in  interest expense of $393,000 during 2004.

I.                   Issue 26,462,137 shares of common stock in Transaction.

J.                  Reverse allocation of corporate overhead of $224,000 from Oil States.

K.              Reduce HWC depreciation expense by $251,000 for reduced basis in fixed assets.

L.                Pay estimated capitalized deferred financing fees of $175,000 and amortize $44,000 during 2004.

M.            Reverse other interest expense for HWC and Boots & Coots of $492,000.

Pro Forma Adjustments for the September 30, 2005 Financial Statements

A.              Repay existing subordinated debt of $5,100,000 ($3,900,000 in long-term debt and $1,200,000 in current debt) with borrowings under new credit facility, eliminate interest expense of $257,000 net of troubled debt restructuring credits for the nine months ended September 30, 2005.

B.               Settle non-cash troubled debt restructuring current liability of $278,000 as a consequence of repayment of existing subordinated debt.

C.               Settle existing current senior debt of $750,000 with borrowings under new credit facility and eliminate interest expense of $39,000 for the nine months ended September 30, 2005.

D.              Settle non-cash troubled debt restructuring long term liability of $396,000 as a result of repayment of existing subordinated debt.

E.               Repurchase 50,000 shares of Series A preferred stock with borrowings under new credit facility and eliminate dividend expense of $525,000 for the nine months ended September 30, 2005.

F.                Settle accrued dividends and interest of $2,536,000 on Series A preferred stock through issuance of 2,536,000 shares of common stock (valued at $1.00 per share) and eliminate compounded dividends in the amount of $104,000 for the nine months ended September 30, 2005.

G.             Repurchase 2,800 shares of Series C preferred stock for $267,000 with borrowings under new credit facility and eliminate dividend expense of $20,000 for the nine months ended September 30, 2005.

H.             Borrow $2,867,000 under new credit facility at LIBOR plus 2.5%, resulting in an increase in interest expense of $144,000 for the nine months ended September 30, 2005.

I.                   Issue $15,000,000 subordinated notes as a component of the purchase price in Transaction. An additional $1,479,000 of subordinated notes is due to be issued under the Transaction Agreement as a result of excess net working capital acquired as of September 30, 2005. Increase in interest expense by a total of $1,236,000 for the nine months ended September 30, 2005.

J.                  Borrow $9,700,000 under new term loan at LIBOR plus 3.0%, of which $1,940,000 is current, resulting in an increase in interest expense of $413,000 during for the nine months ended September 30, 2005

K.              Issue 26,462,137 shares of common stock in Transaction for value of $27,754,000.

L.                Pay capitalized transaction costs of approximately $1,275,000 related to the Transaction (legal fees, accounting fees, appraisal fees, finding fees, etc.).

M.            Decrease Property, Plant and Equipment by $2,146,000 to current market value of HWC.

N.              Reverse all accumulated depreciation of $20,979,000 of HWC.

O.             Offset HWC deferred tax liability of $443,000 against Boots & Coots net operating loss carry-forward.

P.                Contribution to capital $15,562,000 inter-company payable of HWC.

Q.             Offset HWC deferred tax liability of $3,053,000 against Boots & Coots net operating loss carry-forward.

R.              Reverse $18,575,000 of common stock and additional paid in capital of HWC.

S.                 Reverse $1,367,000 of accumulated deficit (retained earnings) of HWC.

T.               Reduce cash balance by $4,729,000 to reflect the amount of cash not acquired in the transaction.

U.             Reverse allocation of corporate overhead of $198,000 from OIS.

V.              Write off deferred financing costs of $860,000 related to the Prudential subordinated note.

W.           Reduce depreciation expense of $216,000 for reduced basis in fixed assets.

X.              Pay estimated capitalized deferred finance fees of $175,000 and amortize $33,000 in 2005.

Y.              Reverse other interest expense for HWC and Boots & Coots of $240,000.

SECURITY OWNERSHIP OF
CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following tables set forth, as of December 1, 2005, information regarding the ownership of our common stock owned by (i) each person (or “group” within the meaning of Section 13(d)(3) of the Security Exchange Act of 1934) that we know owns beneficially more than 5% of the common stock; (ii) each of our directors, (iii) each of our named executive officers and (iv) all of our executive officers and directors as a group on an actual and pro forma basis giving effect to the Transaction but without giving effect to the repurchase of our Series A preferred stock and the issuance of shares of our common stock in connection therewith.

Boots & Coots International  Well Control, Inc.

Name and Address of Beneficial Owner(1)	Amount and Nature of Beneficial Ownership		Percent of Class
Jerry L. Winchester	653, 561	(2)	2.2%
K. Kirk Krist	940,259	(3)	3.1%
Dewitt H. Edwards	—		*
Kevin D. Johnson	83,100	(4)	*
W. Richard Anderson	160,000	(5)	*
Jed DiPaolo	103,750	(6)	*
Robert S. Herlin	103,750	(7)	*
The Prudential Insurance Company of America	1,829,635		6.2%
Four Gateway Center 100 Mulberry Street Newark, New Jersey 07102
All executive officers and directors as a group (seven people)	2,144,420		6.6%

*                    less than 1%

(1)          Unless otherwise noted, the business address for purposes hereof for each person listed is 11615 N. Houston Rosslyn, Houston, Texas 77086. Beneficial owners have sole voting and investment power with respect to the shares unless otherwise noted.

(2)          Includes options and/or warrants to purchase 513,750 shares of common stock exercisable within 60 days.

(3)          Includes options and/or warrants to purchase 312,500 shares of common stock exercisable within 60 days

(4)          Consists of options to purchase 83,100 shares of common stock exercisable within 60 days

(5)          Includes options and/or warrants to purchase 160,000 shares of common stock exercisable within 60 days.

(6)          Consists of options to purchase 103,750 shares of common stock exercisable within 60 days.

(7)          Consists of options to purchase 103,750 shares of common stock exercisable within 60 days.

The Combined Company

Name and Address of Beneficial Owner(1)	Amount and Nature of Beneficial Ownership		Percent of Class
Jerry L. Winchester	653,561	(2)	1.1%
K. Kirk Krist	940,259	(3)	1.6%
Dewitt H. Edwards	—
Kevin D. Johnson	83,100	(4)	*
W. Richard Anderson	160,000	(5)	*
Jed DiPaolo	103,750	(6)	*
Robert S. Herlin	103,750	(7)	*
Don Cobb	100,000	(8)	*
Gabe Aldape	50,000	(9)(10)	*
HWC Energy Services, Inc.	26,462,137		45.2%
All executive officers and directors as a group (nine people)	2,194,420		3.6%

*                   less than 1%

(1)         Unless otherwise noted, the business address for purposes hereof for each person listed is 11615 N. Houston Rosslyn, Houston, Texas 77086. Beneficial owners have sole voting and investment power with respect to the shares unless otherwise noted.

(2)         Includes options and/or warrants to purchase 513,750 shares of common stock exercisable within 60 days.

(3)         Includes options and/or warrants to purchase 312,500 shares of common stock exercisable within 60 days

(4)         Consists of options to purchase 83,100 shares of common stock exercisable within 60 days

(5)         Includes options and/or warrants to purchase 160,000 shares of common stock exercisable within 60 days.

(6)         Consists of options to purchase 103,750 shares of common stock exercisable within 60 days.

(7)         Consists of options to purchase 103,750 shares of common stock exercisable within 60 days.

(8)         Consists of options to purchase 100,000 shares of common stock exercisable within 60 days.

(9)         Consists of options to purchase 50,000 shares of common stock exercisable within 60 days.

(10)  HWC Energy Services Inc. is a wholly owned subsidary of Oil States International, Inc., which may be deemed to have shared voting and investment power over such shares.

Summary of the Terms of the Transaction Agreement

Transaction Consideration

The Transaction Agreement provides that at the effective time of the Transaction, we will pay HWC Energy Services aggregate consideration consisting of 26,462,137 of our common stock and an unsecured subordinated promissory notes issued by us in the aggregate principal amount of $15.0 million, and bearing an interest at a rate of 10% per annum, allocated as follows: (i) 10,584,854 shares of our common stock, subject to adjustment, as consideration for the sale of all issued and outstanding shares of capital stock HWCES; (ii) an unsecured senior subordinated promissory note issued by us in the principal amount of $10 million, subject to adjustment, as consideration for all issued and outstanding shares of capital stock of HWC Limited; and (iii) 15,877,283 shares of our common stock and an unsecured senior subordinated promissory note issued by us in the principal amount of $5 million as consideration for the merger of Acquisition Sub with and into HWC LLC, which will survive the merger as our wholly owned subsidiary.

The consideration for the Transaction has been based in part on the following: (i) HWCES having a minimum working capital (current assets minus current liabilities) of $1.3 million as of the closing date, (ii) HWC Limited having a minimum working capital of $1.2 million as of the closing date, and (iii) HWC LLC having a minimum working capital of $2.2 million as of the closing date. At closing, HWC Energy Services will provide us with a consolidated balance sheet for each of HWCES, HWC Limited, and HWC LLC to confirm that each entity has such minimum working capital. No later than 45 days after the closing date, we will deliver closing date balance sheets together with a worksheet showing the difference, if any, between the working capital calculations prepared by the HWC Energy Services and those prepared by us for each of HWCES, HWC Limited, and HWC LLC. HWC Energy Services will have 10 days from the receipt of the closing date balance sheets to provide us notice of any dispute of the closing date balance sheet or the working capital calculations. If HWC Energy Services provides a notice of dispute, we and HWC Energy Services will have 20 days to attempt in good faith to resolve such dispute. If we and HWC Energy Services are unable to resolve such dispute during that period, either we or HWC Energy Services may refer the dispute to a firm of independent accountants mutually agreeable to us and HWC Energy Services or refer the matter to binding arbitration.

In the event that the HWCES, HWC Limited, or HWC LLC working capital calculations prepared by us are less than $1.3 million, $1.2 million, and $2.2 million, respectively, HWC Energy Services is required to promptly wire transfer the difference to us. In the event the HWCES, HWC Limited, or HWC LLC working capital calculations prepared by us are more than $1.3 million, $1.2 million, and $2.2 million, respectively, we, at our election, are required either (i) to promptly wire transfer the difference to HWC Energy Services in immediately available funds or (ii) to increase the principal amount of the promissory notes by an amount equal to the excess working capital.

If, between the date of the Transaction Agreement and the effective time, the shares of our common stock are changed into a different number or class of shares by reason of stock split, combination, reclassification, recapitalization, exchange of shares or similar readjustment, or a stock dividend is declared with a record date within that period, appropriate adjustments will be made to number of shares of our common stock issued as part of the Transaction consideration.

Effective Time

The Transaction will be completed when we file the certificate of merger of HWC LLC with the Secretary of State of the State of Delaware and we issue our stock and senior subordinated notes to HWC Energy Services and we receive all of the issued and outstanding shares of capital stock of HWCES and HWC Limited.

Subject to satisfaction of the other conditions to the Transaction, we anticipate that the closing of the Transaction will occur within five business days after the approval of the issuance of shares of our common stock by the requisite vote of our stockholders. However, the effective time of the Transaction could be delayed if there is a delay in satisfying any of the conditions to the Transaction. There can be no assurances as to whether, or when, we will obtain the required approvals or complete the Transaction. If the Transaction is not completed on or before April 1, 2006, either we or HWC Energy Services may terminate the Transaction Agreement, unless the failure to complete the Transaction by that date is due to the material breach of the Transaction Agreement by the party seeking to terminate the agreement.
See “—Conditions to the Completion of the Transaction” immediately below.

Conditions to the Completion of the Transaction

The completion of the Transaction is subject to various conditions. While we anticipate that all of these conditions will be satisfied, there can be no assurance as to whether or when all of the conditions will be satisfied or, where permissible, waived.

Conditions to Each Party’s Obligations

Each party’s obligation to complete the Transaction is subject to the satisfaction or waiver of the following conditions:

•       the issuance of our shares of common stock shall have been approved by the requisite vote of our stockholders in accordance with our certificate of incorporation and bylaws, applicable laws, and the rules of the American Stock Exchange;

•       the shares of our common stock to be issued to HWC Energy Services pursuant to the Transaction Agreement shall have been approved for listing, subject to official notice of issuance, by the American Stock Exchange;

•       we shall have (i) entered into a new credit facility with Wells Fargo Business Credit, Inc. and have used borrowings under the credit facility to repay all of our obligations to The Prudential Insurance Company of America and San Juan Investments LLC and (ii) redeemed or repurchased all of our outstanding shares of preferred stock, in accordance with our agreement with Halliburton Energy Services and as otherwise acceptable to HWC Energy Services;

•       no proceeding, action, claim, suit, investigation, or any inquiry by or before any arbitrator or governmental authority shall, on the closing date of the Transaction, be pending or threatened that seeks to restrain, prohibit, or obtain damages or other relief in connection with the Transaction Agreement or the consummation of the transactions contemplated therein;

•       all consents, approvals, orders, authorizations, and waivers of, and all declarations, filings, and registrations with, third parties (including governmental authorities) required to be obtained or made by or on the part of the parties for the consummation of the Transaction shall have been obtained or made, and all thereof shall be in full force and effect at the time of the closing of the Transaction;

•       we and American Stock Transfer & Trust Company shall have entered into a rights plan amendment to exclude from the operation of the rights plan the issuance of our shares of common stock in the Transaction;

•       we shall have issued options to purchase shares of our common stock to certain employees of the acquired companies, as set forth in the Transaction Agreement; and

•       we shall have provided HWC Energy Services with certain other certificates, instruments, and documents related to the closing of the Transaction.

Conditions to the Obligations of HWC Energy Services

The obligation of HWC Energy Services and HWCES, HWC Limited, and HWC LLC, and HWCES to complete the Transaction is subject to the satisfaction or waiver of the following conditions:

•       accuracy in all material respects of our and our subsidiaries’ representations and warranties contained in the Transaction Agreement and in any agreement, instrument, or document delivered pursuant to the Transaction Agreement or in connection therewith;

•       we and our subsidiaries shall have performed and complied with in all material respects all covenants and agreements required by the Transaction Agreement to be performed or complied with by us or them on or prior to the closing date of the Transaction;

•       we shall have taken all necessary corporate and other action to increase the size of our board of directors to a total of eight members and to appoint three individuals designated by HWC Energy Services and reasonably acceptable to us, such appointments to be effective immediately following the closing of the Transaction;

•       we shall have obtained all director and stockholder approvals necessary to approve a certificate of amendment to our certificate of incorporation to renounce certain corporate opportunities, and such amendment shall have been filed the with the Secretary of State of Delaware to become effective as of the closing of the Transaction;

•       the registration rights with respect to our shares held or issuable to Halliburton Energy Services, Inc. and The Prudential Insurance Company of America or their affiliates shall have been terminated; and

•       we and HWC Energy Services shall have entered into a registration rights agreement regarding the shares of our common stock issued to HWC Energy Services upon consummation of the Transaction.

Conditions to the Obligations of Us, Merger Sub, and Acquisition Sub

The obligation of us, Merger Sub and Acquisition Sub to complete the Transaction is subject to the satisfaction or waiver of the following conditions:

•       accuracy in all material respects of the representations and warranties of HWC Energy Services contained in the Transaction Agreement, and in any agreement, instrument, or document delivered pursuant thereto or in connection therewith;

•       HWC Energy Services shall have caused the credit agreement encumbrances of Oil States International, Inc., to have been released insofar as they cover the shares of the capital stock of HWCES, HWC Limited, and HWC LLC, and HWCES, HWC Limited, and HWC LLC shall have been released from liability for any guarantees related to such credit agreement; and

•       HWC Energy Services, HWCES, HWC Limited, and HWC LLC, and HWCES shall have performed and complied with in all material respects all covenants and agreements required by the Transaction Agreement to be performed or complied with by them on or prior to the closing date of the Transaction.

Representations and Warranties

The Transaction Agreement contains representations and warranties made by each of the parties regarding aspects of their respective businesses, financial condition and structure, as well as other facts pertinent to the Transaction. Each of HWC Energy Services, HWCES, HWC Limited, and HWC LLC, on the one hand, and us, Merger Sub, and Acquisition Sub, on the other hand, has made representations and warranties to the other in the Transaction Agreement with respect to the following subject matters:

•       corporate or limited liability company existence, good standing and qualification to conduct business;

•       absence of any conflict or violation of organizational documents, third party agreements or law or regulation as a result of entering into and carrying out the obligations of the Transaction Agreement;

•       corporate or limited liability company power and authorization to enter into and carry out the obligations of the Transaction Agreement and the enforceability of the Transaction Agreement;

•       governmental, third party and regulatory approvals or consents required to complete the Transaction;

•       capitalization, including ownership of subsidiary capital stock or other form of equity interest, and the absence of restrictions or encumbrances with respect to capital stock or other form of equity interest of any subsidiary;

•       financial information, including accounts receivable;

•       absence of undisclosed liabilities;

•       absence of certain changes, events or circumstances;

•       tax matters;

•       compliance with laws;

•       litigation, government orders, judgments and decrees;

•       permits;

•       environmental matters;

•       insurance;

•       title to properties and encumbrances thereto;

•       sufficiency and condition of properties;

•       real property and leased property;

•       material contracts and agreements;

•       intellectual property;

•       labor and employment matters, including employee benefit plans;

•       customers and suppliers;

•       books and records;

•       illegal payments; and

•       brokers or finders.

Additionally, we have made certain representations regarding our filings and reports with the SEC, and HWC Energy Services has made certain representations regarding its investment experience, its investment intent, and restricted securities.

Conduct of Business Pending the Transaction

Except as expressly provided in the Transaction Agreement and except as consented to by us or HWC Energy Services, during the period from the date of the Transaction Agreement until the effective time of the Transaction, HWC Energy Services shall cause HWCES, HWC Limited, and HWC LLC, and we shall and shall cause our subsidiaries (i) to conduct our respective operations in the ordinary course of business consistent with past practice; (ii) to use reasonable efforts to preserve, maintain, and protect our respective properties; and (iii) to use reasonable efforts to preserve intact our respective business organizations, to keep available the services of our respective officers and employees, and to maintain existing relationships with material licensors, licensees, suppliers, contractors, distributors, customers, and others having material business relationships with us and them.

Operations of HWC Energy Services and HWCES, HWC Limited, and HWC LLC

Prior to the effective time of the Transaction, HWC Energy Services has agreed that it shall not cause or permit HWCES, HWC Limited, or HWC LLC to, and each of HWCES, HWC Limited, or HWC LLC, as to itself and their respective subsidiaries, has agreed that it shall not, without our prior written consent (which consent shall not be unreasonably withheld or delayed):

•       amend their organizational or charter documents;

•       (i) issue, sell, or deliver (whether through the issuance or granting of options, warrants, commitments, subscriptions, rights to purchase, or otherwise) any shares of capital stock of any class or any other securities or equity equivalents; or (ii) amend in any respect any of the terms of any such securities outstanding as of the date hereof;

•       (i) split, combine, or reclassify any shares of their respective capital stock; (ii) declare, set aside, or pay any non-cash dividend or other non-cash distribution (whether in stock or property or any combination thereof) in respect of such capital stock; (iii) repurchase, redeem, or otherwise acquire any of their respective securities; or (iv) adopt a plan of complete or partial liquidation or resolutions providing for or authorizing a liquidation, dissolution, merger, consolidation, restructuring, recapitalization, or other reorganization;

•       (i) except in the ordinary course of business consistent with past practice, create, incur, guarantee, or assume any indebtedness for borrowed money or otherwise become liable or responsible for the obligations of any other person; (ii) make any loans, advances, or capital contributions to, or investments in, any other person (other than customary loans or advances to employees in amounts not material to the maker of such loan or advance); (iii) pledge or otherwise encumber shares of capital stock; or (iv) except in the ordinary course of business consistent with past practice, mortgage or pledge any of their respective assets, tangible or intangible, or create or suffer to exist any lien thereupon, except, in each of (i) through (iv) above, in connection with guarantees of credit agreement Indebtedness or encumbrances, which will be released at the closing of the Transaction;

•       (i) enter into, adopt, or (except as may be required by law) amend or terminate any bonus, profit sharing, compensation, severance, termination, stock option, stock appreciation right, restricted stock, performance unit, stock equivalent, stock purchase, pension, retirement, deferred compensation, employment, severance, or other employee benefit agreement, trust, plan, fund, or other arrangement for the benefit or welfare of any director, officer, or employee of HWCES, HWC Limited, or HWC LLC or any of their respective subsidiaries; (ii) except for normal increases in the ordinary course of business consistent with past practice that, in the aggregate, do not result in a material increase in benefits or compensation expense to HWCES, HWC Limited, or HWC LLC or any of their respective subsidiaries, increase in any manner the compensation or fringe benefits of any director, officer, or employee of HWCES, HWC Limited, or HWC LLC or any of their respective subsidiaries; or (iii) pay to any director, officer, or employee of HWCES, HWC Limited, or HWC LLC or any of their respective subsidiaries any benefit not required by any employee benefit agreement, trust, plan, fund, or other arrangement as in effect on the date of the Transaction Agreement;

•       acquire, sell, lease, transfer, or otherwise dispose of, directly or indirectly, any assets outside the ordinary course of business consistent with past practice or any assets that in the aggregate are material to them and any of their respective subsidiaries considered as a whole, except that HWCES, HWC Limited, and HWC LLC shall be entitled to transfer certain excluded assets to HWC Energy Services or any of its affiliates prior to the closing of the Transaction;

•       acquire (by merger, consolidation, or acquisition of stock or assets or otherwise) any corporation, partnership, or other business organization or division thereof;

•       make any unbudgeted capital expenditure or expenditures which, individually, is in excess of $100,000 or, in the aggregate, are in excess of $500,000;

•       except in the ordinary course of business consistent with past practice, amend any tax return or make any tax election or settle or compromise any federal, state, local, or foreign tax liability material to HWCES, HWC Limited, or HWC LLC and any of their respective subsidiaries considered as a whole;

•       enter into any lease, contract, agreement, commitment, arrangement, or transaction outside the ordinary course of business consistent with past practice;

•       amend, modify, or change in any material respect any existing material lease, contract, or agreement, other than in the ordinary course of business consistent with past practice;

•       waive, release, grant, or transfer any material rights of value, other than in the ordinary course of business consistent with past practice;

•       change any of their respective banking or safe deposit arrangements;

•       take any action which would or might make any of their representations or warranties contained in the Transaction Agreement untrue or inaccurate as of any time from the date of the Transaction Agreement to the closing of the Transaction or would or might result in any of the conditions set forth in the Transaction Agreement not being satisfied; or

•       authorize or propose, or agree in writing or otherwise to take, any of the actions described above.

Operations of Us, Merger Sub, and Acquisition Sub

Prior to the effective time of the Transaction, we have agreed as to us and our subsidiaries that we shall not and we shall not permit our subsidiaries to, without the prior written consent of HWC Energy Services (which consent shall not be unreasonably withheld or delayed):

•       amend our or any of our subsidiaries’ organizational or charter documents;

•       (i) issue, sell, or deliver (whether through the issuance or granting of options, warrants, commitments, subscriptions, rights to purchase, or otherwise) any shares of our common stock or any other securities or equity equivalents other than the issuance of options to purchase up to 250,000 shares of our common stock under stock option plans currently authorized and the issuance of our common stock upon the exercise of options issued thereunder that are outstanding on the date hereof or pursuant to the exercise or conversion of our securities outstanding on the date of the Transaction Agreement, in each case in accordance with their terms; or (ii) amend in any material respect any of the terms of any such securities outstanding as of the date of the Transaction Agreement;

•       (i) split, combine, or reclassify any shares of our common stock or any other securities or equity equivalents; (ii) declare, set aside, or pay any dividend or other distribution (whether in cash, stock, or property or any combination thereof) in respect of our common stock or any other securities or equity equivalents, except in the case of permitted refinancing transactions; (iii) repurchase, redeem, or otherwise acquire any shares of our common stock or any other securities or equity equivalents, except in the case of permitted refinancing transactions; or (iv) adopt a plan of complete or partial liquidation or resolutions providing for or authorizing a liquidation, dissolution, merger, consolidation, restructuring, recapitalization, or other reorganization of us or any of our subsidiaries;

•       (i) except in the ordinary course of business consistent with past practice, create, incur, guarantee, or assume any indebtedness for borrowed money or otherwise become liable or responsible for the obligations of any other person; (ii) make any loans, advances, or capital contributions to, or investments in, any other person (other than customary loans or advances to employees in amounts not material to the maker of such loan or advance); (iii) pledge or otherwise encumber shares of capital stock of us or our subsidiaries; or (iv) except in the ordinary course of business consistent with past practice, mortgage or pledge any of their respective assets, tangible or intangible, or create or suffer to exist any lien thereupon, except, in each of (i) through (iv) above, in connection with the refinancing of our indebtedness with Prudential;

•       (i) enter into, adopt, or (except as may be required by law) amend or terminate any bonus, profit sharing, compensation, severance, termination, stock option, stock appreciation right, restricted stock, performance unit, stock equivalent, stock purchase, pension, retirement, deferred compensation, employment, severance, or other employee benefit agreement, trust, plan, fund, or other arrangement for the benefit or welfare of any director, officer, or employee of us or our subsidiaries; (ii) except for normal increases in the ordinary course of business consistent with past practice that, in the aggregate, do not result in a material increase in benefits or compensation expense to us or any of our subsidiaries, increase in any manner the compensation or fringe benefits of any director, officer, or employee of us or our subsidiaries; or (iii) pay to any director, officer, or employee of us or our subsidiaries any benefit not required by any employee benefit agreement, trust, plan, fund, or other arrangement as in effect on the date of the Transaction Agreement;

•       acquire, sell, lease, transfer, or otherwise dispose of, directly or indirectly, any assets outside the ordinary course of business consistent with past practice or any assets that in the aggregate are material to us and our subsidiaries considered as a whole;

•       acquire (by merger, consolidation, or acquisition of stock or assets or otherwise) any corporation, partnership, or other business organization or division thereof that, individually or in the aggregate, would be material to us and our subsidiaries considered as a whole;

•       make any unbudgeted capital expenditure or expenditures which, individually, is in excess of $50,000 or, in the aggregate, are in excess of $200,000;

•       except in the ordinary course of business consistent with past practice, amend any tax return or make any tax election or settle or compromise any federal, state, local, or foreign tax liability material to us and our subsidiaries considered as a whole;

•       enter into any lease, contract, agreement, commitment, arrangement, or transaction outside the ordinary course of business consistent with past practice;

•       amend, modify, or change in any material respect any existing material lease, contract, or agreement, other than in the ordinary course of business consistent with past practice;

•       waive, release, grant, or transfer any material rights of value, other than in the ordinary course of business consistent with past practice;

•       take any action which would or might make any of the representations or warranties of us or any of our subsidiaries contained in the Transaction Agreement untrue or inaccurate as of any time from the date of the Transaction Agreement to the closing of the Transaction or would or might result in any of the conditions set forth in the Transaction Agreement not being satisfied; or

•       authorize or propose, or agree in writing or otherwise to take, any of the actions above.

Reasonable Efforts to Consummate the Transaction

Each party to the Transaction Agreement agrees that it will not voluntarily undertake any course of action inconsistent with the provisions or intent of the Transaction Agreement and will use its reasonable efforts to take, or cause to be taken, all action and to do, or cause to be done, all things reasonably necessary, proper, or advisable under applicable laws to consummate the transactions contemplated in the Transaction Agreement.

No Solicitation of Alternative Transactions

From the date of the Transaction Agreement until the earlier of the termination of the Transaction Agreement and the closing of the Transaction, none of HWC Energy Services, HWCES, HWC Limited, HWC LLC, or their respective subsidiaries or any affiliate, director, officer, employee, or representative of HWCES, HWC Limited, HWC LLC or their respective subsidiaries shall (i) directly or indirectly solicit or initiate discussions or negotiations with any person (other than us) concerning any merger, consolidation, sale of assets, tender offer, sale of shares of capital stock, or similar transaction involving HWCES, HWC Limited, HWC LLC, or any of their respective subsidiaries, or (ii) disclose directly or indirectly to any person preparing to make an acquisition proposal involving HWCES, HWC Limited, HWC LLC, or any of their respective subsidiaries any confidential information regarding HWCES, HWC Limited, HWC LLC, or any of their respective subsidiaries, or (iii) enter into any agreement, arrangement, understanding, or commitment regarding any acquisition proposal involving HWCES, HWC Limited, HWC LLC, or any of their respective subsidiaries; provided, however, that these restrictions shall not apply to any acquisition proposal relating to Oil States International, Inc. and its subsidiaries as a whole.

Employee Benefit Plans

Immediately following the closing of the Transaction, we shall provide, or cause the surviving company to provide, employees of HWCES, HWC Limited, HWC LLC, and their respective subsidiaries (excluding employees covered by collective bargaining agreements) with pension, health, medical, and other similar employee benefits under employee benefit plans (as such term is defined in Section 3(3) of ERISA) that are no less favorable, in the aggregate, than the comparable employee benefits provided for such employees by HWCES, HWC Limited, HWC LLC, and their respective subsidiaries as of the date of the Transaction Agreement (excluding, for these purposes, (i) any award, reward, incentive, or other bonus plan, program, or arrangement and (ii) any plan, program, or arrangement relating in any way to any shares of capital stock of HWC Energy Services or any of its affiliates). Notwithstanding the foregoing, except as otherwise expressly provided by the Transaction Agreement, we are not required (x) to maintain any particular plan, program, or arrangement following the closing of the Transaction or (y) obligated to issue to employees of HWCES, HWC Limited, HWC LLC, and their respective subsidiaries, or adopt any plan, program, or arrangement to provide for the issuance to such employees of, any shares of their capital stock or any securities convertible into or exchangeable for such shares or any options or other rights in respect of such shares or such convertible or exchangeable securities.

The employee benefit plans of HWCES, HWC Limited, HWC LLC as currently in effect (with such changes after the closing of the Transaction as we determine to be necessary or desirable) shall be maintained by us after the closing of the Transaction until December 31, 2006 and payments shall be made in accordance with such plan, as amended, and consistent with past practice, to the extent accrued on the financial statements of HWC Energy Services.

We shall pay, or cause the surviving company to pay, without offset, deduction, counterclaim, interruption, or deferment (other than as required by applicable law) all benefits due under the terms of all contracts, agreements, policies, and commitments of HWCES, HWC Limited, HWC LLC, and their respective subsidiaries with or with respect to their present or former directors, officers, and employees, including, without limitation, benefits that are vested or accrued at or prior to the effective time of the Transaction or which become vested or accrued as a result of the transactions contemplated in the Transaction Agreement, which benefits have not been satisfied.

American Stock Exchange Listing

We are required to use our reasonable efforts to cause the shares of common stock issued to HWC Energy Services in the Transaction to be approved for listing on the American Stock Exchange, subject to official notice of issuance, prior to the effective time of the Transaction.

Expenses

Except as otherwise expressly provided in the Transaction Agreement, all fees and expenses, including fees and expenses of counsel, financial advisors, and accountants, incurred by any party shall be borne by the party incurring such fees and expenses; provided, however, that fees and expenses incurred by HWC Energy Services on behalf of or for the benefit of HWCES, HWC Limited, and HWC LLC, in connection with the Transaction Agreement shall be reimbursed by us promptly after closing of the Transaction, if closing occurs.

Termination of the Transaction Agreement

The Transaction Agreement may be terminated and the transactions contemplated therein abandoned at any time prior to the closing of the Transaction in the following manner:

•       by mutual written consent of HWC Energy Services and us;

•       by either HWC Energy Services or us, if the closing of the Transaction shall not have occurred on or before April 1, 2006, unless the failure to close is due to a breach of the Transaction Agreement by the party seeking to terminate the Transaction Agreement;

•       by us, upon a breach of any representation, warranty, covenant, obligation or agreement on the part of HWC Energy Services, HWCES, HWC Limited, or HWC LLC set forth in the Transaction agreement or if any representation or warranty of HWC Energy Services, HWCES, HWC Limited, or HWC LLC is untrue, in either case such that the conditions to closing the Transaction would not be satisfied and such breach or untruth is not curable by HWC Energy Services, HWCES, HWC Limited, or HWC LLC, or if curable, is not cured within 30 days after we have delivered notice thereof to HWC Energy Services;

•       by HWC Energy Services, upon a breach of any representation, warranty, covenant, obligation or agreement on the part of us, Merger Sub, or Acquisition Sub set forth in the Transaction Agreement or if any representation or warranty of us, Merger Sub, or Acquisition Sub is untrue, in either case such that the conditions to close the Transaction would not be satisfied and such breach or untruth is not curable by us, Merger Sub, or Acquisition Sub, or, if curable, is not cured within 30 days after we have received notice thereof;

•       by us or HWC Energy Services, if the requisite approval by our stockholders is not obtained at the annual meeting (including any adjournment or postponement thereof);

•       by HWC Energy Services, if our board of directors (i) fails to recommend, or withdraws, modifies or changes in any manner adverse to HWC Energy Services its recommendation of, the Transaction Agreement and the Transaction to our stockholders or (ii) resolves to take any such action; or

•       by either HWC Energy Services or us, if there shall be any statute, rule, or regulation that makes consummation of the transactions contemplated in the Transaction Agreement illegal or otherwise prohibited or a governmental authority shall have issued an order, decree, or ruling or taken any other action permanently restraining, enjoining, or otherwise prohibiting the consummation of the transactions contemplated in the Transaction Agreement, and such order, decree, ruling, or other action shall have become final and nonappealable.

In the event of the termination of the Transaction Agreement pursuant one of the conditions listed above by us or HWC Energy Services, the Transaction Agreement shall become void and have no effect, and there shall be no liability hereunder on the part of us, Merger Sub, Acquisition Sub, HWC Energy Services, HWCES, HWC Limited, or HWC LLC, or any of their respective directors, officers, employees, stockholders, or representatives. The termination of the Transaction Agreement shall not, however, relieve any party from liability for any breach of the Transaction Agreement.

Amendment and Waiver

Any provision of the Transaction Agreement (including the exhibits thereto) may be amended, to the extent permitted by applicable law, prior to the effective time of the Transaction if, and only if, such amendment is in writing and signed by the parties thereto.

Each of the parties to the Transaction Agreement may (i) waive any inaccuracies in the representations and warranties of the other contained in the Transaction Agreement or in any document, certificate or writing delivered pursuant thereto or (ii) waive compliance by the other with any of the other’s agreements or fulfillment of any conditions to its own obligations contained in the Transaction Agreement. Any agreement on the part of a party to the Transaction Agreement to any such waiver shall be valid only if set forth in an instrument in writing signed by or on behalf of such party.

Indemnification

HWC Energy Services has agreed to indemnify, defend, and hold harmless us and our affiliates from and against any and all claims, actions, causes of action, demands, assessments, losses, damages, liabilities, judgments, settlements, penalties, costs, and expenses (including reasonable attorneys’ fees and expenses), of any nature whatsoever, asserted against, resulting to, imposed upon, or incurred by us and our affiliates, directly or indirectly, by reason of or resulting from any untruth, inaccuracy or breach of any of the representations, warranties, covenants, or agreements of HWC Energy Services, HWCES, HWC Limited, and HWC LLC contained in the Transaction Agreement or in any document delivered pursuant thereto.

We have agreed to indemnify, defend, and hold harmless the HWC Energy Services and its affiliates from and against any and all claims, actions, causes of action, demands, assessments, losses, damages, liabilities, judgments, settlements, penalties, costs, and expenses (including reasonable attorneys’ fees and expenses), of any nature whatsoever, asserted against, resulting to, imposed upon, or incurred by the HWC Energy Services and its affiliates, directly or indirectly, by reason of or resulting from any untruth, inaccuracy or breach of any of the representations, warranties, covenants, or agreements of us, Acquisition Sub, and Merger Sub contained in the Transaction Agreement or in any transaction document delivered pursuant thereto.

The maximum amount of damages for which one party may be liable to the other party is generally $3.9 million except in the event of certain representations and warranties relating to the capitalization of the parties and their subsidiaries, authority to enter into the Transaction, brokers and finders fees, the issuance of the shares of our common stock and the senior subordinated promissory notes, and payments made in violation of the Foreign Corrupt Practices Act, in which case the maximum amount of damages is $39.0 million. No party shall be entitled to indemnification until such damages exceed $390,000, and then only for the amount by which such damages exceed this deductible.

Registration Rights

In connection with the closing of the transaction, we and HWC Energy Services will enter into a registration rights agreement for the benefit of the holders of outstanding shares of our common stock to be issued in connection with the Transaction. Pursuant to the registration rights agreement, we will agree to (i) file within 30 days after the closing date of the Transaction a registration statement covering resales of the shares of common stock issuable upon effectiveness of the Transaction, (ii) use our reasonable best efforts to have such registration statement declared effective by the SEC as soon as practicable thereafter, and (iii) maintain the effectiveness of the registration statement until the earlier of (I) the later of (a) the date which is 24 months after the closing date and (b) such time as HWC Energy Services ceases to own at least 5% of the outstanding shares of our common stock, and (II) the later of (x) the fourth anniversary of the closing date and (y) the earliest date that all of the shares registered thereunder have been sold under the registration statement or otherwise ceased to be “registrable shares” (as defined in the registration rights agreement).

Although we intend to file the registration statement described above on Form S-3 shortly after the effectiveness of the Transaction, in accordance with the provisions of the registration rights agreement, there can be no assurance that the registration statement will become effective.

We will also provide each holder of registrable shares copies of the prospectus that is a part of the registration statement, notify such holder when the registration statement has become effective, and take certain other actions as are required to permit and effectuate unrestricted resales. A holder who sells such registered shares under the registration statement generally will be required to be named as a selling security holder in the related prospectus and to deliver a prospectus to purchasers, will be subject to certain of the civil liability provisions under the Securities Act in connection with the sales, and will be bound by the provisions of the registration rights agreement that are applicable to the holder (including certain indemnification and contribution rights and obligations).

In the event that we propose to register any shares other than the registrable shares, HWC Energy Services shall have the right to include in such registration any number of its registrable shares. However, if the managing underwriter advises us that the inclusion of such registrable shares would interfere with the successful marketing of the shares proposed to be registered, then the shares shall be included in the registration as follows: (x) first, authorized but unissued shares of our common stock, and (y) second, the registrable shares and any other shares to be included in the registration on a pro rata basis.

If we register shares of our common stock in an underwritten public offering, HWC Energy Services shall not sell publicly, make any short sale of, grant any option for the purchase of, or otherwise dispose publicly of, any common stock (other than those shares included in such registration pursuant to the terms of the registration rights agreement) with our prior written consent, for a period designated by us, which period shall begin not more than 10 days prior to the date of the final prospectus pursuant to which such public offering shall be made and shall not last more than 90 days after the date of such final prospectus. We will not register shares that would trigger this provision for at least 90 days after the effectiveness of the initial registration statement we file.

We have the right to direct holders to suspend sales of registrable shares under the registration statement if we are engaged in confidential negotiations or other confidential business activities or upon the occurrence of an event, in each case (A) that would require additional disclosure of material information in the registration statement and that has not been so disclosed, (B) as to which we have a bona fide business purpose of preserving confidentiality, or (C) that renders us unable to comply with SEC requirements. We may not require that sales be suspended for more than 60 days in any 12-month period and in no event may we give such notice to HWC to suspend sales during the 14 days following the second business day following receipt by us of notice by HWC Energy Services that HWC Energy Services desires to promptly sell registrable shares.

The preceding summary of certain provisions of the registration rights agreement is not intended to be complete, and you should read this summary together with the complete text of the registration rights agreement attached hereto as Annex C.

PROPOSAL 2:
ELECTION OF CLASS II DIRECTORS

Our Board of Directors

Our business and affairs are managed by our board of directors, which exercises all of our corporate powers and establishes broad corporate policies. Our certificate of incorporation requires that our board of directors consist of at least three and no more than nine individuals, with the exact number to be determined by the board. Currently, the size of our board of directors is fixed at five members, thereby requiring us to have a minimum of three independent directors under the rules of the American Stock Exchange. Of our current directors, W. Richard Anderson, Robert S. Herlin, and E. J. “Jed” DiPaolo are each “independent” as defined under the rules of the American Stock Exchange.

Our certificate of incorporation requires that our board of directors be divided into three classes, with each class having a staggered three-year term. Directors are elected to serve until the annual meeting of stockholders for the year in which their term expires and until their successors have been elected and qualified, subject, however, to their prior death, resignation, retirement, disqualification or removal from office. Assuming a quorum is present at the annual meeting, two Class II directors will be elected by a plurality of the votes of the holders of common stock present in person or represented by proxy at the meeting. Abstentions and broker non-votes have no effect on the vote. All duly submitted and unrevoked proxies will be voted for E.J. “Jed” DiPaolo and Jerry L. Winchester, the Class II nominees, except where authorization so to vote is withheld. If any nominee should become unavailable for election for any unforeseen reason, the persons designated as proxies will have full discretion to vote for another person nominated by the board of directors.

Messrs. DiPaolo and Winchester, the nominees selected to stand for re-election to our board of directors, have consented to serve as Class II directors if elected. Messrs. DiPaolo and Winchester are presently directors and have served continuously in that capacity since 2003 and 1998, respectively.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” THE ELECTION OF EACH OF THE FOLLOWING DIRECTOR NOMINEES:

Name of Nominee	Age	Year First Elected Director	Position	Class	Term
E.J. “Jed” DiPaolo	52	1999	Director	II	Expires 2008
Jerry L. Winchester	47	1998	Director	II	Expires 2008

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

The following tables list the names and ages of each of our directors and executive officers, as well as those persons expected to make a significant contribution to us. There are no family relationships between any director and any other director or executive officer.

Name	Age	Position
K. Kirk Krist	47	Chairman of the Board
Jerry L. Winchester	47	President, Chief Executive Officer, Chief Operating Officer, and Director
W. Richard Anderson(1)	52	Director
E. J. DiPaolo(1)	52	Director
Robert S. Herlin(1)	50	Director
Dewitt H. Edwards	47	Senior Vice President—Finance, Administration
Kevin D. Johnson	53	Vice President—Accounting

(1)          Member of the audit and compensation committees.

Biographies of Executive Officers And Directors

K. Kirk Krist has served as a Class III director since the acquisition of IWC Services by us on July 29, 1997. Mr. Krist’s term as a director will expire on the date of the annual meeting of stockholders scheduled for calendar year 2006. On December 4, 2002, Mr. Krist was elected Chairman of the Board. Mr. Krist is a 1982 graduate of the University of Texas with a B.B.A. in Business. He has been a self-employed oil and natural gas investor and venture capitalist since 1982.

Jerry L. Winchester has served as our President, Class II Director and Chief Operating Officer since 1998. In July 2002 he assumed the position of Chief Executive Officer. Mr. Winchester will continue to serve as a Class II Director for a term that will expire on the date of the annual meeting of stockholders scheduled for calendar year 2005, and he is presently up for reelection for a term that will expire in 2008. Prior to joining us, Mr. Winchester was employed by Halliburton Energy Services since 1981 in positions of increasing responsibility, most recently as Global Manager—Well Control, Coil Tubing and Special Services. He received his B.S. in Engineering Technology from Oklahoma State University in 1982 and is an active member of the Society of Petroleum Engineers and the International Association of Drilling Contractors.

W. Richard Anderson has served as a Class I director since August 1999. Mr. Anderson also serves as chairman of the Audit Committee and is a member of the Compensation Committee. Mr. Anderson serves as a Class I Director for a term that will expire on the date of the annual meeting of stockholders scheduled for calendar year 2007. Mr. Anderson is the President, Chief Financial Officer and a director of Prime Natural Resources, a closely-held exploration and production company. Prior to his employment at Prime Natural Resources in January 1999, he was employed by Hein & Associates LLP, a certified public accounting firm, where he served as a partner from 1989 to January 1995 and as a managing partner from January 1995 until October 1998.

Robert S. Herlin was appointed a Class I director on September 30, 2003. Mr. Herlin serves on the Audit Committee and chairs the Compensation Committee. Mr. Herlin serves as a Class I Director for a term that will expire on the date of the annual meeting of stockholders scheduled for calendar year 2007. Since 2003, Mr. Herlin has served as the President, CEO and a Director of Natural Gas Systems, a private company involved in the acquisition and redevelopment of oil and gas properties. Since 2003, Mr. Herlin has served as a partner with Tatum Partners, a service company that provides CFO’s and CEO’s on a contract basis to clients. Prior to his employment at Natural Gas Systems, he was CFO of Intercontinental Tower Corporation, a wireless telecom infrastructure operation in South America from 2000 to 2003. From 1997 to 2000, he was President, CEO and CFO of Benz Energy, a company engaged in oil and gas exploration based on 3-D seismic information. Benz Energy filed for protection in November 2000 under Chapter 11 of Federal bankruptcy law; subsequently the filing was converted to a Chapter 7.

E.J. “Jed” DiPaolo has served as a director from May 1999 to December 4, 2002, then was reappointed on September 30, 2003. Mr. DiPaolo is presently up for reelection for a term that will expire in 2008. Mr. DiPaolo also serves on the Audit and Compensation Committees. Since August of 2003, Mr. DiPaolo is a consultant with Growth Capital Partners, L.P., a company engaged in investments and merchant banking. Mr. DiPaolo was the Senior Vice President, Global Business Development of Halliburton Energy Services, having had responsibility for all worldwide business development activities until his retirement in 2002. Mr. DiPaolo was employed at Halliburton Energy Services from 1976 until his retirement and held progressive positions of responsibility.

Dewitt H. Edwards has served as our Senior Vice President—Finance and Principal Financial Officer since April 2005. His primary responsibilities consists of all corporate financial functions including accounting, planning and SEC reporting, as well as responsibility for all administrative functions including legal, risk management and employee benefits. Prior to his employment, Mr. Edwards served as a consultant to us. He had been engaged to work on initiatives to refinance our debt and improve its overall capital structure and liquidity. Mr. Edwards was previously employed by us as our Executive Vice President from September 1998 through May 2002. Prior to that, Mr. Edwards was employed by Halliburton Energy Services for 19 years where he served in positions of increasing authority, including Mid Continent Area Manager and North America Resource Manager.

Kevin D. Johnson has served as our Vice President—Accounting since April 2005. Mr. Johnson previously served as our Senior Vice President—Finance since March 2003 and controller since July 1999. Prior to joining us, Mr. Johnson served as assistant controller from March 1997 through June 1999 for ITEQ, Inc., a public company, engaged in manufacturing and construction of storage tanks and industrial air filtration systems. Mr. Johnson worked for 10 years in various accounting capacities from August 1987 to January 1997 with Battle Mountain Gold Company, a public company engaged in world-wide gold mining, and prior to that, in the oilfield service sector from July 1978 to May 1987 in various capacities including corporate controller at Galveston Houston Company, a public company at that time. Prior to his employment at Galveston Houston Company, Mr. Johnson was employed by Brown and Root (KBR) where Mr. Johnson started as a systems analyst and accountant. Mr. Johnson graduated with a BBA in Accounting/Information Systems from the University of North Texas in 1975.

COMMITTEES AND BOARD MEETINGS

As permitted by our bylaws, our board of directors has designated from its members a Compensation Committee and an Audit Committee. We do not have a standing nominating committee of the board of directors or any other committee that performs a similar function. During 2004, the board of directors held four regular meetings. During 2005, the board of directors held four regular meetings. All current directors attended 100% of such meetings held during the period in which such director served, except that Mr. Anderson was out of the country and not able to attend the November 10, 2004 meeting. In addition, the current committees of our board of directors, the composition and functions thereof and the number of meetings held in 2004 and 2005 are as set forth below:

Compensation Committee.   Our Compensation Committee is comprised of two or more directors appointed from time to time by, and serving at the discretion of, the board of directors. Our board of directors appointed Messrs. DiPaolo and Herlin to join Mr. Anderson on the Compensation Committee effective November 12, 2003, and Mr. Herlin was designated the chairman of the committee. The Compensation Committee administers our stock option plans, and in this capacity makes all option grants or awards to employees, including executive officers, under the plans. In addition, the Compensation Committee is responsible for making recommendations to the board of directors with respect to the compensation of our chief executive officer and our other executive officers and for establishing compensation and employee benefit policies. The Compensation Committee met two times during 2004 and once during 2005. The Compensation Committee approved the Mr. Krist’s new consulting agreement. See “Board Compensation Committee Report on Executive Compensation—Compensation Arrangements.”

Consideration of Director Nominees

We do not presently maintain a nominating committee of the board of directors. Instead, we rely on the judgment of our independent board members to identify and select qualified candidates for election to our board. Our board has determined that the establishment of a nominating committee would add to the administrative burden of our independent directors, who already serve on the Audit Committee or Compensation Committee, or both, and is unnecessary given the small size of our current board and the stability of the composition of our board. Our independent directors identify nominees to the board according to the criteria outlined below, and the board ultimately selects nominees based upon the same criteria.

Our independent directors consider the following criteria in recommending the nomination of individuals for re-election to our board:

•       Record of past attendance at board of directors and committee meetings;

•       Ability to contribute to a positive, focused atmosphere in the board room;

•       Absence of any cause for removal from the board of directors; and

•       Past contributions in service on the board of directors.

In addition, all nominees for re-election shall evidence a desire and willingness to attend future board of directors and committee meetings. All decisions regarding whether to recommend the nomination of a director for re-election is within the sole discretion of the independent members of our board.

Our independent directors consider the following criteria in recommending new nominees to the board of directors and its committees from time to time:

•       Expertise and perspective needed to govern the business and strengthen and support executive management—for example: strong financial expertise, knowledge of international operations, or knowledge of the oil field services and petroleum industries.

•       Sound business judgment and a sufficiently broad perspective to make meaningful contributions, under pressure if necessary.

•       Interest and enthusiasm in us and a commitment to become involved in its future.

•       The time and energy to meet board commitments.

•       Constructive participation in discussions, with the capacity to quickly understand and evaluate complex and diverse issues.

•       Dedication to the highest ethical standards.

•       Supportive of management, but independent, objective, and willing to question and challenge both openly and in private exchanges.

•  Willingness to anticipate and explore opportunities.

All decisions regarding whether to recommend the nomination of a new individual for election to the board of directors is within the sole discretion of the independent members of our board.

All new nominees and directors for re-election will be evaluated without regard to race, sex, age, religion, or physical disability.

AUDIT COMMITTEE REPORT

Audit Committee.   In 2004 and 2005, the members of the Audit Committee were Messrs. Anderson, DiPaolo, and Herlin. All members of the Audit Committee were “independent”, as such term is defined in Section 121(A) of the American Stock Exchange’s listing standards, at the time the members served on the Audit Committee. Messrs. Anderson, DiPaolo and Herlin currently serve on the Audit Committee. During 2004, the Audit Committee met four times. During 2005, the Audit Committee met four times. Our board of directors has adopted a written charter for the Audit Committee, and a copy of the Audit Committee charter is included as Exhibit A to this proxy statement. In accordance with the Audit Committee’s charter, the Audit Committee reviews our financial reporting processes, its system of internal controls, and the audit process for monitoring compliance with laws and regulations. In addition, the committee reviews, with our auditors, the scope of the audit procedures to be applied in the conduct of the annual audit, as well as the results of that audit. Our board has determined that each of the Audit Committee members is independent, in accordance with the audit committee requirements of the American Stock Exchange. Messrs Anderson and Herlin are financial experts within the meaning of Item 401(h) of Regulation S-K promulgated by the U.S. Securities and Exchange Commission.

The Audit Committee has reviewed and discussed the audited financial statements for the fiscal year ended December 31, 2004, with our management. The committee also discussed with UHY Mann Frankfort Stein & Lipp CPAs, LLP, (“UHY”), our independent auditors for the 2004 fiscal year, the matters required to be discussed by SAS 61 (Codification of Statements on Auditing Standards, AU § 380), as modified or supplemented, and have received the written disclosures and the letter from UHY required by Independence Standards Board Standard No. 1 (Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees), as modified or supplemented. The committee also discussed with UHY any issues relating to the independence of the Audit Committee. Based on the above review and discussions, the Audit Committee has recommended to the board of directors that the audited financial statements for the fiscal year ended December 31, 2004 be included in our Annual Report on Form 10-K.

Respectfully submitted,
THE AUDIT COMMITTEE
W. Richard Anderson
E. J. DiPaolo
Robert S. Herlin

During 2004 and 2003, we incurred the following fees for services performed by UHY Mann Frankfort Stein and Lipp, CPA’s LLP (“UHY”):

Fee Type	2004	2003
Audit Fees	$192,000	$152,000
Audit Related fees	53,000	45,300
Tax Fees	—	—
Other Fees	—	—
Total Fees	$245,000	$197,300

Audit Fees

Audit fees represent the aggregate fees for professional services rendered by UHY for the audit of our annual financial statements for the fiscal years ended December 31, 2004 and December 31, 2003, and the reviews of our financial statements included in our Forms 10-Q for all quarters of fiscal 2004 and 2003.

Audit Related Fees.   Audit-related fees include professional services rendered by UHY for audits of our employee benefit plans.

Tax Fees.   We use an independent consultant other than UHY to perform all tax related work.

All Other Fees.   We paid no other fees to UHY during 2004 and 2003.

Sarbanes-Oxley Section 404 Compliance Fees.   We use a third party firm to consult on the preparation of the Section 404 compliance.

Pre-Approval Policies and Procedures.   The Audit Committee has established written pre-approval policies that require the approval by the Audit Committee of all services provided by UHY as the principal independent accountants and all audit services provided by other independent accountants. All of the services described above provided by UHY to us were approved in accordance with the policy.

Work Performed by Principal Accountant’s Full Time, Permanent Employees.   UHY’s work on our audit was performed by UHY partners and employees.

The Selection of Auditors.   Our Board of Directors has appointed UHY as principal independent accountants to examine our financial statements and books and records for the years ending December 31, 2004 and 2003. The appointment was made upon the recommendation of the Audit Committee. UHY has advised that neither the firm nor any member of the firm has any direct financial interest or any material indirect interest in us. Also, during at least the past three years, neither the firm nor any member of the firm has had any connection with us in the capacity of promoter, underwriter, voting trustee, director, officer or employee.

Representatives of UHY will be present at the annual meeting, will have an opportunity to make a statement if they desire to do so and are expected to be available to respond to appropriate questions from stockholders.

Security Holder Communications

Security holder communications intended for the board of directors or for particular directors (other than stockholder proposals submitted pursuant to Exchange Act Rule 14a-8 and communications made in connection with such proposals) may be sent in care of our corporate secretary at Boots & Coots International Well Control, Inc., 11615 N. Houston Rosslyn, Houston, Texas 77086. The Secretary will forward all such communications to the board of directors or to particular directors as directed without screening such communications.

Code of Business Conduct and Ethics

We have adopted a Code of Business Conduct and Ethics that covers all employees, directors, and officers that relates to the honest and ethical conduct in all business dealings, full, fair accurate timely and understandable disclosures in all reports filed by us with or submitted to the Securities and Exchange Commission and in other public communications, compliance with applicable governmental rules and regulations, and avoidance of conflicts of interest. The Code of Business Conduct and Ethics is available on the ‘Company Info’ link at www.bncg.com. Copies of the Code of Business Conduct and Ethics may also be obtained upon written request of our Secretary at our principal executive office address.

Audit Committee Independence and Financial Experts

The Audit Committee reviews our financial reporting processes, our system of internal controls, and the audit process for monitoring compliance with laws and regulations. In addition, the committee reviews, with our auditors, the scope of the audit procedures to be applied in the conduct of the annual audit, as well as the results of that audit. Our board has determined that each of the Audit Committee members is independent, in accordance with the audit committee requirements of the American Stock Exchange and the Securities and Exchange Commission. Messrs Anderson and Herlin are financial experts within the meaning of Item 401(h) of Regulation S-K promulgated by the Securities and Exchange Commission.

EXECUTIVE COMPENSATION

The Summary Compensation Table below sets forth the cash and non-cash compensation information for the years ended December 31, 2005, 2004, 2003 and 2002 for the Chief Executive Officer and the other executive officers whose salary and bonus earned for services rendered to us exceeded $100,000 for the most recent fiscal year.

Summary Compensation Table

	Annual Compensation				Long-Term Compensation
					Awards				Payouts
Name And Principal Position	Year	Salary ($)	Bonus ($)	Other Annual Compen- sation(5)($)	Restricted Stock Award(s) ($)		Securities Underlying Options/ SARs (#)		LTIP Payouts ($)	All Other Compen- sation(6)($)
K. Kirk Krist(1)	2005	$240,000	__	$27,500	$60,000		__
Chairman of the	2004	242,175	$78,975	20,000	165,000	(1)	500,000	(1)
Board	2003	236,775	157,950	5,000
Jerry L. Winchester	2005	$268,000	__		$72,000	(2)	__			$6,654
Chief Executive	2004	268,000	62,500		72,000	(2)	__			3,900
Officer	2003	263,500	187,500		72,000	(2)	500,000	(2)		3,606
	2002	257,914								4,086
Dewitt Edwards	2005	$149,250	__	__			300,000	(3)
Senior Vice
President—Finance and Administration
Kevin Johnson	2005	$136,541	__	__	—-		—			$4,096
Vice President—	2004	132,667	31,250		None		150,000	(4)		4,917
Accounting	2003	127,833	62,500							3,835
	2002	98,944								3,360

(1)             Mr. Krist serves as a consultant to us and is compensated pursuant to terms of a Consulting Agreement. Effective July 14, 2004, we granted Mr. Krist options to purchase 400,000 shares of common stock at an exercise price equal to the fair market value of the shares on August 19, 2004 (the date the options were issued), of which 250,000 shares have vested with the remaining 150,000 to be vested over the next two years. Mr. Krist also received 300,000 shares of restricted stock (valued at $0.93 per share), of which 150,000 vested on August 13, 2004 with the remainder to vest over the next four years (vesting of the entire remainder may be accelerated upon completion of a merger or acquisition on terms satisfactory to the Board of Directors), conditioned upon continued contractual relationship at the time of each vesting. Non-executive board members, including Mr. Krist, receive $5,000 for each board meeting attended effective in the fourth quarter of 2003 and $2,500 for each special meeting of the board, which is reflected in Mr. Krist’s compensation under the heading “Other Annual Compensation”. In 2004, Mr. Krist also received a one-time, 100,000 share stock option vesting over a two year period for services as a member.

(2)             Effective October 1, 2003, we granted Mr. Winchester options to purchase 500,000 shares of common stock at an exercise price equal to the fair market value of the shares on that date. Mr. Winchester also received 300,000 shares of restricted stock, of which 120,000 have vested with the remainder to vest over the next three years, conditioned upon continued employment at the time of each vesting.

(3)             Effective October 12, 2005, Mr. Edwards received 300,000 stock options to purchase common stock, vesting over three years, 50 percent in 2006 and 25 percent in 2007 and 2008, pursuant to the 2004 Long Term Incentive Plan. Mr. Edwards joined the Company on April 1, 2005.

(4)             Effective November 1, 2004, Mr. Johnson received 150,000 stock options to purchase common stock, vesting over three years, 50 percent in 2005 and 25 percent in 2006 and 2007, pursuant to the 2004 Long Term Incentive Plan.

(5)             Consists of fees paid for attendance at the Board meetings.

(6)             Reflects life insurance premiums and matching contributions to 401(k) plan.

Option/SAR Grants During 2004-2005

The following table sets forth information regarding options granted during 2004 and 2005.

Name	Number of Securities Underlying Option/SARs Granted (#)	Percent of Total Options/SARs Granted to Employees In Fiscal Year	Exercise of Base Price ($/Share)	Expiration Date	5% ($)	10% ($)
K. Kirk Krist	400,000	9.0%	$.93	8/18/14	$234,000	$593,000
Kevin Johnson	150,000	3.4%	$.67	11/01/10	$63,000	$160,000
Dewitt Edwards	300,000	40.0%	$1.13	10/12/11	$115,000	$262,000

Aggregated Option/SAR Exercises and December 31, 2005 Option/SAR Values

The following table sets forth information regarding option exercises during 2004 and 2005, and the number and value of exercisable and unexercisable options at December 31, 2005. The value of unexercised options at December 31, 2005, is based on the fair market value of shares of common stock on the date indicated. Actual value received upon exercise and sale may vary materially from the value set forth in the table.

Name	Shares Acquired on Exercise (#)	Value Realized ($)	Number of Securities Underlying Unexercised Options/SARs at December 31, 2005 (shares)		Value of Unexercised In the Money Options/SARs at December 31, 2005 ($)
			Exercisable	Unexercisable	Exercisable	Unexercisable
K. Kirk Krist	—	—	500,000	—	$44,000	—
Jerry L. Winchester	—	—	537,500	—	—	—
Dewitt Edwards	—	—	—	300,000	—	—
Kevin Johnson	—	—	158,100	75,000	$27,750	$27,750

Equity Compensation Plan Information

The following table reflects aggregate securities to be issued and outstanding under all current equity compensation plans.

	Number of securities to be issued upon exercise of outstanding options and warrants (a)	Weighted-average exercise price of outstanding options, warrants and rights (b)	Number of Securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)
Plan Category
Equity compensation plans approved by security holders	5,847,000	$1.02	2,030,000
Equity compensation plans not approved by security holders	—	—	—
Total	5,847,000	$1.02	2,030,000

Compensation Committee Interlocks and Insider Participation

In the period covered by this report, none of our executive officers served as a board member or member of a Compensation Committee or similar body for another company that had an executive officer serving as a member of our board of directors or Compensation Committee.

BOARD COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

Determination of Executive Compensation.   The objectives of the Compensation Committee in determining executive compensation are to retain and reward qualified individuals serving as our executive officers. To achieve these objectives, the committee relies primarily on salary, annual bonuses (awardable either in stock or cash) and awards under our various stock option plans. In making its decisions, the committee takes into account the conditions within our industry, our income statement and cash flow, and the attainment of any designated business objectives. Individual performances are also reviewed, taking into account the individual’s responsibilities, experience and potential, his or her period of service and current salary and the individual’s compensation level as compared to similar positions at other companies. The committee’s evaluation of these considerations is, for the most part, subjective and, to date, it has not established any specific written compensation plans or formulas pursuant to which the executive officers’ annual compensation is determined. Messrs. Anderson, DiPaolo and Herlin currently serve on the Compensation Committee.

The board of directors instructed the Compensation Committee to review and determine the most effective means in which to compensate and provide incentives for the board as a whole, the Chief Executive Officer, our executive management and our non-employee outside directors. The Compensation Committee established a bonus plan that awards executive management and certain employees a cash bonus in an amount equal to a varying percentage of their base salary depending our performance against certain net income and EBITDA goals.

Compensation Arrangements

Determination of the Chief Executive Officer’s Compensation.   On July 27, 2002, we appointed Jerry L. Winchester as its Chief Executive Officer. Under the terms of his employment agreement, we pay Mr. Winchester an annual salary of $250,000 and an annual automobile allowance of $18,000. In addition, on October 1, 2003 Mr. Winchester was granted an option to purchase up to 500,000 shares of our common stock at a per share price of $1.20, which was the fair market value of our common stock on that date. The option vested on the effective date of the agreement. Mr. Winchester was also granted 300,000 shares of restricted stock with 60,000 shares vesting on the effective date of his employment agreement and the remainder vesting over the following four years, conditioned upon continued employment at the time of each vesting. The terms of Mr. Winchester’s contract were negotiated utilizing the input of a third party compensation consultant who evaluated competitive market trends and a market study, and the terms were based upon the key roles of Mr. Winchester in maintaining the close working relationship with Halliburton, developing new business, identifying and completing acquisitions, resolving outstanding issues of prior period litigation and maturing debt, and providing leadership during a period of volatility in our business. The option award pertains to Mr. Winchester’s performance on these issues during 2003, while the restricted stock award is an incentive to his performance during the period of the contract.

Mr.  Krist serves as our Chairman of the Board and also serves from time to time as a consultant to us. Mr. Krist’s consulting agreement became effective July 15, 2004, paying Mr. Krist an annual fee of $241,200 for the first year of the two year agreement. In addition, Mr. Krist has been granted an option to purchase up to 400,000 shares of common stock of the Company at a price of $0.93 per share, which was the fair market value on August 19, 2004, the date the options were issued. Of these options, 250,000 vested on the date of the agreement and 75,000 vested on August 19, 2005. The remaining 75,000 options will vest no later than August 19, 2006. Mr. Krist was also granted 300,000 shares of restricted stock, of which 150,000 shares vested on August 13, 2004 and the remainder to be vested over four years (vesting of the entire remainder may be accelerated upon completion of a sufficiently large merger or acquisition on terms satisfactory to the Board of Directors), conditioned upon continued consulting at the time of each vesting. In addition, in the second and final year of the agreement, Mr. Krist will continue to be paid the annual fee of $241,200 until January 15, 2006 or until the completion of the Transaction, whichever is longer, and thereafter will earn $1,000 per day as the Company requires his services. The board of directors may adjust the day rate at its sole discretion.

Respectfully submitted,
THE COMPENSATION COMMITTEE

W. Richard Anderson
E. J. DiPaolo
Robert S. Herlin

COMPENSATION OF DIRECTORS

Directors who are also employed by us do not generally receive a retainer or fees for service on the board or any committees. The Chairman of the Board and directors who are not employed by us are entitled to receive a fee of $5,000 for attendance at each meeting of the board, $2,500 per committee chaired and $2,500 for each special committee meeting. Both employee and non-employee directors are reimbursed for reasonable out-of-pocket expenses incurred in attending meetings of the board or committees and for other reasonable expenses related to the performance of their duties as directors. In addition, on July 7, 2004, each non-employee director was granted an option for 100,000 shares of common stock at fair market value on September 30, 2003 ($1.24). These options vested over a two-year period beginning on September 30, 2003.

1997 Outside Directors’ Option Plan.   On November 12, 1997, our board of directors adopted the Nonemployee Director Stock Option Plan (the “Directors’ Plan”) and our stockholders approved such plan on December 8, 1997. The Directors’ Plan provides for the issuance each year of an option to purchase 3,750 shares of common stock to each member of the board of directors who is not an employee. The purpose of the Directors’ Plan is to encourage the continued service of outside directors and to provide them with additional incentive to assist us in achieving our growth objectives. Options may be exercised over a five-year period with the initial right to exercise starting one year from the date of the grant, provided the director has not resigned or been removed for cause by the board of directors prior to such date. After one year from the date of the grant, options outstanding under the Directors’ Plan may be exercised regardless of whether the individual continues to serve as a director. Options granted under the Directors’ Plan are not transferable except by will or by operation of law. Options to purchase 48,000 shares of common stock have been granted under the Directors’ Plan at an exercise price of $3.00 per share. In addition, each outside director was granted an option for 100,000 shares of common stock at fair market value on September 30, 2003 ($1.24). These options will vest over a two year period beginning on September 30, 2003. At December 31, 2004, there were 160,250 stock options available under the plan.

PERFORMANCE OF COMMON STOCK

The following graph compares the total stockholder return on an investment of $100 in our common stock for the years ended December 31, 2000, 2001, 2002, 2003, and 2004 as compared to the Standard & Poors’ 500 Stock Index and the Standard & Poors’ Energy Composite Index over the same period.

	12/99	12/00	12/01	12/02	12/03	12/04
Boots & Coots International Well Control, Inc.	$100.00	$114.29	$114.29	$36.57	$288.00	$832.00
S&P 500 Index	$100.00	$89.86	$78.14	$59.88	$75.68	$82.49
S&P Energy Composite Index	$100.00	$117.80	$136.38	$130.49	$159.70	$205.65

PROPOSAL 3:

AMENDMENT TO OUR CERTIFICATE OF INCORPORATION

In connection with the proposed Transaction, our board of directors has approved and recommends that our stockholders adopt an amendment to our certificate of incorporation to renounce certain business opportunities. Your approval of this proposal is a condition to the closing of the Transaction, and if this proposal is not passed, we will be unable to close the Transaction, unless HWC Energy Services waives this condition. The complete text of the proposed amendment is set forth in Exhibit B to this proxy statement.

Section 122(17) of the Delaware General Corporation Law permits a Delaware corporation, such as Boots & Coots, to renounce in its certificate of incorporation or by action of its board of directors any interest or expectancy of the corporation in certain opportunities, effectively eliminating the ambiguity in a Delaware corporation’s ability to do so in advance arising out of prior Delaware case law. Under corporate law concepts of fiduciary duty, officers and directors generally have a duty to disclose to us opportunities that are related to our business and are generally prohibited from pursuing those opportunities unless we determine that we are not going to pursue them. If the amendment is approved, a director of ours that also is an officer or director of Oil States will not have a duty to inform us of a business opportunity that he or she was aware of so long as he or she did not become aware of the opportunity solely as a consequence of serving as an officer or director of us. Furthermore, Oil States would be permitted to pursue that opportunity even if it is competitive with our business. This amendment to our certificate of incorporation will not prohibit us from pursuing any business opportunity to which we have renounced any interest or expectancy. It will provide Oil States and its affiliates with some certainty that opportunities that it independently pursues will not be required to be first offered to us.

Specifically, the amendment provides that we renounce any interest or expectancy in any business opportunity, transaction or other matter in which Oil States International, Inc., its affiliates, or any officer or director of Oil States who also serves as one of our directors or officers (collectively, the “Oil States Group”) participates or desires to participate that involves any aspect of the energy equipment or services business industry, except for business opportunities that:

•       are presented to the Oil States Group solely in such person’s capacity as a director of us or our subsidiaries and with respect to which no other member of the Oil States Group independently receives notice or otherwise identifies the business opportunity, or

•       are identified by the Oil States Group solely through the disclosure of information by us or on our behalf.

No member of the Oil States Group will have any obligation to communicate or offer any renounced business opportunity to us, and any member of the Oil States Group may pursue a renounced business opportunity.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” THE AMENDMENT OF OUR AMENDED AND RESTATED CERTIFICATE OF INCORPORATION TO RENOUNCE CERTAIN BUSINESS OPPORTUNITIES.

PROPOSAL 4:

AMENDMENT TO 2004 LONG-TERM INCENTIVE PLAN

On May 19, 2004, our stockholders approved our 2004 Long-Term Incentive Plan (the “2004 Plan”). As originally approved by our stockholders, the plan provided that the aggregate number of shares of incentive stock, restricted stock and shares of common stock which may be issued under stock options granted under the plan would not exceed 6,000,000 shares. In connection with the Transaction, the number of our employees will increase by approximately 250, and we have agreed with Oil States that we will issue options covering 895,000 shares of our common stock to certain of those employees. As a consequence, our board of directors believes it is in the best interest of us and our stockholders to amend the 2004 Plan to increase the aggregate number of shares of common stock (including common stock options) that may be issued under the plan from 6,000,000 shares to 8,000,000 shares. Our board believes that this increase will provide us with sufficient shares for market-competitive grant levels. We do not intend to increase the shares available under the 2004 Plan if the Transaction does not occur.

The 2004 Plan permits stock option grants, restricted stock grants, phantom stock grants, performance stock grants, and cash awards (collectively, “Incentive Awards”). The 2004 Plan permits the performance-based awards discussed below to qualify for deductibility under Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”).

Awards and grants under the 2004 Plan are referred to as “Benefits.” Those eligible for Benefits under the 2004 Plan are referred to as “Participants.” Participants include all of our employees and non-employee directors.

As of November 30, 2005, approximately 1,688,000 shares were available for new grants under the 2004 Plan, and there were approximately 1,036,000 million shares subject to outstanding benefits under these and predecessor plans. While the 2004 Plan will remain in place, it does not provide sufficient shares for market-competitive grant levels.

A summary of the principal features of the 2004 Plan, as amended, is provided below, but is qualified in its entirety by reference to the full text of the 2004 Plan that was filed electronically with this proxy statement with the Securities and Exchange Commission. Such text is not included in the printed version of this proxy statement. A copy of the 2004 Plan is available from our Secretary at the address on the cover of this document.

Shares Available for Issuance

The aggregate number of Incentive Awards under the 2004 Plan with respect to a number of shares of common stock that may be issued under the 2004 Plan will not exceed 6,000,000 shares (subject to the adjustment provisions discussed below). The grant of a cash bonus shall not reduce the number of shares of common stock with respect to which Incentive Awards may be granted pursuant to the 2004 Plan. The 8,000,000 shares would represent approximately 13.7 percent of our outstanding shares of common stock after giving effect to the Transaction and the repurchase of our Series A preferred stock.

Administration and Eligibility

The 2004 Plan is administered by the Compensation Committee of the board of directors or such other committee as the board of directors shall appoint from time to time to administer the 2004 Plan (the “Committee”). The Committee consists of two or more directors, each of whom qualify both as a “non-employee director” within the meaning set forth in Rule 16b-3 promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and as an “outside director” within the meaning of the definition of such term as contained in Treasury Regulation 1.162-27(e)(3) interpreting Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”). The members of the Committee are appointed from time to time by, and serve at the discretion of, the Board of Directors. The Committee from time to time designates the employees and consultants who are granted Incentive Awards and the amount and type of such Incentive Awards.

The Committee has full authority to administer the 2004 Plan, including authority to interpret and construe any provision of the 2004 Plan and the terms of any Incentive Award issued under it and to adopt such rules and regulations for administering the 2004 Plan as the Committee may deem necessary. Decisions of the Committee are final and binding on all parties.

The Committee may, in its absolute discretion (i) accelerate the date on which any option granted under the 2004 Plan becomes exercisable, (ii) extend the date on which any option granted under the 2004 Plan ceases to be exercisable, (iii) accelerate the vesting date or issue date of a restricted stock grant, or waive any condition imposed under the 2004 Plan with respect to any share of restricted stock granted under the 2004 Plan, and (iv) accelerate the vesting date or waive any condition imposed under the 2004 Plan with respect to any share of Phantom Stock granted under the Plan. No Participant may receive in any Plan year stock options relating to more than 1,000,000 shares.

In addition, the Committee may, in its absolute discretion, grant Incentive Awards to Participants on the condition that such Participants surrender to the Committee for cancellation such other Incentive Awards (including, without limitation, Incentive Awards with higher exercise prices) as the Committee specifies. Incentive Awards granted on the condition of surrender of outstanding Incentive Awards do not count against the 2004 Plan limits until such time as such Incentive Awards are surrendered.

Benefits

Stock Options; Grants of Options

The Committee is authorized to grant stock options to Participants (“Optionees”), which may be either incentive stock options (“ISOs”) or nonqualified stock options (“NSOs”). NSOs and ISOs are collectively referred to as “Stock Options.” Consultants are not entitled to receive ISOs. The exercise price of any NSO granted under the 2004 Plan shall be such price as the Committee shall determine on the date on which such NSO is granted; provided, that such price may not be less than the greater of (i) 25% of the fair market value of a share of common stock on the date on which such NSO is granted or (ii) the minimum price required by law. The exercise price of any ISO granted under the 2004 Plan shall be not less than 100% of the fair market value of a share of common Stock on the date on which such ISO is granted. No ISO may be granted to an individual if, at the time of the proposed grant, such individual owns, directly or indirectly, stock possessing more than 10% of the total combined voting power of all classes of our stock, unless the exercise price of such ISO is at least 110% of the fair market value of a share of common stock at the time such incentive stock is granted and such ISO is not exercisable after the expiration of five years from the date such ISO is granted. The term of a Stock Option cannot exceed 10 years. ISOs may not be granted more than 10 years after the date that the 2004 Plan was adopted by the Board. Each Stock Option shall be subject to earlier termination, expiration, or cancellation as provided in the 2004 Plan.

The aggregate fair market value of shares of common stock with respect to which ISOs are exercisable for the first time by a Participant during any calendar year under the 2004 Plan (and any other stock option) shall not exceed $100,000. If such aggregate fair market value exceeds $100,000, then ISOs granted under the 2004 Plan shall be deemed to be NSOs. For purposes of the 2004 Plan, fair market value shall be determined in such manner as the Committee may deem equitable, or as required by applicable law or regulation. Generally, fair market value means the average of the closing bid and asked prices for a share of common stock on the last trading day preceding the day of the transaction, as reported by the American Stock Exchange. If the price of a share of common stock is not so reported, the fair market value of a share of common stock shall be determined by the Committee in its absolute discretion.

Exercisability and Termination

At the time of grant, the Committee in its sole discretion will determine when Options are exercisable and when they expire.

Restricted Stock

Restricted Stock consists of shares which are transferred or sold by us to a Participant, but are subject to substantial risk of forfeiture and to restrictions on their sale or other transfer by the Participant. The Committee determines the eligible Participants to whom, and the time or times at which, grants of Restricted Stock will be made, the number of shares to be granted, the price to be paid, if any, the time or times within which the shares covered by such grants will be subject to forfeiture, the time or times at which the restrictions will terminate, and all other terms and conditions of the grants. Restrictions or conditions could include, but are not limited to, the attainment of performance goals (as described below), continuous service with us, the passage of time or other restrictions or conditions.

Phantom Stock

Phantom stock represents the right to receive in cash the fair market value of a share of our common stock and the aggregate amount of cash dividends paid with respect to a share of our common stock during the period commencing on the date on which the share of phantom stock was granted and terminating on the date on which such share vests. Shares of phantom stock vest at a future date in accordance with the terms of such grant or upon the attainment of performance goals as may be specified by the Committee at the time of the grant of shares of phantom stock.

Performance Goals

Incentive Awards granted under the 2004 Plan may be made subject to the attainment of performance goals relating to one or more business criteria within the meaning of Section 162(m) of the Code, including, but not limited to: cash flow; cost; ratio of debt to debt plus equity; profit before tax; earnings before interest and taxes; earnings before interest, taxes, depreciation and amortization; earnings per share; operating earnings; economic value added; ratio of operating earnings to capital spending; free cash flow; net profit; net sales; price of the common stock; return on net assets, equity, or stockholders’ equity; market share; or total return to stockholders (“Performance Criteria”).

Any Performance Criteria may be used to measure our performance as a whole or any business unit, and any Performance Criteria may be adjusted to include or exclude extraordinary items.

Stock Bonuses

The Committee may award shares of our common stock to Participants without payment therefore, as additional compensation for service to us or our subsidiaries. Stock bonuses may be subject to other terms and conditions, which may vary from time to time and among employees, as the Committee determines to be appropriate.

Cash Bonuses

A cash bonus consists of a monetary payment made to an employee as additional compensation for his or her services and made in tandem with another Incentive Award. Such cash bonuses will be payable promptly after the date on which the Participant is required to recognize for federal income tax purposes in connection with such Incentive Award, in such amounts as the Committee shall determine from time to time; provided, however, that in no event shall the amount of a cash bonus exceed the fair market value of the related Incentive Award. Cash awards may be subject to other terms and conditions, which may vary from time to time and among employees, as the Committee determines to be appropriate.

Amendment of the 2004 Plan

The Board or the Committee has the right and power to amend the 2004 Plan, provided, however, that neither the Board nor the Committee may amend the 2004 Plan in a manner which would impair or adversely affect the rights of the holder of a Benefit without the holder’s consent. If the Code or any other applicable statute, rule or regulation, including, but not limited to, those of any securities exchange, requires stockholder approval with respect to the 2004 Plan or any type of amendment thereto, then to the extent so required, stockholder approval will be obtained.

Termination of the 2004 Plan

The Board may terminate the 2004 Plan at any time. Termination will not in any manner impair or adversely affect any Benefit outstanding at the time of termination.

Committee’s Right to Modify Benefits

Any Benefit granted may be converted, modified, forfeited, or canceled, in whole or in part, by the Committee if and to the extent permitted in the 2004 Plan, or applicable agreement entered into in connection with a Benefit grant or with the consent of the Participant to whom such Benefit was granted. The Committee may grant Benefits on terms and conditions different than those specified in the 2004 Plan to comply with the laws and regulations of any foreign jurisdiction, or to make the Benefits more effective under such laws and regulations.

Neither the Board nor the Committee may cancel any outstanding Stock Option for the purpose of reissuing the option to the Participant at a lower exercise price, or reduce the option price of an outstanding option.

Change in Control

Stock Options

Upon the occurrence of a Change in Control, each Stock Option outstanding on the date on which the Change in Control occurs will immediately become exercisable in full.

Restricted Stock

Upon the occurrence of a Change in Control, all shares of Restricted Stock shall vest and the restrictions on all shares of Restricted Stock outstanding on the date on which the Change in Control occurs will be automatically terminated.

Phantom Stock

Upon the occurrence of a Change in Control, all shares of Phantom Stock shall vest and the restrictions on all shares of Phantom Stock outstanding on the date on which the Change in Control occurs will be automatically terminated.

For purposes of the 2004 Plan, the term “Change in Control” means a “change in control”, as that term is contemplated in the federal securities laws; or the occurrence of any of the following events: (A) any Person becomes, after the effective date of this Plan the “beneficial owner” (as defined in Rule 13d-3 promulgated under the Exchange Act), directly or indirectly, of our securities representing 20% or more of the combined voting power of our then outstanding securities; provided, that the acquisition of additional voting securities, after the effective date of this Plan, by any Person who is, as of the effective date of this Plan, the beneficial owner, directly or indirectly, of 20% or more of the combined voting power of our then outstanding securities, shall not constitute a “Change in Control” for purposes of this Section 2(d); (B) a majority of individuals who are nominated by our board of directors for election to the board of directors on any date, fail to be elected to our board of directors as a direct or indirect result of any proxy fight or contested election for positions on the board of directors; or (C) the sale, lease, transfer or other disposition of all or substantially all of our assets (other than to one of our wholly owned subsidiaries).

Adjustments

If there is any change in our common stock as a result of any stock split, stock dividend, spin-off, split-up, spin-out, recapitalization, merger, consolidation, reorganization, combination, or exchange of shares, the total number of shares available for Benefits, the maximum number of shares which may be subject to an award in any calendar year and the number of shares subject to outstanding Benefits, and the price of each of the foregoing, as applicable, will be equitably adjusted by the Committee in its discretion.

Subject to the Change-in-Control provisions, without affecting the number of shares reserved or available hereunder, either the Board or the Committee may authorize the issuance or assumption of Benefits in connection with any merger, consolidation, acquisition of property or stock, or reorganization upon such terms and conditions as it deems appropriate.

In the event of any merger, consolidation, or reorganization in which we are not the continuing corporation, there shall be substituted on an equitable basis as determined by the Committee, for each share of common stock subject to a Benefit, the number and kind of shares of stock, other securities, cash, or other property to which holders of our common stock are entitled pursuant to the transaction.

Reusage

If a Stock Option granted under the 2004 Plan expires or is terminated, surrendered or canceled without having been fully exercised or if Restricted Stock or Phantom Stock, granted under the 2004 Plan are forfeited or terminated without the issuance of all of the shares subject thereto, the shares covered by such Benefits will again be available for use under the 2004 Plan. Shares covered by a Benefit granted under the 2004 Plan would not be counted as used unless and until they are actually issued and delivered to a Participant. The number of shares which are transferred to us by a Participant to pay the exercise or purchase price of a Benefit will be subtracted from the number of shares issued with respect to such Benefit for the purpose of counting shares used. Shares withheld to pay withholding taxes in connection with the exercise or payment of a Benefit will not be counted as used. Shares covered by a Benefit granted under the 2004 Plan that is settled in cash will not be counted as used.

Federal Income Tax Consequences

The following summary is based upon an analysis of the Internal Revenue Code (the “Code”), as currently in effect, and existing laws, judicial decisions, administrative rulings, regulations and proposed regulations, all of which are subject to change. To ensure compliance with Treasury Department Circular 230, shareholders and participants are hereby notified that (A) any discussion of U.S. federal tax issues in this proxy statement is not intended to be written or used, and cannot be used, for the purpose of avoiding penalties that may be imposed under the Internal Revenue Code and (B) shareholders and participants should seek advice based on their particular circumstances from an independent tax advisor.

ISOs

No income will be recognized by an optionee for federal income tax purposes upon the exercise of an ISO. The basis of shares transferred to an optionee upon exercise of an ISO is the price paid for the shares. If the optionee holds the shares for at least one year after the transfer of the shares to the optionee and two years after the grant of the option, the optionee will recognize capital gain or loss upon sale of the shares received upon exercise equal to the difference between the amount realized on the sale and the basis of the stock. Generally, if the shares are not held for that period, the optionee will recognize ordinary income upon disposition in an amount equal to the excess of the fair market value of the shares on the date of exercise over the amount paid for the shares, or if less (and if the disposition is a transaction in which loss, if any, will be recognized), the gain on disposition. Any additional gain realized by the optionee upon the disposition will be a capital gain. The excess of the fair market value of shares received upon the exercise of an ISO over the option price for the shares is an item of adjustment for the optionee for purposes of the alternative minimum tax. Therefore, although no income is recognized upon exercise of an ISO, an optionee may be subject to alternative minimum tax as a result of the exercise.

If an optionee uses already owned shares of common stock to pay the exercise price for shares under an ISO, the resulting tax consequences will depend upon whether the already owned shares of common stock are “statutory option stock,” and, if so, whether the statutory option stock has been held by the optionee for the applicable holding period referred to in Section 424(c)(3)(A) of the Code. In general, “statutory option stock” (as defined in Section 424(c)(3)(B) of the Code) is any stock acquired through the exercise of an ISO or an option granted pursuant to an employee stock purchase plan, but not stock acquired through the exercise of a nonqualified stock option. If the stock is statutory option stock with respect to which the applicable holding period has been satisfied, or if the stock is not statutory option stock, no income will be recognized by the optionee upon the transfer of the stock in payment of the exercise price of an ISO. If the stock used to pay the exercise price of an ISO is statutory option stock with respect to which the applicable holding period has not been satisfied, the transfer of the stock will be a disqualifying disposition described in Section 421(b) of the Code which will result in the recognition of ordinary income by the optionee in an amount equal to the excess of the fair market value of the statutory option stock at the time the ISO covering the stock was exercised over the amount paid for the stock.

NSOs

No income will be recognized by an optionee for federal income tax purposes upon the grant of a NSO. Upon exercise of a NSO, the optionee will recognize ordinary income in an amount equal to the excess of the fair market value of the shares on the date of exercise over the amount paid for the shares. Income recognized upon the exercise of a NSO will be considered compensation subject to withholding at the time the income is recognized, and, therefore, the optionee’s employer must make the necessary arrangements with the optionee to ensure that the amount of the tax required to be withheld is available for payment. NSOs are designed to provide the employer with a deduction equal to the amount of ordinary income recognized by the optionee at the time of the recognition by the optionee, subject to the deduction limitations described below.

The basis of shares transferred to an optionee pursuant to the exercise of a NSO is the price paid for the shares plus an amount equal to any income recognized by the optionee as a result of the exercise of the option. If an optionee thereafter sells shares acquired upon exercise of a NSO, any amount realized over the basis of the shares will constitute capital gain to the optionee for federal income tax purposes.

If an optionee uses already owned shares of common stock to pay the exercise price for shares under a NSO, the number of shares received pursuant to the NSO which is equal to the number of shares delivered in payment of the exercise price will be considered received in a nontaxable exchange, and the fair market value of the remaining shares received by the optionee upon the exercise will be taxable to the optionee as ordinary income. If the already owned shares of common stock are not “statutory option stock” or are statutory option stock with respect to which the applicable holding period referred to in Section 424(c)(3)(A) of the Code has been satisfied, the shares received pursuant to the exercise of the NSO will not be statutory option stock. However, if the already owned shares of common stock are statutory option stock with respect to which the applicable holding period has not been satisfied, the exercise probably will be considered a disqualifying disposition of the statutory option stock.

Restricted Stock

If the restrictions on an award of shares of Restricted Stock are of a nature that the shares are both subject to a substantial risk of forfeiture and are not freely transferable (within the meaning of Section 83 of the Code), the participant will not recognize income for federal income tax purposes at the time of the award unless the participant affirmatively elects to include the fair market value of the shares of Restricted Stock on the date of the award, less any amount paid for the shares, in gross income for the year of the award pursuant to Section 83(b) of the Code. In the absence of this election, the participant will be required to include in income for federal income tax purposes on the date the shares either become freely transferable or are no longer subject to a substantial risk of forfeiture (within the meaning of Section 83 of the Code), the fair market value of the shares of Restricted Stock on such date, less any amount paid for the shares. The employer will be entitled to a deduction at the time of income recognition to the participant in an amount equal to the amount the participant is required to include in income with respect to the shares, subject to the deduction limitations described below. If a Section 83(b) election is made within 30 days after the date the Restricted Stock is received, the participant will recognize ordinary income at the time of the receipt of the Restricted Stock, and the employer will be entitled to a corresponding deduction, equal to the fair market value of the shares at the time, less the amount paid, if any, by the participant for the Restricted Stock. If a Section 83(b) election is made, no additional income will be recognized by the participant upon the lapse of restrictions on the Restricted Stock, but, if the Restricted Stock is subsequently forfeited, the participant may not deduct the income that was recognized pursuant to the Section 83(b) election at the time of the receipt of the Restricted Stock.

Dividends paid to a participant holding Restricted Stock before the expiration of the restriction period will be additional compensation taxable as ordinary income to the participant subject to withholding, unless the participant made an election under Section 83(b). Subject to the deduction limitations described below, the employer generally will be entitled to a corresponding tax deduction equal to the dividends includible in the participant’s income as compensation. If the participant has made a Section 83(b) election, the dividends will be dividend income, rather than additional compensation, to the participant.

If the restrictions on an award of Restricted Stock are not of a nature that the shares are both subject to a substantial risk of forfeiture and not freely transferable, within the meaning of Section 83 of the Code, the participant will recognize ordinary income for federal income tax purposes at the time of the transfer of the shares in an amount equal to the fair market value of the shares of Restricted Stock on the date of the transfer, less any amount paid therefor. The employer will be entitled to a deduction at that time in an amount equal to the amount the participant is required to include in income with respect to the shares, subject to the deduction limitations described below.

Phantom Stock

There will be no federal income tax consequences to either the participant or the employer upon the grant of Phantom Stock. Generally, the participant will recognize ordinary income subject to withholding upon the receipt of cash in payment of the Phantom Stock in an amount equal to the aggregate of the cash received. Subject to the deduction limitations described below, the employer generally will be entitled to a corresponding tax deduction equal to the amount includible in the participant’s income.

Cash or Stock Bonus

Generally, a participant who is awarded a cash or stock bonus will recognize ordinary income subject to withholding upon the receipt of cash and/or shares of common stock in an amount equal to the aggregate of the cash received and the fair market value of the common stock so transferred. Subject to the deduction limitations described below, the employer generally will be entitled to a corresponding tax deduction equal to the amount includible in the participant’s income.

Limitations on the Employer’s Compensation Deduction

Section 162(m) of the Code limits the deduction certain employers may take for otherwise deductible compensation payable to certain executive officers of the employer to the extent the compensation paid to such an officer for the year exceeds $1 million, unless the compensation is performance-based, is approved by the employer’s stockholders, and meets certain other criteria.

In addition, Section 280G of the Code limits the deduction which the employer may take for otherwise deductible compensation payable to certain individuals if the compensation constitutes an “excess parachute payment.” Excess parachute payments arise from payments made to disqualified individuals which are in the nature of compensation and are contingent on changes in ownership or control of the employer or certain affiliates. Accelerated vesting or payment of awards under the Plan upon a change in ownership or control of the employer or its affiliates could result in excess parachute payments. In addition to the deduction limitation applicable, a disqualified individual receiving an excess parachute payment is subject to a 20 percent excise tax on the amount thereof.

Application of Code section 409A

Recently enacted Code Section 409A imposes an additional 20% tax and interest on an individual receiving nonqualified deferred compensation under a plan that fails to satisfy certain requirements. For purposes of Code Section 409A, “nonqualified deferred compensation” includes equity-based incentive programs, including some stock options, stock appreciation rights and stock unit programs. Generally speaking, Code Section 409A does not apply to ISOs, NSOs granted at fair market value if no deferral is provided beyond exercise, or Restricted Stock.

The awards made pursuant to the Plan will be designed to comply with the requirements of Code Section 409A to the extent the awards granted under the Plan are not exempt from coverage. However, if the Plan fails to comply with Code Section 409A in operation, a participant could be subject to the additional taxes and interest.

Effect of Other Laws

The above summary relates to U.S. federal income tax consequences only and applies to U.S. citizens and foreign persons who are U.S. residents for U.S. federal income tax purposes. The U.S. federal income tax consequences associated with the issuance of common stock to nonresident aliens depends upon a number of factors, including whether such issuance is considered to be U.S. source income and whether the provisions of any treaty are applicable. The acquisition, ownership or disposition of shares of common stock may also have tax consequences under various state, local and foreign laws. Awards made pursuant to the Plan are not subject to the Employee Retirement Income Security Act of 1974, as amended.

Approval by Stockholders

In order to be adopted, the 2004 Plan must be approved by the affirmative vote of a majority of our outstanding shares represented at the meeting and entitled to vote.

RECOMMENDATION OF THE BOARD

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ADOPTION OF THE AMENDMENT TO THE COMPANY’S 2004 LONG-TERM INCENTIVE PLAN. UNLESS OTHERWISE INDICATED ON THE PROXY, THE SHARES WILL BE VOTED FOR ADOPTION OF THE AMENDMENT TO THE COMPANY’S 2004 LONG-TERM INCENTIVE PLAN.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires our officers and directors to file reports of ownership and changes in ownership of our common stock with the Securities and Exchange Commission and the American Stock Exchange.

Kevin D. Johnson has served as one of our officers from July 1999, initially as Controller and, since March 2003, as Senior Vice President—Finance. As a consequence of the increase in Mr. Johnson’s responsibilities associated with his promotion to Senior Vice President—Finance in March 2003 and certain other personnel changes affecting his responsibilities, we determined that Mr. Johnson became an executive officer during, approximately, March 2003 and that a Form 3 reporting his beneficial ownership was required to be filed at that time. As a consequence of this determination, Mr. Johnson would also have been required to file a Form 4 in November 2004 reporting the grant of 150,000 stock options to purchase common stock to him pursuant to the 2004 Long Term Incentive Plan. Mr. Johnson filed each of these forms on March 30, 2005.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Based upon a review of our internal records to the date of this proxy statement, other than as set forth below, there have not been any transactions and there are currently no proposed transactions between us and any executive officer, director, 5% beneficial owner of our common stock, or member of the immediate family of the foregoing persons in which one of the foregoing individuals or entities had a direct or indirect material interest.

We entered into a consulting agreement with Oak Hollow Consulting LLC, an entity controlled by Dewitt Edwards, our Senior Vice President—Finance and Administration, prior to his employment with us. Under the consulting agreement, Oak Hollow will receive a success fee equal to $99,620, or 0.25% of the Transaction value, upon the closing of the Transaction. Additionally, one of our directors, E.J. “Jed” DiPaolo is a consultant to Growth Capital Partners, L.P., which we engaged to provide investment banking services for the Transaction. Upon the closing of the Transaction, Growth Capital will receive a success fee of $498,480, which is equal to 1% of the Transaction value and 1% of the amount of our new $20 million senior debt facility, less $100,000 in retainers that we have previously paid to Growth Capital. Although Mr. DiPaolo may receive bonuses based upon Growth Capital’s profitability and his relative contributions, he has no direct interest in fees that we may pay to Growth Capital in connection with the Transaction.

STOCKHOLDER PROPOSALS

Stockholders who wish to present proposals for action at the next annual meeting of stockholders should submit their proposals in writing to our Secretary at the address set forth on the first page of this proxy statement. We must receive proposals no later than October 2, 2006 for inclusion in next year’s proxy statement and proxy card.

MATERIALS INCORPORATED BY REFERENCE

Our annual report on Form 10-K for the fiscal year ended December 31, 2004, filed with the SEC on March 31, 2005 and our quarterly report for the quarter ended September 30, 2005, filed with the SEC on November 14, 2005 are incorporated into this proxy statement by reference. We have provided without charge to each person whose proxy is solicited hereby a copy of the 2004 Annual Report of the Company, which includes our annual report on Form 10-K for the fiscal year ended December 31, 2004 (including the consolidated financial statements) filed with the SEC. Additional copies of the annual report and quarterly report may be obtained without charge upon written request to Boots & Coots International Well Control Services, Inc., 11615 N. Houston Rosslyn, Houston, Texas 77086, Attention: Brian Keith.

WHERE YOU CAN FIND MORE INFORMATION

Our SEC filings are available to the public over the Internet at the SEC’s website at www.sec.gov. You may also read and copy any document we file at the SEC’s public reference rooms located at 450 Fifth Street, N.W., Washington D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms and their copy charges. In addition, through our website, www.bncg.com, you can access electronic copies of documents we file with the SEC, including our annual reports on Form 10-K, quarterly reports on Form 10-Q, and current reports on Form 8-K and any amendments to those reports. Information on our website is not incorporated by reference in this proxy statement. Access to those electronic filings is available as soon as practical after filing with the SEC. You may also request a copy of those filings, excluding exhibits, at no cost by writing, emailing or telephoning Brian Keith, Secretary, at our principal executive office, which is:

Boots & Coots International Well Control, Inc.

11615 N. Houston Rosslyn

Houston, Texas 77086

Phone (281) 931-8884

investorrelations@bncg.com

OTHER MATTERS

Our board of directors knows of no other business matters to be acted upon at the annual meeting other than those referred to in this proxy statement. If any other matters properly come before the special meeting, it is the intention of the persons named in the enclosed proxy to vote the shares they represent as the board may recommend.

Hydraulic Well Control Business of Oil States International, Inc.

Index To Combined Financial Statements

Years Ended December 31, 2004, 2003 and 2002
Report of Independent Auditors	F-2
Combined Statements of Operations for the years ended December 31, 2004, 2003 and 2002	F-3
Combined Balance Sheets as of December 31, 2004 and 2003	F-4
Combined Statements of Stockholder Equity for the years ended December 31, 2004, 2003 and 2002	F-5
Combined Statements of Cash Flows for the years ended December 31, 2004, 2003 and 2002	F-6
Notes to Combined Financial Statements	F-7
Nine Months Ended September 30, 2005 and 2004 (Unaudited)
Combined Statements of Operations for the nine months ended September 30, 2005 and 2004	F-23
Combined Balance Sheets as of September 30, 2005 and 2004	F-24
Combined Statements of Stockholder Equity for the nine months ended September 30, 2005 and 2004	F-25
Combined Statements of Cash Flows for the nine months ended September 30, 2005 and 2004	F-26
Notes to Combined Financial Statements	F-27

HYDRAULIC WELL CONTROL BUSINESS OF OIL STATES INTERNATIONAL, INC.

REPORT OF INDEPENDENT AUDITORS

To the Board of Directors and Stockholders of Oil States International, Inc.:

We have audited the accompanying combined balance sheets of the Hydraulic Well Control Business of Oil States International, Inc. (the “Company”) as of December 31, 2004 and 2003, and the related combined statements of operations, stockholder equity, and cash flows for each of the three years in the period ended December 31, 2004. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. We were not engaged to perform an audit of the Company’s internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the combined financial position of the Company at December 31, 2004 and 2003, and the combined results of its operations and its cash flows for each of the three years in the period ended December 31, 2004, in conformity with accounting principles generally accepted in the United States.

/s/ ERNST & YOUNG LLP
Houston, Texas
November 15, 2005

HYDRAULIC WELL CONTROL BUSINESS OF OIL STATES INTERNATIONAL, INC.
COMBINED STATEMENTS OF OPERATIONS
(In Thousands)

	Year Ended December 31,
	2004	2003	2002
Revenues	$33,662	$32,525	$28,987
Costs and expenses:
Service and other costs	26,431	23,828	22,027
Selling, general and administrative expenses	2,570	2,951	2,675
Corporate overhead allocation	224	195	200
Depreciation expense	3,694	3,271	3,080
Other operating expense (income)	37	(286)	(296)
	32,956	29,959	27,686
Operating income	706	2,566	1,301
Related party interest expense	(229)	(166)	—
Interest expense	(224)	(274)	(324)
Interest income	63	3	1
Other income	21	23	55
Income before income taxes	337	2,152	1,033
Income tax expense	(1,863)	(2,202)	(1,059)
Net loss	$(1,526)	$(50)	$(26)

The accompanying notes are an integral part of these combined financial statements.

HYDRAULIC WELL CONTROL BUSINESS OF OIL STATES INTERNATIONAL, INC.
COMBINED BALANCE SHEETS
(In Thousands)

	December 31,
	2004	2003
ASSETS
Current assets:
Cash and cash equivalents	$8,710	$4,755
Accounts receivable	8,301	7,715
Inventories	769	522
Prepaid expenses and other current assets	390	324
Total current assets	18,170	13,316
Property, plant and equipment, net	21,180	22,891
Goodwill, net	9,340	9,340
Total assets	$48,690	$45,547
LIABILITIES AND STOCKHOLDER EQUITY
Current liabilities:
Accounts payable and accrued liabilities	$3,830	$4,500
Income taxes payable	990	859
Current portion of long-term debt	—	300
Deferred income taxes	443	633
Total current liabilities	5,263	6,292
Long-term debt	—	3,197
Due to Oil States and affiliates	20,800	11,533
Deferred income taxes	3,537	4,268
Other liabilities	1,143	918
Total liabilities	30,743	26,208
Stockholder equity:
Contributed capital	18,447	18,313
Retained earnings (deficit)	(500)	1,026
Total stockholder equity	17,947	19,339
Total liabilities and stockholder equity	$48,690	$45,547

The accompanying notes are an integral part of these combined financial statements.

HYDRAULIC WELL CONTROL BUSINESS OF OIL STATES INTERNATIONAL, INC.
COMBINED STATEMENTS OF STOCKHOLDER EQUITY
(In Thousands)

	Contributed Capital	Retained Earnings (Deficit)	Total Stockholder Equity
Balance, December 31, 2001	$17,999	$1,102	$19,101
Net loss	—	(26)	(26)
Parent company allocation of tax benefit on exercise of stock options	25	—	25
Balance, December 31, 2002	18,024	1,076	19,100
Net loss	—	(50)	(50)
Parent company allocation of tax benefit on exercise of stock options	289	—	289
Balance, December 31, 2003	18,313	1,026	19,339
Net loss	—	(1,526)	(1,526)
Parent company allocation of tax benefit on exercise of stock options	134	—	134
Balance, December 31, 2004	$18,447	$(500)	$17,947

The accompanying notes are an integral part of these combined financial statements.

HYDRAULIC WELL CONTROL BUSINESS OF OIL STATES INTERNATIONAL, INC.
COMBINED STATEMENTS OF CASH FLOWS
(In Thousands)

	Year Ended December 31,
	2004	2003	2002
Cash flows from operating activities:
Net loss	$(1,526)	$(50)	$(26)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation	3,694	3,271	3,080
Deferred income tax provision	(921)	113	(155)
Gain on disposal of assets	(26)	—	(44)
Other, net	360	548	166
Changes in operating assets and liabilities:
Accounts receivable	(586)	(2,850)	2,776
Inventories	(247)	207	(261)
Accounts payable and accrued liabilities	(670)	1,013	(1,607)
Taxes payable	131	475	(666)
Other current assets and liabilities, net	(66)	(33)	6
Net cash flows provided by operating activities	143	2,694	3,269
Cash flows from investing activities:
Capital expenditures	(2,035)	(2,482)	(2,511)
Proceeds from sale of equipment	77	113	103
Net cash flows used in investing activities	(1,958)	(2,369)	(2,408)
Cash flows from financing activities:
Net (payments to) borrowings from Oil States and affiliates	9,267	4,271	(423)
Debt repayments	(3,497)	(343)	(435)
Net cash flows provided by (used in) financing activities	5,770	3,928	(858)
Net increase in cash and cash equivalents	3,955	4,253	3
Cash and cash equivalents, beginning of year	4,755	502	499
Cash and cash equivalents, end of year	$8,710	$4,755	$502
Supplemental Cash Flow Information:
Cash paid for interest	$286	$283	$331
Cash paid for income taxes	2,625	1,610	1,357

The accompanying notes are an integral part of these combined financial statements.

HYDRAULIC WELL CONTROL BUSINESS OF OIL STATES INTERNATIONAL, INC.
NOTES TO COMBINED FINANCIAL STATEMENTS

1. Organization and Basis of Presentation

The combined financial statements and notes represent a carve-out financial statement presentation of Oil States International, Inc.’s (Oil States or OSI) hydraulic well control business (the Company or HWC) and are not intended to be a complete presentation of the financial position, results of operations and cash flows of HWC on a stand-alone basis. The combined financial statements are presented as if the Company existed as a separate entity from the remaining businesses of Oil States during the periods presented. The allocations and estimates included in the combined financial statements are determined using the methodologies described in Note 6. The accompanying financial statements include the historical operations of the following legal entities: Hydraulic Well Control LLC, HWC Limited and HWCES International. All significant intercompany accounts and transactions between these entities have been eliminated in the accompanying combined financial statements.

The Company provides hydraulic units for emergency well control situations (snubbing) and provides various hydraulic well control solutions involving workover, well drilling, and well completion to the oil and gas industry. The Company’s headquarters are located in Houma, Louisiana, and the Company operates primarily in the United States, Venezuela, the Middle East and Africa. The Company’s level of activity depends largely on the condition of the oil and gas industry and, in particular, the level of capital expenditures by oil and gas companies for workover and drilling services in the Company’s operating areas. These expenditures are influenced by prevailing oil and gas prices, expectations about future demand and prices, the cost of exploring, producing and developing oil and gas reserves, the discovery rates of new oil and gas reserves, political and economic conditions, governmental regulation and the availability and cost of capital.

2. Summary of Significant Accounting Policies

Cash and Cash Equivalents

The Company considers all highly liquid investments purchased with an original maturity of three months or less to be cash equivalents. The Company participated in the centralized cash management system of Oil States, wherein cash receipts were transferred to and cash disbursements were funded by Oil States on a daily basis, except for the Company’s foreign operations which are funded as needed. The amount of cash and cash equivalents reported separately by the Company represents amounts held in bank accounts primarily for the foreign operations.

Fair Value of Financial Instruments

The Company’s financial instruments consist of cash and cash equivalents, receivables, payables, and debt instruments. The Company believes that the carrying values of these instruments on the accompanying combined balance sheets approximate their fair values due to their short-term nature.

Inventories

Inventories consist of spare parts for equipment and supplies for field operations. Inventories are carried at the lower of cost or market. The cost of inventories is determined on an average cost method.

HYDRAULIC WELL CONTROL BUSINESS OF OIL STATES INTERNATIONAL, INC.
NOTES TO COMBINED FINANCIAL STATEMENTS (Continued)

2. Summary of Significant Accounting Policies (Continued)

Property, Plant, and Equipment

Property, plant, and equipment are stated at cost, or at estimated fair market value at acquisition date if acquired in a business combination, and depreciation is computed using the straight-line method over the estimated useful lives of the assets. Leasehold improvements are capitalized and amortized over the lesser of the life of the lease or the estimated useful life of the asset.

Expenditures for repairs and maintenance are charged to expense when incurred. Expenditures for major renewals and betterments, which extend the useful lives of existing equipment, are capitalized and depreciated. Upon retirement or disposition of property and equipment, the cost and related accumulated depreciation are removed from the accounts and any resulting gain or loss is recognized in the statements of operations.

Goodwill

Goodwill represents the excess of the purchase price for acquired businesses over the allocated value of the related net assets. Effective January 1, 2002, the Company adopted SFAS No. 142, “Goodwill and Other Intangible Assets” (SFAS No. 142). In connection with the adoption of SFAS No. 142, the Company ceased amortizing goodwill. Under SFAS No. 142, goodwill is no longer amortized but is tested for impairment using a fair value approach, at the “reporting unit” level. A reporting unit is the operating segment, or a business one level below that operating segment (the “component” level) if discrete financial information is prepared and regularly reviewed by management at the component level. The hydraulic well control business of Oil States is a reporting unit for purposes of SFAS No. 142 goodwill impairment review. We recognize an impairment charge for any amount by which the carrying amount of a reporting unit’s goodwill exceeds the unit’s fair value. The Company uses comparative market multiples to establish fair values. No provision for impairment was required based on the evaluations performed.

Goodwill is stated net of accumulated amortization of $1.0 million at December 31, 2004 and 2003. There were no changes in the carrying amount of goodwill for the years ended December 31, 2004, 2003 and 2002.

Impairment of Long-Lived Assets

In compliance with Statement of Financial Accounting Standards (SFAS) No. 144, “Accounting for the Impairment or Disposal of Long-Lived Assets” the recoverability of the carrying values of property, plant and equipment is assessed at a minimum annually, or whenever, in management’s judgment, events or changes in circumstances indicate that the carrying value of such assets may not be recoverable based on estimated future cash flows. If this assessment indicates that the carrying values will not be recoverable, as determined based on undiscounted cash flows over the remaining useful lives, an impairment loss is recognized. The impairment loss equals the excess of the carrying value over the fair value of the asset. The fair value of the asset is based on prices of similar assets, if available, or discounted cash flows. Based on the Company’s review, the carrying value of its assets is recoverable and no impairment losses have been recorded for the periods presented.

HYDRAULIC WELL CONTROL BUSINESS OF OIL STATES INTERNATIONAL, INC.
NOTES TO COMBINED FINANCIAL STATEMENTS (Continued)

2. Summary of Significant Accounting Policies (Continued)

Foreign Currency

The accounts of foreign subsidiaries have been translated into U.S. dollars in accordance with Statement of Financial Accounting Standards (SFAS) No. 52, “Foreign Currency Translation.” Accordingly, foreign currency is translated to U.S. dollars for financial purposes by using the U.S. dollar as the functional currency and exchange gains and losses, as well as translation gains and losses, are reported in income and expenses. Monetary balance sheet accounts use the current exchange rate in effect at the balance sheet date for assets and liabilities, and for non-monetary items, the exchange rates in effect when acquired.

Foreign Exchange Risk

A portion of revenues, earnings and net investments in foreign affiliates are exposed to changes in foreign exchange rates. We seek to manage our foreign exchange risk in part through operational means, including managing expected local currency revenues in relation to local currency costs and local currency assets in relation to local currency liabilities. Exchange gains and losses totaled to a $37,000 loss in 2004, a $286,000 gain in 2003 and a $296,000 gain in 2002 and are included in other operating expense (income).

On February 5, 2003 there was a foreign exchange control regime put in place in Venezuela. The foreign exchange control was established through Presidential Decrees and Agreements between the National Executive Branch and the Central Bank of Venezuela. For the issue and application of the foreign exchange control provisions, the Government created a special agency called Commission of Foreign Exchange Administration (CADIVI, after the Spanish initials of Comisión de Administración de Divisas). All individuals and companies interested in purchasing foreign currency from the Central Bank of Venezuela must firstly register with CADIVI at the Registry for Users of the Foreign Exchange Administration System (RUSAD, after the Spanish initials of Registro de Usuarios del Sistema de Administración de Divisas). The Company has been utilizing its Venezuelan currency to meet local cash requirement and has not experienced an excess balance of cash that would require the purchase of U.S. dollars. The Venezuela cash balance stated in U.S. dollars was $910,000 at December 31, 2004 and $65,000 at December 31, 2003.

Revenue and Cost Recognition

The company recognizes revenues from contracts as they are earned. Services and rental revenues are recognized based on a periodic (usually daily) rental rate as the services are rendered.

Service and other costs include all direct material and labor costs and those costs related to contract performance, such as indirect labor, supplies, tools and repairs, and shipping and handling costs. Selling, general, and administrative costs are charged to expense as incurred.

Income Taxes

The Company follows the liability method of accounting for income taxes in accordance with SFAS No. 109, “Accounting for Income Taxes.” Under this method, deferred income taxes are recorded based upon the differences between the financial reporting and tax bases of assets and liabilities and are measured using the enacted tax rates and laws that will be in effect when the underlying assets or liabilities are recovered or settled.

HYDRAULIC WELL CONTROL BUSINESS OF OIL STATES INTERNATIONAL, INC.
NOTES TO COMBINED FINANCIAL STATEMENTS (Continued)

2. Summary of Significant Accounting Policies (Continued)

When the Company’s earnings from foreign subsidiaries are considered to be indefinitely reinvested, no provision for U.S. income taxes is made for these earnings. If any of the subsidiaries have a distribution of earnings in the form of dividends or otherwise, the Company would be subject to both U.S. income taxes (subject to an adjustment for foreign tax credits) and withholding taxes payable to the various foreign countries.

The Company is included in the consolidated federal and certain separate company state income tax returns filed by Oil States. The Company’s tax provision has been determined as if the Company were filing on a stand-alone basis separate from Oil States. Tax payments and refunds include those directly attributable to the HWC legal entities, as well as an allocation of consolidated estimated payments based on payments the Company would have been required to make on a stand-alone basis. Tax benefits, such as a net operating loss incurred by the Company, that cannot be used by the Company on a stand-alone basis have not been recognized in the financial statements unless realization of those benefits is reasonably assured.

Receivables and Concentration of Credit Risk

Based on the nature of its customer base, the Company does not believe that it has any significant concentrations of credit risk other than its concentration in the oil and gas industry. The Company evaluates the credit-worthiness of its major new and existing customers’ financial condition and, generally, the Company does not require collateral from its domestic customers.

Four of the Company’s customers accounted for a significant portion of the Company’s total annual revenues for the years ended December 31, 2004, 2003 and 2002 as follows:

	2004	2003	2002
Customer A	21.9%	19.5%	—
Customer B	20.8%	14.9%	15.8%
Customer C	14.2%	14.6%	14.6%
Customer D	12.5%	6.2%	20.4%

At December 31, 2004, accounts receivable from three customers each represented more than 10% of the Company’s combined accounts receivable. At December 31, 2003, accounts receivable from two customers each represented more than 10% of the Company’s total accounts receivable.

Allowances for Doubtful Accounts

The Company considers the following factors when determining if collection of revenue is reasonably assured: customer credit-worthiness, past transaction history with the customer, current economic industry trends and changes in customer payment terms. If the Company has no previous experience with the customer, the Company typically obtains reports from various credit organizations to ensure that the customer has a history of paying its creditors. The Company may also request financial information, including financial statements or other documents to ensure that the customer has the means of making payment. If these factors do not indicate collection is reasonably assured, the Company would require a prepayment or other arrangement to support revenue recognition and recording of a trade receivable. If the financial condition of the Company’s customers were to deteriorate, adversely affecting their ability to

HYDRAULIC WELL CONTROL BUSINESS OF OIL STATES INTERNATIONAL, INC.
NOTES TO COMBINED FINANCIAL STATEMENTS (Continued)

2. Summary of Significant Accounting Policies (Continued)

make payments, an allowance would be required. If a trade receivable is deemed to be uncollectible, such receivable is charged-off against the allowance for doubtful accounts. No provision for loss on accounts receivable was recorded during 2004 and 2003. The provision for loss on accounts receivable totaled $14,000 during 2002.

Stock-Based Compensation

The Company has elected to follow Accounting Principles Board (“APB”) No. 25, “Accounting for Stock Issued to Employees,” for expense recognition purposes. As a result, the Company is obligated to provide the expanded disclosures required under SFAS No. 123, “Accounting for Stock Based Compensation,” and SFAS No. 148, “Accounting for Stock-Based Compensation—Transition and Disclosure—an amendment of SFAS No. 123,” for stock-based compensation granted in 1998 and thereafter. See Note 10.

Guarantees

The Company adopted FASB Interpretation No. 45 (FIN 45), “Guarantor’s Accounting and Disclosure Requirements for Guarantees, including Indirect Indebtedness of Others,” during 2003. FIN 45 requires disclosures and accounting for the Company’s obligations under certain guarantees.

During the ordinary course of business, the Company provides standby letters of credit or other guarantee instruments to certain parties as required for certain transactions initiated by the Company. As of December 31, 2004, the maximum potential amount of future payments that the Company could be required to make under these guarantee agreements was approximately $893,000. The Company has not recorded any liability in connection with these guarantee arrangements beyond that required to appropriately account for the underlying transaction being guaranteed. The Company does not believe, based on historical experience and information currently available, that it is probable that any amounts will be required to be paid under these guarantee arrangements.

Use of Estimates

The preparation of combined financial statements in conformity with accounting principles generally accepted in the United States requires the use of estimates and assumptions by management in determining the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the combined financial statements and the reported amounts of revenues and expenses during the reporting period. Examples of a few such estimates are related to the accounting for the allowance for doubtful accounts, recoverability of long-lived assets, goodwill, depreciation, income taxes and amounts allocated by Oil States. Actual results could differ from those estimates.

HYDRAULIC WELL CONTROL BUSINESS OF OIL STATES INTERNATIONAL, INC.
NOTES TO COMBINED FINANCIAL STATEMENTS (Continued)

3. Details of Selected Balance Sheet Accounts

Additional information regarding selected balance sheet accounts at December 31, 2004 and 2003, is presented below (in thousands):

	2004	2003
Accounts receivable:
Trade	$6,027	$5,780
Unbilled revenue	1,661	1,843
Other	613	92
	$8,301	$7,715

	Estimated Useful Life	2004	2003
Property, plant and equipment:
Land		$250	$250
Buildings and leasehold improvements	2-39 years	3,199	3,148
Machinery and equipment	2-15 years	33,477	31,788
Office furniture and equipment	2-7 years	1,410	1,307
Vehicles	3-5 years	1,173	1,141
Construction in progress		418	452
Total property, plant and equipment		39,927	38,086
Less: Accumulated depreciation		(18,747)	(15,195)
		$21,180	$22,891

	2004	2003
Accounts payable and accrued liabilities:
Trade accounts payable	$2,376	$2,737
Accrued compensation	419	1,036
Accrued insurance	119	90
Accrued taxes, other than income taxes	433	297
Other	483	340
	$3,830	$4,500

4. Recent Accounting Pronouncements

From time to time, new accounting pronouncements are issued by the Financial Accounting Standards Board (the “FASB”) which are adopted by the Company as of the specified effective date. Unless otherwise discussed, management believes the impact of recently issued standards, which are not yet effective, will not have a material impact on the Company’s consolidated financial statements upon adoption.

In November 2004, the FASB issued Statement of Financial Accounting Standards No. 151, “Inventory Costs—an amendment of ARB 43, Chapter 4” (“SFAS 151”). SFAS 151 clarifies the accounting for abnormal amounts of idle facility expense, freight, handling costs and wasted material. Paragraph 5 of Accounting Research Bulletin (“ARB”) 43, Chapter 4 “Inventory Pricing,” previously

HYDRAULIC WELL CONTROL BUSINESS OF OIL STATES INTERNATIONAL, INC.
NOTES TO COMBINED FINANCIAL STATEMENTS (Continued)

4. Recent Accounting Pronouncements (Continued)

stated that “…under certain circumstances, items such as idle facility expense, excessive spoilage, double freight, and rehandling costs may be so abnormal as to require treatment as current-period charges…” SFAS 151 requires that those items be recognized as current-period charges regardless of whether they meet the criterion of “so abnormal.” In addition, SFAS 151 requires that the allocation of fixed production overheads to the costs of conversion be based on the normal capacity of the production facilities. SFAS 151 is effective for fiscal years beginning after June 15, 2005. The Company does not believe the implementation of SFAS 151 will have a material impact on the Company’s financial position, results of operations or cash flows.

In December 2004, The FASB issued two FASB Staff Positions (FSP’s) that provide accounting guidance on how companies should account for the effects of the American Jobs Creation Act of 2004 (the Act) that was signed into law on October 22, 2004. The Act could affect how companies report their deferred income tax balances. The first FSP is FSP FAS 109-1 (FAS 109-1); the second is FSP FAS 109-2 (FAS 109-2). In FAS 109-1, the FASB concludes that the tax relief (special tax deduction for domestic manufacturing) from the Act should be accounted for as a “special deduction” instead of a tax rate reduction. FAS 109-2 gives a company additional time to evaluate the effects of the Act on any plan for reinvestment or repatriation of foreign earnings for purposes of applying FASB Statement No. 109, “Accounting for Income Taxes.” However, companies must provide certain disclosures if they choose to utilize the additional time granted by the FASB. The company is still evaluating the impact, if any, these FSP’s may have on its results of operations, financial condition or cash flows.

In the fourth quarter of 2004, the FASB issued Statement No. 123 (revised 2004), or SFAS No. 123R, “Share-Based Payment,” which replaces Statement No. 123 “Accounting for Stock-Based Compensation,” and supersedes APB Opinion No. 25, “Accounting for Stock Issued to Employees.” SFAS No. 123R eliminates the alternative to use APB Opinion 25’s intrinsic value method of accounting that was provided in Statement No. 123 as originally issued. After a phase-in period for Statement No. 123R, pro forma disclosure will no longer be allowed. In the first quarter of 2005 the Securities and Exchange Commission (SEC) issued Staff Accounting Bulletin No. 107 which provided further clarification on the implementation of SFAS No. 123R.

Alternative phase-in methods are allowed under Statement No. 123R, which was to be effective as of the beginning of the first interim or annual reporting period that begins after June 15, 2005. In April 2005, the Securities and Exchange Commission (“SEC”) adopted a rule that defers the required effective date of SFAS No. 123R. The SEC rule provides that SFAS No. 123R is now effective for registrants as of the beginning of the first fiscal year beginning after June 15, 2005. We are currently in the process of evaluating the impact of SFAS No. 123R on our combined financial statements. We will adopt SFAS No. 123R on January 1, 2006.

HYDRAULIC WELL CONTROL BUSINESS OF OIL STATES INTERNATIONAL, INC.
NOTES TO COMBINED FINANCIAL STATEMENTS (Continued)

5. Long-term Debt

Excluding the amount due to affiliates (see Note 6), the Company had no long-term debt outstanding as of December 31, 2004. As of December 31, 2003, long-term debt consisted of the following (in thousands):

2003
Subordinated notes payable due November 30, 2005; interest accrues at 7.00% annually; principal and interest are payable at a fixed amount for each day the acquired equipment is utilized; amounts paid in full in November 2004	$3,497
Less: current maturities	300
Total long-term debt	$3,197

Oil States has a credit facility (the “Credit Facility”), which matures in January 2010, provides for $325 million of revolving credit. The credit agreement, which governs Oil States’ Credit Facility (the “Credit Agreement”), contains customary financial covenants and restrictions, including restrictions on Oil States’ ability to declare and pay dividends. Borrowings under the Credit Agreement are secured by a pledge of substantially all of Oil States’ assets and the assets of its subsidiaries, which includes the Company’s assets. Oil States’ obligations under the Credit Agreement are guaranteed by its significant subsidiaries, which includes legal entities within the Company. Borrowings under the Credit Agreement accrue interest at a rate equal to either LIBOR or another benchmark interest rate (at Oil States’ election) plus an applicable margin based on Oil States’ leverage ratio (as defined in the Credit Agreement). Oil States pays a quarterly commitment fee, based on the its leverage ratio, on the unused commitments under the Credit Agreement. No portion of Oil States’ Credit Facility was specifically established to support the operations of the Company.

6. Related-Party Transactions

Due to Oil States and Affiliates

The due to Oil States and affiliates as reflected in the combined balance sheets includes an interest bearing note payable to Oil States in the amount of $5.2 million and $5.0 million at December 31, 2004 and 2003, respectively, as well as non-interest bearing payables to Oil States and various affiliates. The Company participates in the centralized cash management system of Oil States, wherein cash receipts are transferred to and cash disbursements are funded by Oil States on a daily basis, except for the Company’s foreign operations which are funded as needed. The payable and note payable to Oil States represents the net cash transfers between the Company and Oil States as well as amounts allocated to or paid on behalf of the Company, which primarily includes insurance premiums and claims expense, income taxes, and an allocation of corporate overhead expenses. The entire due to Oil States and affiliates balance, including the note payable, has been classified as long-term based on the intent of the parent company not to require payment in the near-term.

The note payable to Oil States has been outstanding since April 2003 and accumulates interest at an annual rate of 4.5%. Interest expense on the note payable to Oil States of $229,000 and $166,000 in 2004 and 2003, respectively, is included in the combined statement of operations. The note matures on demand, at which time all outstanding principal and accrued interest shall be immediately due and payable.

HYDRAULIC WELL CONTROL BUSINESS OF OIL STATES INTERNATIONAL, INC.
NOTES TO COMBINED FINANCIAL STATEMENTS (Continued)

6. Related-Party Transactions (Continued)

Insurance Programs Administered by Oil States

Oil States allocates to its divisions or subsidiaries costs associated with certain insurance programs that Oil States administers and for which Oil States procures third-party insurance. The insurance programs for which the related costs are allocated primarily include casualty insurance (automobile liability, workers’ compensation, general liability and property). Oil States also administers certain insurance programs which may be directly attributable to one or more divisions or subsidiaries, such as specialized liability insurance for drilling or workover operations. The Company was allocated approximately $1.9 million, $1.6 million and $2.0 million in 2004, 2003 and 2002, respectively, by Oil States related to these insurance programs. These amounts are allocated by Oil States using various methodologies, as described below. Had these insurance programs been administered by the Company as a separate entity, the amounts may have been different than those allocated to the Company by Oil States.

Included within the insurance cost allocation are claims allocations related to non-property casualty programs (automobile liability, workers’ compensation and general liability) for which Oil States is self-insured up to a certain amount. For the self-insured component, costs are allocated to the Company based on incurred claims for the Company’s divisions. Oil States has premium-based policies which cover amounts in excess of the self-insured retentions. The Company is allocated expense based on its pro-rata portion of Oil States’ total underlying exposure items (i.e., number and type of vehicles, sales, payroll dollars, etc.) to the total insurance cost to be incurred by Oil States. The Company accrues an estimated liability for incurred but not reported claims through its Due to Oil States and Affiliates account.

Also included within the insurance allocation is coverage related to property insurance. The Company is allocated premium expense for coverage based on its pro-rata portion of Oil States’ total insured property values to the total insurance cost of Oil States. The Company has a $100,000 deductible related to property insurance.

Corporate Overhead Allocation

Certain corporate overhead expenses incurred by Oil States have been allocated to the Company and are reflected in the combined statement of operations as a corporate overhead allocation. These overhead costs relate to general management oversight; financial management, including public-company reporting, consolidated tax filings, Oil States’ benefit plan administration, risk management and consolidated treasury services; and costs to support Oil States’ information technology infrastructure. Oil States also allocates a portion of its annual audit and tax return review costs provided by an independent public accounting firm to the Company. These costs are allocated to the Company based upon the Company’s percentage of revenue relative to Oil States’ consolidated revenue. Management believes the basis for the allocations is reasonable. The amounts allocated to the Company were $224,000, $195,000 and $200,000 in 2004, 2003 and 2002, respectively.

HYDRAULIC WELL CONTROL BUSINESS OF OIL STATES INTERNATIONAL, INC.
NOTES TO COMBINED FINANCIAL STATEMENTS (Continued)

7. Retirement Plans

Oil States sponsors a defined contribution plan. Participation in the plan is available to substantially all employees, including employees of the Company. The Company recognized expense of $462,000, $443,000 and $438,000, respectively, related to its various defined contribution plans during the years ended December 31, 2004, 2003 and 2002, respectively.

8. Income Taxes

The Company is included in the consolidated federal and certain separate company and combined state income tax returns filed by Oil States. The Company’s tax provision has been determined as if the Company were filing on a stand-alone basis separate from Oil States.

Combined pre-tax income consisted of the following (in thousands):

	2004	2003	2002
Domestic	$(136)	$(1,212)	$(2,009)
Foreign	473	3,364	3,042
Total	$337	$2,152	$1,033

The components of the income tax provision consisted of the following (in thousands):

	2004	2003	2002
Current:
Foreign	$2,784	$2,089	$1,214
Deferred:
Federal	(776)	95	(131)
State	(145)	18	(24)
	(921)	113	(155)
Income Tax Provision	$1,863	$2,202	$1,059

The following table reconciles the income tax provision (benefit) at the U.S. statutory rate to that in the financial statements (in thousands):

	2004	2003	2002
Taxes computed at 35%	$118	$753	$362
Foreign income tax rate differential	1,767	346	(244)
Nondeductible expenses	20	71	48
Increase (decrease) in valuation allowance	(9)	945	774
State tax expense (benefit), net of federal benefit	(94)	12	(16)
Other, net	61	75	135
Income tax provision	$1,863	$2,202	$1,059

HYDRAULIC WELL CONTROL BUSINESS OF OIL STATES INTERNATIONAL, INC.
NOTES TO COMBINED FINANCIAL STATEMENTS (Continued)

8. Income Taxes (Continued)

The Company’s effective foreign tax rate increased in 2004 and 2003 principally as a result of the required payment of taxes in certain foreign jurisdictions based on a percentage of revenues earned, irrespective of pretax income. This tax payment requirement has resulted in effective foreign tax rates of 588.6% and 62.1% in 2004 and 2003, respectively. In addition, the Company has not recognized the benefit of theoretical U.S. net operating losses generated on the “stand-alone” basis of reporting in any period presented. Valuation allowances have been established to offset the benefit of net operating losses generated because the realization of such benefits was not reasonably assured.

The components of the Company’s deferred tax assets and liabilities as of December 31, 2004 and 2003 are as follows (in thousands):

	2004	2003
Deferred tax assets:
Net operating loss carryforward	$1,709	$1,719
Employee benefits	91	82
Accrued liabilities	230	38
Gross deferred tax assets	2,030	1,839
Less: valuation allowance	(1,709)	(1,719)
Net deferred tax asset	321	120
Deferred tax liabilities:
Depreciation	(3,553)	(4,101)
Unbilled revenue	(425)	(614)
Accrued liabilities	(304)	(231)
Other	(19)	(75)
Deferred tax liability	(4,301)	(5,021)
Net deferred tax liability	$(3,980)	$(4,901)

HYDRAULIC WELL CONTROL BUSINESS OF OIL STATES INTERNATIONAL, INC.
NOTES TO COMBINED FINANCIAL STATEMENTS (Continued)

8. Income Taxes (Continued)

Reclassifications of the Company’s deferred tax balance based on net current items and net non-current items as of December 31, 2004 and 2003 are as follows (in thousands):

	2004	2003
Liabilities:
Current deferred taxes	$(443)	$(633)
Non-current deferred taxes	(3,537)	(4,268)
Net deferred tax liability	$(3,980)	$(4,901)

Appropriate U.S. and foreign income taxes have been provided for earnings of foreign subsidiary companies that are expected to be remitted in the near future. The cumulative amount of undistributed earnings of foreign subsidiaries that the Company intends to permanently reinvest and upon which no deferred US income taxes have been provided is $7.2 million at December 31, 2004. The Company anticipates there would be no material incremental US tax due on the unremitted foreign earnings, if ever repatriated, as any additional US tax should be offset in whole or in part by foreign tax credits.

During the years ended December 31, 2004 and 2003, the Company was allocated tax benefits triggered by employee exercises of stock options totaling $134,000 and $289,000, respectively. Such benefits were credited to additional paid-in capital.

In October 2004, the American Jobs Creation Act of 2004 (the “Jobs Act”) was signed into law which introduced a special one-time dividends received deduction on the repatriation of foreign earnings to a U.S. taxpayer (repatriation provision), provided certain criteria are met. The Act provides for a special one-time deduction of 85 percent of certain foreign earnings that are repatriated in either the Company’s last tax year that began before the enactment date, or the first tax year that begins during the one-year period beginning on the date of enactment. The maximum amount of the Company’s foreign earnings that qualify for temporary deduction is $4.5 million.

The Company is in the process of evaluating whether it will repatriate foreign earnings under the repatriation provisions of the Jobs Act, and if so, the amount that will be repatriated. The range of reasonably possible amounts that the Company is considering for repatriation, which would be eligible for the temporary deduction, is zero to $4.5 million. The Company is awaiting the issuance of further regulatory guidance and passage of statutory technical corrections with respect to certain provisions in the Jobs Act prior to determining the amounts it will repatriate, if any. The Company expects to determine the amounts and sources of foreign earnings to be repatriated, if any, in 2005.

The Company is not yet in a position to determine the impact of a qualifying repatriation, should it choose to make one, on its income tax expense for 2005, the amount of its indefinitely reinvested foreign earnings, the range of income tax effects or the amount of its deferred tax liability with respect to foreign earnings.

The Company files tax returns in the jurisdictions in which they are required. All of these returns are subject to examination or audit and possible adjustment as a result of assessments by taxing authorities. The Company believes that it has recorded sufficient tax liabilities and does not expect the resolution of any examination or audit of its tax returns would have a material adverse effect on its operating results, financial condition or liquidity.

HYDRAULIC WELL CONTROL BUSINESS OF OIL STATES INTERNATIONAL, INC.
NOTES TO COMBINED FINANCIAL STATEMENTS (Continued)

9. Commitments and Contingencies

The Company leases a portion of its equipment, office space, computer equipment, automobiles and trucks under leases which expire at various dates.

Minimum future operating lease obligations in effect at December 31, 2004, are as follows (in thousands):

Operating Leases
2005	$310
2006	10
2007	10
2008	10
2009	3
Total	$343

Rental expense under operating leases was $533,000, $568,000 and $502,000 for the years ended December 31, 2004, 2003 and 2002, respectively.

Severance expense was recorded due to international statutory obligations and an international company sponsored severance plan. This expense was $405,000, $486,000 and $416,000 related to its various severance obligations during the years ended December 31, 2004, 2003 and 2002, respectfully. The amount recorded by the Company as a liability related to these obligations is $1.1 million, $0.9 million and $0.7 million for the years ended December 31, 2004, 2003 and 2002, respectfully.

The Company is a party to various pending or threatened claims, lawsuits and administrative proceedings seeking damages or other remedies concerning its commercial operations, employees and other matters. Although the Company can give no assurance about the outcome of pending legal and administrative proceedings and the effect such outcomes may have on it, management believes that any ultimate liability resulting from the outcome of such proceedings, to the extent not otherwise provided for or covered by insurance, will not have a material adverse effect on its combined financial position, results of operations or liquidity.

On February 18, 2005, Oil States announced that it had conducted an internal investigation prompted by the discovery of over billings totaling approximately $400,000 to a government owned oil company in South America. The over billings were detected by the Company during routine financial review procedures, and appropriate financial statement adjustments are included herein. Oil States and independent counsel retained by the Oil States’ audit committee conducted separate investigations consisting of interviews and an examination of the facts and circumstances in this matter. Oil States voluntarily reported the results of its investigation to the Securities and Exchange Commission (the “SEC”) and has fully cooperated with additional requests for information received from the SEC. Oil States understands that the SEC has recently completed its informal investigation of this matter. On October 31, 2005, Oil States’ counsel received a “Wells Notice” from the staff of the SEC indicating that the staff has made a preliminary decision to recommend that the SEC bring a civil action against Oil States alleging violations of provisions of the Securities and Exchange Act of 1934 relating to the maintenance of books, records and internal accounting controls and procedures as set forth in Sections 13(b)(2)(A) and (B) of the Act. The alleged violations related to this over billings matter. A “Wells Notice” is not a formal

HYDRAULIC WELL CONTROL BUSINESS OF OIL STATES INTERNATIONAL, INC.
NOTES TO COMBINED FINANCIAL STATEMENTS (Continued)

9. Commitments and Contingencies (Continued)

allegation or proof of wrong doing. Recipients of “Wells Notices” have the opportunity to respond to the SEC staff before the staff makes a formal recommendation on whether any action should be brought by the SEC. Oil States is engaged in discussions with the staff of the SEC regarding the “Wells Notice” and is currently evaluating its planned response to this matter. The Company will be indemnified by Oil States in this matter and it will not have a material adverse effect on the Company’s combined financial position, results of operations or liquidity.

10. Stock-Based Compensation

The Company’s employees participate in Oil States’ stock-based compensation plan, which is administered entirely by Oil States. The Company has elected to follow Accounting Principles Board (“APB”) No. 25, “Accounting for Stock Issued to Employees,” for expense recognition purposes. As a result, the Company is obligated to provide the expanded disclosures required under SFAS No. 123, “Accounting for Stock Based Compensation,” and SFAS No. 148, “Accounting for Stock-Based Compensation—Transition and Disclosure—an amendment of SFAS No. 123,” for stock-based compensation granted in 1998 and thereafter.

The Company accounts for its employee stock-based compensation plan under APB Opinion No. 25 and its related interpretations. Oil States is authorized to grant common stock based awards covering 7,700,000 shares of common stock under the 2001 Equity Participation Plan, as amended and restated, (the Equity Participation Plan), to employees, consultants and directors with amounts, exercise prices and vesting schedules determined by Oil States’ compensation committee of its Board of Directors. Since February 2001, all option grants have been priced at the closing price on the day of grant, vest 25% per year and have a life ranging from six to ten years. Because the exercise price of options granted under the Equity Participation Plan have been equal to the market price of Oil States’ stock on the date of grant, no compensation expense related to this plan has been recorded. Had compensation expense for Oil States’ Equity Participation Plan been determined consistent with SFAS No. 123 utilizing the fair value method, the Company’s net loss, adjusted for only equity awards applicable to its business, at December 31, 2004, 2003 and 2002, would have been as follows (in thousands):

	2004	2003	2002
Net loss as reported	$(1,526)	$(50)	$(26)
Deduct: Allocated portion of stock-based employee compensation expense determined under fair value based method for all awards, net of related tax effects(a)	(142)	(118)	(93)
Pro forma net loss	$(1,668)	$(168)	$(119)

(a)           The stock-based compensation expense was calculated using Oil States’ effective tax rate of 33.1%, 24.2% and 22.3% in 2004, 2003 and 2002, respectively, since the pro-forma stock-based expense allocation is based on Oil States’ Equity Participation Plan.

HYDRAULIC WELL CONTROL BUSINESS OF OIL STATES INTERNATIONAL, INC.
NOTES TO COMBINED FINANCIAL STATEMENTS (Continued)

10. Stock-Based Compensation (Continued)

The following table summarizes the Company’s portion of the stock option activity under the Oil States’ stock option plan for each of the three years ended December 31, 2004:

	Stock Option Plan
	Options	Weighted Average Exercise Price
Balance at December 31, 2001	204,036	$7.19
Granted	33,750	8.00
Exercised	(16,814)	6.99
Forfeited	(5,693)	8.15
Balance at December 31, 2002	215,279	7.31
Granted	41,000	11.49
Exercised	(121,728)	6.61
Forfeited	(5,125)	6.71
Balance at December 31, 2003	129,426	9.31
Granted	52,000	13.70
Exercised	(59,868)	8.64
Forfeited	(3,125)	11.77
Balance at December 31, 2004	118,443	11.51
Exercisable at December 31, 2002	112,085	6.83
Exercisable at December 31, 2003	31,094	8.36
Exercisable at December 31, 2004	8,189	9.42

The following table summarizes information for the Company’s portion of stock options outstanding at December 31, 2004:

	Options Outstanding			Options Exercisable
Range of Exercise Prices	Number Outstanding as of 12/31/2004	Weighted Average Remaining Contractual Life	Weighted Average Exercise Price	Number Exercisable as of 12/31/2004	Weighted Average Exercise Price
$8.0000 – 8.3300	23,621	6.96	$8.1205	5,375	$8.3300
9.0000 – 9.0000	11,250	6.11	9.0000	—	—
11.4900 – 11.4900	33,562	8.15	11.4900	2,814	11.4900
13.7000 – 13.7000	50,000	5.16	13.7000	—	—
8.0000 – 13.7000	118,433	6.46	11.5145	8,189	9.4159

At December 31, 2004, 1,329,802 shares were available for future grant under Oil States’ stock option plan.

The weighted average fair values of options granted to the Company’s employees during 2004, 2003, and 2002 were $5.12, $4.26, and $5.15 per share, respectively. The fair value of each option grant is estimated on the date of grant using the Black-Scholes option pricing model with the following weighted average assumptions used for grants in 2004, 2003, and 2002, respectively: risk-free interest rates of 3.1%,

HYDRAULIC WELL CONTROL BUSINESS OF OIL STATES INTERNATIONAL, INC.
NOTES TO COMBINED FINANCIAL STATEMENTS (Continued)

10. Stock-Based Compensation (Continued)

2.9%, and 5.3%, no expected dividend yield, expected lives of 5, 5, and 10 years, and an expected volatility of 37%, 37% and 45%. The weighted average assumptions reflected herein for the Company differs slightly from those reflected on a consolidated basis for Oil States due to the inclusion of option grants for only the Company’s employees in the weighted averages.

11. Segment and Related Information

The Company’s operations are included within the wellsite services segment of Oil States. There are no revenue transactions between the Company and Oil States’ other segments.

Financial information by geographic area for each of the three years ended December 31, 2004, 2003 and 2002, is summarized below in thousands. Revenues are attributable to countries based on the location of the entity selling the products or performing the services. Total assets are attributable to countries based on the physical location of the entity and its operating assets and do not include intercompany balances.

	United States	Venezuela	Algeria	Other Non-US	Total
2004
Revenues from unaffiliated customers	$10,685	$6,016	$7,341	$9,620	$33,662
Long-lived assets	18,813	4,873	767	6,067	30,520
2003
Revenues from unaffiliated customers	$8,252	$5,252	$6,328	$12,693	$32,525
Long-lived assets	19,783	5,476	1,027	5,945	32,231
2002
Revenues from unaffiliated customers	$8,302	$7,259	$0	$13,426	$28,987
Long-lived assets	20,338	6,079	0	6,715	33,132

The following presents unaudited consolidated financial data for the Hydraulic Well Control Business of Oil States International, Inc., as of and for the quarters ended September 30, 2005 and 2004.

HYDRAULIC WELL CONTROL BUSINESS OF OIL STATES INTERNATIONAL, INC.
UNAUDITED COMBINED STATEMENTS OF OPERATIONS
(In Thousands)

	Nine Months Ended September 30,
	2005	2004
Revenues	$29,621	$25,698
Costs and expenses:
Service and other costs	20,615	19,198
Selling, general and administrative expenses	2,373	2,157
Corporate overhead allocation	198	143
Depreciation expense	2,798	2,775
Other operating income	(18)	(99)
	25,966	24,174
Operating income	3,655	1,524
Related party interest expense	(178)	(170)
Interest expense	(5)	(185)
Interest income	70	35
Other income	15	(2)
Income before income taxes	3,557	1,202
Income tax expense	(1,690)	(2,027)
Net income (loss)	$1,867	$(825)

The accompanying notes are an integral part of these combined financial statements.

HYDRAULIC WELL CONTROL BUSINESS OF OIL STATES INTERNATIONAL, INC.
COMBINED BALANCE SHEETS
(In Thousands)

	September 30, 2005	December 31, 2004
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$4,729	$8,710
Accounts receivable, net	12,309	8,301
Inventories, net	818	769
Prepaid expenses and other current assets	530	390
Total current assets	18,386	18,170
Property, plant and equipment, net	19,989	21,180
Goodwill, net	9,340	9,340
Total assets	$47,715	$48,690
LIABILITIES AND STOCKHOLDER EQUITY
Current liabilities:
Accounts payable and accrued liabilities	$5,093	$3,830
Income taxes payable	1,294	990
Deferred revenue	1,091	—
Deferred income taxes	443	443
Total current liabilities	7,921	5,263
Due to Oil States and affiliates	15,562	20,800
Deferred income taxes	3,053	3,537
Other liabilities	1,237	1,143
Total liabilities	27,773	30,743
Stockholder equity:
Contributed capital	18,575	18,447
Retained earnings (deficit)	1,367	(500)
Total stockholder equity	19,942	17,947
Total liabilities and stockholder equity	$47,715	$48,690

The accompanying notes are an integral part of these combined financial statements.

HYDRAULIC WELL CONTROL BUSINESS OF OIL STATES INTERNATIONAL, INC.
COMBINED STATEMENTS OF STOCKHOLDER EQUITY
(In Thousands)

	Contributed Capital	Retained Earnings (Deficit)	Total Stockholder Equity
Balance, December 31, 2004	$18,447	$(500)	$17,947
Net income (unaudited)	—	1,867	1,867
Parent company allocation of tax benefit on exercise of stock options (unaudited)	128	—	128
Balance, September 30, 2005 (unaudited)	$18,575	$1,367	$19,942

The accompanying notes are an integral part of these combined financial statements.

HYDRAULIC WELL CONTROL BUSINESS OF OIL STATES INTERNATIONAL, INC.
UNAUDITED COMBINED STATEMENTS OF CASH FLOWS
(In Thousands)

	Nine Months Ended September 30,
	2005	2004
Cash flows from operating activities:
Net income (loss)	$1,867	$(825)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation	2,798	2,775
Deferred income tax provision	(484)	(375)
Gain on disposal of assets	(15)	—
Other, net	221	291
Changes in operating assets and liabilities:
Accounts receivable	(4,008)	(649)
Inventories	(49)	(260)
Accounts payable and accrued liabilities	1,263	(249)
Taxes payable	304	295
Other current assets and liabilities, net	951	(285)
Net cash flows provided by operating activities	2,848	718
Cash flows from investing activities:
Capital expenditures	(2,015)	(1,589)
Proceeds from sale of equipment	424	17
Net cash flows used in investing activities	(1,591)	(1,572)
Cash flows from financing activities:
Net (payments to) borrowings from Oil States and affiliates	(5,238)	3,437
Debt repayments	—	(122)
Net cash flows (used in) provided by financing activities	(5,238)	3,315
Net (decrease) increase in cash and cash equivalents	(3,981)	2,461
Cash and cash equivalents, beginning of year	8,710	4,755
Cash and cash equivalents, end of period	$4,729	$7,216

The accompanying notes are an integral part of these combined financial statements.

HYDRAULIC WELL CONTROL BUSINESS OF OIL STATES INTERNATIONAL, INC.
NOTES TO UNAUDITED CONDENSED COMBINED FINANCIAL STATEMENTS

1. Organization and Basis of Presentation

The unaudited combined financial statements and notes represent a carve-out financial statement presentation of Oil States International, Inc.’s (Oil States or OSI) hydraulic well control business (the Company or HWC) and are not intended to be a complete presentation of the financial position, results of operations and cash flows of HWC on a stand-alone basis. The unaudited combined financial statements are presented as if the Company existed as a separate entity from the remaining businesses of Oil States during the periods presented. The allocations and estimates included in the combined financial statements are determined using the methodologies described in Note 4. The accompanying financial statements include the historical operations of the following legal entities: Hydraulic Well Control LLC, HWC Limited and HWCES International. Assets and operations owned by Hydraulic Well Control LLC, HWC Limited and HWCES International that are not related to the hydraulic well control business have been excluded from these combined financial statements. All significant intercompany accounts and transactions between these entities have been eliminated in the accompanying combined financial statements.

Certain information in footnote disclosures normally included in financial statements prepared in accordance with U.S. generally accepted accounting principles have been condensed or omitted pursuant to rules and regulations pertaining to interim financial information. The unaudited interim financial statements reflect all the adjustments, consisting of normal recurring adjustments, which the Company considers necessary for a fair presentation of the results of operations for the interim periods covered and for the financial condition of the Company at the date of the interim balance sheet. Results for the interim periods are not necessarily indicative of results for the year.

Preparation of financial statements in conformity with U.S. generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, the disclosed amounts of contingent assets and liabilities and the reported amounts of revenues and expenses. If the underlying estimates and assumptions, upon which the financial statements are based, change in future periods, actual amounts may differ from those included in the accompanying combined financial statements.

From time to time, new accounting pronouncements are issued by the Financial Accounting Standards Board (the “FASB”) which are adopted by the Company as of the specified effective date. Unless otherwise discussed, management believes the impact of recently issued standards, which are not yet effective, will not have a material impact on the Company’s combined financial statements upon adoption.

The interim financial statements should be read in conjunction with the Company’s audited combined financial statements and accompanying notes for the year ended December 31, 2004 included in this report.

HYDRAULIC WELL CONTROL BUSINESS OF OIL STATES INTERNATIONAL, INC.
NOTES TO UNAUDITED CONDENSED COMBINED FINANCIAL STATEMENTS (Continued)

2. Details of Selected Balance Sheet Accounts

Additional information regarding selected balance sheet accounts is presented below (in thousands):

	September 30, 2005	December 31, 2004
Accounts receivable:
Trade	$8,144	$6,027
Unbilled revenue	2,893	1,661
Other	1,272	613
	$12,309	$8,301

	Estimated Useful Life	September 30, 2005	December 31, 2004
Property, plant and equipment:
Land		$250	$250
Buildings and leasehold improvements	2-39 years	3,224	3,199
Machinery and equipment	2-15 years	33,559	33,477
Office furniture and equipment	2-7 years	1,432	1,410
Vehicles	3-5 years	1,057	1,173
Construction in progress		1,446	418
Total property, plant and equipment		40,968	39,927
Less: Accumulated depreciation		(20,979)	(18,747)
		$19,989	$21,180

	September 30, 2005	December 31, 2004
Accounts payable and accrued liabilities:
Trade accounts payable	$2,827	$2,376
Accrued compensation	1,300	419
Accrued insurance	196	119
Accrued taxes, other than income taxes	641	433
Other	129	483
	$5,093	$3,830

3. Recent Accounting Pronouncements

In the fourth quarter of 2004, the FASB issued Statement No. 123 (revised 2004), or SFAS No. 123R, “Share-Based Payment,” which replaces Statement No. 123 “Accounting for Stock-Based Compensation,” and supersedes APB Opinion No. 25, “Accounting for Stock Issued to Employees.” SFAS No. 123R eliminates the alternative to use APB Opinion 25’s intrinsic value method of accounting that was provided in Statement No. 123 as originally issued. After a phase-in period for Statement No. 123R, pro forma disclosure will no longer be allowed. In the first quarter of 2005 the Securities and Exchange Commission (SEC) issued Staff Accounting Bulletin No. 107 which provided further clarification on the implementation of SFAS No. 123R.

HYDRAULIC WELL CONTROL BUSINESS OF OIL STATES INTERNATIONAL, INC.
NOTES TO UNAUDITED CONDENSED COMBINED FINANCIAL STATEMENTS (Continued)

3. Recent Accounting Pronouncements (Continued)

Alternative phase-in methods are allowed under Statement No. 123R, which was to be effective as of the beginning of the first interim or annual reporting period that begins after June 15, 2005. In April 2005, the Securities and Exchange Commission (“SEC”) adopted a rule that defers the required effective date of SFAS No. 123R. The SEC rule provides that SFAS No. 123R is now effective for registrants as of the beginning of the first fiscal year beginning after June 15, 2005. We are currently in the process of evaluating the impact of SFAS No. 123R on our combined financial statements. We will adopt SFAS No. 123R on January 1, 2006.

4.   Related-Party Transactions

Due to Oil States and Affiliates

The due to Oil States and affiliates as reflected in the combined balance sheets includes an interest bearing note payable to Oil States in the amount of $5.4 million and $5.2 million at September 30, 2005 and December 31, 2004, respectively, as well as non-interest bearing payables to Oil States and various affiliates. The Company participates in the centralized cash management system of Oil States, wherein cash receipts are transferred to and cash disbursements are funded by Oil States on a daily basis, except for the Company’s foreign operations which are funded as needed. The payable to Oil States represents the net cash transfers between the Company and Oil States as well as amounts allocated to or paid on behalf of the Company, which primarily includes insurance premiums and claims expense, income taxes, and an allocation of corporate overhead expenses. The entire due to Oil States and affiliates balance, including the note payable, has been classified as long-term based on the intent of the parent company not to require payment in the near term.

The note payable to Oil States has been outstanding since April 2003 and accumulates interest at an annual rate of 4.5%. Interest expense on the note payable to Oil States of $178,000 and $170,000 for the nine months ended September 30, 2005 and 2004, respectively, is included in the combined statement of operations. The note matures on demand, at which time all outstanding principal and accrued interest shall be immediately due and payable.

Insurance Programs Administered by Oil States

Oil States allocates to its divisions or subsidiaries costs associated with certain insurance programs that Oil States administers and for which Oil States procures third-party insurance. The insurance programs for which the related costs are allocated primarily include casualty insurance (automobile liability, workers’ compensation, general liability and property). Oil States also administers certain insurance programs which may be directly attributable to one or more divisions or subsidiaries, such as specialized liability insurance for drilling or workover operations. The Company was allocated approximately $907,000 and $1.0 million during the nine months ended September 30, 2005 and 2004, respectively, by Oil States related to these insurance programs. These amounts are allocated by Oil States using various methodologies, as described below. Had these insurance programs been administered by the Company as a separate entity, the amounts may have been different than those allocated to the Company by Oil States.

Included within the insurance cost allocation are claims allocations related to non-property casualty programs (automobile liability, workers’ compensation and general liability) for which Oil States is self-insured up to a certain amount. For the self-insured component, costs are allocated to the Company based

HYDRAULIC WELL CONTROL BUSINESS OF OIL STATES INTERNATIONAL, INC.
NOTES TO UNAUDITED CONDENSED COMBINED FINANCIAL STATEMENTS (Continued)

4.   Related-Party Transactions (Continued)

on incurred claims for the Company’s divisions. Oil States has premium-based policies which cover amounts in excess of the self-insured retentions. The Company is allocated expense based on its pro-rata portion of Oil States’ total underlying exposure items (i.e., number and type of vehicles, sales, payroll dollars, etc.) to the total insurance cost to be incurred by Oil States. The Company accrues an estimated liability for incurred but not reported claims through its Due to Oil States and Affiliates account.

Also included within the insurance allocation is coverage related to property insurance. The Company is allocated premium expense for coverage based on its pro-rata portion of Oil States’ total insured property values to the total insurance cost of Oil States. The Company has a $100,000 deductible related to property insurance.

Corporate Overhead Allocation

Certain corporate overhead expenses incurred by Oil States have been allocated to the Company and are reflected in the combined statement of operations as a corporate overhead allocation. These overhead costs relate to general management oversight; financial management, including public-company reporting, consolidated tax filings, Oil States’ benefit plan administration, risk management and consolidated treasury services; and costs to support Oil States’ information technology infrastructure. Oil States also allocates a portion of its annual audit and tax return review costs provided by an independent public accounting firm to the Company. These costs are allocated to the Company based upon the Company’s percentage of revenue relative to Oil States’ consolidated revenue. Management believes the basis for the allocations is reasonable. The amounts allocated to the Company were $198,000 and $143,000 for the nine months ended September 30, 2005 and 2004, respectively.

5. Stock-Based Compensation

The Company’s employees participate in Oil States’ stock-based compensation plan, which is administered entirely by Oil States. The Company has elected to follow Accounting Principles Board (“APB”) No. 25, “Accounting for Stock Issued to Employees,” for expense recognition purposes. As a result, the Company is obligated to provide the expanded disclosures required under SFAS No. 123, “Accounting for Stock Based Compensation,” and SFAS No. 148, “Accounting for Stock-Based Compensation—Transition and Disclosure—an amendment of SFAS No. 123,” for stock-based compensation granted in 1998 and thereafter.

HYDRAULIC WELL CONTROL BUSINESS OF OIL STATES INTERNATIONAL, INC.
NOTES TO UNAUDITED CONDENSED COMBINED FINANCIAL STATEMENTS (Continued)

5. Stock-Based Compensation (Continued)

The Company accounts for its employee stock-based compensation plan under APB Opinion No. 25 and its related interpretations. Oil States is authorized to grant common stock based awards covering 7,700,000 shares of common stock under the 2001 Equity Participation Plan, as amended and restated, (the Equity Participation Plan), to employees, consultants and directors with amounts, exercise prices and vesting schedules determined by Oil States’ compensation committee of its Board of Directors. Any restricted stock awards issued under the Equity Participation Plan are considered compensatory in nature and the Company recognizes the fair value of the award as compensation expense over its vesting period. Since February 2001, all option grants have been priced at the closing stock price on the day of grant, vest 25% per year and have a life ranging from six to ten years. Because the exercise price of options granted under the Equity Participation Plan have been equal to the market price of Oil States’ stock on the date of grant, no compensation expense related to this plan has been recorded. Had compensation expense for Oil States’ Equity Participation Plan been determined consistent with SFAS No. 123 utilizing the fair value method, the Company’s net income (loss), adjusted for only equity awards applicable to its business, for the nine months ended September 30, 2005 and 2004, would have been as follows (in thousands):

	Nine months ended September 30,
	2005	2004
Net income (loss) as reported	$1,867	$(825)
Deduct: Allocated portion of stock-based employee compensation expense determined under fair value based method for all awards, net of related tax effects(a)	(83)	(106)
Pro forma net income (loss)	$1,784	$(931)

(a)           The stock-based compensation expense was calculated using Oil States’ effective tax rate of 36.9% and 31.9% for the nine months ended September 30, 2005 and 2004, respectively, since the pro-forma stock-based expense allocation is based on Oil States’ Equity Participation Plan.

6. Commitments and Contingencies

The Company is a party to various pending or threatened claims, lawsuits and administrative proceedings seeking damages or other remedies concerning its commercial operations, employees and other matters. Although the Company can give no assurance about the outcome of pending legal and administrative proceedings and the effect such outcomes may have on it, management believes that any ultimate liability resulting from the outcome of such proceedings, to the extent not otherwise provided for or covered by insurance, will not have a material adverse effect on its combined financial position, results of operations or liquidity.

On February 18, 2005, Oil States announced that it had conducted an internal investigation prompted by the discovery of over billings totaling approximately $400,000 to a government owned oil company in South America. The over billings were detected by the Company during routine financial review procedures, and appropriate financial statement adjustments are included herein. Oil States and independent counsel retained by the Oil States’ audit committee conducted separate investigations consisting of interviews and an examination of the facts and circumstances in this matter. Oil States voluntarily reported the results of its investigation to the Securities and Exchange Commission (the

HYDRAULIC WELL CONTROL BUSINESS OF OIL STATES INTERNATIONAL, INC.
NOTES TO UNAUDITED CONDENSED COMBINED FINANCIAL STATEMENTS (Continued)

6. Commitments and Contingencies (Continued)

“SEC”) and has fully cooperated with additional requests for information received from the SEC. Oil States understands that the SEC has recently completed its informal investigation of this matter. On October 31, 2005, Oil States’ counsel received a “Wells Notice” from the staff of the SEC indicating that the staff has made a preliminary decision to recommend that the SEC bring a civil action against Oil States alleging violations of provisions of the Securities and Exchange Act of 1934 relating to the maintenance of books, records and internal accounting controls and procedures as set forth in Sections 13(b)(2)(A) and (B) of the Act. The alleged violations related to this over billings matter. A “Wells Notice” is not a formal allegation or proof of wrong doing. Recipients of “Wells Notices” have the opportunity to respond to the SEC staff before the staff makes a formal recommendation on whether any action should be brought by the SEC. Oil States is engaged in discussions with the staff of the SEC regarding the “Wells Notice” and is currently evaluating its planned response to this matter. The Company will be indemnified by Oil States in this matter and it will not have a material adverse effect on the Company’s combined financial position, results of operations or liquidity.

Annex A

TRANSACTION AGREEMENT

by and among

BOOTS & COOTS INTERNATIONAL WELL CONTROL, INC.,

HWC ACQUISITION, LLC,

HWC MERGER CORPORATION,

HYDRAULIC WELL CONTROL, LLC

and

HWC ENERGY SERVICES, INC.

dated as of

November 21, 2005

Exhibits
Exhibit A-1	Form of HWC Limited Acquisition Note
Exhibit A-2	Form of HWC LLC Merger Note
Exhibit B	Form of Parent Charter Amendment
Exhibit C	Form of Registration Rights Agreement
Exhibit D	Commitment Letter
Exhibit E	Form of Rights Plan Amendment

Schedules
Schedule 0	Target Subsidiaries’ Capitalization
Schedule 0	Target Subsidiaries’ Liabilities
Schedule 0	Target Subsidiaries’ Changes
Schedule 0	Target Subsidiaries’ Tax Matters
Schedule 0	Target Subsidiaries’ Compliance with Laws
Schedule 3.12	Target Subsidiaries’ Legal Proceedings
Schedule 0	Target Subsidiaries
Schedule 3.18	Target Subsidiaries’ Title to Properties
Schedule 3.19	Sufficiency and Condition of Properties
Schedule 3.20	Target Subsidiaries’ Real Property
Schedule 3.21	Target Subsidiaries’ Leased Property
Schedule 0	Target Subsidiaries’ Agreements
Schedule 3.25	HWC Plans and HWC Programs
Schedule 3.25(i)	Target Subsidiary Employees Receiving Additional ERISA Benefits
Schedule 3.26	Target Subsidiaries’ Past Due Accounts
Schedule 3.27	Target Books and Records
Schedule 3.28	Target Subsidiaries’ Illegal Payments
Schedule 4.4	Parent Consents
Schedule 0	Parent’s Capitalization
Schedule 4.11	Parent’s Liabilities
Schedule 4.13	Parent’s Tax Matters
Schedule 0	Parent’s Legal Proceedings
Schedule 4.18	Parent Subsidiaries
Schedule 4.21	Parent’s Title to Properties
Schedule 4.23	Parent’s Agreements
Schedule 4.26	Parent Plans and Parent Programs
Schedule 5.2(h)	HWC Committed Capital Expenditures
Schedule 6.8(b)	Change of Control Employees
Schedule 6.9	Parent Stock Options
Schedule 10.2	Seller Indemnified Matters
Schedule 12.1	Excluded Assets

TRANSACTION AGREEMENT

TRANSACTION AGREEMENT (this “Agreement”), dated as of November 21, 2005, among Boots & Coots International Well Control, Inc., a Delaware corporation (“Parent”), HWC Acquisition, LLC, a Delaware limited liability company and a wholly owned subsidiary of Parent (“Merger Sub”), HWC Merger Corporation, a Delaware corporation and wholly owned subsidiary of Merger Sub (“Acquisition Sub”), HWC Energy Services, Inc., a Delaware corporation (“Seller”), and Hydraulic Well Control, LLC, a Delaware limited liability company (“HWC LLC”).

WHEREAS, Seller owns all of the issued and outstanding capital stock of HWCES International, a Cayman Islands corporation (“HWCES”) and HWC Limited, a Louisiana corporation (“HWC Limited”), and all of the issued and outstanding membership interests in HWC LLC (together with HWCES and HWC Limited, the “Target Subsidiaries”); and

WHEREAS, (a) the respective Boards of Directors of Parent, Acquisition Sub and Seller, (b) Parent, acting as the sole member of Merger Sub and (c) Seller, acting as the sole member of HWC LLC, have determined that the acquisitions of the Target Subsidiaries by Merger Sub and Acquisition Sub are desirable and in the best interests of the stockholders and members of the respective companies, and the Managers of Merger Sub also have determined that such acquisitions are in the best interests of the sole member of Merger Sub; and

WHEREAS, the respective Boards of Directors of Parent, Acquisition Sub and Seller, the Managers of Merger Sub, and Parent, acting as the sole member of Merger Sub, have approved the transfer of all of the outstanding shares of capital stock of HWCES and HWC Limited to Merger Sub, in each case upon the terms and subject to the conditions set forth herein; and

WHEREAS, the respective Boards of Directors of Parent, Acquisition Sub and Seller; Seller, acting as the sole member of HWC LLC; the Managers of Merger Sub; and Parent, acting as the sole member of Merger Sub, have approved the merger of Acquisition Sub with and into HWC LLC, with HWC LLC being the surviving entity (the “HWC LLC Merger”), and the merger of such surviving entity immediately following the consummation of the HWC LLC Merger with and into Merger Sub, with Merger Sub being the surviving entity (the “Upstream Merger”), upon the terms and subject to the conditions set forth herein; and

WHEREAS, the parties intend that (a)  the HWC LLC Merger and the Upstream Merger shall be treated for United States federal income tax purposes as a single integrated transaction (the “Merger”) that constitutes a reorganization within the meaning of Section 368(a)(1)(A) of the Internal Revenue Code of 1986, as amended (the “Code”), (b) the transfer of the HWCES Shares shall be treated for United States federal income tax purposes as a reorganization within the meaning of Section 368(a)(1)(B) of the Code, (c) this Agreement, as it relates to the Merger and such transfer, respectively, shall constitute a “plan of reorganization” within the meaning of Treasury Regulation Section 1.368-2(g) and (d) Parent and HWC LLC, and Parent and HWCES, respectively, will each be a party to such reorganizations within the meaning of Section 368(b) of the Code; and

WHEREAS, the Board of Directors of Parent has received the written opinion of Howard Frazier Barker Elliott, Inc. to the effect that the Aggregate Consideration to be paid to Seller is fair from a financial point of view; and

WHEREAS, the parties desire to set forth certain representations, warranties, and covenants made by each to the other as an inducement to the consummation of such transactions;

NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements herein contained, and intending to be legally bound hereby, Parent, Merger Sub, Acquisition Sub, Seller and HWC LLC hereby agree as follows:

ARTICLE I
THE TRANSACTIONS

Section 1.1   The HWCES Acquisition.

(a)   The HWCES Acquisition.   At the Effective Time, and on the terms and subject to the conditions set forth in this Agreement, Seller shall transfer, assign, convey and deliver to Merger Sub, and Merger Sub shall acquire from Seller, all of the issued and outstanding shares of capital stock of HWCES (the “HWCES Shares”).

(b)   The HWCES Consideration.   The total consideration (the “HWCES Consideration”) to be paid to Seller at the Closing for the transfer, assignment, conveyance and delivery of the HWCES Shares shall be the issuance and delivery by Parent, on behalf of Merger Sub, of an aggregate of 10,584,854 shares, subject to adjustment pursuant to Section 2.1(c) below (the “HWCES Acquisition Parent Shares”) of common stock, par value $0.0001 per share, of Parent (“Parent Common Stock”).

Section 1.2   The HWC Limited Acquisition.

(a)   The HWC Limited Acquisition.   At the Effective Time, and on the terms and subject to the conditions set forth in this Agreement, Seller shall sell, transfer, assign, convey and deliver to Merger Sub, and Merger Sub shall purchase from Seller, all of the issued and outstanding shares of capital stock of HWC Limited (the “HWC Limited Shares”).

(b)   The HWC Limited Consideration.   The total consideration (the “HWC Limited Consideration”) to be paid to Seller at the Closing for the sale, transfer, assignment, conveyance and delivery of the HWC Limited Shares shall be the issuance and delivery by Parent, on behalf of Merger Sub, of an Unsecured Senior Subordinated Promissory Note of Parent in the principal amount of $10,000,000.00 in the form of Exhibit A-1 attached hereto, with interest accruing at a rate of 10% per annum, subject to adjustment pursuant to Sections 2.1 and 10.6 hereof (the “HWC Limited Acquisition Note”).

Section 1.3   The HWC LLC Merger and the Upstream Merger.

(a)   The HWC LLC Merger.   At the HWC LLC Effective Time, and on the terms and subject to the conditions set forth in this Agreement, Acquisition Sub shall be merged with and into HWC LLC in the HWC LLC Merger, HWC LLC shall continue its existence under the Delaware Limited Liability Company Act (the “State Law”) as the surviving entity in the HWC LLC Merger (the “Surviving Company”), and the separate corporate existence of Acquisition Sub shall cease.

(b)   The HWC LLC Consideration.   At the HWC LLC Effective Time, by virtue of the HWC LLC Merger and without any action on the part of Parent, Acquisition Sub, Seller or HWC LLC, Seller shall be entitled to receive in consideration for the outstanding membership interests of HWC LLC (the “HWC LLC Membership Interests”) (i) an aggregate of 15,877,283 shares (the “HWC LLC Merger Parent Shares”) of Parent Common Stock and (ii) an Unsecured Senior Subordinated Promissory Note of Parent in the principal amount of $5,000,000.00 in the form of Exhibit A-2 attached hereto, with interest accruing at a rate of 10% per annum, subject to adjustment pursuant to Sections 2.1 and 10.6 hereof (the “HWC LLC Merger Note” and, together with the HWC LLC Merger Parent Shares, the “HWC LLC Consideration”).

(c)   Effects of the HWC LLC Merger.   The HWC LLC Merger shall have the effects set forth in the applicable provisions of State Law. Without limiting the generality of the foregoing, and subject thereto, at the HWC LLC Effective Time, (i) all the properties, rights, privileges, powers, and franchises of HWC LLC and Acquisition Sub shall vest in the Surviving Company, without any transfer or assignment having occurred, and all debts, liabilities, and duties of HWC LLC and Acquisition Sub shall become the debts, liabilities, and duties of the Surviving Company, and (ii) the holder of the HWC LLC Membership Interests shall be entitled to receive the HWC LLC Consideration as provided in Section 1.3(b) above.

(d)   Certificate of Formation.   The Certificate of Formation of HWC LLC, as in effect immediately prior to the HWC LLC Effective Time, shall be the Certificate of Formation of the Surviving Company, until thereafter amended in accordance with its terms and as provided by State Law.

(e)   Limited Liability Company Agreement.   The Limited Liability Company Agreement of HWC LLC, as in effect immediately prior to the HWC LLC Effective Time, shall be the Limited Liability Company Agreement of the Surviving Company, until thereafter amended in accordance with its terms and as provided by State Law.

(f)   Officers.   The officers of HWC LLC immediately prior to the HWC LLC Effective Time shall be the initial officers of the Surviving Company, each to hold office in accordance with the Certificate of Formation and Limited Liability Company Agreement of the Surviving Company and until his or her successor is duly elected and qualified in accordance with State Law or until his or her earlier death, resignation, or removal.

(g)   The Upstream Merger.   At the Effective Time, and on the terms and subject to the conditions set forth in this Agreement, the Surviving Company shall be merged with and into Merger Sub in the Upstream Merger, Merger Sub shall continue its existence under State Law as the surviving entity in the Upstream Merger (the “Upstream Surviving Company”), and the separate limited liability company existence of HWC LLC shall cease.

(h)   Effects of the Upstream Merger.   The Upstream Merger shall have the effects set forth in the applicable provisions of State Law. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time, all the properties, rights, privileges, powers, and franchises of the Surviving Company and Merger Sub shall vest in the Upstream Surviving Company, without any transfer or assignment having occurred, and all debts, liabilities, and duties of Surviving Company and Merger Sub shall become the debts, liabilities, and duties of the Upstream Surviving Company.

(i)   Effective Times of the HWC LLC Merger and the Upstream Merger.   At the Closing, the parties hereto will cause the HWC LLC Merger to be consummated by filing with the Secretary of State of Delaware a certificate of merger in such form as required by, and executed in accordance with, the relevant provisions of State Law and in form and substance reasonably acceptable to Parent and Seller (the “Certificate of Merger”). The HWC LLC Merger shall become effective at such time as the Certificate of Merger is duly filed with the Secretary of State of Delaware or at such later time as is specified in the Certificate of Merger pursuant to the mutual agreement of Parent and Seller (the “HWC LLC Effective Time”). At the Closing and immediately following the HWC LLC Effective Time, the parties hereto will cause the Upstream Merger to be consummated by filing with the Secretary of State of Delaware a certificate of merger in such form as required by, and executed in accordance with, the relevant provisions of State Law and in form and substance reasonably acceptable to Parent and Seller (the “Upstream Certificate of Merger”). The Upstream Merger shall become effective at such time as the Upstream Certificate of Merger is duly filed with the Secretary of State of Delaware or at such later time as is specified in the Upstream Certificate of Merger pursuant to the mutual agreement of Parent and Seller (the “Effective Time”).

Section 1.4   Closing.

The closing of the HWCES Acquisition, the HWC Limited Acquisition, the HWC LLC Merger and the Upstream Merger (the “Closing”) shall take place (i) at the offices of Thompson & Knight LLP, 333 Clay Street, Suite 3300, Houston, Texas 77002 as soon as practicable after the satisfaction or, if permissible, waiver of the conditions to the obligations of the parties set forth in Articles VII and VIII or (ii) at such other time or place or on such other date as the parties hereto shall agree, provided that the closing conditions set forth in Articles VII and VIII have been satisfied or waived at or prior to such other time and date; provided, however, that the Closing shall occur on the first day of the month. The date on which the Closing occurs is herein referred to as the “Closing Date.” All such Closing transactions shall be deemed to have occurred simultaneously.

Section 1.5   Changes in Parent Common Stock.

In the event of any stock split, combination, reclassification, recapitalization, exchange, stock dividend, or other distribution payable in Parent Common Stock with respect to shares of Parent Common Stock (or if a record date with respect to any of the foregoing should occur) during the period between the date of this Agreement and the Effective Time, then the Parent Shares shall be appropriately adjusted to reflect such stock split, combination, reclassification, recapitalization, exchange, stock dividend, or other distribution.

Section 1.6   Excluded Assets.

The transactions contemplated by this Agreement exclude (and the representations and warranties in this Agreement shall not apply to) the Excluded Assets. Prior to the Closing Date, Seller shall cause the Excluded Assets to be transferred to Seller or any of its Affiliates (other than the Target Subsidiaries).

Section 1.7   Intercompany Eliminations.

Upon the Closing, all intercompany receivables and payables (other than for federal Taxes and any state Taxes for which the Target Subsidiaries join in the filing of a consolidated, combined or unitary Tax Return to the extent reflected as a current liability on the Closing Date Balance Sheets) between any of the Target Subsidiaries and Seller or any of its Affiliates (other than the Target Subsidiaries) shall be canceled, and Seller shall, and shall cause its Affiliates to, execute and deliver such documents as Parent shall reasonably request to evidence the cancellation thereof.

ARTICLE II
WORKING CAPITAL ADJUSTMENT

Section 2.1   Working Capital Adjustment.

(a)   The parties hereto acknowledge that (i) the HWCES Consideration has been based in part on HWCES having a minimum Working Capital as of the Closing Date equal to $1.3 million (the “HWCES Working Capital Minimum”), (ii) the HWC Limited Consideration has been based in part on HWC Limited having a minimum Working Capital as of the Closing Date equal to $1.2 million (the “HWC Limited Working Capital Minimum”) and (iii) the HWC LLC Consideration has been based in part on HWC LLC having a minimum Working Capital as of the Closing Date equal to $2.2 million (the “HWC LLC Working Capital Minimum”). Accordingly, for the purpose of confirming each of the HWCES Working Capital Minimum, the HWC Limited Working Capital Minimum and the HWC LLC Working Capital Minimum as of the Closing Date, Parent shall prepare, or cause to be prepared, consolidated balance sheets of each of the Target Subsidiaries as of the Closing Date, which balance sheets will be prepared in accordance with generally accepted accounting principles (“GAAP”) consistent with Seller’s past practices; provided, however, that even if inconsistent with GAAP, the balance sheets shall not take into account (x) the transactions contemplated herein, except for any legal, accounting, banking and other transaction expenses incurred by the Target Subsidiaries relating to the transactions contemplated herein through the Closing Date and that are outstanding as of the Closing Date, which shall be reflected in such balance sheets as current liabilities or (y) the receipt of any payment in current assets on account of a Casualty Insurance Payment. The balance sheets prepared in accordance with the foregoing are referred to individually as the “HWCES Closing Date Balance Sheet,” the “HWC Limited Closing Date Balance Sheet” and the “HWC LLC Closing Date Balance Sheet” (as appropriate) and collectively as the “Closing Date Balance Sheets.”

(b)   No later than 45 calendar days after the Closing Date, Parent shall deliver to Seller the Closing Date Balance Sheets together with a worksheet (the “Working Capital Statement”) showing the difference, if any, between (i) the Working Capital shown on the HWCES Closing Date Balance Sheet and the HWCES Working Capital Minimum, (ii) the Working Capital shown on the HWC Limited Closing Date Balance Sheet and the HWC Limited Working Capital Minimum and (iii) the Working Capital shown on the HWC LLC Closing Date Balance Sheet and the HWC LLC Working Capital Minimum. Within 10 days after Seller’s receipt of the Closing Date Balance Sheets and the Working Capital Statement, Seller shall give Parent notice of any disagreement it may have with the Closing Date Balance Sheets or the Working Capital Statement (the “Working Capital Dispute Notice”), and such notice shall specify in detail the nature of the disagreement. During the 20 days after the day on which any Working Capital Dispute Notice is given, Parent and Seller shall attempt in good faith to resolve such dispute. If they fail to reach a written agreement regarding the dispute in such 20-day period, either Seller or Parent may refer the matter to a firm of certified independent accountants mutually agreeable to Parent and Seller (the “Independent Accountant”). If Parent and Seller cannot agree on the Independent Accountant within 10 days after Parent or Seller, as applicable, first exercises its right under the foregoing sentence, either Seller or Parent may refer the matter to mandatory and binding arbitration to be conducted pursuant to the Federal Arbitration Act by a panel of three arbitrators (the “Arbitration Panel”), with one arbitrator selected by each of Parent and Seller and the third selected by such two arbitrators, referring to the Commercial Arbitration Rules of the American Arbitration Association, as they may be amended from time to time (the “AAA Rules”), except as expressly provided in this Section 2.2. The Independent Accountant or Arbitration Panel, as applicable, shall be required to adopt the Closing Date Balance Sheets and the Working Capital Statement proposed by either Parent or Seller and as submitted to the Independent Accountant or Arbitration Panel, as applicable, and shall have no power whatsoever to reach any other result and shall adopt the Closing Date Balance Sheets and the Working Capital Statement that in its judgment are the closest to being in conformity with the provisions of this Agreement. If there is no timely objection as provided above, the Closing Date Balance Sheets and the Working Capital Statement as determined by Parent shall be binding and final for purposes of this Agreement. If there is a timely objection as provided above, the Closing Date Balance Sheets and the Working Capital Statement as revised, if applicable, by the agreement of Parent and Seller or by the Independent Accountant or Arbitration Panel, as applicable, shall be binding and final for purposes of this Agreement. All of the costs and expenses of the Independent Accountant or Arbitration Panel, as applicable, shall be borne by Parent (if the Independent Accountant or Arbitration Panel, as applicable, adopts the Closing Date Balance Sheets and the Working Capital Statement proposed by Seller) or Seller (if the Independent Accountant or Arbitration Panel, as applicable, adopts the Closing Date Balance Sheets and the Working Capital Statement proposed by Parent); provided, however, that if the Closing Date Balance Sheets and the Working Capital Statement are determined by agreement of the parties following the designation of the Independent Accountant or Arbitration Panel, as applicable, the costs and expenses of the Independent Accountant or Arbitration Panel, as applicable, shall be borne equally by Parent, on the one hand, and Seller, on the other hand.

(c)   Following the final determination of the Closing Date Balance Sheets and the Working Capital Statement as set forth in Section 2.1(b) above:

           (i)  if the HWCES Working Capital Minimum exceeds the Working Capital shown on the HWCES Closing Date Balance Sheet, then Seller shall promptly (but in any event within 10 days) wire transfer in immediately available funds to Parent, to an account designated by Parent in accordance with Section 11.1, an amount equal to such excess;

         (ii)  if the HWC Limited Working Capital Minimum exceeds the Working Capital shown on the HWC Limited Closing Date Balance Sheet, then Seller shall promptly (but in any event within 10 days) wire transfer in immediately available funds to Parent, to an account designated by Parent in accordance with Section 11.1, an amount equal to such excess;

        (iii)  if the HWC LLC Working Capital Minimum exceeds the Working Capital shown on the HWC LLC Closing Date Balance Sheet, then Seller shall promptly (but in any event within 10 days) wire transfer in immediately available funds to Parent, to an account designated by Parent in accordance with Section 11.1, an amount equal to such excess;

         (iv)  if the Working Capital shown on the HWCES Closing Date Balance Sheet exceeds the HWCES Working Capital Minimum (an “HWCES Working Capital Surplus”), then (A) that number of HWC LLC Merger Parent Shares that is equal to (1) such excess divided by (2) the closing price of the Parent Common Stock on the American Stock Exchange on the Closing Date (rounded up to the nearest whole share) shall be deemed to have been issued to Seller in respect of the HWCES Acquisition and shall for all purposes hereunder be deemed to be HWCES Acquisition Parent Shares and not HWC LLC Merger Parent Shares and (B) at Parent’s election (to be made promptly after such final determination) either (x) Parent shall promptly (but in any event within 10 days) wire transfer in immediately available funds to Seller, to an account designated by Seller in accordance with Section 11.1, an amount equal to the HWCES Working Capital Surplus and such payment shall be deemed to have been made in respect of the HWC LLC Merger or (y) the principal amount of the HWC LLC Merger Note shall be increased by an amount equal to the HWCES Working Capital Surplus (the “HWC LLC Merger Note Increase”), with such increase to be effective as of the Closing Date (it being understood that interest shall accrue on such excess as if such excess had originally been included as principal in the HWC LLC Merger Note, as provided in the HWC LLC Merger Note);

          (v)  if the Working Capital shown on the HWC Limited Closing Date Balance Sheet exceeds the HWC Limited Working Capital Minimum, then at Parent’s election (to be made promptly after such final determination) either (A) Parent shall promptly (but in any event within 10 days) wire transfer in immediately available funds to Seller, to an account designated by Seller in accordance with

Section 11.1, an amount equal to such excess or (B) the principal amount of the HWC Limited Acquisition Note shall be increased by the amount of such excess, with such increase to be effective as of the Closing Date (it being understood that interest shall accrue on such excess as if such excess had originally been included as principal in the HWC Limited Acquisition Note, as provided in the HWC Limited Acquisition Note);

         (vi)  if the Working Capital shown on the HWC LLC Closing Date Balance Sheet exceeds the HWC LLC Working Capital Minimum, then at Parent’s election (to be made promptly after such final determination) either (A) Parent shall promptly (but in any event within 10 days) wire transfer in immediately available funds to Seller, to an account designated by Seller in accordance with Section 11.1, an amount equal to such excess or (B) the principal amount of the HWC LLC Merger Note shall be increased by the amount of such excess, with such increase to be effective as of the Closing Date (it being understood that interest shall accrue on such excess as if such excess had originally been included as principal in the HWC LLC Merger Note, as provided in the HWC LLC Merger Note); and

       (vii)  if Seller is required to make any cash payment to Parent in accordance with Section 2.1(c)(i)-(iii) above (each, a “Seller Working Capital Payment”) and Parent is required to make any cash payment to Seller or to increase the principal amount of the HWCLLC Merger Note or the HWC Limited Acquisition Note in accordance with Section 2.1(c)(iv)-(vi) above (each, a “Parent Working Capital Payment”), then the aggregate amount of any such Seller Working Capital Payments and the aggregate amount of any such Parent Working Capital Payments shall be offset against each other such that there shall be only Seller Working Capital Payments or Parent Working Capital Payments, as applicable, with such offset and such payments being determined in a manner reasonably acceptable to Seller and Parent.

(d)   The parties hereto acknowledge and agree that, notwithstanding the provisions of this Section 2.1, Seller shall be entitled to distribute, and to cause the Target Subsidiaries to distribute, to Seller prior to the Effective Time any and all cash held by the Target Subsidiaries.

(e)   Any rights accruing to any party under this Section 2.1 shall be in addition to and independent of the rights to indemnification under Article XI and any payments made to any party under this Section 2.1 shall not be subject to the requirements of Article XI.

ARTICLE III
REPRESENTATIONS AND WARRANTIES OF SELLER

Seller represents and warrants to Parent, Merger Sub and Acquisition Sub that:

Section 3.1   Corporate Status.

Each of Seller and the Target Subsidiaries is duly incorporated or formed, validly existing and in good standing under the laws of the jurisdiction of its organization and has the corporate or limited liability company power and authority to own its properties and assets and to transact the business in which it is engaged and presently proposes to engage. Each of the Target Subsidiaries has been duly qualified to do business and is in good standing in each jurisdiction where it is required to be so qualified, except where the failure to be so qualified would not, individually and in the aggregate, have a Target Material Adverse Effect.

Section 3.2   Charter and Bylaws.

HWC LLC has made available to Parent accurate and complete copies of (i) the Organizational Documents as currently in effect, (ii) the stock records, and (iii) the minutes of all meetings of the Board of Directors or Board of Managers, any committees of such Board, and the stockholders or members (and all consents in lieu of any meetings), of each of the Target Subsidiaries. Neither Seller nor any of the Target Subsidiaries is in violation of any provision of its Organizational Documents, other than violations that, individually or in the aggregate, would not have a Target Material Adverse Effect.

Section 3.3   Authority Relative to This Agreement.

Each of Seller and HWC LLC has all requisite corporate power and authority to enter into this Agreement and the Transaction Documents to which it will be a party and to carry out and perform its obligations under the terms hereof and thereof. All corporate or limited liability company action on the part of each of Seller, HWC LLC and their respective sole stockholder or sole member necessary for the authorization, execution, delivery and performance of this Agreement and such Transaction Documents and the consummation of the transactions contemplated herein and therein has been taken. This Agreement and each of such Transaction Documents, when executed and delivered by Seller or HWC LLC, as applicable, shall constitute the legal, valid and binding obligation of such party, enforceable against such party in accordance with its terms, except that such enforceability may be limited by (i) applicable bankruptcy, insolvency, reorganization, moratorium, and similar laws affecting creditors’ rights generally and (ii) equitable principles which may limit the availability of certain equitable remedies (such as specific performance) in certain instances.

Section 3.4   Noncontravention.

The execution, delivery, and performance by each of Seller and HWC LLC of this Agreement and the Transaction Documents to which it will be a party and the consummation by it of the transactions contemplated herein and therein do not and will not (i) conflict with or result in a violation of any provision of the Organizational Documents of Seller or any of the Target Subsidiaries, (ii) conflict with or result in a violation of any provision of, or constitute (with or without the giving of notice or the passage of time or both) a default under, or give rise (with or without the giving of notice or the passage of time or both) to any right of termination, cancellation, or acceleration under, or require any consent, approval, authorization, or waiver of, or notice to, any party to, any bond, debenture, note, mortgage, indenture, lease, contract, agreement, or other instrument or obligation to which Seller or any of the Target Subsidiaries is a party or by which Seller or any of the Target Subsidiaries, or any of their respective properties, may be bound or any Permit held by Seller or any of the Target Subsidiaries, (iii) result in the creation or imposition of any Encumbrance upon the properties of Seller or any of the Target Subsidiaries, or (iv) assuming compliance with the matters referred to in Section 3.11, violate any Applicable Law binding upon Seller or any of the Target Subsidiaries, except, in the case of clauses (ii), (iii), and (iv) above, for any such conflicts, violations, defaults, terminations, cancellations, accelerations, or Encumbrances which would not, individually or in the aggregate, have a Target Material Adverse Effect, and except, in the case of clause (ii) above, for such consents, approvals, authorizations, and waivers that have been obtained and are unconditional and in full force and effect and such notices that have been duly given.

Section 3.5   Governmental Approvals.

No consent, approval, order or authorization of, or declaration, filing or registration with, any Governmental Authority is required to be obtained or made by Seller or any of the Target Subsidiaries in connection with the execution, delivery or performance of this Agreement by Seller and HWC LLC or the consummation by each of the transactions contemplated herein, other than (i) compliance with any applicable requirements of the Securities Act, (ii) compliance with any applicable state securities or takeover laws, and (iii) filing of the Certificate of Merger or filings with Governmental Authorities to occur in the ordinary course following the consummation of the transactions contemplated herein.

Section 3.6   Capitalization.

The number of authorized, issued and outstanding shares of capital stock of each of the Target Subsidiaries are set forth on Schedule 3.6. All outstanding shares of capital stock of each of the Target Subsidiaries are validly issued, fully paid and non-assessable, and are not subject to preemptive rights. Except as set forth on Schedule 3.6, there are outstanding: (i) no shares of capital stock, voting debt or other voting securities of any of the Target Subsidiaries; (ii) no securities of any of the Target Subsidiaries convertible into or exchangeable for capital stock or other voting securities of any of the Target Subsidiaries; and (iii) no options, warrants, calls, rights (including preemptive rights), commitments or agreements to which any of the Target Subsidiaries is a party or by which any of them is bound in any case obligating any of the Target Subsidiaries to issue, deliver, sell, purchase, redeem or acquire, or cause to be issued, delivered, sold, purchased, redeemed or acquired, additional capital stock or any other securities of any of the Target Subsidiaries, or any other Person or obligating any of the Target Subsidiaries to grant, extend or enter into any such option, warrant, call, right, commitment or agreement. There are not as of the date hereof and there will not be at the Effective Time any stockholder agreements, voting trusts or other agreements or understandings to which any of the Target Subsidiaries is a party or by which any of them are bound relating to the voting of any capital stock or other voting securities of any of the Target Subsidiaries.

Section 3.7   Financial Statements.

Seller has delivered to Parent accurate and complete copies of (i) an unaudited combined balance sheet of the hydraulic well control business of Oil States International, Inc. as of September 30, 2005 (the “HWC Latest Balance Sheet”), and the related unaudited combined statements of operations and cash flows for the nine-month period then ended (together with the HWC Latest Balance Sheet, the “HWC Latest Financial Statements”), and (ii) an audited combined balance sheet of the hydraulic well control business of Oil States International, Inc. as of December 31, 2004, and the related audited combined statements of operations and retained earnings and cash flows for the year then ended (the “HWC Annual Financial Statements” and, together with the HWC Latest Financial Statements, the “HWC Financial Statements”). The HWC Financial Statements (A) have been prepared from the books and records of Seller and the Target Subsidiaries in conformity with GAAP applied on a basis consistent with preceding years throughout the periods involved, except as otherwise noted therein and except that the HWC Latest Financial Statements are not accompanied by notes or other textual disclosures required by GAAP, and (B) fairly present in all material respects the combined financial position of the Target Subsidiaries as of the respective dates thereof and their combined results of operations and retained earnings and cash flows for the periods then ended, except that the HWC Latest Financial Statements are (x) subject to normal year-end audit adjustments, which will not be material in the aggregate, and (y) are not accompanied by notes or other textual disclosures required by GAAP.

Section 3.8   Absence of Undisclosed Liabilities.

None of the Target Subsidiaries has any liability or obligation (whether accrued, absolute, contingent, unliquidated, or otherwise) that would be required to be disclosed on a consolidated balance sheet of the Target Subsidiaries (or in the notes thereto) prepared in accordance with GAAP, except (i) liabilities reflected on or reserved against in the HWC Latest Balance Sheet; (ii) liabilities which have arisen since the date of the HWC Latest Balance Sheet in the ordinary course of business (none of which would reasonably be expected to be a material liability for breach of contract, breach of warranty, tort, or infringement); (iii) liabilities arising under executory contracts entered into in the ordinary course of business (none of which would reasonably be expected to be a material liability for breach of contract); (iv) liabilities specifically set forth on Schedule 3.8; and (v) other liabilities which, in the aggregate, would not have a Target Material Adverse Effect.

Section 3.9   Absence of Certain Changes.

Except as disclosed on Schedule 3.9, since September 30, 2005, (i) there has not been any Target Material Adverse Effect, or any event or condition that might have a Target Material Adverse Effect; (ii) the businesses of the Target Subsidiaries have been conducted only in the ordinary course consistent with past practice; (iii) none of the Target Subsidiaries has incurred any material liability, engaged in any material transaction, or entered into any material agreement outside the ordinary course of business consistent with past practice; (iv) none of the Target Subsidiaries has suffered any material loss, damage, destruction, or other casualty to any of its assets (whether or not covered by insurance); and (v) neither Seller nor any of the Target Subsidiaries has taken any of the actions set forth in Section 5.2 except as permitted in this Agreement.

Section 3.10   Tax Matters.

(a)   Except as disclosed on Schedule 3.10, each of the Target Subsidiaries has timely filed all federal income Tax Returns and all other material domestic and foreign Tax Returns required to be filed by it and has paid all Taxes payable by it which have become due, except for those contested in good faith and adequately reserved against. No action, suit, proceeding, investigation, audit, examination or claim is now pending or, to Seller’s Knowledge, threatened by any taxing authority regarding any Taxes of any of the Target Subsidiaries that could have a Target Material Adverse Effect. None of the Target Subsidiaries has entered into an agreement or waiver extending any statute of limitations relating to the payment or collection of Taxes of any of the Target Subsidiaries. Each of the Target Subsidiaries has withheld from each payment made to any of its past or present employees, officers and directors, and any other Person, the amount of all material Taxes required to be withheld therefrom and has paid the same to the proper taxing authority within the time required by law.

(b)   The charges, accruals and reserves for Taxes with respect to the Target Subsidiaries reflected in the Closing Date Balance Sheets will be adequate under GAAP.

(c)   Since February 13, 2001, no Target Subsidiary has been a member of any “affiliated group” (as defined in Section 1504(a) of the Code) or has been included in any consolidated, unitary or combined Tax Return (other than Tax Returns which include only Oil States International, Inc., a Delaware corporation (“Oil States”) and its subsidiaries) provided for under the laws of the United States, any foreign jurisdiction or any state or locality, and no Target Subsidiary has any liability for the Taxes of any Person (other than Oil States or any of its subsidiaries) under Treasury Regulation Section 1.1502-6 (or any similar provision of any state, local or foreign law), or as a successor or transferee.

(d)   There are no Tax sharing, allocation, indemnification or similar agreements or arrangements, whether written or unwritten, in effect under which any Target Subsidiary could be liable for any material Taxes of any person other than Oil States or any subsidiary of Oil States.

(e)   There are no Encumbrances for Taxes on any asset of any Target Subsidiary, except for Permitted Encumbrances.

(f)    No jurisdiction where any Target Subsidiary does not file a Tax Return has made a claim in writing that such Target Subsidiary is required to file a Tax Return in such jurisdiction.

(g)   No Target Subsidiary has entered into any “reportable transaction” as defined in Treasury Regulation Section 1.6011-4(b)(2), (3), (4) or (7).

Section 3.11   Compliance with Laws.

Except with respect to (a) matters set forth on Schedule 3.11, (b) compliance with Applicable Laws concerning Taxes (as to which certain representations and warranties are made in Section 3.10), (c) compliance with Applicable Environmental Laws (as to which certain representations and warranties are made in Section 3.14), (d) compliance with Applicable Laws concerning labor relations (as to which certain representations and warranties are made in Section 3.24), (e) compliance with Applicable Laws concerning ERISA matters (as to which certain representations and warranties are made in Section 0) and (f) compliance with the Foreign Corrupt Practices Act (the “FCPA”) (as to which certain representations and warranties are made in Section 3.28), the Target Subsidiaries are in compliance with all Applicable Laws, except where the failure to so comply would not have a Target Material Adverse Effect.

Section 3.12   Legal Proceedings.

Except as disclosed on Schedule 3.12, no actions, suits, claims, investigations or proceedings are pending or, to Seller’s Knowledge, threatened that could have, individually or in the aggregate (a) a Target Material Adverse Effect or (b) an adverse effect on the ability of Seller or HWC LLC to perform when due to be performed their respective obligations under this Agreement or the Transaction Documents. Except as disclosed on Schedule 3.12, none of the Target Subsidiaries is a party to or named in or subject to any order, writ, injunction, judgment or decree of any court or Governmental Authority.

Section 3.13   Permits.

Each of the Target Subsidiaries has all material franchises, permits, licenses, certificates, registrations and any similar authority necessary for the conduct of their business in all material respects consistent with past practice (the “Target Permits”). Except as would not have a Target Material Adverse Effect, each of such Target Permits is in full force and effect and such Target Subsidiary is in compliance with all of its obligations with respect thereto, and no suspension or cancellation of any of the Permits is pending or, to Seller’s Knowledge, threatened.

Section 3.14   Environmental Matters.

None of the Target Subsidiaries has received written notice of any investigation or inquiry by any Governmental Authority under any Applicable Environmental Laws. To Seller’s Knowledge, none of the Target Subsidiaries has disposed of any Hazardous Material on any property owned or leased by any of the Target Subsidiaries and no condition exists on any such property which would subject any of the Target Subsidiaries or such property to any remedial obligations under any Applicable Environmental Laws or to any liabilities that, individually or in the aggregate, would have a Target Material Adverse Effect. To Seller’s Knowledge, the Target Subsidiaries have complied with all Applicable Environmental Laws, except where failure to so comply would not have a Target Material Adverse Effect.

Section 3.15   Subsidiaries.

(a)   As of the Effective Time, the Target Subsidiaries will not own, directly or indirectly, any capital stock or securities of any corporation or have any direct or indirect equity or ownership interest in any other Person, except as set forth on Schedule 3.15. Schedule 3.15 lists each Target Subsidiary, the jurisdiction of incorporation or formation of each Target Subsidiary, and the authorized and outstanding capital stock of each Target Subsidiary. Each Target Subsidiary has all requisite corporate or limited liability company power and authority to own, lease, and operate its properties and to carry on its business as now being conducted. No actions or proceedings to dissolve any Target Subsidiary are pending.

(b)   Except as otherwise indicated on Schedule 3.15, all the outstanding capital stock or other equity interests of each Target Subsidiary is owned directly or indirectly by Seller, free and clear of all Encumbrances other than (i) transfer restrictions imposed thereon by applicable securities laws, (ii) transfer restrictions contained in the Organizational Documents of such Target Subsidiary and (iii) Credit Agreement Encumbrances to be released at Closing. All outstanding shares of capital stock or other equity interests of each Target Subsidiary have been validly issued and are fully paid and nonassessable. No shares of capital stock or other equity interests of any Target Subsidiary are subject to, nor have any been issued in violation of, preemptive or similar rights.

Section 3.16   Insurance.

Each of the Target Subsidiaries are currently insured in amounts and against such risks as is prudent and adequate for its business as currently conducted and for the value of its properties as is customary for companies engaged in similar lines of business in similar industries, all of which insurance is in full force and effect.

Section 3.17   Accounts Receivable.

The accounts and notes receivable of the Target Subsidiaries reflected on the HWC Latest Balance Sheet, and all accounts and notes receivable of the Target Subsidiaries arising since the date thereof, (i) arose from bona fide sales transactions in the ordinary course of business consistent with past practice, (ii) to Seller’s Knowledge, are legal, valid and binding obligations of the respective debtors enforceable in accordance with their respective terms, except that such enforceability may be limited by (A) applicable bankruptcy, insolvency, reorganization, moratorium, and similar laws affecting creditors’ rights generally and (B) equitable principles which may limit the availability of certain equitable remedies (such as specific performance) in certain instances, (iii) to Seller’s Knowledge, are not subject to any valid set-off or counterclaim, and (iv) are not the subject of any actions or proceedings brought by or on behalf of any of the Target Subsidiaries.

Section 3.18   Title to Properties.

Each of the Target Subsidiaries has good and marketable title and, in the case of real property, insurable title, to all properties (real, personal, and mixed, tangible and intangible) it owns or purports to own, including without limitation the properties reflected in its books and records and in the HWC Latest Balance Sheet, other than the Excluded Assets and those disposed of after the date of such balance sheet in the ordinary course of business consistent with past practice, free and clear of all Encumbrances, except (a) as disclosed on Schedule 3.18 and (b) for Permitted Encumbrances.

Section 3.19   Sufficiency and Condition of Properties.

Except as set forth on Schedule 3.19, to Seller’s Knowledge, the properties owned, leased, or used by the Target Subsidiaries are (i) in the case of tangible properties, in reasonably good operating condition and repair (ordinary wear and tear excepted) and have been maintained in accordance with standard industry practice, (ii) suitable for the purposes used, and (iii) adequate and sufficient for the normal operation of the businesses of the Target Subsidiaries, as presently conducted. Except as set forth on Schedule 3.19, all material tangible properties are in the possession of the Target Subsidiaries and under their control.

Section 3.20   Real Property.

Set forth on Schedule 3.20 is a list of all real property owned or leased by the Target Subsidiaries (the “Real Property”). There are no Persons (other than the Target Subsidiaries) in possession of any portion of the Real Property as lessees, tenants at sufferance, or trespassers, nor does any Person (other than the Target Subsidiaries) have a lease, tenancy, or other right of occupancy or use of any portion of the Real Property. To Seller’s Knowledge, there exists no Proceeding or court order, or building code provision, deed restriction, or restrictive covenant (recorded or otherwise), or other private or public limitation, which might in any way impede or adversely affect the continued use of the Real Property by any of the Target Subsidiaries in the manner it is currently used, except in each case as would not have a Target Material Adverse Effect. Seller has made available to Parent accurate and complete copies of all title insurance policies, title reports, other title documents, surveys, certificates of occupancy, and Permits in the possession of Seller or any of the Target Subsidiaries relating to the Real Property or the buildings, improvements, or fixtures situated thereon.

Section 3.21   Leased Property.

Set forth on Schedule 3.21 is a list of all leases under which any of the Target Subsidiaries is the lessee of real or personal property, and Seller has delivered to Parent accurate and complete copies of all material leases. Each of the Target Subsidiaries has good and valid leasehold interests in all properties held by it under lease. No waiver, indulgence, or postponement of the lessee’s obligations under any such lease has been granted by the lessor or of the lessor’s obligations thereunder by the lessee. The lessee under each such lease is not in material breach of or in material default under such lease, nor has any event occurred which (with or without the giving of notice or the passage of time or both) would constitute a material default by the lessee under such lease, and the lessee has not received any written notice from, or given any written notice to, the lessor indicating that the lessee or the lessor is in breach of or in default under such lease. To Seller’s Knowledge, none of the lessors under such leases is in breach thereof or in default thereunder. The lessee under each such lease has full right and power to occupy or possess, as the case may be, all the property covered by such lease.

Section 3.22   Agreements.

(a)   Set forth on Schedule 3.22 is a list of all the following agreements, arrangements, and understandings (written or oral, formal or informal) (collectively, for purposes of this Section, “agreements”) to which any of the Target Subsidiaries is a party or by which any of the Target Subsidiaries or any of their respective properties is otherwise bound and pursuant to which any of the Target Subsidiaries has continuing liabilities, obligations or rights:

           (i)  collective bargaining agreements and similar agreements with employees as a group;

         (ii)  employee benefit agreements, trusts, plans, funds, or other arrangements of any nature;

        (iii)  agreements with any current or former shareholder, director, officer, employee, consultant, or advisor or any Affiliate of any such person;

         (iv)  agreements between or among Seller and any of the Target Subsidiaries and their Affiliates;

          (v)  indentures, mortgages, security agreements, notes, loan or credit agreements, or other agreements relating to the borrowing of money in excess of $100,000 by any of the Target Subsidiaries or to the direct or indirect guarantee or assumption by any of the Target Subsidiaries of any obligation of others (other than guarantees of Credit Agreement Indebtedness which will be released at Closing), including any agreement that has the economic effect although not the legal form of any of the foregoing;

         (vi)  agreements relating to the acquisition or disposition of assets in excess of $100,000 individually or in the aggregate, other than those entered into in the ordinary course of business consistent with past practice;

       (vii)  agreements relating to the acquisition or disposition of any interest in any business enterprise;

      (viii)  broker, distributor, dealer, manufacturer’s representative, sales, agency, sales promotion, advertising, market research, marketing, consulting, research and development, maintenance, service, and repair agreements, in each case providing for payments in excess of $100,000 in any 12-month period;

         (ix)  license, royalty, or other agreements relating to Intellectual Property (other than (A) shrinkwrap and clickwrap agreements and (B) software agreements requiring the payment of less than $5,000);

          (x)  partnership, joint venture, and profit sharing agreements;

         (xi)  agreements with any Governmental Authority;

       (xii)  agreements in the nature of a settlement or a conciliation agreement arising out of any claim asserted by any other Person and requiring the payment of greater than $100,000 individually or in the aggregate;

      (xiii)  agreements containing any covenant limiting the freedom of any of the Target Subsidiaries to engage in any line of business or compete with any other Person in any geographic area or during any period of time;

       (xiv)  powers of attorney granted by any of the Target Subsidiaries in favor of any Person;

        (xv)  agreements not made in the ordinary course of business; and

       (xvi)  other agreements, whether or not made in the ordinary course of business, that are material to the business, assets, results of operations, condition (financial or otherwise), or prospects of the Target Subsidiaries considered as a whole.

(b)   Each of such agreements is a valid and binding agreement of and the Target Subsidiaries (to the extent each is a party thereto) and, to Seller’s Knowledge, the other party or parties thereto, enforceable against the Target Subsidiaries (to the extent each is a party thereto) and, to Seller’s Knowledge, such other party or parties in accordance with its terms, except that such enforceability may be limited by (i) applicable bankruptcy, insolvency, reorganization, moratorium, and similar laws affecting creditors’ rights generally and (ii) equitable principles which may limit the availability of certain equitable remedies (such as specific performance) in certain instances. None of the Target Subsidiaries is in breach of or in default under, nor has any event occurred which (with or without the giving of notice or the passage of time or both) would constitute a default under, any material provision of any of such agreements, and none of the Target Subsidiaries has received any written notice from, or given any written notice to, any other party indicating that any of the Target Subsidiaries is in breach of or in default under any of such agreements, except in all such cases for such breaches or defaults that would not, individually or in the aggregate, have a Target Material Adverse Effect. To Seller’s Knowledge, no other party to any of such agreements is in breach of or in default under such agreements, nor has any assertion been made by any of the Target Subsidiaries of any such breach or default.

Section 3.23   Intellectual Property.

Except as would not have a Target Material Adverse Effect, (a) the Target Subsidiaries own or have the right to use pursuant to license, sublicense, agreement or otherwise all items of Intellectual Property used in the operation of their businesses as presently conducted, (b) no third party has asserted in writing that any of the Target Subsidiaries is infringing the Intellectual Property of such third party or has challenged or questioned the validity or effectiveness of the Target Subsidiaries’ rights to their owned Intellectual Property and (c) no third party is infringing the material Intellectual Property owned by the Target Subsidiaries. To Seller’s Knowledge, the conduct of business of the Target Subsidiaries at any time prior to the date hereof did not infringe upon or otherwise misappropriate any Intellectual Property of any other Person, except for any such infringement or misappropriation that would not have a Target Material Adverse Effect.

Section 3.24   Labor Relations.

None of the Target Subsidiaries is engaging in any unfair labor practice. No unfair labor practice complaint is pending against any of the Target Subsidiaries or, to Seller’s Knowledge, threatened against any such party, before the National Labor Relations Board or similar foreign labor relations authority, and no grievance or arbitration proceeding arising out of or under any collective bargaining agreement is so pending against any of the Target Subsidiaries, or, to Seller’s Knowledge, threatened against such party. No strike, labor dispute, slowdown or stoppage is pending against any of the Target Subsidiaries or, to Seller’s Knowledge, threatened against any such party. To Seller’s Knowledge, no union representation question exists with respect to the employees of any of the Target Subsidiaries and no union organizing activities are taking place. To Seller’s Knowledge, the Target Subsidiaries have complied in all material respects with all applicable state and federal equal opportunity and other laws related to employment. To Seller’s Knowledge, no officer or key employee, or any group of key employees, intends to terminate their employment with any of the Target Subsidiaries, nor does any of the Target Subsidiaries have a present intention to terminate the employment of any of the foregoing.

Section 3.25   ERISA.

(a)   None of the Target Subsidiaries maintains, contributes to, or has an obligation to contribute to any HWC Plan or HWC Program other than those listed on Schedule 3.25. The HWC Plans and HWC Programs listed on Schedule 3.25 that are sponsored by the Target Subsidiaries are identified on Schedule 3.25. The Seller has provided or made available to Parent with respect to each HWC Plan and HWC Program listed on Schedule 3.25 accurate and complete copies of (i) all written documents comprising such plan or program (including amendments, individual agreements, service agreements, trusts and other funding agreements), (ii) the three most recent annual returns in the Form 5500 series (including all schedules thereto) filed with respect to such plan or program, (iii) the most recent audited financial statement and accountant’s report (if required), (iv) the summary plan description currently in effect and all material modifications thereto (if required), (v) for each HWC Pension Plan listed on Schedule 3.25 which is (or ever was) intended to qualify under Section 401(a) of the Code, the most recent determination letter or opinion letter issued by the Internal Revenue Service and (vi) any employee handbook which includes a description of such plan or program.

(b)   Except for such breaches of the following representations and warranties of Seller that, in the aggregate, would not have a Target Material Adverse Effect:

           (i)  Seller and the Target Subsidiaries are in compliance with ERISA, the Code and all other Applicable Laws with respect to the HWC Plans and HWC Programs, as listed on Schedule 3.25;

         (ii)  No liability to the Pension Benefit Guaranty Corporation (the “PBGC”) has been or is presently expected to be incurred by the Target Subsidiaries or any of their respective ERISA Affiliates with respect to any HWC Pension Plan;

        (iii)  None of the Target Subsidiaries nor any of their respective ERISA Affiliates has incurred or presently expects to incur any withdrawal liability under Title IV of ERISA with respect to any HWC Pension Plan that is a “multiemployer plan,” as such term is defined in Section 3(37) of ERISA; and

         (iv)  There have been no “reportable events” (as such term is defined in Section 4043 of ERISA) with respect to any such multiemployer plan that could result in the termination of such multiemployer plan and give rise to a liability of the Target Subsidiaries or any of their respective ERISA Affiliates in respect thereof.

(c)   No contributions required to be made under Section 302 of ERISA or Section 412 of the Code or under the provisions of any HWC Pension Plan by the Target Subsidiaries or any of their respective ERISA Affiliates to any HWC Pension Plan are overdue. No contributions required to be made by the Target Subsidiaries to any HWC Pension Plan maintained in a foreign jurisdiction pursuant to Applicable Law are overdue.

(d)   No circumstance exists that constitutes grounds under Section 4042 of ERISA entitling the PBGC to institute proceedings to terminate, or appoint a trustee to administer, any HWC Pension Plan or trust created thereunder, nor has the PBGC instituted any such proceeding.

(e)   None of the Target Subsidiaries has incurred or presently expects to incur liability under Sections 412 or 4971 of the Code, including the regulations and published interpretations thereunder.

(f)    Each HWC Plan that is an “employee pension benefit plan,” as such term is defined in Section 3(2) of ERISA, that is intended to be qualified under Section 401(a) of the Code has been determined by the Internal Revenue Service to be so qualified and, to Seller’s Knowledge, nothing has occurred, whether by action or by failure to act, which could reasonably be expected to cause the loss of such qualification.

(g)   No HWC Plan or HWC Program as listed on Schedule 3.25 provides health or medical coverage to any former employee or service provider, except for continuation coverage required by Section 4980B of the Code, Sections 601 to 608 of ERISA or any applicable state law.

(h)   Any HWC Plan or HWC Program as listed on Schedule 3.25 that provides nonqualified deferred compensation within the meaning of Section 409A of the Code has been operated in good faith compliance with Section 409A of the Code.

(i)    Except as set forth on Schedule 3.25(i), no employee or other service provider of the Target Subsidiaries shall accrue or receive additional benefits under any HWC Plan or HWC Program as listed on Schedule 3.25 or become entitled to any severance, termination allowance or similar payments or to the forgiveness of any indebtedness, as a result of the execution and delivery of this Agreement or the consummation of the transactions contemplated by this Agreement. Such execution and delivery, or the consummation of such transactions, shall not result in any increase in the contributions required to be made to any HWC Plan or HWC Program as listed on Schedule 3.25.

(j)    The consummation of the transactions contemplated by this Agreement will not result in a “change in the ownership of a substantial portion of the assets of Seller and its Affiliates” for purposes of Section 280G of the Code.

Section 3.26   Customers and Suppliers.

To Seller’s Knowledge, none of the material customers or suppliers of the Target Subsidiaries has refused, or communicated that it will or may refuse, to purchase or supply products or services from or to any of the Target Subsidiaries or has communicated that it will or may substantially reduce the amount of products or services that it is willing to purchase from or supply to any of the Target Subsidiaries. Except as set forth on Schedule 3.26, none of the Target Subsidiaries is past due (in accordance with the stated invoice terms) with respect to any material amounts owed to any of such suppliers. There has not been any material adverse change in the business relationship of any of the Target Subsidiaries with any such customer or supplier.

Section 3.27   Books and Records.

Except as set forth on Schedule 3.27, all the books and records of the Target Subsidiaries, including all personnel files, employee data and other materials relating to employees, are substantially complete and correct in all material respects and have been in all material respects maintained in accordance with all Applicable Laws.

Section 3.28   Illegal Payments.

Except as set forth on Schedule 3.28, none of the Target Subsidiaries, nor any of their directors, officers, employees, agents and representatives, or any other Person acting on behalf of, or for the benefit of, any such Target Subsidiaries, has made, offered, or authorized, whether directly or indirectly through any other Person, any payment, gift, promise or any other advantage to or for the use or benefit of any Person, or any political party or political party official or candidate for office, where such payment, gift or promise would violate (a) the Applicable Laws of the countries where the Target Subsidiaries or their subsidiaries are located, (b) the Applicable Laws of the country of formation of any of the Target Subsidiaries or their subsidiaries or (c) the FCPA (other than, in the case of subsections (a) and (b) above, for any “facilitating payments” to the extent permitted by the FCPA).

Section 3.29   Brokers or Finders.

Neither Seller nor any of the Target Subsidiaries has any liability or obligation to pay any fees or commissions to any agent, broker, investment banker, financial advisor or other firm or Person in connection with any of the transactions contemplated by this Agreement.

Section 3.30   Investment Experience.

Seller acknowledges that it is able to fend for itself, can bear the economic risk of its investment in the Parent Shares and the Parent Notes, and has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of an investment in the Parent Shares and the Parent Notes. Seller is an “accredited investor” as such term is defined in Regulation D under the Securities Act.

Section 3.31   Restricted Securities.

Seller understands that the Parent Shares and the Parent Notes will not have been registered pursuant to the Securities Act or any applicable state securities laws, that the Parent Shares and the Parent Notes will be characterized as “restricted securities” under federal securities laws, and that under such laws and applicable regulations the Parent Shares and the Parent Notes cannot be sold or otherwise disposed of without registration under the Securities Act or an exemption therefrom. In this connection, Seller represents that it is familiar with Rule 144 promulgated under the Securities Act, as currently in effect, and understands the resale limitations imposed thereby and by the Securities Act. Stop transfer instructions may be issued to the transfer agent for securities of Parent with respect to the Parent Shares and the Parent Notes.

Section 3.32   Legend.

It is agreed and understood by Seller that the certificates representing the Parent Shares and the Parent Notes shall each conspicuously set forth on the face or back thereof, in addition to any legends required by Applicable Law or other agreement, a legend in substantially the following form:

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED PURSUANT TO THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAWS. SUCH SECURITIES MAY NOT BE SOLD OR OTHERWISE TRANSFERRED UNLESS THEY ARE FIRST REGISTERED PURSUANT TO THAT ACT AND APPLICABLE STATE SECURITIES LAWS OR UNLESS THE CORPORATION RECEIVES A WRITTEN OPINION OF COUNSEL, WHICH OPINION AND COUNSEL ARE SATISFACTORY TO THE CORPORATION, TO THE EFFECT THAT SUCH REGISTRATION IS NOT REQUIRED.

Section 3.33   Investment Intent.

Seller is acquiring the Parent Shares and the Parent Notes for its own account for investment and not with a view to, or for sale or other disposition in connection with, any distribution of all or any part thereof, except in compliance with applicable federal and state securities laws.

ARTICLE IV
REPRESENTATIONS AND WARRANTIES OF PARENT, MERGER SUB AND ACQUISITION SUB

Each of Parent, Merger Sub and Acquisition Sub represents and warrants to Seller that:

Section 4.1   Corporate Status.

Each of Parent and the Parent Subsidiaries is duly incorporated or formed, validly existing and in good standing under the laws of the jurisdiction of its organization and has the corporate, limited liability company or partnership power and authority to own its properties and assets and to transact the business in which it is engaged and presently proposes to engage. Each of Parent and the Parent Subsidiaries has been duly qualified to do business and is in good standing in each jurisdiction where it is required to be so qualified, except where the failure to be so qualified would not, individually and in the aggregate, have a Parent Material Adverse Effect.

Section 4.2   Charter and Bylaws.

Parent has made available to Seller accurate and complete copies of (i) the Organizational Documents as currently in effect, (ii) the stock records, and (iii) the minutes of all meetings of the Board of Directors or Board of Managers, any committees of such Board, and the stockholders or members (and all consents in lieu of any meetings), of each of Parent and the Parent Subsidiaries. Neither Parent nor any of the Parent Subsidiaries is in violation of any provision of its Organizational Documents, other than violations that, individually or in the aggregate, would not have a Parent Material Adverse Effect.

Section 4.3   Authority Relative to This Agreement.

Each of Parent, Merger Sub and Acquisition Sub has all requisite corporate or limited liability company power and authority to enter into this Agreement and the Transaction Documents to which it will be a party and to carry out and perform its obligations under the terms hereof and thereof. All corporate or limited liability company action on the part of each of Parent, Merger Sub and Acquisition Sub, and their respective stockholders or sole member necessary for the authorization, execution, delivery and performance of this Agreement and such Transaction Documents and the consummation of the transactions contemplated herein and therein has been taken. This Agreement and each of such Transaction Documents, when executed and delivered by Parent, Merger Sub or Acquisition Sub, as applicable, shall constitute the legal, valid and binding obligation of such party, enforceable against such party in accordance with its terms, except that such enforceability may be limited by (i) applicable bankruptcy, insolvency, reorganization, moratorium, and similar laws affecting creditors’ rights generally and (ii) equitable principles which may limit the availability of certain equitable remedies (such as specific performance) in certain instances.

Section 4.4   Noncontravention.

The execution, delivery, and performance by each of Parent and Merger Sub of this Agreement and the Transaction Documents to which it will be a party and the consummation by it of the transactions contemplated herein and therein do not and will not (i) conflict with or result in a violation of any provision of the Organizational Documents of Parent or any of the Parent Subsidiaries, (ii) conflict with or result in a violation of any provision of, or constitute (with or without the giving of notice or the passage of time or both) a default under, or give rise (with or without the giving of notice or the passage of time or both) to any right of termination, cancellation, or acceleration under, or require any consent, approval, authorization, or waiver of, or notice to, any party to, any bond, debenture, note, mortgage, indenture, lease, contract, agreement, or other instrument or obligation to which Parent or any of the Parent Subsidiaries is a party or by which Parent or any of the Parent Subsidiaries, or any of their respective properties, may be bound or any Permit held by Parent or any of the Parent Subsidiaries, (iii) result in the creation or imposition of any Encumbrance upon the properties of Parent or any of the Parent

Subsidiaries, or (iv) assuming compliance with the matters referred to in Section 4.14, violate any Applicable Law binding upon Parent or any of the Parent Subsidiaries, except, in the case of clauses (ii), (iii), and (iv) above, for any such conflicts, violations, defaults, terminations, cancellations, accelerations, or Encumbrances which would not, individually or in the aggregate, have a Parent Material Adverse Effect, and except, in the case of clause (ii) above, for (A) such consents, approvals, authorizations, and waivers that have been obtained and are unconditional and in full force and effect and such notices that have been duly given and (B) such consents, approvals, authorizations, waivers, and notices that are disclosed on Schedule 4.4.

Section 4.5   Governmental Approvals.

No consent, approval, order or authorization of, or declaration, filing or registration with, any Governmental Authority is required to be obtained or made by Parent or the Parent Subsidiaries in connection with the execution, delivery or performance of this Agreement by Parent, Merger Sub and Acquisition Sub or the consummation by each of the transactions contemplated herein, other than (i) compliance with any applicable requirements of the Securities Act, (ii) compliance with any applicable state securities or takeover laws, and (iii) filing of the Certificate of Merger or filings with Governmental Authorities to occur in the ordinary course following the consummation of the transactions contemplated herein.

Section 4.6   Capitalization.

(a)   The number of authorized, issued and outstanding shares of capital stock of Parent are set forth on Schedule 4.6. All outstanding shares of capital stock of Parent are validly issued, fully paid and non-assessable, and are not subject to preemptive rights. Except as set forth on Schedule 4.6, there are outstanding: (i) no shares of capital stock, voting debt or other voting securities of Parent; (ii) no securities of Parent convertible into or exchangeable for capital stock or other voting securities of Parent; and (iii) no options, warrants, calls, rights (including preemptive rights), commitments or agreements to which Parent is a party or by which it is bound in any case obligating Parent to issue, deliver, sell, purchase, redeem or acquire, or cause to be issued, delivered, sold, purchased, redeemed or acquired, additional capital stock or any or other securities of Parent, or any other Person or obligating Parent to grant, extend or enter into any such option, warrant, call, right, commitment or agreement. There are not as of the date hereof and there will not be at the Effective Time any stockholder agreements, voting trusts or other agreements or understandings to which Parent is a party or by which it is bound relating to the voting of any capital stock or other voting securities of Parent.

(b)   All the outstanding membership interests in Merger Sub are owned directly by Parent, and all the outstanding shares of capital stock of Acquisition Sub are owned directly by Merger Sub. Merger Sub and Acquisition Sub were formed solely for the purpose of engaging in the transactions contemplated herein and have not engaged in any activities other than in connection with the transactions contemplated in this Agreement. Since its inception, Merger Sub has been classified for United States federal income tax purposes as an entity disregarded as separate from Parent pursuant to Treasury Regulation Section 301.7701-3, and Parent has no plan or intention to cause such classification to change.

Section 4.7   Parent Notes.

The Parent Notes to be issued to Seller pursuant to this Agreement have been duly authorized for issuance and, when issued and delivered by Parent in accordance with the provisions of this Agreement, will be validly issued and will constitute the valid, legal and binding obligations of Parent, enforceable against Parent in accordance with their respective terms, except that such enforceability may be limited by (i) applicable bankruptcy, insolvency, reorganization, moratorium, and similar laws affecting creditors’ rights generally and (ii) equitable principles which may limit the availability of certain equitable remedies (such as specific performance) in certain instances.

Section 4.8   Parent Shares.

The Parent Shares to be issued to Seller pursuant to this Agreement have been duly authorized for such issuance and, when issued and delivered by Parent in accordance with the provisions of this Agreement, will be validly issued, fully paid, and nonassessable. The issuance of the Parent Shares under this Agreement is not subject to any preemptive or similar rights.

Section 4.9   SEC Filings.

Seller has been furnished accurate and complete copies of (i) Parent’s Annual Report on Form 10-K for the fiscal year ended December 31, 2004 and (ii) its Quarterly Reports on Form 10-Q for each of the quarters ended March 31 and June 30, 2005, in each case in the form filed by Parent with the Securities and Exchange Commission. None of such reports, including, without limitation, any financial statements or schedules included therein contains any untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary in order to make the statements contained therein, in light of the circumstances under which they were made, not misleading.

Section 4.10   Financial Statements.

Parent has filed with the SEC and made available to Seller accurate and complete copies of (i) an unaudited consolidated balance sheet as of September 30, 2005 (the “Parent Latest Balance Sheet”), and the related unaudited consolidated statements of income and stockholders’ equity for the nine-month period then ended (together with the Parent Latest Balance Sheet, the “Parent Latest Financial Statements”), and (ii) an audited consolidated balance sheet as of December 31, 2004, and the related audited consolidated statements of income and stockholders’ equity for the year then ended (the “Parent Annual Financial Statements” and, together with the Parent Latest Financial Statements, the “Parent Financial Statements”). The Parent Financial Statements (A) have been prepared from the books and records of Parent in conformity with GAAP applied on a basis consistent with preceding years throughout the periods involved, except as otherwise noted therein and except that the Parent Latest Financial Statements are not accompanied by notes or other textual disclosures required by GAAP, and (B) fairly present in all material respects Parent’s consolidated financial position as of the respective dates thereof and its consolidated results of operations and cash flows for the periods then ended, except that the Parent Latest Financial Statements (x) are subject to normal year-end audit adjustments, which will not be material in the aggregate, and (y) are not accompanied by notes or other textual disclosures required by GAAP.

Section 4.11   Absence of Undisclosed Liabilities.

Neither Parent nor any of the Parent Subsidiaries has any liability or obligation (whether accrued, absolute, contingent, unliquidated, or otherwise) that would be required to be disclosed on a consolidated balance sheet of Parent and the Parent Subsidiaries (or in the notes thereto) prepared in accordance with GAAP, except (i) liabilities reflected on or reserved against in the Parent Latest Balance Sheet; (ii) liabilities which have arisen since the date of the Parent Latest Balance Sheet in the ordinary course of business (none of which would reasonably be expected to be a material liability for breach of contract, breach of warranty, tort, or infringement); (iii) liabilities arising under executory contracts entered into in the ordinary course of business (none of which would reasonably be expected to be a material liability for breach of contract); (iv) liabilities specifically set forth on Schedule 4.11; and (v) other liabilities which, in the aggregate, would not have a Parent Material Adverse Effect.

Section 4.12   Absence of Certain Changes.

Since June 30, 2005, (i) there has not been any Parent Material Adverse Effect, or any event or condition that might have a Parent Material Adverse Effect; (ii) the businesses of Parent and the Parent

Subsidiaries have been conducted only in the ordinary course consistent with past practice; (iii) neither Parent nor any of the Parent Subsidiaries has incurred any material liability, engaged in any material transaction, or entered into any material agreement outside the ordinary course of business consistent with past practice; (iv) neither Parent nor any of the Parent Subsidiaries has suffered any material loss, damage, destruction, or other casualty to any of its assets (whether or not covered by insurance); and (v) neither Parent nor any of the Parent Subsidiaries has taken any of the actions set forth in Section 5.3 except as permitted in this Agreement.

Section 4.13   Tax Matters.

(a)   Except as disclosed on Schedule 4.13, each of Parent and the Parent Subsidiaries has timely filed all federal income Tax Returns and all other material domestic and foreign Tax Returns required to be filed by it and has paid all Taxes payable by it which have become due, except for those contested in good faith and adequately reserved against. No action, suit, proceeding, investigation, audit, examination or claim is now pending or, to Parent’s Knowledge, threatened by any taxing authority regarding any Taxes of Parent or any of the Parent Subsidiaries that could have a Parent Material Adverse Effect. Neither Parent nor any of the Parent Subsidiaries has entered into an agreement or waiver extending any statute of limitations relating to the payment or collection of Taxes of Parent or any of the Parent Subsidiaries. Each of Parent and the Parent Subsidiaries has withheld from each payment made to any of its past or present employees, officers and directors, and any other person, the amount of all material Taxes required to be withheld therefrom and has paid the same to the proper taxing authority within the time required by law.

(b)   Since February 13, 2001, no Parent Subsidiary has been a member of any “affiliated group” (as defined in Section 1504(a) of the Code) or has been included in any consolidated, unitary or combined Tax Return (other than Tax Returns which include only Parent and Parent Subsidiaries) provided for under the Laws of the United States, any foreign jurisdiction or any state or locality and no Parent Subsidiary has any liability for the Taxes of any Person (other than Parent or any of the Parent Subsidiaries) under Treasury Regulation Section 1.1502-6 (or any similar provision under any state, local or foreign law), or as a successor or transferee.

(c)   There are no Tax sharing, allocation, indemnification or similar agreements or arrangements, whether written or unwritten, in effect under which Parent or any Parent Subsidiary could be liable for any material Taxes of any Person other than Parent or any Parent Subsidiary.

(d)   There are no Encumbrances for Taxes on any asset of Parent or any Parent Subsidiary, except for Permitted Encumbrances.

(e)   No jurisdiction where Parent or any Parent Subsidiary does not file a Tax Return has made a claim in writing that Parent or such Parent Subsidiary is required to file a Tax Return in such jurisdiction.

(f)    Neither Parent nor any Parent Subsidiary has entered into any “reportable transaction” as defined in Treasury Regulation Section 1.6011-4(b)(2), (3), (4) or (7).

Section 4.14.   Compliance with Laws.

Except with respect to (a) compliance with Applicable Laws concerning Taxes (as to which certain representations and warranties are made in Section 4.13), (c) compliance with Applicable Environmental Laws (as to which certain representations and warranties are made in Section 4.17), (d) compliance with Applicable Laws concerning labor relations (as to which certain representations and warranties are made in Section 0), (e) compliance with Applicable Laws concerning ERISA matters (as to which certain representations and warranties are made in Section 0) and (f) compliance with the FCPA (as to which certain representations and warranties are made in Section 4.29), Parent and the Parent Subsidiaries are in compliance with all Applicable Laws, except where the failure to so comply would not have a Parent Material Adverse Effect.

Section 4.15   Legal Proceedings.

No actions, suits, claims, investigations or proceedings are pending or, to Parent’s Knowledge, threatened that could have, individually or in the aggregate (a) a Parent Material Adverse Effect or (b) an adverse effect on the ability of Parent, Merger Sub or Acquisition Sub to perform when due to be performed its respective obligations under this Agreement or the Transaction Documents. Except as disclosed on Schedule 4.15, neither Parent nor any of the Parent Subsidiaries is a party to or named in or subject to any order, writ, injunction, judgment or decree of any court or Governmental Authority.

Section 4.16   Permits.

Parent and the Parent Subsidiaries have all material franchises, permits, licenses, certificates, registrations and any similar authority necessary for the conduct of their business in all material respects consistent with past practice (the “Parent Permits”). Except as would not have a Parent Material Adverse Effect, each of such Parent Permits is in full force and effect and Parent or such Parent Subsidiary, as applicable, is in compliance with all of its obligations with respect thereto, and no suspension or cancellation of any of the Permits is pending or, to Parent’s Knowledge, threatened.

Section 4.17   Environmental Matters.

Neither Parent nor any of the Parent Subsidiaries has received written notice of any investigation or inquiry by any Governmental Authority under any Applicable Environmental Laws. To Parent’s Knowledge, neither Parent nor any of the Parent Subsidiaries has disposed of any Hazardous Material on any property owned or leased by Parent or any of the Parent Subsidiaries and no condition exists on any such property which would subject Parent or any of the Parent Subsidiaries or such property to any remedial obligations under any Applicable Environmental Laws or to any liabilities that, individually or in the aggregate, would have a Parent Material Adverse Effect. To Parent’s Knowledge, Parent and the Parent Subsidiaries have complied with all Applicable Environmental Laws, except where failure to so comply would not have a Parent Material Adverse Effect.

Section 4.18   Subsidiaries.

(a)   Parent does not own, directly or indirectly, any capital stock or securities of any corporation or have any direct or indirect equity or ownership interest in any other Person, other than the Parent Subsidiaries. Schedule 4.18 lists each Parent Subsidiary, the jurisdiction of incorporation or formation of each Parent Subsidiary, and the authorized and outstanding capital stock of each Parent Subsidiary. Each Parent Subsidiary has all requisite corporate, limited liability company or partnership power and authority to own, lease, and operate its properties and to carry on its business as now being conducted. No actions or proceedings to dissolve any Parent Subsidiary are pending.

(b)   Except as otherwise indicated on Schedule 4.18, all the outstanding capital stock or other equity interests of each Parent Subsidiary is owned directly or indirectly by Parent, free and clear of all Encumbrances other than (i) transfer restrictions imposed thereon by applicable securities laws and (ii) transfer restrictions contained in the Organizational Documents of such Parent Subsidiary. All outstanding shares of capital stock or other equity interests of each Parent Subsidiary have been validly issued and are fully paid and nonassessable. No shares of capital stock or other equity interests of any Parent Subsidiary are subject to, nor have any been issued in violation of, preemptive or similar rights.

Section 4.19   Insurance.

Each of Parent and the Parent Subsidiaries maintains insurance of the types and in the amounts and covering such risks as is prudent and adequate for its business as currently conducted and for the value of its properties as is customary for companies engaged in similar lines of business in similar industries, all of which insurance is in full force and effect. Neither Parent nor any of the Parent Subsidiaries has (i) received notice from any insurer or agent of such insurer of cancellation of, or an indication of an intention not to renew, any such policy, or (ii) any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage at reasonable cost from similar insurers.

Section 4.20   Accounts Receivable.

The accounts and notes receivable of Parent and the Parent Subsidiaries reflected on the Parent Latest Balance Sheet, and all accounts and notes receivable of Parent and the Parent Subsidiaries arising since the date thereof, (i) arose from bona fide sales transactions in the ordinary course of business consistent with past practice, (ii) to Parent’s Knowledge, are legal, valid and binding obligations of the respective debtors enforceable in accordance with their respective terms, except that such enforceability may be limited by (A) applicable bankruptcy, insolvency, reorganization, moratorium, and similar laws affecting creditors’ rights generally and (B) equitable principles which may limit the availability of certain equitable remedies (such as specific performance) in certain instances, (iii) to Parent’s Knowledge, are not subject to any valid set-off or counterclaim, and (iv) are not the subject of any actions or proceedings brought by or on behalf of Parent or any of the Parent Subsidiaries.

Section 4.21   Title to Properties.

Each of Parent and the Parent Subsidiaries has good and marketable title and, in the case of real property, insurable title, to all properties (real, personal, and mixed, tangible and intangible) it owns or purports to own, including without limitation the properties reflected in its books and records and in the balance sheet contained in Parent’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2005, other than those disposed of after June 30, 2005 in the ordinary course of business consistent with past practice, free and clear of all Encumbrances, except (a) as disclosed on such Form 10-Q, (b) as disclosed on Schedule 4.21 and (c) for Permitted Encumbrances.

Section 4.22   Sufficiency and Condition of Properties.

To Parent’s Knowledge, the properties owned, leased, or used by Parent and the Parent Subsidiaries are (i) in the case of tangible properties, in reasonably good operating condition and repair (ordinary wear and tear excepted) and have been maintained in accordance with standard industry practice, (ii) suitable for the purposes used, and (iii) adequate and sufficient for the normal operation of the businesses of Parent and the Parent Subsidiaries, as presently conducted. To Parent’s Knowledge, all such tangible properties are in the possession of Parent or the Parent Subsidiaries and under their control.

Section 4.23   Agreements.

(a)   Set forth on Schedule 4.23 is a list of all the following agreements, arrangements, and understandings (written or oral, formal or informal) (collectively, for purposes of this Section, “agreements”) to which Parent or any of the Parent Subsidiaries is a party or by which Parent or any of the Parent Subsidiaries or any of their respective properties is otherwise bound and pursuant to which Parent or any of the Parent Subsidiaries has continuing liabilities, obligations or rights:

           (i)  collective bargaining agreements and similar agreements with employees as a group;

         (ii)  employee benefit agreements, trusts, plans, funds, or other arrangements of any nature;

        (iii)  agreements with any current or former shareholder, director, officer, employee, consultant, or advisor or any Affiliate of any such person;

         (iv)  agreements between or among Parent or any of the Parent Subsidiaries and their Affiliates;

          (v)  indentures, mortgages, security agreements, notes, loan or credit agreements, or other agreements relating to the borrowing of money in excess of $100,000 by Parent or any of the Parent Subsidiaries or to the direct or indirect guarantee or assumption by Parent or any of the Parent Subsidiaries of any obligation of others, including any agreement that has the economic effect although not the legal form of any of the foregoing;

         (vi)  agreements relating to the acquisition or disposition of assets in excess of $100,000 individually or in the aggregate, other than those entered into in the ordinary course of business consistent with past practice;

       (vii)  agreements relating to the acquisition or disposition of any interest in any business enterprise;

      (viii)  broker, distributor, dealer, manufacturer’s representative, sales, agency, sales promotion, advertising, market research, marketing, consulting, research and development, maintenance, service, and repair agreements, in each case providing for payments in excess of $100,000 in any 12-month period;

         (ix)  license, royalty, or other agreements relating to Intellectual Property (other than (A) shrinkwrap and clickwrap agreements and (B) software agreements requiring the payment of less than $5,000);

          (x)  partnership, joint venture, and profit sharing agreements;

         (xi)  agreements with any Governmental Authority;

       (xii)  agreements in the nature of a settlement or a conciliation agreement arising out of any claim asserted by any other Person and requiring the payment of greater than $100,000 individually or in the aggregate;

      (xiii)  agreements containing any covenant limiting the freedom of Parent or any of the Parent Subsidiaries to engage in any line of business or compete with any other Person in any geographic area or during any period of time;

       (xiv)  powers of attorney granted by Parent or any of the Parent Subsidiaries in favor of any Person;

        (xv)  agreements not made in the ordinary course of business; and

       (xvi)  other agreements, whether or not made in the ordinary course of business, that are material to the business, assets, results of operations, condition (financial or otherwise), or prospects of Parent and the Parent Subsidiaries considered as a whole.

(b)   Each of such agreements is a valid and binding agreement of Parent and the Parent Subsidiaries (to the extent each is a party thereto) and, to Parent’s Knowledge, the other party or parties thereto, enforceable against Parent and the Parent Subsidiaries (to the extent each is a party thereto) and, to Parent’s Knowledge, such other party or parties in accordance with its terms, except that such enforceability may be limited by (i) applicable bankruptcy, insolvency, reorganization, moratorium, and similar laws affecting creditors’ rights generally and (ii) equitable principles which may limit the availability of certain equitable remedies (such as specific performance) in certain instances. Neither Parent nor any of the Parent Subsidiaries is in breach of or in default under, nor has any event occurred which (with or without the giving of notice or the passage of time or both) would constitute a default under, any material provision of any of such agreements, and neither Parent nor any of the Parent Subsidiaries has received any written notice from, or given any written notice to, any other party indicating that Parent or any of the Parent Subsidiaries is in breach of or in default under any of such agreements, except in all such cases for such breaches or defaults that would not, individually or in the aggregate, have a Parent Material Adverse

Effect. To Parent’s Knowledge, no other party to any of such agreements is in breach of or in default under such agreements, nor has any assertion been made by Parent or any of the Parent Subsidiaries of any such breach or default.

Section 4.24   Intellectual Property.

Except as would not have a Parent Material Adverse Effect, (a) Parent and the Parent Subsidiaries own or have the right to use pursuant to license, sublicense, agreement or otherwise all items of Intellectual Property used in the operation of their businesses as presently conducted, (b) no third party has asserted in writing that Parent or any of the Parent Subsidiaries is infringing the Intellectual Property of such third party or has challenged or questioned the validity or effectiveness of Parent’s and the Parent Subsidiaries’ rights to their owned Intellectual Property and (c) no third party is infringing the material Intellectual Property owned by Parent and the Parent Subsidiaries. To Parent’s Knowledge, the conduct of business of Parent and the Parent Subsidiaries at any time prior to the date hereof did not infringe upon or otherwise misappropriate any Intellectual Property of any other Person, except for any such infringement or misappropriation that would not have a Parent Material Adverse Effect.

Section 4.25   Labor Relations.

Neither Parent nor any of the Parent Subsidiaries are engaging in any unfair labor practice. No unfair labor practice complaint is pending against Parent or any of the Parent Subsidiaries or, to Parent’s Knowledge, threatened against any such party, before the National Labor Relations Board or similar foreign labor relations authority, and no grievance or arbitration proceeding arising out of or under any collective bargaining agreement is so pending against Parent or any of the Parent Subsidiaries, or, to Parent’s Knowledge, threatened against such party. No strike, labor dispute, slowdown or stoppage is pending against Parent or any of the Parent Subsidiaries or, to Parent’s Knowledge, threatened against any such party. To Parent’s Knowledge, no union representation question exists with respect to the employees of Parent or any of the Parent Subsidiaries and no union organizing activities are taking place. To Parent’s Knowledge, Parent and the Parent Subsidiaries have complied in all material respects with all applicable state and federal equal opportunity and other laws related to employment. To Parent’s Knowledge, no officer or key employee, or any group of key employees, intends to terminate their employment with Parent or any of the Parent Subsidiaries, nor does Parent or any of the Parent Subsidiaries have a present intention to terminate the employment of any of the foregoing.

Section 4.26   ERISA.

(a)   None of Parent or the Parent Subsidiaries maintains, contributes to, or has an obligation to contribute to any Parent Plan or Parent Program other than those listed on Schedule 4.26. The Parent Plans and Parent Programs listed on Schedule 4.26 that are sponsored by Parent or the Parent Subsidiaries are identified on Schedule 4.26. Parent and the Parent Subsidiaries have provided or made available to Seller with respect to each Parent Plan and Parent Program listed on Schedule 4.26 accurate and complete copies of (i) all written documents comprising such plan or program (including amendments, individual agreements, service agreements, trusts and other funding agreements), (ii) the three most recent annual returns in the Form 5500 series (including all schedules thereto) filed with respect to such plan or program, (iii) the most recent audited financial statement and accountant’s report (if required), (iv) the summary plan description currently in effect and all material modifications thereto (if required), (v) for each Parent Plan and Parent Program listed on Schedule 4.26 which is (or ever was) intended to qualify under Section 401(a) of the Code, the most recent determination letter or opinion letter issued by the Internal Revenue Service and (vi) any employee handbook which includes a description of such plan or program.

(b)   Except for such breaches of the following representations and warranties of Parent, Merger Sub and Acquisition Sub that, in the aggregate, would not have a Parent Material Adverse Effect:

           (i)  Parent and the Parent Subsidiaries are in compliance with ERISA, the Code and all other Applicable Laws with respect to the Parent Plans and Parent Programs as listed on Schedule 4.26;

         (ii)  No liability to the PBGC has been or is presently expected to be incurred by Parent or any ERISA Affiliate of Parent with respect to any Parent Pension Plan;

        (iii)  Neither Parent nor any ERISA Affiliate of Parent has incurred or presently expects to incur any withdrawal liability under Title IV of ERISA with respect to any Parent Pension Plan that is a “multiemployer plan,” as such term is defined in Section 3(37) of ERISA; and

         (iv)  There have been no “reportable events” (as such term is defined in Section 4043 of ERISA) with respect to any such multiemployer plan that could result in the termination of such multiemployer plan and give rise to a liability of Parent or any ERISA Affiliate of Parent in respect thereof.

(c)   No contributions required to be made under Section 302 of ERISA or Section 412 of the Code or under the Provisions of any Parent Pension Plan by Parent or any ERISA Affiliate of Parent to any Parent Pension Plan are overdue. No contributions required to be made by Parent or its Affiliates to any Parent Pension Plan maintained in a foreign jurisdiction pursuant to Applicable Law are overdue.

(d)   No circumstance exists that constitutes grounds under Section 4042 of ERISA entitling the PBGC to institute proceedings to terminate, or appoint a trustee to administer, any Parent Pension Plan or trust created thereunder, nor has the PBGC instituted any such proceeding.

(e)   Neither Parent nor any of the Parent Subsidiaries has incurred or presently expects to incur liability under Sections 412 or 4971 of the Code, including the regulations and published interpretations thereunder.

(f)    Each Parent Plan that is an “employee pension benefit plan,” as such term is defined in Section 3(2) of ERISA, that is intended to be qualified under Section 401(a) of the Code has been determined by the Internal Revenue Service to be so qualified and, to Parent’s Knowledge, nothing has occurred, whether by action or by failure to act, which could reasonably be expected to cause the loss of such qualification.

(g)   No Parent Plan or Parent Program as listed on Schedule 4.26 provides health or medical coverage to any former employee or service provider, except for continuation coverage required by Section 4980B of the Code, Sections 601 to 608 of ERISA or any applicable state law.

(h)   Any Parent Plan or Parent Program as listed on Schedule 4.26 that provides nonqualified deferred compensation within the meaning of Section 409A of the Code has been operated in good faith compliance with Section 409A of the Code

(i)    Except as set forth on Schedule 4.26, no employee or other service provider of Parent or the Parent Subsidiaries shall accrue or receive additional benefits under any Parent Plan or Parent Program as listed on Schedule 4.26 or become entitled to any severance, termination allowance or similar payments or to the forgiveness of any indebtedness, as a result of the execution and delivery of this Agreement or the consummation of the transactions contemplated by this Agreement. Such execution and delivery, or the consummation of such transactions, shall not result in any increase in the contributions required to be made to any Parent Plan or Parent Program as listed on Schedule 4.26.

Section 4.27   Customers and Suppliers.

To Parent’s Knowledge, none of the material customers or suppliers of Parent and the Parent Subsidiaries has refused, or communicated that it will or may refuse, to purchase or supply products or services from or to Parent or any of the Parent Subsidiaries or has communicated that it will or may substantially reduce the amount of products or services that it is willing to purchase from or supply to Parent or any of the Parent Subsidiaries. Neither Parent nor any of the Parent Subsidiaries is past due (in accordance with the stated invoice terms) with respect to any material amounts owed to any of such suppliers. There has not been any material adverse change in the business relationship of Parent or any of the Parent Subsidiaries with any such customer or supplier.

Section 4.28   Books and Records.

All the books and records of Parent and the Parent Subsidiaries, including all personnel files, employee data, and other materials relating to employees, are substantially complete and correct in all material respects and have been in all material respects maintained in accordance with all Applicable Laws.

Section 4.29   Illegal Payments.

None of Parent or the Parent Subsidiaries, nor any of their respective directors, officers, employees, agents and representatives, or any other Person acting on behalf of, or for the benefit of, Parent or any of the Parent Subsidiaries, has made, offered, or authorized, whether directly or indirectly through any other Person, any payment, gift, promise or any other advantage to or for the use or benefit of any Person, or any political party or political party official or candidate for office, where such payment, gift or promise would violate (a) the Applicable Laws of the countries where the Parent Subsidiaries or their subsidiaries are located, (b) the Applicable Laws of the country of formation of any of the Parent Subsidiaries or their subsidiaries or (c) the FCPA (other than, in the case of subsections (a) and (b) above, for any “facilitating payments” to the extent permitted by the FCPA).

Section 4.30   Brokers or Finders.

Neither Parent nor any of the Parent Subsidiaries has any liability or obligation to pay any fees or commissions to any agent, broker, investment banker, financial advisor or other firm or Person in connection with any of the transactions contemplated by this Agreement, except Growth Capital Partners and Oak Hollow Consulting LLC, whose fees and expenses will be paid by Parent in accordance with Parent’s agreements with such firms.

Section 4.31   Investment Experience.

Parent acknowledges that it is able to fend for itself, can bear the economic risk of its investment in the HWCES Shares, the HWC Limited Shares and the HWC LLC Membership Interests and has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of an investment in the HWCES Shares, the HWC Limited Shares and the HWC LLC Membership Interests. Parent is an “accredited investor” as such term is defined in Regulation D under the Securities Act.

Section 4.32   Restricted Securities.

Parent understands that the HWCES Shares, the HWC Limited Shares and the HWC LLC Membership Interests will not have been registered pursuant to the Securities Act or any applicable state securities laws, that the HWCES Shares, the HWC Limited Shares and the HWC LLC Membership Interests will be characterized as “restricted securities” under federal securities laws, and that under such laws and applicable regulations the HWCES Shares, the HWC Limited Shares and the HWC LLC Membership Interests cannot be sold or otherwise disposed of without registration under the Securities Act or an exemption therefrom.

Section 4.33   Investment Intent.

Parent is acquiring the HWCES Shares, the HWC Limited Shares and the HWC LLC Membership Interests for its own account for investment and not with a view to, or for sale or other disposition in connection with, any distribution of all or any part thereof, except in compliance with applicable federal and state securities laws.

ARTICLE V
CONDUCT OF THE PARTIES PENDING THE EFFECTIVE TIME

Section 5.1   Conduct and Preservation of Business.

Except as expressly provided in this Agreement or except as consented to by Parent or Seller (as applicable) (which consent shall not be unreasonably withheld or delayed), during the period from the date hereof to the Effective Time, Seller shall cause the Target Subsidiaries, and Parent shall and shall cause the Parent Subsidiaries (i) to conduct their respective operations in the ordinary course of business consistent with past practice; (ii) to use Reasonable Efforts to preserve, maintain, and protect their respective properties; and (iii) to use Reasonable Efforts to preserve intact their respective business organization, to keep available the services of their respective officers and employees, and to maintain existing relationships with material licensors, licensees, suppliers, contractors, distributors, customers, and others having material business relationships with them.

Section 5.2   Restrictions on Certain Actions of Seller.

Without limiting the generality of Section 0, and except as otherwise expressly provided in this Agreement, prior to the Effective Time, Seller agrees that it shall not cause or permit the Target Subsidiaries to, without the prior written consent of Parent (which consent shall not be unreasonably withheld or delayed):

(a)   amend their Organizational Documents;

(b)   (i) issue, sell, or deliver (whether through the issuance or granting of options, warrants, commitments, subscriptions, rights to purchase, or otherwise) any shares of its capital stock of any class or any other securities or equity equivalents; or (ii) amend in any respect any of the terms of any such securities outstanding as of the date hereof;

(c)   (i) split, combine, or reclassify any shares of their respective capital stock; (ii) declare, set aside, or pay any non-cash dividend or other non-cash distribution (whether in stock or property or any combination thereof) in respect of such capital stock (other than the Excluded Assets and intercompany distributions made in the ordinary course of business); (iii) repurchase, redeem, or otherwise acquire any of their respective securities; or (iv) adopt a plan of complete or partial liquidation or resolutions providing for or authorizing a liquidation, dissolution, merger, consolidation, restructuring, recapitalization, or other reorganization of any of the Target Subsidiaries;

(d)   (i) except in the ordinary course of business consistent with past practice, create, incur, guarantee, or assume any indebtedness for borrowed money or otherwise become liable or responsible for the obligations of any other Person; (ii) make any loans, advances, or capital contributions to, or investments in, any other Person (other than customary loans or advances to employees in amounts not material to the maker of such loan or advance); (iii) pledge or otherwise encumber shares of capital stock of the Target Subsidiaries; or (iv) except in the ordinary course of business consistent with past practice, mortgage or pledge any of their respective assets, tangible or intangible, or create or suffer to exist any Encumbrance thereupon, except, in each of (i) through (iv) above, in connection with guarantees of Credit Agreement Indebtedness or Credit Agreement Encumbrances, which will be released at the Closing;

(e)   (i) enter into, adopt, or (except as may be required by law) amend or terminate any HWC Plan or HWC Program; (ii) except for normal increases in the ordinary course of business consistent with past practice that, in the aggregate, do not result in a material increase in compensation or benefits expense to any of the Target Subsidiaries, increase in any manner the compensation or fringe benefits of any director, officer, or employee of any Target Subsidiary; or (iii) pay to any director, officer, or employee of any Target Subsidiary any benefit not required by any HWC Plan or HWC Program as in effect on the date hereof;

(f)    acquire, sell, lease, transfer, or otherwise dispose of, directly or indirectly, any assets outside the ordinary course of business consistent with past practice or any assets that in the aggregate are material to the Target Subsidiaries considered as a whole, except that Seller and the Target Subsidiaries shall be entitled to transfer the Excluded Assets to Seller or any of its Affiliates prior to the Closing as contemplated by Section 1.6.

(g)   acquire (by merger, consolidation, or acquisition of stock or assets or otherwise) any corporation, partnership, or other business organization or division thereof;

(h)   other than any capital expenditures which have been committed to but not completed as set forth on Schedule 5.2(h), make any unbudgeted capital expenditure or expenditures which, individually, is in excess of $100,000 or, in the aggregate, are in excess of $500,000;

(i)    except in the ordinary course of business consistent with past practice, amend any Tax Return or make any tax election or settle or compromise any federal, state, local, or foreign tax liability material to Seller and the Target Subsidiaries considered as a whole;

(j)    enter into any lease, contract, agreement, commitment, arrangement, or transaction outside the ordinary course of business consistent with past practice;

(k)   amend, modify, or change in any material respect any existing material lease, contract, or agreement, other than in the ordinary course of business consistent with past practice;

(l)    waive, release, grant, or transfer any material rights of value, other than in the ordinary course of business consistent with past practice;

(m)  change any of their respective banking or safe deposit arrangements;

(n)   knowingly take any action which would make any of the representations or warranties of Seller contained in this Agreement untrue or inaccurate as of any time from the date of this Agreement to the Effective Time or would result in any of the conditions set forth in this Agreement not being satisfied (provided that each of Seller and the Target Subsidiaries shall be permitted to take any action reasonably believed by Seller or such Target Subsidiary to be necessary in the event of emergency); or

(o)   authorize or propose, or agree in writing or otherwise to take, any of the actions described in this Section 5.2.

Section 5.3   Restrictions on Certain Actions of Parent.

Without limiting the generality of Section 5.1 and except as otherwise expressly provided in this Agreement, prior to the Effective Time, Parent agrees as to itself and the Parent Subsidiaries that it shall not, without the prior written consent of Seller (which consent shall not be unreasonably withheld or delayed):

(a)   amend their Organizational Documents;

(b)   (i) issue, sell, or deliver (whether through the issuance or granting of options, warrants, commitments, subscriptions, rights to purchase, or otherwise) any shares of Parent Common Stock or any other securities or equity equivalents of Parent other than the issuance of options to purchase up to 250,000 shares of Parent Common Stock under stock option plans currently authorized and the issuance of Parent Common Stock upon the exercise of options issued thereunder that are outstanding on the date hereof or pursuant to the exercise or conversion of Parent securities outstanding on the date hereof, in each case in accordance with their terms; or (ii) amend in any material respect any of the terms of any such securities outstanding as of the date hereof;

(c)   (i) split, combine, or reclassify any shares of Parent Common Stock or any other securities or equity equivalents of Parent; (ii) except as contemplated in Sections 7.9 and 8.6, declare, set aside, or pay any dividend or other distribution (whether in cash, stock, or property or any combination thereof) in respect of the Parent Common Stock or any other securities or equity equivalents of Parent; (iii) except as contemplated in Sections 7.9 and 8.6, repurchase, redeem, or otherwise acquire any shares of Parent Common Stock or any other securities or equity equivalents of Parent; or (iv) adopt a plan of complete or partial liquidation or resolutions providing for or authorizing a liquidation, dissolution, merger, consolidation, restructuring, recapitalization, or other reorganization of Parent or any of the Parent Subsidiaries;

(d)   (i) except in the ordinary course of business consistent with past practice, create, incur, guarantee, or assume any indebtedness for borrowed money or otherwise become liable or responsible for the obligations of any other Person; (ii) make any loans, advances, or capital contributions to, or investments in, any other Person (other than customary loans or advances to employees in amounts not material to the maker of such loan or advance); (iii) pledge or otherwise encumber shares of capital stock of Parent or the Parent Subsidiaries; or (iv) except in the ordinary course of business consistent with past practice, mortgage or pledge any of their respective assets, tangible or intangible, or create or suffer to exist any Encumbrance thereupon, except, in each of (i) through (iv) above, in connection with the refinancing of Parent’s indebtedness with Prudential as contemplated by Section 7.9;

(e)   (i) enter into, adopt, or (except as may be required by law) amend or terminate any Parent Plan or Parent Program; (ii) except for normal increases in the ordinary course of business consistent with past practice that, in the aggregate, do not result in a material increase in compensation or benefits expense to Parent or any of the Parent Subsidiaries, increase in any manner the compensation or fringe benefits of any director, officer, or employee of Parent or any Parent Subsidiary; or (iii) pay to any director, officer, or employee of Parent or any Parent Subsidiary any benefit not required by any Parent Plan or Parent Program as in effect on the date hereof;

(f)    acquire, sell, lease, transfer, or otherwise dispose of, directly or indirectly, any assets outside the ordinary course of business consistent with past practice or any assets that in the aggregate are material to Parent and the Parent Subsidiaries considered as a whole;

(g)   acquire (by merger, consolidation, or acquisition of stock or assets or otherwise) any corporation, partnership, or other business organization or division thereof;

(h)   make any unbudgeted capital expenditure or expenditures which, individually, is in excess of $50,000 or, in the aggregate, are in excess of $200,000;

(i)    except in the ordinary course of business consistent with past practice, amend any Tax Return or make any tax election or settle or compromise any federal, state, local, or foreign tax liability material to Parent and the Parent Subsidiaries considered as a whole;

(j)    enter into any lease, contract, agreement, commitment, arrangement, or transaction outside the ordinary course of business consistent with past practice;

(k)   amend, modify, or change in any material respect any existing material lease, contract, or agreement, other than in the ordinary course of business consistent with past practice;

(l)    waive, release, grant, or transfer any material rights of value, other than in the ordinary course of business consistent with past practice;

(m)  knowingly take any action which would make any of the representations of Parent contained in this Agreement untrue or inaccurate as of any time from the date of this Agreement to the Effective Time or would result in any of the conditions set forth in this Agreement not being satisfied (provided that each of Parent and the Parent Subsidiaries shall be permitted to take any action reasonably believed by Parent or such Parent Subsidiary to be necessary in the event of emergency); or

(n)   authorize or propose, or agree in writing or otherwise to take, any of the actions described in this Section.

ARTICLE VI
ADDITIONAL AGREEMENTS

Section 6.1   Access to Information; Confidentiality.

(a)   Subject to Applicable Law, between the date hereof and the Closing Date, Seller and Parent (i) shall give the other parties hereto and their respective authorized representatives reasonable access to all employees, all plants, offices, warehouses, and other facilities, and all books and records of the Target Subsidiaries and Parent and the Parent Subsidiaries, as applicable, (ii) shall permit the other parties hereto and their respective authorized representatives to make such inspections as they may reasonably require, and (iii) shall cause the officers of such party to furnish to the other parties hereto and their respective authorized representatives with such financial and operating data and other information with respect to the Target Subsidiaries and Parent and the Parent Subsidiaries, as applicable, as the other parties hereto may from time to time reasonably request.

(b)   Each of the parties hereto agrees that it will not use, or permit the use of, any of the information relating to any other party hereto furnished or made available to it in connection with the transactions contemplated herein (“Information”) for any purpose or in any manner other than solely in connection with its evaluation or consummation of the transactions contemplated by this Agreement and shall in no event use or permit the use of any of such Information in a manner or for a purpose detrimental to such other party, and that it will not disclose, divulge, provide or make accessible (collectively, “Disclose”), or permit the Disclosure of, any of the Information to any Person, other than solely to its directors, officers, employees, investment advisors, accountants, counsel and other authorized representatives and agents (collectively, the “Representatives”) who have a need to know such Information to carry out the purposes of this Agreement, except as may be required by judicial or administrative process or, in the opinion of such party’s counsel, by other requirements of Applicable Law; provided, however, that prior to any Disclosure of any Information permitted hereunder, the disclosing party shall first inform the recipients of the confidential nature of such Information and require them to treat such Information confidentially. The term “Information” as used herein shall not include any information relating to a party which the party receiving such information can show: (i) to have been rightfully in its possession prior to its receipt from another party hereto; (ii) to be now or to later become generally available to the public through no fault of the receiving party; (iii) to have been received separately by the receiving party in an unrestricted manner from a Person entitled to disclose such information; or (iv) to have been developed independently by the receiving party without regard to any Information received in connection with this transaction. Each party hereto also agrees to promptly return to the party from whom originally received all original and duplicate copies of materials containing Information and to destroy any summaries, analyses or extracts thereof or based thereon (whether in hard copy form or intangible media) upon the termination of this Agreement. Upon the return of all of Information by the recipient of such Information to the disclosing party, the recipient shall deliver written certification that it does not have any copies of Information in its possession. A party hereto shall be deemed to have satisfied its obligations to hold the Information confidential if it exercises the same care as it takes with respect to its own similar information, which shall in no event be less than reasonable care. The provisions of this Section 6.1(b) shall survive for two (2) years after any termination of this Agreement.

Section 6.2   Annual Meeting; Proxy Statement.

(a)   Parent shall take all actions necessary to duly call, give notice of, convene, and hold an annual meeting of its stockholders (the “Annual Meeting”) to consider and vote upon approval of the issuance of the Parent Shares pursuant to the terms of this Agreement and as soon as reasonably practicable. The stockholder vote required for the approval of the issuance of the Parent Shares shall be the vote required by State Law, Parent’s Certificate of Incorporation and the rules of the American Stock Exchange. The Board of Directors of Parent shall, subject to its fiduciary obligations to Parent’s stockholders under Applicable Law as advised by counsel, (i) recommend to the stockholders of Parent that they vote in favor of the issuance of such Parent Shares, (ii) use its Reasonable Efforts to solicit from the stockholders of Parent proxies in favor of such approval, and (iii) take all other action reasonably necessary to secure a vote of the stockholders of Parent in favor of such approval.

(b)   As promptly as practicable after the date hereof, Parent shall prepare and file with the Securities and Exchange Commission a proxy statement with respect to the Annual Meeting in accordance with Section 00 below.

(c)   Parent shall notify Seller promptly of the receipt of any comments on, or any requests for amendments or supplements to, such proxy statement by the Securities and Exchange Commission, and Parent shall supply Seller with copies of all correspondence between it and its representatives, on the one hand, and the Securities and Exchange Commission or members of its staff, on the other, with respect to the proxy statement. Parent, after consultation with Seller, shall use its Reasonable Efforts to respond promptly to any comments made by the Securities and Exchange Commission with respect to the proxy statement. Parent and Seller shall cooperate with each other in preparing the proxy statement, and Parent and Seller shall each use its Reasonable Efforts to obtain and furnish the information required to be included in the proxy statement. Parent and Seller each agrees promptly to correct any information provided by it for use in the proxy statement if and to the extent that such information shall have become false or misleading in any material respect, and Parent further agrees to take all steps necessary to cause the proxy statement as so corrected to be filed with the Securities and Exchange Commission and to be disseminated promptly to holders of shares of Parent Common Stock, in each case as and to the extent required by Applicable Law.

Section 6.3   No Solicitation.

(a)   From the date hereof until the earlier of the termination of this Agreement and the Effective Time, none of Seller, the Target Subsidiaries or any Affiliate, director, officer, employee, or representative of Seller or the Target Subsidiaries shall (i) directly or indirectly solicit or initiate discussions or negotiations with any Person (other than Parent) concerning any merger, consolidation, sale of assets, tender offer, sale of shares of capital stock, or similar transaction (each an “Acquisition Proposal”) involving any of the Target Subsidiaries; or (ii) disclose directly or indirectly to any Person preparing to make an Acquisition Proposal involving any of the Target Subsidiaries any confidential information regarding any of the Target Subsidiaries; or (iii) enter into any agreement, arrangement, understanding, or commitment regarding any Acquisition Proposal involving any of the Target Subsidiaries; provided, however, that the restrictions set forth in this Section 00 shall not apply to any Acquisition Proposal relating to Oil States International, Inc. and its subsidiaries as a whole.

(b)   Without limiting the foregoing, Seller agrees that any violation of the restrictions set forth in this Section by any officer, director, or employee of Seller or any of the Target Subsidiaries or any investment banker or other advisor or representative retained by Seller or any of the Target Subsidiaries, will be deemed to be a breach by Seller of the provisions of this Agreement. Seller agrees to use its Reasonable Efforts to ensure that the officers, directors, and employees of Seller or any of the Target Subsidiaries and any investment banker or other advisor or representative retained by Seller or any of the Target Subsidiaries are aware of the restrictions contained in this Section.

Section 6.4   Third Party Consents.

Each party hereto shall use its Reasonable Efforts to obtain all consents, approvals, orders, authorizations, and waivers of, and to effect all declarations, filings, and registrations with, all third parties (including Governmental Authorities) that are necessary, required, or reasonably determined by such party to be desirable to enable the parties hereto to effect the Merger as contemplated in this Agreement and to otherwise consummate the transactions contemplated herein.

Section 6.5   Reasonable Efforts.

Each party hereto agrees that it will not voluntarily undertake any course of action inconsistent with the provisions or intent of this Agreement and will use its Reasonable Efforts to take, or cause to be taken, all action and to do, or cause to be done, all things reasonably necessary, proper, or advisable under Applicable Laws to consummate the transactions contemplated in this Agreement.

Section 6.6   Public Announcements.

Except as may be required by Applicable Law or by obligations pursuant to any listing agreement with any national securities exchange, none of the parties hereto shall issue any press release or otherwise make any public statement with respect to this Agreement or the transactions contemplated herein without the prior written consent of the other party (which consent shall not be unreasonably withheld). Any such press release or public statement required by Applicable Law or by any such listing agreement shall only be made after reasonable notice to the other party.

Section 6.7   Stock Exchange Listing.

Parent shall use its Reasonable Efforts to cause the Parent Shares to be issued to Seller pursuant to this Agreement to be approved for listing on the American Stock Exchange, subject to official notice of issuance, prior to the Effective Time.

Section 6.8   Employee Benefit Plans.

(a)   From the Effective Time through December 31, 2006 (the “Transition Period”), Parent shall provide or cause the Upstream Surviving Company to provide, to the extent permissible under Applicable Law and the terms and conditions of the HWC Plans and HWC Programs, employees of the Target Subsidiaries as of the Effective Time (excluding, for purposes of this Section, employees covered by collective bargaining agreements) with coverage under the HWC Plans and HWC Programs listed on Schedule 3.25 as in effect at the Effective Time (subject to such modifications as may apply to such HWC Plans and HWC Programs generally during such period of coverage), and if Seller or one of its ERISA Affiliates (other than the Target Subsidiaries) sponsors any such HWC Plan or HWC Program (a “Seller Plan”), Seller shall or shall cause its ERISA Affiliate to continue to make coverage under such Seller Plan available during the Transition Period. Parent will pay or cause the Upstream Surviving Company to pay to the Seller Plans (or reimburse Seller in the event that Seller so requests in writing and payments are not required to be made directly to a Seller Plan) all required contributions that are directly attributable to the employees of the Target Subsidiaries. Seller has represented to Parent that those administrative expenses which are directly attributable to the employees of the Target Subsidiaries under the Seller Plan that is a 401(k) profit sharing plan will be separately billed to Parent by the third party administrator and that there are no other administrative costs with respect to the Seller Plans. Parent will pay or cause the Upstream Surviving Company to pay such 401(k) plan administrative expenses. To the extent not so permissible under Applicable Law or under the terms and conditions of the HWC Plans or HWC Programs, Parent shall provide, or cause the Upstream Surviving Company to provide, comparable employee benefits coverage to such employees during the Transition Period. From and after January 1, 2007, Parent shall provide, or cause the Upstream Surviving Company to provide, employees of the Target Subsidiaries with pension, welfare and other similar employee benefits under employee benefit plans, programs or arrangements that are no less favorable, in the aggregate, than the comparable employee benefits provided by Parent and the Parent Subsidiaries to similarly situated employees of Parent and the Parent Subsidiaries. Upon the Closing, Seller will cause any of its ERISA Affiliates (other than the Target Subsidiaries) that are participating in the HWC Plans and HWC Programs sponsored by the Target Subsidiaries to withdraw from such HWC Plans and HWC Programs.

(b)   Parent shall assume, or shall cause the Upstream Surviving Company to assume, all obligations of Oil States International, Inc. under the Oil States International, Inc. Change of Control Severance Plan for Selected Members of Management, as amended (the “Change of Control Plan”), to provide all Severance Benefits (as defined in the Change of Control Plan) that may become due and payable under the Change of Control Plan to the members of management of the Target Subsidiaries listed on Schedule 6.8(b).

(c)   After the Effective Time, the Target Subsidiaries will have no liability under any employee benefit plan, program or arrangement sponsored or contributed to by Seller or its ERISA Affiliates, other than as specifically provided in this Section 6.8

Section 6.9   Parent Stock Options.

At the Effective Time, Parent shall issue options to purchase shares of Parent Common Stock to the employees of the Target Subsidiaries and in the denominations set forth on Schedule 6.9 (the “Parent Stock Options”).

Section 6.10   Parent Information.

(a)   Following the Closing and until such time as the financial statements of Seller or any of its Affiliates are no longer impacted by the ownership by Seller or any such Affiliate of any of the Parent Shares, (i) Parent shall give Seller, its Affiliates and their respective authorized representatives reasonable access to, and upon request shall deliver promptly to Seller, its Affiliates and their respective authorized representatives, such true, complete and accurate financial and other information regarding Parent, the Parent Subsidiaries and any other subsidiaries of Parent as Seller or any of its Affiliates shall reasonably require in connection with the preparation of its financial statements or to otherwise satisfy its legal obligations and (ii) Parent will comply with all Applicable Laws related to its books and records, internal controls and financial statements. Unless required by Applicable Law or by the rules of any national securities exchange on which any securities of Seller or any of its Affiliates are listed (in either which case Seller will promptly advise Parent and its counsel prior to disclosure), Seller will not, and will cause its Affiliates and representatives not to, disclose to any person any such financial or other information provided pursuant to clause (i) above without the prior written consent of, or disclosure thereof by, Parent.

(b)   Following the Closing and until such time as Seller’s pending matter with the SEC has been finally resolved and is subject to no further appeals, Parent shall give Seller, its Affiliates and their respective authorized representatives reasonable access to the books and records of Target and the Target Subsidiaries and shall make available the officers and employees of Target and the Target Subsidiaries, in each case as reasonably requested by Seller in connection with Seller’s pending matter with the SEC.

Section 6.11   Expenses.

Except as otherwise expressly provided in this Agreement, all fees and expenses, including fees and expenses of counsel, financial advisors, and accountants, incurred by any party shall be borne by the party incurring such fees and expenses; provided, however, that fees and expenses incurred by Seller on behalf of or for the benefit of the Target Subsidiaries in connection with this Agreement and the transactions contemplated herein shall be reimbursed by Parent promptly after Closing, if Closing occurs. Notwithstanding the foregoing, in the event of the termination of this Agreement pursuant to Section 0(f) by Seller, Parent shall reimburse Seller all reasonable fees and expenses incurred by Seller and the Target Subsidiaries in connection with this Agreement and the transactions contemplated herein as liquidated damages, and there shall be no additional liability hereunder on the part of Parent, Merger Sub or Acquisition Sub or any of their respective directors, officers, employees, stockholders, representatives or Affiliates.

Section 6.12   Regulatory Filings.

From the date of this Agreement until the Closing:

(a)   Each of Seller and Parent shall, and shall cause their respective Affiliates to (i) make or cause to be made the filings required of such party or any of its Affiliates under any Applicable Laws with respect to the transactions contemplated by this Agreement and to pay any fees due of it in connection with such filings, as promptly as is reasonably practicable following the reasonable determination by the parties that such a filing is required (but in any event no later than 30 days prior to the anticipated Closing Date), (ii) cooperate with the other parties hereto and furnish all information in such party’s possession that is necessary in connection with such other parties’ filings, (iii) use Reasonable Efforts to cause the expiration of the notice or waiting periods under any Applicable Laws with respect to the transactions contemplated by this Agreement as promptly as is reasonably practicable, (iv) promptly inform the other parties hereto of any communication from or to, and any proposed understanding or agreement with, any Governmental Authority in respect of such filings, (v) consult and cooperate with the other parties hereto in connection with any analyses, appearances, presentations, memoranda, briefs, arguments and opinions made or submitted by or on behalf of any party hereto in connection with all meetings, actions and proceedings with Governmental Authorities relating to such filings, (vi) comply, as promptly as is reasonably practicable, with any requests received by such party or any of its Affiliates under any such Applicable Laws for additional information, documents or other materials, (vii) use Reasonable Efforts to resolve any objections as may be asserted by any Governmental Authority with respect to the transactions contemplated by this Agreement, and (viii) use Reasonable Efforts to contest and resist any action or proceeding instituted (or threatened in writing to be instituted) by any Governmental Authority challenging the transactions contemplated by this Agreement as violative of any Applicable Law. If a party hereto intends to participate in any meeting with any Governmental Authority with respect to such filings, it shall give the other parties hereto reasonable prior notice of, and an opportunity to participate in, such meeting.

(b)   In connection with any such filings, each of Parent and Seller shall cooperate in good faith with Governmental Authorities, shall undertake a reasonable commercial evaluation of the extent to which action proposed by any Governmental Authority would materially and adversely affect such part’s overall anticipated financial benefit from the transactions contemplated by this Agreement and/or its existing businesses and shall use Reasonable Efforts to undertake promptly any and all action reasonably required to complete lawfully the transactions contemplated by this Agreement provided the action does not materially and adversely affect such party’s overall anticipated financial benefit from the transactions contemplated by this Agreement and and/or its existing businesses.

Section 6.13   Name Changes.

Following the Closing, Seller shall change its name, and shall cause its subsidiary HWCES Mexico to change its name, in each case such that its name as amended does not contain the terms “HWC” or “HWCES.”

Section 6.14   Certain Tax Matters.

(a)   Seller shall cause to be prepared and duly file all Tax Returns required to be filed by or with respect to any Target Subsidiary for all taxable years ending on or before the Closing Date (“Pre-Closing Tax Returns”) in a manner consistent with past practice of such Target Subsidiary and Seller. Seller shall be solely liable for and shall pay all Taxes due with respect to the Pre-Closing Tax Returns, except to the extent such Taxes are reflected as a current liability on the Closing Date Balance Sheets, for which amounts Parent shall be solely liable (“Parent Pre-Closing Taxes”). Seller shall deliver all Pre-Closing Tax Returns to Parent for its review and approval (which shall not be unreasonably withheld) at least fifteen (15) days before the due date thereof (with extensions). Parent shall deliver (or cause the Target Subsidiaries to deliver) to Seller by wire transfer in immediately available funds to an account designated by Seller at least five (5) days prior to the due date for any Pre-Closing Tax Returns, an amount equal to the Parent Pre-Closing Taxes. Seller shall then remit such Taxes to the relevant taxing authority in connection with the filing of the relevant Pre-Closing Tax Return.

(b)   Parent shall prepare and file or cause to be prepared and filed all Tax Returns required to be filed by or with respect to any Target Subsidiary for all taxable years ending after the Closing Date (the “Post-Closing Tax Returns”). Parent shall deliver any Post-Closing Tax Return of any Target Subsidiary for the first taxable year ending after the Closing Date to Seller at least fifteen (15) days before the due date thereof (with extensions) for Seller’s review. At least five (5) days before the due date of any payment required to be made with respect to any such Post-Closing Tax Return, Seller shall pay to Parent the amount of any Pre-Closing Taxes (as defined in Section 6.14(c) below) with respect to such Post-Closing Tax Return, except to the extent such Pre-Closing Taxes are reflected as a current liability on the Closing Date Balance Sheets. Parent shall then remit such Taxes to the relevant taxing authority in connection with the filing of the relevant Post-Closing Tax Return. Parent and Seller shall cooperate with each other in connection with the preparation and filing of all such Post-Closing Tax Returns.

(c)   “Pre-Closing Taxes” shall mean Taxes for (i) taxable years ending on or before the Closing Date, and (ii) with respect to a taxable year beginning before and ending after the Closing Date, the portion of such taxable year ending on the Closing Date. For purposes of allocating liability for Taxes for a taxable year that includes (but does not end on) the Closing Date, the portion of such Taxes which relates to the portion of such taxable year ending on the Closing Date shall (x) in the case of any Taxes not based upon or related to income or receipts, be deemed to be the amount of such Taxes for the entire taxable year multiplied by a fraction the numerator of which is the number of days in the portion of the taxable year ending on the Closing Date and the denominator of which is the number of days in the entire taxable year, and (y) in the case of any Taxes based upon or related to income or receipts, be deemed to be the amount which would be payable if the relevant taxable year had ended on the Closing Date.

Section 6.15   Insurance Proceeds.

Following the Closing, if Seller or any of its Affiliates (other than the Target Subsidiaries) receives any Casualty Insurance Payment, Seller shall, or shall cause such Affiliate to, promptly deliver such insurance proceeds to Parent.

Section 6.16   HWC Training Facility.

Following the Closing, Parent shall provide (or cause the Parent Subsidiaries to provide) Seller or its designated Affiliate with access to and use of the HWC Training Facility on a no fee basis for an aggregate of 30 days per year. Seller (or such Affiliate) shall provide reasonable notice to Parent of its intent to use the HWC Training Facility, after which Seller (or such Affiliate) and Parent shall cooperate in good faith to determine the days on which Seller (or such Affiliate) shall be entitled to use the HWC Training Facility as provided by this Section 6.16. Without limiting the foregoing, Parent agrees that it shall use Reasonable Efforts to accommodate Seller (or such Affiliate) on the days preferred by Seller (or such Affiliate), it being acknowledged and agreed that Parent shall not be required to terminate or reschedule its (or its Affiliates’) use of the HWC Training Facility that is ongoing or previously scheduled at the time of its receipt of notice from Seller (or its designated Affiliate) contemplated by the foregoing sentence.

ARTICLE VII
CONDITIONS TO OBLIGATIONS OF SELLER AND HWC LLC

The obligations of Seller and HWC LLC to consummate the transactions contemplated in this Agreement shall be subject to the fulfillment on or prior to the Closing Date of each of the following conditions:

Section 7.1   Representations and Warranties True.

All the representations and warranties of Parent, Merger Sub and Acquisition Sub contained in this Agreement, and in any agreement, instrument, or document delivered pursuant hereto or in connection herewith on or prior to the Closing Date that are qualified as to Parent Material Adverse Effect or materiality shall be true and correct and all such representations and warranties that are not so qualified shall be true and correct in all material respects, in each case as of the date made and as of the Closing Date except to the extent that any such representation or warranty is made as of a specified date, in which case such representation or warranty shall have been so true and correct as of such specified date.

Section 7.2   Covenants and Agreements Performed.

Parent, Merger Sub and Acquisition Sub shall have performed and complied with in all material respects all covenants and agreements required by this Agreement to be performed or complied with by them on or prior to the Closing Date.

Section 7.3   Certificate.

Seller shall have received a certificate executed on behalf of Parent by the President and the Vice President—Finance of Parent, dated the Closing Date, representing and certifying, in such detail as Seller may reasonably request, that the conditions set forth in Sections 7.1 and 7.2 have been fulfilled.

Section 7.4   Aggregate Consideration.

Parent shall have delivered to Seller the Aggregate Consideration.

Section 7.5   Appointment of Directors.

Parent shall have taken all necessary corporate and other action to increase the size of the Board of Directors of Parent to a total of eight members and to appoint (i) three individuals designated by Seller and reasonably acceptable to Parent and (ii) one individual designated by Parent to replace an existing member of Parent’s Board of Directors, which person is reasonably acceptable to Seller, such appointments to be effective immediately following the Effective Time.

Section 7.6   Stockholder Approval.

The issuance of the Parent Shares shall have been duly and validly adopted and approved by the requisite vote of the stockholders of Parent in accordance with the Certificate of Incorporation and Bylaws of Parent, Applicable Law, and the rules of the American Stock Exchange.

Section 7.7   Stock Exchange Listing.

The Parent Shares to be issued to Seller pursuant to this Agreement shall have been approved for listing, subject to official notice of issuance, by the American Stock Exchange.

Section 7.8   Parent Charter Amendment.

Parent shall have obtained all director and stockholder approvals necessary to approve the Certificate of Amendment to its Certificate of Incorporation in the form attached hereto as Exhibit B (the “Parent Charter Amendment”) and such Parent Charter Amendment shall have been filed the with the Secretary of State of Delaware to become effective as of the Effective Time.

Section 7.9   Registration Rights Agreement.

Parent and Seller shall have entered into the registration rights agreement in the form set forth as Exhibit C hereto (the “Registration Rights Agreement”), with such changes thereto as may be reasonably acceptable to Parent and Seller.

Section 7.10   Refinancing Transactions.

Parent shall have (i) entered into definitive agreements with Wells Fargo Business Credit, Inc. or its Affiliates (the “Credit Facility Documents”) providing for financing on terms consistent with the commitment letter between Parent and Wells Fargo Business Credit, Inc. dated November 21, 2005 attached hereto as Exhibit D (the “Commitment Letter”) or as otherwise acceptable to Seller and (ii) used borrowings under the Credit Facility Documents to repay all of its obligations to The Prudential Insurance Company of America and San Juan Investments LLC.

Section 7.11   Preferred Stock Redemption.

Parent shall have redeemed or repurchased all outstanding shares of preferred stock of Parent on terms acceptable to Seller.

Section 7.12   Termination of Registration Rights.

The registration rights with respect to the shares of Parent Common Stock held by or issuable to Halliburton Energy Services, Inc. and The Prudential Insurance Company of America or their affiliates shall have been terminated in accordance with the terms of the Prudential Termination Agreement and the Halliburton Repurchase Agreement, respectively.

Section 7.13   Legal Proceedings.

No Proceeding shall, on the Closing Date, be pending or threatened that seeks to restrain, prohibit, or obtain damages or other relief in connection with this Agreement or the consummation of the transactions contemplated herein.

Section 7.14   Consents and Approvals.

All consents, approvals, orders, authorizations, and waivers of, and all declarations, filings, and registrations with, third parties (including Governmental Authorities) required to be obtained or made by or on the part of the parties hereto for the consummation of the transactions contemplated hereby shall have been obtained or made and shall be in full force and effect at the time of Closing, and all applicable waiting periods (and any extensions thereof) under the HSR Act shall have expired or otherwise been terminated.

Section 7.15   Rights Plan Amendment.

Parent and American Stock Transfer & Trust Company, as Rights Agent, shall have entered into the Rights Plan Amendment in the form attached hereto as Exhibit E (the “Rights Plan Amendment”).

Section 7.16   Parent Stock Options.

Parent shall have issued the Parent Stock Options to the employees of the Target Subsidiaries and in the denominations set forth on Schedule 6.9.

Section 7.17   Other Documents.

Seller shall have received the certificates, instruments, and documents listed below:

(a)   A copy of the resolutions of the respective Boards of Directors of Parent and Acquisition Sub authorizing the execution, delivery, and performance by Parent and Acquisition Sub of this Agreement and the Transaction Documents to which Parent or Acquisition Sub, as applicable, will be a party, certified by the secretary or an assistant secretary of Parent.

(b)   Copies of the resolutions of the Managers of Merger Sub and those of Parent, as the sole member of Merger Sub, authorizing the execution, delivery, and performance by Merger Sub of this Agreement and the Transaction Documents to which it will be a party, certified by the secretary or an assistant secretary of Merger Sub.

(c)   A certificate from the Secretary of State of Delaware, dated not more than ten days prior to the Closing Date, as to the legal existence and good standing of Parent, Merger Sub, Acquisition Sub and each other Parent Subsidiary incorporated or formed under the laws of such state.

(d)   A certificate from the Secretary of State or equivalent office of each other jurisdiction in which the other Parent Subsidiaries are incorporated or formed, dated not more than ten days prior to the Closing Date, as to the legal existence and good standing of such Parent Subsidiaries under the laws of such jurisdictions.

(e)   Such other certificates, instruments, and documents as may be reasonably requested by Seller to carry out the intent and purposes of this Agreement.

ARTICLE VIII
CONDITIONS TO OBLIGATIONS OF PARENT, MERGER SUB
AND ACQUISITION SUB

The obligations of Parent, Merger Sub and Acquisition Sub to consummate the transactions contemplated in this Agreement shall be subject to the fulfillment on or prior to the Closing Date of each of the following conditions:

Section 8.1   Representations and Warranties True.

All the representations and warranties of Seller contained in this Agreement, and in any agreement, instrument, or document delivered pursuant hereto or in connection herewith on or prior to the Closing Date that are qualified as to Target Material Adverse Effect or materiality shall be true and correct and all such representations and warranties that are not so qualified shall be true and correct in all material respects, in each case as of the date made and as of the Closing Date except to the extent that any such representation or warranty is made as of a specified date, in which case such representation or warranty shall have been so true and correct as of such specified date.

Section 8.2   Covenants and Agreements Performed.

Seller and HWC LLC shall have performed and complied with in all material respects all covenants and agreements required by this Agreement to be performed or complied with by them on or prior to the Closing Date.

Section 8.3   Certificate.

Parent shall have received a certificate executed on behalf of Seller by the President and any Vice President of Seller, dated the Closing Date, representing and certifying, in such detail as Parent may reasonably request, that the conditions set forth in Sections 8.1 and 8.2 have been fulfilled.

Section 8.4   Share Certificates.

Seller shall have delivered to Merger Sub certificates representing the HWCES Shares, the HWC Limited Shares and the HWC LLC Membership Interests, in each case accompanied by duly executed stock powers.

Section 8.5   Stockholder Approval.

The issuance of the Parent Shares shall have been duly and validly adopted and approved by the requisite vote of the stockholders of Parent in accordance with the Certificate of Incorporation and Bylaws of Parent, Applicable Law, and the rules of the American Stock Exchange.

Section 8.6   Stock Exchange Listing.

The Parent Shares shall have been approved for listing, subject to official notice of issuance, by the American Stock Exchange.

Section 8.7   Refinancing Transactions.

Parent shall have (i) entered into the Credit Facility Documents with Wells Fargo Business Credit, Inc. or its Affiliates on terms consistent with the Commitment Letter or as otherwise acceptable to Parent and (ii) used borrowings under the Credit Facility Documents to repay all of its obligations to The Prudential Insurance Company of America and San Juan Investments LLC.

Section 8.8   Preferred Stock Redemption.

Parent shall have redeemed or repurchased all outstanding shares of preferred stock of Parent on terms acceptable to Parent.

Section 8.9   Credit Agreement Releases.

Seller shall have caused (a) the Credit Agreement Encumbrances to have been released insofar as they cover the shares of capital stock of the Target Subsidiaries and the assets of the Target Subsidiaries and (b)  the Target Subsidiaries to have been released from liability for any guarantees of the Credit Agreement Indebtedness;

Section 8.10   Legal Proceedings.

No Proceeding shall, on the Closing Date, be pending or threatened that seeks to restrain, prohibit, or obtain damages or other relief in connection with this Agreement or the consummation of the transactions contemplated herein.

Section 8.11   Consents and Approvals.

All consents, approvals, orders, authorizations, and waivers of, and all declarations, filings, and registrations with, third parties (including Governmental Authorities) required to be obtained or made by or on the part of the parties hereto or otherwise reasonably necessary for the consummation of the transactions contemplated hereby shall have been obtained or made and shall be in full force and effect at the time of Closing, and all applicable waiting periods (and any extensions thereof) under the HSR Act shall have expired or otherwise been terminated.

Section      8.12   Rights Plan Amendment.

Parent and American Stock Transfer & Trust Company, as Rights Agent, shall have entered into the Rights Plan Amendment.

Section 8.13   Other Documents.

Parent shall have received the certificates, instruments, and documents listed below:

(a)    A copy of the resolutions of the Board of Directors of Seller authorizing the execution, delivery, and performance by Seller of this Agreement and the Transaction Documents to which it will be a party, certified by the secretary or an assistant secretary of Parent.

(b)   Copies of the resolutions of the Seller, as the sole member of HWC LLC, authorizing the execution, delivery, and performance by HWC LLC of this Agreement and the Transaction Documents to which it will be a party, certified by the secretary or an assistant secretary of HWC LLC.

(c)    A certificate from the Secretary of State of Delaware, dated not more than ten days prior to the Closing Date, as to the legal existence and good standing, respectively, of each of the Target Subsidiaries under the laws of such state.

(d)   The written resignation from the Board of Directors of each of the Target Subsidiaries of each member of such Board, such resignation to be effective at the Effective Time.

(e)    The written resignation of each officer of each of the Target Subsidiaries, as requested by Parent at least three business days prior to the Closing Date, with such resignations to be effective at the Effective Time.

(f)    Seller shall have executed and delivered to Parent a Certification of Non-Foreign Status, certifying that Seller is not a foreign person, in the form prescribed by Treasury Regulation Section 1.1445-2(b)(2).

(g)    Such other certificates, instruments, and documents as may be reasonably requested by Parent to carry out the intent and purposes of this Agreement.

ARTICLE IX
TERMINATION, AMENDMENT, AND WAIVER

Section 9.1   Termination.

This Agreement may be terminated and the transactions contemplated herein abandoned at any time prior to the Closing in the following manner:

(a)    by mutual written consent of Seller and Parent; or

(b)   by either Seller or Parent, if the Closing shall not have occurred on or before April 1, 2006, unless such failure to close shall be due to a breach of this Agreement by the party seeking to terminate this Agreement pursuant to this clause (b); or

(c)    by Parent, upon a breach of any representation, warranty, covenant, obligation or agreement on the part of Seller or HWC LLC set forth in this Agreement or if any representation or warranty of Seller is untrue, in either case such that the conditions set forth in Article VIII would not be satisfied and such breach or untruth is not curable by Seller or if curable, is not cured within 30 days after notice thereof has been received by Seller;

(d)   by Seller, upon a breach of any representation, warranty, covenant, obligation or agreement on the part of Parent, Merger Sub or Acquisition Sub set forth in this Agreement or if any representation or warranty of Parent, Merger Sub or Acquisition Sub is untrue, in either case such that the conditions set forth in Article VIII would not be satisfied and such breach or untruth is not curable by Parent, Merger Sub or Acquisition Sub or, if curable, is not cured within 30 days after notice thereof has been received by Parent;

(e)    by Parent or Seller, if the requisite stockholder approval is not obtained at the Annual Meeting (including any adjournment or postponement thereof);

(f)    by Seller, if the Board of Directors of Parent (i) fails to recommend, or withdraws, modifies or changes in any manner adverse to Seller its recommendation of, this Agreement and the Merger to the stockholders of Parent or (ii) resolves to take any such action (provided that the Board of Directors of Parent shall not be entitled to take any such action except (x) in compliance with its fiduciary obligations to Parent’s stockholders under Applicable Law as advised by counsel or (y) in circumstances that would otherwise permit Parent to terminate this Agreement in accordance with Section 9.1(c) above); or

(g)    by either Seller or Parent, if there shall be any statute, rule, or regulation that makes consummation of the transactions contemplated hereby illegal or otherwise prohibited or a Governmental Authority shall have issued an order, decree, or ruling or taken any other action permanently restraining, enjoining, or otherwise prohibiting the consummation of the transactions contemplated herein, and such order, decree, ruling, or other action shall have become final and nonappealable.

Section 9.2   Effect of Termination.

In the event of the termination of this Agreement pursuant to Section 9.1 by Parent or Seller, written notice thereof shall forthwith be given to the other party specifying the provision hereof pursuant to which such termination is made, and this Agreement shall become void and have no effect, and there shall be no liability hereunder on the part of Parent, Merger Sub, Acquisition Sub, Seller or HWC LLC, or any of their respective directors, officers, employees, stockholders, or representatives, except that the agreements contained in this Section and in Sections 0, 6.6 and 6.11 and in Article XI (to the extent relevant) shall survive the termination hereof. Nothing contained in this Section shall relieve any party from liability for any breach of this Agreement.

Section 9.3   Amendment.

Any provision of this Agreement (including the Exhibits hereto) may be amended, to the extent permitted by Applicable Law, prior to the Effective Time if, and only if, such amendment is in writing and signed by each of the parties hereto.

Section 9.4   Waiver.

Each of the parties to this Agreement may (i) waive any inaccuracies in the representations and warranties of the other contained herein or in any document, certificate or writing delivered pursuant hereto or (ii) waive compliance by the other with any of the other’s agreements or fulfillment of any conditions to its own obligations contained herein. Any agreement on the part of a party hereto to any such waiver shall be valid only if set forth in an instrument in writing signed by or on behalf of such party. No failure or delay by a party hereto in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege.

ARTICLE X
SURVIVAL OF REPRESENTATIONS;
INDEMNIFICATION

Section 10.1   Survival of Representations and Warranties.

(a)   All representations and warranties of the parties hereto contained in this Agreement or in any Transaction Document delivered pursuant hereto shall survive the Closing, regardless of any investigation made by or on behalf of any party, for a period of 18 months following the Closing Date; provided, however, that the representations and warranties of Seller contained in Sections 3.3, 3.6, 3.10 and 3.15 and of Parent contained in Sections 4.3, 4.6, 4.7, 4.8, 4.13 and 4.18 shall survive until the fourth anniversary of the Closing Date (each such anniversary and time of expiration, a “Survival Date”). From and after a Survival Date, no party hereto or any shareholder, director, officer, employee, or Affiliate of such party shall be under any liability with respect to any representation or warranty to which such Survival Date relates, except with respect to matters as to which notice has been received in accordance with Section 10.1(b).

(b)   No party hereto shall have any indemnification obligation pursuant to this Article X in respect of any representation or warranty to which a Survival Date relates unless before the Survival Date for such representation or warranty it shall have received from the party seeking indemnification written notice of the existence of the claim for or in respect of which indemnification in respect of such representation or warranty is sought. Such notice shall set forth with reasonable specificity (i) the basis under this Agreement, and the facts that otherwise form the basis, of such claim, (ii) an estimate of the amount of such claim (which estimate shall not be conclusive of the final amount of such claim) and an explanation of the calculation of such estimate, including a statement of any significant assumptions employed therein, and (iii) the date on and manner in which the party delivering such notice became aware of the existence of such claim; provided, however, that any notice which the party seeking indemnification delivers to the indemnifying party prior to the Survival Date which notifies the indemnifying party of the existence of a claim and, notwithstanding the failure of such notice to meet the requirements set forth in clauses (i), (ii), and (iii) above, does not materially prejudice the indemnifying party’s ability to defend such claim, shall be deemed to have met the requirement of delivery of notice prior to the Survival Date for the purpose of preserving the indemnified party’s right to indemnification pursuant to this Article X.

Section 10.2   Indemnification by Seller.

Subject to the terms and conditions of this Article X, Seller shall indemnify, defend, and hold harmless Parent and its Affiliates (the “Parent Indemnified Parties”) from and against (a) any and all claims, actions, causes of action, demands, assessments, losses, damages, liabilities, judgments, settlements, penalties, costs, and expenses (including reasonable attorneys’ fees and expenses), of any nature whatsoever (collectively, “Damages”), asserted against, resulting to, imposed upon, or incurred by the Parent Indemnified Parties, directly or indirectly, by reason of or resulting from any untruth, inaccuracy or breach of any of Seller’s representations, warranties, covenants, or agreements contained in this Agreement or in any Transaction Document delivered pursuant hereto and (b) those specific matters identified on Schedule 10.2 hereto (collectively, “Parent Claims”).

Section 10.3   Indemnification by Parent.

Subject to the terms and conditions of this Article X, Parent shall indemnify, defend, and hold harmless Seller and its Affiliates (the “Seller Indemnified Parties”) from and against any and all Damages asserted against, resulting to, imposed upon, or incurred by the Seller Indemnified Parties, directly or indirectly, by reason of or resulting from any untruth, inaccuracy or breach of any of Parent’s representations, warranties, covenants, or agreements contained in this Agreement or in any Transaction Document delivered pursuant hereto (collectively, “Seller Claims”).

Section 10.4   Limitation of Liability.

The indemnification obligations of the parties hereto pursuant to this Article X shall be subject to the following limitations and other provisions:

(a)   The amount of Damages required to be paid by any party to indemnify any other party pursuant to this Article X as a result of any Parent Claim or any Seller Claim shall be reduced to the extent of any amounts actually received by such other party after the Closing Date pursuant to the terms of the insurance policies (if any) covering such claim.

(b)   Any indemnity payments owed by any party to any other party pursuant to this Article X shall be reduced by any tax benefits to the party claiming indemnity under this Article X and increased by any tax detriments to the party claiming indemnity under this Article X.

(c)   The maximum aggregate amount of Damages for which Seller shall be liable for Parent Claims made pursuant to Section 10.2 shall be an amount equal to (i) $39 million, with respect to Parent Claims related to Seller’s representations and warranties contained in Sections 3.3, 3.6, 3.15 and 3.29 and (ii) $3.9 million, with respect to Parent Claims related to Seller’s other representations and warranties (it being understood that the maximum total amount of Damages for which Seller shall be liable for all Parent Claims made pursuant to Section 10.2 shall be an amount equal to $39 million).

(d)   The maximum aggregate amount of Damages for which Parent shall be liable for Seller Claims made pursuant to Section 10.3 shall be an amount equal to (i) $39 million, with respect to Seller Claims related to Parent’s representations and warranties contained in Sections 4.3, 4.6, 4.7, 4.8, 4.18 and 4.29 and (ii) $3.9 million, with respect to Seller Claims related to Parent’s other representations and warranties (it being understood that the maximum total amount of Damages for which Parent shall be liable for all Seller Claims made pursuant to Section 10.3 shall be an amount equal to $39 million).

(e)   Except as otherwise provided in the immediately following sentence, no Parent Indemnified Party shall be entitled to indemnification from Seller pursuant to Section 10.2(a) with respect to Damages relating to Seller’s representations and warranties until the aggregate amount of such Damages incurred or suffered by all Parent Indemnified Parties under such section exceeds $390,000 (the “Seller Indemnity Deductible”), and then only for the amount by which such Damages exceed the Seller Indemnity Deductible. Parent Claims made (i) pursuant to Section 10.2(a) hereof with respect to Seller’s representations and warranties contained in Sections 3.3, 3.6, 3.15 and 3.29, (ii) pursuant to Section 10.2(b) and (iii) with respect to the Excluded Assets are not subject to the Seller Indemnity Deductible and shall be fully reimbursable.

(f)    Except as otherwise provided in the immediately following sentence, no Seller Indemnified Party shall be entitled to indemnification from Parent pursuant to Section 10.3 with respect to Damages relating to Parent’s, Merger Sub’s and Acquisition Sub’s representations and warranties until the aggregate amount of such Damages incurred or suffered by all Seller Indemnified Parties under such section exceeds $390,000 (the “Parent Indemnity Deductible”), and then only for the amount by which such Damages exceed the Parent Indemnity Deductible. Seller Claims made pursuant to Section 10.3 hereof with respect to Parent’s representations and warranties contained in Sections 4.3, 4.6, 4.7, 4.8, 4.18 and 4.29 are not subject to the Parent Indemnity Deductible and shall be fully reimbursable.

(g)   Seller shall have no liability for the reasonably foreseeable Damages relating to any untruth, inaccuracy or breach of a representation or warranty in this Agreement by Seller of which Parent had actual knowledge on or prior to the date of this Agreement.

(h)   Parent shall have no liability for the reasonably foreseeable Damages relating to any untruth, inaccuracy or breach of a representation or warranty in this Agreement by Parent, Merger Sub or Acquisition Sub of which Seller had actual knowledge on or prior to the date of this Agreement.

Section 10.5   Procedure for Indemnification.

Promptly after receipt by an indemnified party under Section 10.2 or 10.3 of notice from a third party of the commencement of any action (a “Third-Party Claim”), such indemnified party shall, if a claim in respect thereof is to be made against an indemnifying party under such Section, give written notice to the indemnifying party of the commencement thereof, but the failure so to notify the indemnifying party shall not relieve it of any liability that it may have to any indemnified party except to the extent the indemnifying party demonstrates that the defense of such Third-Party Claim is prejudiced thereby. In case any such Third-Party Claim shall be brought against an indemnified party and it shall give written notice to the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it may wish, to assume the defense thereof with counsel reasonably satisfactory to such indemnified party. If the indemnifying party elects to assume the defense of such Third-Party Claim, the indemnified party shall have the right to employ separate counsel at its own expense and to participate in the defense thereof. If the indemnifying party elects not to assume (or fails to assume) the defense of such Third-Party Claim, or if the indemnifying party has elected to assume the defense of such Third-Party Claim and thereafter fails to diligently pursue the defense of such Third-Party Claim, the indemnified party shall be entitled to assume the defense of such Third-Party Claim with counsel of its own choice, at the expense of the indemnifying party. If such Third-Party Claim is asserted against both the indemnifying party and the indemnified party and there is a conflict of interest which renders it inappropriate for the same counsel to represent both the indemnifying party and the indemnified party, the indemnifying party shall be responsible for paying for separate counsel for the indemnified party; provided, however, that if there is more than one indemnified party, the indemnifying party shall not be responsible for paying for more than one separate firm of attorneys to represent the indemnified parties, regardless of the number of indemnified parties. If the indemnifying party elects to assume the defense of such Third-Party Claim, (a) no compromise or settlement thereof may be effected by the indemnifying party without the indemnified party’s written consent (which shall not be unreasonably withheld) unless the sole relief provided is monetary damages that are paid in full by the indemnifying party and (b) the indemnifying party shall have no liability with respect to any compromise or settlement thereof effected without its written consent (which shall not be unreasonably withheld). If the indemnified party assumes the defense of such Third-Party Claim, (x) no compromise or settlement thereof may be effected by the indemnified party without the indemnifying party’s written consent (which shall not be unreasonably withheld).

Section 10.6   Satisfaction of Parent Claims.

(a)   If amounts are finally determined to be owing to Parent from Seller as a result of a Parent Claim pursuant to this Article X, then Seller shall be entitled, in its sole discretion, to elect to satisfy such amounts by (i) paying such amounts in cash, (ii) offsetting such amounts first against any unpaid interest on the HWC Limited Acquisition Note and then against the unpaid balance of principal on the HWC Limited Acquisition Note, (iii) offsetting such amounts first against any unpaid interest on the HWC LLC Merger Note and then against the unpaid balance of principal on the HWC LLC Merger Note or (iv) any combination of the foregoing.

(b)   If Seller chooses to offset against the HWC Limited Acquisition Note in accordance with Section 10.6(a)(ii) or against the HWC LLC Merger Note in accordance with Section 10.6(a)(iii) any amounts finally determined as owing by Seller to Parent, Seller shall give notice in accordance with Section 11.1 to Parent of its decision within ten days of such final determination, whereupon Parent shall promptly (but in any event within ten days of such notice) deliver to Seller a replacement promissory note or notes reflecting the new principal amount(s) following such offset(s) (if applicable).

Section 10.7   Exclusive Remedy.

(a)   Except with respect to any covenants or agreements that by their terms are to be performed after the Closing, in the absence of Fraud, the parties hereto acknowledge and agree that from and after the Closing, the indemnification provisions in this Article X shall be the exclusive remedy of the parties hereto with respect to the transactions contemplated by this Agreement; provided, however, that the foregoing shall not limit the right of any such party to seek any equitable remedy available to enforce the rights of such party under this agreement or any other transaction. With respect to (i) actions for breaches of covenants or agreements that by their terms are to be performed after the Closing and (ii) actions for Fraud, (A) the right of a party to be indemnified and held harmless pursuant to this Article X shall be in addition to and cumulative of any other remedy of such party at law or in equity and (B) no such party shall, by exercising any remedy available to it under this Article X, be deemed to have elected such remedy exclusively or to have waived any other remedy, whether at law or in equity, available to it.

(b)   Notwithstanding anything to the contrary herein, no party shall be liable for special, punitive, exemplary, incidental, consequential or indirect damages, lost profits or lost benefits, damage to reputation or loss to goodwill, whether based on contract, tort, strict liability, other law or otherwise and whether or not arising from any other party’s sole, joint, concurrent or other negligence, strict liability or other fault.

ARTICLE XI
MISCELLANEOUS

Section 11.1   Notices.

All   notices, requests, demands, and other communications required or permitted to be given or made hereunder by any party hereto shall be in writing and shall be deemed to have been duly given or made if (i) delivered personally, (ii) transmitted by first class registered or certified mail, postage prepaid, return receipt requested, (iii) sent by prepaid overnight courier service, or (iv) sent by telecopy, facsimile or e-mail transmission, answer back requested, to the parties at the following addresses (or at such other addresses as shall be specified by the parties by like notice):

If to Parent, Merger Sub or Acquisition Sub:

Boots & Coots International Well Control, Inc.
11615 N. Houston-Rosslyn
Houston, Texas 77086
Attention: Jerry Winchester, Chief Executive Officer
Telefax: (281) 931-8302

with a copy (which shall not constitute notice) to:

Thompson & Knight LLP
333 Clay Street, Suite 3300
Houston, Texas 77002
Attention: William T. Heller IV
Telefax: (713) 654-1871

If to Seller or HWC LLC:

c/o Oil States International, Inc.
333 Clay Street, Suite 4620
Houston, Texas 77002
Attention: Douglas Swanson, Chief Executive Officer
Telefax: (713) 652-0499

with copies (which shall not constitute notice) to:

Oil States International, Inc.
13111 Northwest Freeway, Suite200
Houston, Texas 77040
Attention: Vice President - Legal
Telefax: (713) 510-2222

and

Vinson & Elkins LLP
First City Tower
1001 Fannin Street, Suite 2300
Houston, Texas 77002-6760
Attention: Scott N. Wulfe
Telefax: (713) 615-5637

Such notices, requests, demands, and other communications shall be effective (i) if delivered personally or sent by courier service, upon actual receipt by the intended recipient, (ii) if mailed, upon the earlier of five days after deposit in the mail or the date of delivery as shown by the return receipt therefor, or (iii) if sent by telecopy, facsimile or e-mail transmission, when the answer back is received.

Section 11.2   Entire Agreement.

This Agreement, together with the Schedules, Exhibits, Annexes, and other writings referred to herein or delivered pursuant hereto, constitute the entire agreement between the parties hereto with respect to the subject matter hereof and supersede all prior agreements and understandings, both written and oral, between the parties with respect to the subject matter hereof.

Section 11.3   Amendments.

This Agreement may be amended by the parties hereto, by action taken or authorized by their Boards of Directors or sole members, at any time before or after approval of matters presented in connection with the Merger by the Parent stockholders, but after any such stockholder approval, no amendment shall be made which by law requires the further approval of stockholders without obtaining such further approval. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto.

Section 11.4   Binding Effect; Assignment; No Third Party Benefit.

This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns; provided, however, that neither this Agreement nor any of the rights, interests, or obligations hereunder shall be assigned by any of the parties hereto (by operation of law or otherwise) without the prior written consent of the other parties, except that (i) Merger Sub and Acquisition Sub may assign to Parent or any other direct or indirect wholly owned subsidiary of Parent any of Merger Sub’s or Acquisition Sub’s (as applicable) rights, interests, or obligations hereunder and (ii) Parent may assign to any corporation hereafter organized as a parent or holding company of Parent any of Parent’s rights, interests, or obligations hereunder, in each instance upon notice to Seller. Except as provided in Sections 6.8, 6.9, 10.2 and 10.3, nothing in this Agreement, express or implied, is intended to or shall confer upon any Person other than the parties hereto any rights, benefits, or remedies of any nature whatsoever under or by reason of this Agreement.

Section 11.5   Severability.

If any provision of this Agreement is held to be unenforceable, this Agreement shall be considered divisible and such provision shall be deemed inoperative to the extent it is deemed unenforceable, and in all other respects this Agreement shall remain in full force and effect; provided, however, that if any such provision may be made enforceable by limitation thereof, then such provision shall be deemed to be so limited and shall be enforceable to the maximum extent permitted by Applicable Law.

Section 11.6   GOVERNING LAW.

THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE, WITHOUT REGARD TO THE PRINCIPLES OF CONFLICTS OF LAWS THEREOF.

Section 11.7   Descriptive Headings.

The descriptive headings herein are inserted for convenience of reference only, do not constitute a part of this Agreement, and shall not affect in any manner the meaning or interpretation of this Agreement.

Section 11.8   References.

All references in this Agreement to Articles, Sections, and other subdivisions refer to the Articles, Sections, and other subdivisions of this Agreement unless expressly provided otherwise. The words “this Agreement,” “herein,” “hereof,” “hereby,” “hereunder,” and words of similar import refer to this Agreement as a whole and not to any particular subdivision unless expressly so limited. Whenever the words “include,” “includes,” and “including” are used in this Agreement, such words shall be deemed to be followed by the words “without limitation.” The word “or” shall not be exclusive. Each reference herein to a Schedule, Exhibit, or Annex refers to the item identified separately in writing by the parties hereto as the described Schedule, Exhibit, or Annex to this Agreement. All Schedules, Exhibits, and Annexes are hereby incorporated in and made a part of this Agreement as if set forth in full herein.

Section 11.9   Counterparts.

This Agreement may be executed by the parties hereto in any number of counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same agreement. Each counterpart may consist of a number of copies hereof each signed by less than all, but together signed by all, the parties hereto.

Section 11.10   Injunctive Relief; Specific Performance.

The parties hereto acknowledge and agree that irreparable damage would occur in the event any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of the provisions of this Agreement, and shall be entitled to enforce specifically the provisions of this Agreement, in any court of the United States or any state thereof having jurisdiction, in addition to any other remedy to which the parties may be entitled under this Agreement or at law or in equity.

Section 11.11   Completion of Schedules.

Unless the context otherwise requires, all capitalized terms used in the schedules hereto shall have the respective meanings assigned in this Agreement. No reference to or disclosure of any item or other matter in such schedules shall be construed as an admission or indication that such item or other matter is material or that such item or other matter is required to be referred to or disclosed therein. No disclosure in any schedule hereto relating to any possible breach or violation of any agreement or Law shall be construed as an admission or indication that any such breach or violation exists or has actually occurred. The inclusion of any information in the schedules hereto shall not be deemed to be an admission or acknowledgment by Seller, in and of itself, that such information is material to or outside the ordinary course of the business or required to be disclosed therein. Each disclosure in any schedule hereto shall constitute disclosure for purposes of the corresponding Sections or subsections of this Agreement expressly referred to in such schedule and any other Section or subsections of this Agreement to the extent such disclosure is made in such a way as to make its relevance to such other Section or subsections readily apparent.

Section 11.12   Consent to Jurisdiction.

(a)   The parties hereto hereby irrevocably submit to the exclusive jurisdiction of the courts of the State of Texas and the federal courts of the United States of America, in each case located in Houston, Texas, and appropriate appellate courts therefrom, over any dispute arising out of or relating to this Agreement or any of the transactions contemplated hereby, and each party hereby irrevocably agrees that all claims in respect of such dispute or proceeding shall be heard and determined in such court. The parties hereby irrevocably waive, to the fullest extent permitted by Applicable Law, any objection which they may now or hereafter have to the laying of venue of any dispute arising out of or relating to this Agreement or any of the transactions contemplated hereby brought in such court or any defense of inconvenient forum for the maintenance of such dispute. Each of the parties hereto agrees that a judgment in any such dispute may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. This consent to jurisdiction is being given solely for purposes of this Agreement and is not intended to, and shall not, confer consent to jurisdiction with respect to any other dispute in which a party to this Agreement may become involved.

(b)   Each of the parties hereto hereby consents to process being served by any party to this Agreement in any suit, action, or proceeding of the nature specified in subsection (a) above by the mailing of a copy thereof in the manner specified by the provisions of Section 10.1.

ARTICLE XII
DEFINITIONS

Section 12.1   Certain Defined Terms.

As used in this Agreement, each of the following terms has the meaning given it below:

“Aggregate Consideration” means the HWCES Consideration, the HWC Limited Consideration and the HWC LLC Consideration.

“Affiliate” means, with respect to any Person, any other Person that, directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, such Person. For the purposes of this definition, “control” when used with respect to any Person means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract, or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

“Applicable Environmental Laws” means any federal, state, local or foreign statute, code, ordinance, rule, regulation, policy, guideline, permit, consent, approval, license, judgment, order, writ, decree, common law (including but not limited to common law under which claims for personal injury and property damage can be pursued), injunction or other authorization in effect on the date hereof or at a previous time: (a) relating to emissions, discharges, releases or threatened releases of Hazardous Materials into the environment, including into air, soil, sediments, land surface or subsurface, buildings or facilities, surface water, groundwater, publicly-owned treatment works, septic systems or land; (b) relating to the generation, treatment, storage, disposal, use, handling, manufacturing, recycling, transportation or shipment of Hazardous Materials; (c) relating to occupational health and safety; (d) relating to environmental regulation of oil and gas operations; or (e) otherwise relating to the pollution of the environment, hazardous materials handling, treatment or disposal, reclamation or remediation activities, or protection of environmentally sensitive areas.

“Applicable Law” means any statute, law, rule, or regulation or any judgment, order, writ, injunction, or decree of any Governmental Authority to which a specified Person or property is subject.

“Casualty Insurance Payment” means proceeds from insurance applicable to or on account of loss or damage to properties or the economic benefits thereof of any of the Target Subsidiaries, including in respect of a Unit 104 Loss or a Unit 123 Loss.

“Code” means the Internal Revenue Code of 1986, as amended.

“Credit Agreement” means the Credit Agreement, dated as of October 30, 2003, among Oil States International, Inc., the Lenders named therein and Wells Fargo Bank Texas, National Association, as Administrative Agent and U.S. Collateral Agent; and Bank of Nova Scotia, as Canadian Administrative

Agent and Canadian Collateral Agent; Hibernia National Bank and Royal Bank of Canada, as Co-Syndication Agents and Bank One, NA and Credit Lyonnais New York Branch, as Co-Documentation Agents, as amended by Amendment No. 1 thereto dated as of January 1, 2005..

“Credit Agreement Encumbrances” means Encumbrances created pursuant to the Credit Agreement or the Security Documents (as defined in the Credit Agreement).

“Credit Agreement Indebtedness” means indebtedness arising under the Credit Agreement or the Security Documents (as defined in the Credit Agreement).

“Encumbrances” means liens, charges, pledges, options, mortgages, deeds of trust, security interests, claims, restrictions (whether on voting, sale, transfer, disposition, or otherwise), easements, and other encumbrances of every type and description, whether imposed by law, agreement, understanding, or otherwise.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended.

“ERISA Affiliate” means all members of a controlled group of business organizations and all trades or businesses (whether or not incorporated) under common control that, together with such Person, are treated as a single employer under Section 414 of the Internal Revenue Code of 1986, as amended.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Excluded Assets” means (i) all of the outstanding capital stock and other equity interests in HWCES Mexico, S de R.L. de C.V., Stinger Mexicana, S.A. de C.V., Stinger Wellhead International, Inc. and Quality Oilfield Services (2001) Ltd. and (ii) the Intellectual Property set forth on Schedule 12.1.

“Fraud” means the intentional and knowing misrepresentation of a fact material to the transactions contemplated hereby made with the intent of inducing any other party hereto to enter into this Agreement and consummate the transactions contemplated hereby and upon which such other party has relied.

“Governmental Authority” means any court or tribunal in any jurisdiction (domestic or foreign) or any federal, state, municipal, or other governmental body, agency, authority, department, commission, board, bureau, or instrumentality (domestic or foreign).

“Halliburton Repurchase Agreement” means that certain Securities Repurchase and Waiver Agreement dated as of the date hereof between Parent and Halliburton Energy Services, Inc.

“Hazardous Material” means (a) any “hazardous substance,” as defined by the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, and any regulations promulgated thereunder; (b) any “hazardous waste” or “solid waste,” in either case as defined by the Resource Conservation and Recovery Act, as amended, and any regulations promulgated thereunder; (c) any solid, gas, liquid, chemical, material, waste or substance regulated by any Applicable Environmental Law; (d) any radioactive material, and any source, special or byproduct material as defined in 42 U.S.C. 2011 et seq.; (e) any asbestos-containing materials in any form or condition; (f) any polychlorinated biphenyls in any form or condition; or (g) petroleum, petroleum hydrocarbons, petroleum products or any fraction or byproducts thereof.

“HSR Act” means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

“HWC Pension Plan” means each “employee pension benefit plan,” as such term is defined in Section 3(2) of ERISA, which is sponsored, maintained or contributed to by the Target Subsidiaries or any of their respective ERISA Affiliates, or has been so sponsored, maintained or contributed to within six years prior to the Effective Time, inclusive of each such plan of the type described that is not subject to ERISA because it is maintained in a foreign jurisdiction (other than a plan required to be maintained by a Governmental Authority).

“HWC Plan” means each “employee benefit plan,” as such term is defined in Section 3(3) of ERISA which is sponsored, maintained or contributed to by the Target Subsidiaries for the benefit of the employees, officers or directors of the Target Subsidiaries, or has been so sponsored, maintained or contributed to within six years prior to the Effective Time, inclusive of each such plan of the type described that is not subject to ERISA because it is maintained in a foreign jurisdiction (other than a plan required to be maintained by a Governmental Authority).

“HWC Program” means each personnel policy, stock option, stock appreciation right, restricted stock, stock equivalent or stock purchase plan, collective bargaining agreement, bonus plan or arrangement, incentive award plan or arrangement, vacation policy, severance or termination pay plan, policy, or agreement, deferred compensation agreement or arrangement, executive compensation or supplemental income arrangement, consulting agreement, employment agreement, and each other employee benefit plan, agreement, arrangement, program, practice, or understanding (that is not an HWC Plan) which is sponsored, maintained or contributed to by the Target Subsidiaries for the benefit of the employees, officers or directors of the Target Subsidiaries, or has been so sponsored, maintained or contributed to within six years prior to the Effective Time, inclusive of each such program maintained in a foreign jurisdiction (other than a program required to be maintained by a Governmental Authority).

“HWC Training Facility” means the training facility located at 301 Ventura Blvd., Houma, Louisiana 70360.

“Intellectual Property” means patents, trademarks, service marks, trade names, service names, brand names, copyrights, trade secrets, know how, technology, inventions, computer software (including documentation and object and source codes), and similar rights, and all registrations, applications, licenses, and rights with respect to any of the foregoing.

“IRS” means the Internal Revenue Service.

“Organizational Documents” means, with respect to a particular Person (other than a natural person), the certificate or articles of incorporation, bylaws, partnership agreement, limited liability company agreement, trust agreement or similar organizational document or agreement, as applicable, of such Person.

“Parent Material Adverse Effect” means any change, development, or effect (individually or in the aggregate) which is, or is reasonably likely to be, materially adverse (i) to the business, assets, results of operations, condition (financial or otherwise), or prospects of Parent and the Parent Subsidiaries considered as a whole or (ii) to the ability of Parent or Merger Sub to perform on a timely basis any material obligation of such Person under this Agreement or any agreement, instrument, or document entered into or delivered in connection herewith.

“Parent Notes” means the HWC Limited Acquisition Note and the HWC LLC Merger Note.

“Parent Pension Plan” means each “employee pension benefit plan,” as such term is defined in Section 3(2) of ERISA, which is sponsored, maintained or contributed to by Parent or an ERISA Affiliate of Parent, or has been so sponsored, maintained or contributed to within six years prior to the Effective Time, inclusive of each such plan of the type described that is not subject to ERISA because it is maintained in a foreign jurisdiction (other than a plan required to be maintained by a Governmental Authority).

“Parent Plan” means each “employee benefit plan,” as such term is defined in Section 3(3) of ERISA which is sponsored, maintained or contributed to by Parent or the Parent Subsidiaries for the benefit of the employees, officers or directors of Parent or the Parent Subsidiaries, or has been so sponsored, maintained or contributed to within six years prior to the Effective Time, inclusive of each such plan of the type described that is not subject to ERISA because it is maintained in a foreign jurisdiction (other than a plan required to be maintained by a Governmental Authority).

“Parent Program” means each personnel policy, stock option, stock appreciation right, restricted stock, stock equivalent or stock purchase plan, collective bargaining agreement, bonus plan or arrangement, incentive award plan or arrangement, vacation policy, severance or termination pay plan, policy, or agreement, deferred compensation agreement or arrangement, executive compensation or supplemental income arrangement, consulting agreement, employment agreement, and each other employee benefit plan, agreement, arrangement, program, practice, or understanding (that is not a Parent Plan) which is sponsored, maintained or contributed to by Parent or the Parent Subsidiaries for the benefit of the employees, officers or directors of Parent or the Parent Subsidiaries, or has been so sponsored, maintained or contributed to within six years prior to the Effective Time, inclusive of each such program maintained in a foreign jurisdiction (other than a program required to be maintained by a Governmental Authority).

“Parent Shares” means the HWCES Acquisition Parent Shares and the HWC LLC Merger Parent Shares.

“Parent Subsidiaries” means Merger Sub, Acquisition Sub, IWC Services, Inc., a Texas corporation (and including its subsidiaries: Hell Fighters, Inc., a Texas corporation, Boots & Coots Overseas, Ltd., organized under the laws of the British Virgin Islands (including its subsidiary Boots & Coots/IWC de Venezuela, S.A., organized under the laws of Venezuela), International Well Control Services, Ltd., organized under the laws of the Cayman Islands, and IWC Engineering, Inc., a Texas corporation), Boots & Coots Special Services, Inc., a Texas corporation, Elmagco, Inc., a Delaware corporation, Boots & Coots Services, Inc., a Delaware corporation, and Boots & Coots Canada, Ltd., organized under the laws of Alberta, Canada.

“Parent’s Knowledge” means the actual current knowledge of Jerry Winchester, Dee Edwards, Brian Keith and Kevin Johnson.

“Permits” means licenses, permits, franchises, consents, approvals, variances, exemptions, and other authorizations of or from Governmental Authorities.

“Permitted Encumbrances” means (a) Encumbrances for Taxes or other governmental obligations not yet due or being contested in good faith for which appropriate reserves have been made in accordance with GAAP in Parent Financial Statements or HWC Financial Statements, as applicable, (b) Encumbrances incurred in connection with workers’ compensation, unemployment insurance and other types of social security obligations, (c) Encumbrances to secure the performance of tenders, statutory obligations, surety and appeal bonds, bids, leases, government contracts, governmental approvals, performance and return-of-money bonds and other similar obligations, (d) materialmen’s, warehousemen’s and mechanics Encumbrances and other similar Encumbrances arising by operation of law in the ordinary course of business for sums not yet due, (e) such defects, imperfections or irregularities of title, if any, as are not substantial in character, amount or extent and do not materially impair the conduct of normal operations to which such defects, imperfections or irregularities of title relate, (e) Encumbrances securing any liabilities disclosed in financial statements, (f) retention of title agreements with suppliers entered into in the ordinary course of business, (g) Encumbrances and other title defects, easements and encroachments that do not, individually or in the aggregate, materially impair the continued use as currently conducted of the assets to which such Encumbrances or other title defects, easements or encroachments relate, (h) Encumbrances in favor of lenders incurred on deposits made in the ordinary course of business in connection with maintaining bank accounts, and (i) Encumbrances that (A) are not substantial in character, amount, or extent and do not materially detract from the value of the property subject thereto, (B) do not materially interfere with either the present or intended use of such property, and (C) do not, individually or in the aggregate, materially interfere with the conduct of any Target Subsidiary’s normal operations.

“Person” means any individual, corporation, partnership, limited partnership, limited liability company, joint venture, association, joint-stock company, trust, enterprise, unincorporated organization or other entity, and any Governmental Authority.

“Proceeding” means all proceedings, actions, claims, suits, investigations, and inquiries by or before any arbitrator or Governmental Authority.

“Prudential Termination Agreement” means that certain Termination Agreement dated as of the date hereof between Parent and The Prudential Insurance Company of America.

“Reasonable Efforts” means a party’s efforts in accordance with reasonable commercial practice and without the incurrence of unreasonable expense.

“Securities Act” means the Securities Act of 1933, as amended.

“Seller’s Knowledge” means the actual current knowledge of Don Cobb and Gabe Aldape.

“Target Material Adverse Effect” means any change, development, or effect (individually or in the aggregate) which is, or is reasonably likely to be, materially adverse (i) to the business, assets, results of operations, condition (financial or otherwise), or prospects of the Target Subsidiaries and their respective subsidiaries considered as a whole or (ii) to the ability of such Seller or HWC LLC to perform on a timely basis any material obligation of such Person under this Agreement or any agreement, instrument, or document entered into or delivered in connection herewith.

“Target Subsidiaries” means HWC LLC, HWC Limited and HWCES.

“Taxes” means all taxes, duties, levies or other assessments, including, without limitation, income, gross receipts, net proceeds, ad valorem, turnover, real and personal property (tangible and intangible), sales, use, franchise, excise, value added, license, payroll, unemployment, environmental, customs duties, capital stock, disability, stamp, leasing, lease, user, transfer, fuel, excess profits, occupational and interest equalization, windfall profit, severance and employees’ income withholding and Social Security taxes imposed by the United States or any foreign country or by any state, municipality, subdivision or instrumentality of the United States or of any foreign country or by any other tax authority, including any interest, penalties or additions to tax attributable to such taxes.

“Tax Return” means any return, report, statement, election or information return, including any related or supporting information, with respect to Taxes.

“Transaction Documents” means each agreement, instrument, and document (other than this Agreement) executed or to be executed by Seller, HWC LLC, Parent, or Merger Sub in connection with the transactions contemplated by this Agreement, including without limitation the Registration Rights Agreement and the Parent Notes.

“Unit 104 Loss” means any loss or damage to Unit 104 and associated equipment.

“Unit 123 Loss” means the total constructive loss of Unit 123 and associated equipment.

“Working Capital” means current assets less current liabilities, each determined in accordance with GAAP and consistent with Seller’s past practices; provided, however, that current assets shall not include any insurance proceeds paid or payable to any of the Target Subsidiaries in respect of the Unit 123 Loss.

Section 12.2   Certain Additional Defined Terms.

In addition to such terms as are defined in the opening paragraph of and the recitals to this Agreement and in Section 11.1, the following terms are used in this Agreement as defined in the Sections set forth opposite such terms:

Defined Term	Section Reference
AAA Rules	Section 2.1(b)
Acquisition Proposal	Section 6.3(a)
Acquisition Sub	Preamble
Agreement	Preamble
agreements	Sections 3.22(a) and 4.23(a)
Annual Meeting	Section 6.2(a)
Arbitration Panel	Section 2.1(b)
Certificate of Merger	Section 1.3(i)
Change of Control Plan	Section 6.8(b)
Closing	Section 1.4
Closing Date	Section 1.4
Closing Date Balance Sheets	Section 2.1(a)
Code	Preamble
Commitment Letter	Section 7.10
Credit Facility Documents	Section 7.10
Damages	Section 10.2
Disclose	Section 6.1(b)
Effective Time	Section 1.3(i)
FCPA	Section 3.11
GAAP	Section 2.1(a)
HWC Annual Financial Statements	Section 3.7
HWC Financial Statements	Section 3.7
HWC International	Preamble
HWC Latest Balance Sheet	Section 3.7
HWC Latest Financial Statements	Section 3.7
HWC Limited	Preamble
HWC Limited Acquisition Note	Section 1.2(b)
HWC Limited Closing Date Balance Sheet	Section 2.1(a)
HWC Limited Consideration	Section 1.2(b)
HWC Limited Shares	Section 1.2(a)
HWC Limited Working Capital Minimum	Section 2.1(a)
HWC LLC	Preamble
HWC LLC Closing Date Balance Sheet	Section 2.1(a)
HWC LLC Consideration	Section 1.3(b)
HWC LLC Effective Time	Section1.3(i)
HWC LLC Merger	Section 1.3(a)
HWC LLC Merger Note	Section 1.3(b)
HWC LLC Merger Note Increase	Section 2.1(c)
HWC LLC Merger Parent Shares	Section 1.3(b)
HWC LLC Working Capital Minimum	Section 2.1(a)
HWCES	Preamble
HWCES Acquisition Parent Shares	Section 1.1(b)
HWCES Consideration	Section 1.1(b)
HWCES Shares	Section 1.1(a)

HWCES Working Capital Minimum	Section 2.1(a)
HWCES Working Capital Surplus	Section 2.1(c)
Independent Accountant	Section 2.1(b)
Information	Section 6.1(b)
Merger	Preamble
Merger Sub	Preamble
Parent	Preamble
Parent Annual Financial Statements	Section 4.10
Parent Charter Amendment	Section 7.8
Parent Claims	Section 10.2
Parent Common Stock	Section 1.1(b)
Parent Financial Statements	Section 4.10
Parent Indemnified Parties	Section 10.2
Parent Indemnity Deductible	Section 10.4(f)
Parent Latest Balance Sheet	Section 4.10
Parent Latest Financial Statements	Section 4.10
Parent Note	Section 2.1(b)
Parent Permits	Section 4.16
Parent Pre-Closing Taxes	Section 6.14(a)
Parent Shares	Section 2.1(b)
Parent Stock Options	Section 6.9
Parent Working Capital Payment	Section 2.1(c)
PBGC	Section 3.25(c)
Pre-Closing Taxes	Section 6.14(c)
Pre-Closing Tax Returns	Section 6.14(a)
Post-Closing Tax Returns	Section 6.14(c)
Real Property	Section 3.20
Registration Rights Agreement	Section 7.9
Representatives	Section 6.1(b)
Rights Plan Amendment	Section 7.15
Seller	Preamble
Seller Claims	Section 10.3
Seller Indemnified Parties	Section 10.3
Seller Indemnity Deductible	Section 10.4(e)
Seller Working Capital Payment	Section 2.1(c)
State Law	Section 1.3(a)
Survival Date	Section 10.1(a)
Surviving Company	Section 1.3(a)
Target Permits	Section 3.13
Target Stock	Section 2.1(a)
Target Subsidiaries	Preamble
Third-Party Claim	Section 10.5
Upstream Certificate of Merger	Section 1.3(i)
Upstream Merger	Preamble
Upstream Surviving Company	Section 1.3(g)
Working Capital Dispute Notice	Section 2.1(b)
Working Capital Statement	Section 2.1(b)

Section 12.3   Construction.

Unless herein otherwise provided, or unless the context shall otherwise require, words importing the singular number shall include the plural number, and vice versa; the terms “herein,” “hereof,” “hereby,” and “hereunder,” or other similar terms, refer to this Agreement as a whole and not only to the particular Article, Section, or other subdivision in which any such terms may be employed; references to Articles, Sections, and other subdivisions refer to the Articles, Sections, and other subdivisions of this Agreement; a reference to any Person shall include such Person’s predecessors and successors; and all accounting terms not otherwise defined herein have the meanings assigned to them in accordance with generally accepted accounting principles. Each reference herein to a Schedule or Exhibit refers to the item identified separately in writing by the parties hereto as the described Schedule or Exhibit to this Agreement.

IN WITNESS WHEREOF, each of the parties has caused this Agreement to be executed on its behalf by its representative thereunto duly authorized, all as of the day and year first above written.

PARENT:
Boots & Coots International Well Control, Inc.
By:
Name:
Title:
MERGER SUB:
HWC Acquisition LLC
By:
Name:
Title:
ACQUISITION SUB:
HWC Merger Corporation
By:
Name:
Title:
SELLER:
HWC Energy Services, Inc.
By:
Name:
Title:
TARGET:
Hydraulic Well Control, LLC
By:
Name:
Title:

Annex B

FORM OF PROMISSORY NOTE

THIS INSTRUMENT AND THE RIGHTS AND OBLIGATIONS EVIDENCED HEREBY ARE SUBORDINATE IN THE MANNER AND TO THE EXTENT SET FORTH IN THIS NOTE TO THE INDEBTEDNESS (INCLUDING INTEREST) OWED BY THE BORROWER PURSUANT TO THAT CERTAIN CREDIT AND SECURITY AGREEMENT DATED AS OF                  , 2006 (THE “CREDIT AGREEMENT”) BETWEEN THE BORROWER, AND WELLS FARGO BANK, NATIONAL ASSOCIATION, ACTING THROUGH ITS WELLS FARGO BUSINESS CREDIT OPERATING DIVISION, AS SUCH CREDIT AGREEMENT HAS BEEN AND HEREAFTER MAY BE AMENDED, SUPPLEMENTED, OR OTHERWISE MODIFIED FROM TIME TO TIME AND TO INDEBTEDNESS REFINANCING THE INDEBTEDNESS UNDER THAT AGREEMENT TO THE EXTENT NOT PROHIBITED BY THIS NOTE; AND EACH HOLDER OF THIS NOTE, BY ITS ACCEPTANCE HEREOF, IRREVOCABLY AGREES TO BE BOUND BY THE PROVISIONS OF THIS NOTE.

BOOTS & COOTS INTERNATIONAL WELL CONTROL, INC.

SENIOR SUBORDINATED PROMISSORY NOTE

DUE               , 2009

$10,000,000	Houston, Texas
, 2006

FOR VALUE RECEIVED, the undersigned, BOOTS & COOTS INTERNATIONAL WELL CONTROL, INC., a Delaware corporation (the “Borrower”), hereby promises to pay to the order of HWC ENERGY SERVICES, INC. or any subsequent the Holder of this Note (the “Holder”), the principal sum of TEN MILLION AND NO/100 DOLLARS ($10,000,000.00) (subject to adjustment pursuant to Section 8 and Section 9 hereof) on the earlier to occur of a Change of Control (as defined herein) and                , 2009 [4½ years from closing] (the “Maturity Date”), with interest thereon from time to time as provided herein.

1.     Interest.

(a)   Interest.   Subject to the subordination provisions of Section 4, the Borrower promises to pay interest (“Interest”) on the principal amount of this Note at the rate of ten percent (10%) per annum (the “Interest Rate”) in the manner described in this Section 1.

(b)   Computation of Interest; Interest Payment Dates.   Interest on this Note shall accrue from and including the date of issuance through and until repayment in full, in cash, of the principal amount of this Note and all accrued and unpaid Interest and shall be computed on the basis of a 360-day year comprised of twelve 30-day months. Interest shall be paid quarterly in arrears on each March 31, June 30, September 30 and December 31 prior to the Maturity Date or, if any such date shall not be a day other than Saturday, Sunday or any day on which banks located in the State of Texas are authorizedor obligated to close (a “Business Day”), on the next succeeding Business Day to occur after such date (each date upon which interest shall be so payable, an “Interest Payment Date”), beginning on December 31, 2005. Interest on this Note shall be paid by wire transfer of immediately available funds to an account at a bank designated in writing by the Holder. In the absence of the written designation of an account for the payment of Interest by wire transfer, any such Interest payment shall be deemed made on the date a certified check in the applicable amount payable in lawful money of the United States of America to the order of the Holder is received by the Holder at its last address as reflected in the records of the Borrower.

(c)   Default Rate of Interest.   Notwithstanding the foregoing provisions of this Section 1, but subject to applicable law, any overdue principal of, and overdue Interest payable in cash on, this Note shall bear interest, payable on demand in immediately available funds, for each day from the date payment thereof was due to the date of actual payment, at a rate equal to 14% per annum. Subject to applicable law, any interest that shall have accrued on overdue Interest on this Note as provided in the preceding sentence and that shall not have been paid in full, in cash, on or before the next Interest Payment Date to occur after the date on which the overdue Interest became due and payable shall itself be deemed to be overdue Interest on this Note, to which the preceding sentence shall apply.

(d)   No Usurious Interest.   It is the intention of the parties hereto that the Holder shall conform strictly to usury laws applicable to it. Accordingly, if the transactions contemplated hereby would be usurious as to the Holder under laws applicable to it (including the laws of the United States of America and the State of Texas or any other jurisdiction whose laws may be mandatorily applicable to the Holder notwithstanding the other provisions of this Note), then, in that event, notwithstanding anything to the contrary in this Note or any agreement entered into in connection with or as security for this Note, it is agreed as follows: (1) the aggregate of all consideration which constitutes interest under law applicable to the Holder that is contracted for, taken, reserved, charged or received by the Holder under this Note or agreements or otherwise in connection herewith shall under no circumstances exceed the maximum amount allowed by such applicable law, and any excess shall be canceled automatically and if theretofore paid shall be credited by the Holder on the principal amount of this Note (or, to the extent that the principal amount of this Note shall have been or would thereby be paid in full, refunded by the Holder to the Borrower); and (2) in the event that the maturity of this Note is accelerated by reason of an election of the Holder resulting from any Event of Default under this Note, or in the event of any required or permitted prepayment, then such consideration that constitutes interest under law applicable to the Holder may never include more than the maximum amount allowed by such applicable law, and excess interest, if any, provided for in this Note or otherwise shall be canceled automatically by the Holder as of the date of such acceleration or prepayment and, if theretofore paid, shall be credited by the Holder on the principal amount of this Note (or, to the extent that the principal amount of this Note shall have been or would thereby be paid in full, refunded by the Holder to the Borrower). All sums paid or agreed to be paid to the Holder for the use, forbearance or detention of sums due hereunder shall, to the extent permitted by law applicable to the Holder, be amortized, prorated, allocated and spread throughout thestated term of this Note until payment in full so that the rate or amount of interest on account of this Note hereunder does not exceed the maximum amount allowed by such applicable law. If at any time and from time to time (1) the amount of interest payable to the Holder on any date shall be computed at the Highest Lawful Rate applicable to the Holder pursuant to this Section 1(d) and (2) in respect of any subsequent interest computation period the amount of interest otherwise payable to the Holder would be less than the amount of interest payable to the Holder computed at the Highest Lawful Rate applicable to the Holder, then the amount of interest payable to the Holder in respect of such subsequent interest computation period shall continue to be computed at the Highest Lawful Rate applicable to the Holder until the total amount of interest payable to the Holder shall equal the total amount of interest which would have been payable to the Holder if the total amount of interest had been computed without giving effect to this Section 1(d). To the extent that Chapter 303 of the Texas Finance Code is relevant for the purpose of determining the Highest Lawful Rate applicable to the Holder, the Holder elects to determine the applicable rate ceiling under such Chapter by the weekly ceiling from time to time in effect. Chapter 346 of the Texas Finance Code does not apply to the Borrower’s obligations hereunder. As used herein, “Highest Lawful Rate” shall mean, with respect to the Holder, the maximum nonusurious interest rate, if any, that at any time or from time to time may be contracted for, taken, reserved, charged or received on this Note under laws applicable to the Holder which are presently in effect or, to the extent allowed by law, under such applicable laws which may hereafter be in effect and which allow a higher maximum nonusurious interest rate than applicable laws allow as of the date hereof.

2.     Principal and Maturity Date.

Subject to the subordination provisions of Section 4, the principal amount and all accrued and unpaid Interest outstanding under this Note shall become due and payable in full on the Maturity Date. Upon the Maturity Date and subject to the subordination provisions of Section 4, the Borrower shall pay the principal amount and all accrued and unpaid Interest to the Holder in cash by wire transfer of immediately available funds to an account at a bank designated in writing by the Holder. In the absence of the written designation of an account for the payment of the principal and all accrued and unpaid Interest by wire transfer, any such payment shall be deemed made on the date a certified check in the applicable amount payable in lawful money of the United States of America to the order of the Holder is received by the Holder at its last address as reflected in the records of the Borrower.

3.     Optional and Mandatory Prepayment.

Only after the Superior Debt is paid in full in cash, all commitments of Senior Secured Lender to make loans or extensions of credit shall have been terminated, and all letters of credit issued by Senior Secured Lender have expired, terminated or been fully collateralized in cash and subject to the subordination provisions of Section 4, the Borrower (i) may prepay, without penalty, at any time and from time to time prior to maturity, all or any part of the unpaid principal balance hereof and/or all or any part of the unpaid interest accrued to the date of such prepayment, provided that any such principal thus paid is accompanied by accrued interest on such principal, (ii) at the option of the Holder, upon the occurrence of a Change of Control, shall prepay the entire unpaid principal balance and accrued interest (if any) then due and payable on the date specified in notice provided by the Holder in accordance with theprovisions hereof and (iii) shall apply 50% of the net cash proceeds of any Equity Offering to prepay unpaid principal and unpaid interest accrued to the date of such prepayment (such proceeds to be applied first against any unpaid interest and then against principal), provided that such prepayment shall occur within one Business Day after the date of the closing of any such Equity Offering.

4.     Subordination.

(a)   Subordination of Subordinate Debt to Superior Debt.   Anything in this Note to the contrary notwithstanding, the obligations of the Borrower in respect of the Subordinated Debt shall be subordinate and junior in right of payment, to the extent and in the manner set forth in this Section 4, to the prior indefeasible payment in full in cash of all Superior Debt. The Superior Debt shall be considered outstanding whenever any loan commitment or any commitment to issue letters of credit under the Senior Secured Credit Facility exists or a letter of credit issued pursuant to the Senior Secured Credit Facility has not expired, been terminated or been fully cash-collateralized.

(b)   Liquidation, Dissolution, Bankruptcy.   In the event of any Proceeding involving any Borrower or any guarantor of the Subordinated Debt, then:

(1)   the Superior Debt shall have been indefeasibly paid in full in cash, all commitments of Senior Secured Lender to make loans or extensions of credit have terminated, and all letters of credit issued by Senior Secured Lender have expired, terminated or been fully collateralized in cash, before the Holder is entitled to receive any Distribution on account of the Subordinated Debt (other than Permitted Junior Securities), and the Senior Secured Lender shall be entitled to receive for application in payment thereof any Distribution (other than Permitted Junior Securities), which may be payable or deliverable in any Proceedings in respect of the Subordinated Debt until all Superior Debt shall have been indefeasibly paid in full in cash, all commitments of the Senior Secured Lender to make loans or extensions of credit have terminated, and all letters of credit issued by the Senior Secured Lender have expired, terminated or been fully collateralized in cash. The Holder authorizes, empowers and directs any debtor, debtor in possession, receiver, trustee, liquidator, custodian, conservator or other Person having authority, to pay or otherwise deliver all such Distributions (other than Permitted Junior Securities) to the Senior Secured Lender. The provisions of this Note shall be enforceable directly by the Senior Secured Lender; and

(2)   any Distribution of assets (other than Permitted Junior Securities) of the Borrower or any guarantor of the Subordinated Debt to which the Holder would be entitled except for the provisions of this Section 4(b) shall be paid or delivered by the Borrower or any guarantor of the Subordinated Debt (or any receiver or trustee in any Proceeding) directly to Senior Secured Lender or its duly appointed agent for application of payment according to the Superior Debt until all Superior Debt shall have been indefeasibly paid in full in cash, all commitments of Senior Secured Lender to make loans or extensions of creditshall have been terminated, and all letters of credit issued by Senior Secured Lender have expired, terminated or fully collateralized in cash.

(c)   No Contest of Subordination.   The Holder agrees not to initiate or prosecute or encourage any other Person to initiate or prosecute any claim, action or other proceeding challenging the enforceability, validity, perfection or priority of the Superior Debt or any liens and security interests securing the Superior Debt.

(d)   Voting.   The Holder agrees to execute, verify, deliver and file any proofs of claim in respect of the Subordinated Debt in connection with any Proceeding; provided, however, that if no proof of claim in respect of the Subordinated Debt in connection with any Proceeding is filed by the tenth day prior to the bar date for any such proof of claim, the Senior Secured Lender may, after giving written notice to the Holder, file such proof of claim on behalf of the Holder. The Holder hereby appoints the Senior Secured Lender as its agent and attorney-in-fact for such limited purpose; provided, that the foregoing shall not confer to the Senior Secured Lender the right to vote on behalf of the Holder in any Proceeding. The Holder covenants to vote any such claim in a manner consistent with the terms and limitations set forth in this Note.

(e)   Recovery of Payment.   The Superior Debt shall continue to be treated as Superior Debt, and the provisions of this Note shall continue to cover the relative rights and priorities of Senior Secured Lender and the Holder, even if all or part of the Superior Debt or the security interests securing the Superior Debt are subordinated, set aside, avoided or disallowed in connection with any Proceeding, and this Note shall be reinstated if at any time any payment of any of the Superior Debt is rescinded or must otherwise be returned by Senior Secured Lender or its representative. The Holder agrees that in the event that all or any part of a payment made with respect to the Superior Debt is recovered from Senior Secured Lender in a Proceeding or otherwise, any Distribution received by the Holder with respect to the Subordinated Debt at any time after the date of the payment that is so recovered, whether pursuant to the right of subrogation provided for in this Note or otherwise, shall be deemed to have been received by the Holder in trust as property of Senior Secured Lender, and the Holder shall immediately deliver such Distribution to Senior Secured Lender for application to the Superior Debt until the Superior Debt is indefeasibly paid in full, all commitments of Senior Secured Lender to make loans or extensions of credit have terminated, and all letters of credit issued by Senior Secured Lender have expired, terminated or been fully collateralized in cash. A Distribution made pursuant to this Note to Senior Secured Lender which otherwise would have been made to the Holder is not, as between the Borrower and the Holder, a payment by the Borrower to or on account of the Superior Debt. This provision shall survive the satisfaction or cancellation of the Subordinated Debt.

(f)    Permitted Subordinated Debt Payments.   Until the Superior Debt shall have been indefeasibly paid in full in cash, all commitments of Senior Secured Lender to make loans or extensions of credit have terminated, and all letters of credit issued by Senior Secured Lender have expired, terminated or been fully collateralized in cash, neither Borrower nor any of its Subisidiaries may make, and the Holder shall not accept, receive or collect any direct or indirect Distribution, other than Permitted JuniorSecurities or, subject to the terms of Sections 4(g) and (h) of this Note, Permitted Subordinated Debt Payments or Scheduled Payments.

(g)   Payment Default.   If (i) a Payment Default or Superior Debt Acceleration shall have occurred and be continuing and (ii) the Holder shall have received a Payment Default Notice, then during the Payment Default Blockage Period neither the Borrower nor any of its Subsidiaries may make, and the Holder shall not accept, receive or collect any direct or indirect Distribution (other than Permitted Junior Securities) of any properties or assets of the Borrower or any of its Subsidiaries on account of this Note; provided, however, that in the case of any payment on or in respect of this Note that would (in the absence of any such Payment Default Notice) have been due and payable on any date (a “Scheduled Payment Date”) during such Payment Default Blockage Period pursuant to the terms of this Note as in effect on the date hereof or as amended consistent with the provisions of Section 17, the provisions of this Section 4(g) shall not prevent the making and acceptance of such payment (a “Scheduled Payment”), together with any additional default interest as is due on this Note pursuant to Section 1(c), on or after the date immediately following the termination of such Payment Default Blockage Period. In the event that, notwithstanding the foregoing, the Borrower or any of its Subsidiaries shall make any payment or distribution to the Holder prohibited by the foregoing provisions of this Section 4(g), then and in such event such payment or distribution shall be held in trust for the benefit of and immediately shall be paid over to the Senior Secured Lender for application against the Superior Debt remaining unpaid until such Superior Debt is paid in full in cash.

(h)   Non-Payment Default.   If (i) a Non-Payment Default shall have occurred and be continuing, (ii) the Holder shall have received a Non-Payment Default Notice, and (iii) no prior Non-Payment Default Notice shall have been given more than twice within the 360 day period immediately preceding the giving of such Non-Payment Default Notice, then during the Non-Payment Default Blockage Period neither the Borrower nor any of its Subsidiaries may make, and the Holder shall not accept, receive or collect, any direct or indirect Distribution (other than Permitted Junior Securities) of any properties or assets of the Borrower or any of its Subsidiaries on account of this Note; provided, however, (x) that in the case of any Scheduled Payment on or in respect of this Note that would (in the absence of any such Non-Payment Default Notice) have been due and payable on any Scheduled Payment Date during such Non-Payment Default Blockage Period pursuant to the terms of this Note as in effect on the date hereof or as amended consistent with the requirements of Section 17, the provisions of this Section 4(h) shall not prevent the making and acceptance of such Scheduled Payment, together with any additional default interest as is due on this Note pursuant to Section 1(c), on or after the date immediately following the termination of such Non-Payment Default Blockage Period and (y) no Non-Payment Default Blockage Period(s) may be in effect for more than an aggregate of 180 days within any period of 360 consecutive days so long as no Holder Control Event exists (otherwise, the time limitation in clause (y) shall not apply during the existence of a Holder Control Event). In the event that, notwithstanding the foregoing, the Borrower or any of its Subsidiaries shall make any payment or distribution to the Holder prohibited by the foregoing provisions of this Section 4(h), then and in such event such payment or distribution shall be held in trust for the benefit of and immediately shall be paid over tothe Senior Secured Lender for application against the Superior Debt remaining unpaid until such Superior Debt is paid in full in cash.

(i)    Receipt of Distribution in Violation of this Section 4.   If any Distribution shall be made by the Borrower, or received, collected or accepted by the Holder, in contravention of this Section 4, then such Distribution shall be held in trust for the benefit of, and immediately shall be paid over to, Senior Secured Lender for application against the Superior Debt remaining unpaid until such Superior Debt is indefeasibly paid in full in cash, all commitments of Senior Secured Lender to make loans or extensions of credit have terminated, and all letters of credit issued by Senior Secured Lender have expired, terminated or been fully collateralized in cash. Any such payments received by the Holder and delivered to Senior Secured Lender shall be deemed not to be a payment on the Subordinated Debt for any reason whatsoever and the Indebtedness under the Subordinated Debt shall remain as if such erroneous payment had never been paid by the Borrower or received by the Holder. In the event of the failure of the Holder to endorse or assign any such Distribution or security, Senior Secured Lender is hereby irrevocably authorized to endorse or assign the same.

(j)    Subordinated Debt Standstill Provisions.

(1)   Until all Superior Debt is indefeasibly paid in full in cash, all commitments of the Senior Secured Lender to make loans or extensions of credit have terminated, and all letters of credit issued by Senior Secured Lender have expired, terminated or been fully collateralized in cash, the Holder shall not, without the prior, express written consent of Senior Secured Lender, take any Enforcement Action, until the earliest to occur of the following and in any event no earlier than ten (10) days after Senior Secured Lender’s receipt of written notice of the Holder’s intention to take any such Enforcement Action:

(a)    acceleration of the Superior Debt; or

(b)   the passage of 180 days from the delivery of a Subordinated Debt Default Notice to Senior Secured Lender if any Subordinated Debt Default described therein shall not have been cured or waived within such period;

provided, however, that notwithstanding anything to the contrary contained in this Note or in any of the other Subordinated Debt Documents, until all Superior Debt is indefeasibly paid in full in cash, all commitments of Senior Secured Lender to make loans or extensions of credit have terminated, and all letters of credit issued by Senior Secured Lender have expired, terminated or been fully collateralized in cash, the Holder shall not in any event take any Enforcement Action (i) during the existence of a Holder Control Event, or (ii) with respect to offset rights provided under the Transaction Agreement.

(2)   Notwithstanding the foregoing, the Holder may file proofs of claim against the Borrower or any guarantor of the Subordinated Debt in anyProceeding involving the Borrower or any such guarantor and take actions necessary to prevent the discharge of the Subordinated Debt.

(3)   Notwithstanding anything contained in this Section 4(j) to the contrary, if following the Superior Debt Acceleration, such acceleration is rescinded (whether or not any existing default under the Superior Debt has been cured or waived), then the Holder shall not take any Enforcement Action if such Enforcement Action is based solely on clause (a) of paragraph (1) of this Section 4(j) or on an Event of Default under this Note described in Section 5(b).

(k)   Subrogation.   If any Distribution to which the Holder would otherwise have been entitled but for the provisions of this Section 4 shall have been applied, pursuant to the provisions of this Section 4, to the payment of Superior Debt, then and in such case and to such extent, the Holder (A) following indefeasible payment in full of the Superior Debt in cash, termination of all commitments of Senior Secured Lender to make loans or extensions of credit, and all expiration, termination or full cash-collateralization of the letters of credit issued by Senior Secured Lender, shall be entitled to receive, subject to the terms of Section 4(e), any and all further Distributions applicable to the Superior Debt, and (B) following indefeasible payment in full of the Superior Debt in cash, termination of all commitments of Senior Secured Lender to make loans or extensions of credit, and the expiration, termination or full cash-collateralization of the letters of credit issued by Senior Secured Lender, shall be subrogated to, subject to the terms of Section 4(e), the rights of Senior Secured Lender to receive Distributions applicable to the Superior Debt, in each case until this Note shall have been paid in full in cash or such other consideration acceptable to the Holder of this Note in its sole discretion. If the Holder has been subrogated to the rights of Senior Secured Lender in accordance with this Section 4(k), the Borrower agrees to take all such reasonable actions as are requested by the Holder in order to cause the Holder to be able to obtain payments from the Borrower with respect to such subrogation rights as soon as possible.

(l)    No Collateral for this Note.   Until the indefeasible payment in full in cash of the Superior Debt, the termination of all commitments of Senior Secured Lender to make loans or extensions of credit have terminated, and all letters of credit issued by Senior Secured Lender have expired, terminated or been fully collateralized in cash, the Holder will not ask, demand, accept, receive or retain any collateral security for the payment of this Note from the Borrower or any of its Subsidiaries or Affiliates, except (i) pursuant to judgment liens obtained without violating the standstill provisions of this Section 4 or (ii) for obligations (none of which shall be deemed to create a security interest or lien in favor of the Holder) of the Borrower evidenced by this Note or of any Subsidiary of the Borrower evidenced by a Subsidiary Guarantee.

(m)  Obligations as to Subordinated Debt Absolute.   The provisions of this Section 4 are solely for the purpose of defining the relative rights of Senior Secured Lender, on the one hand, and the Holder on the other, against the Borrower and its Subsidiaries and their respective assets, and nothing herein is intended to or shall impair, as between the Borrower and the Holder, the obligations of the Borrower which are absolute and unconditional, to pay to the Holder the principal and interest on this Note asand when they become due and payable in accordance with their terms, or is intended to or will affect the relative rights of the Holder and creditors of the Borrower other than the Senior Secured Lender, nor, except as provided in this Section 4, will anything herein or therein prevent the Holder from exercising all remedies otherwise permitted by applicable law upon default under this Note subject to the rights, if any, under this Section 4 of the Senior Secured Lender in respect of cash, property or securities of the Borrower received upon the exercise of any such remedy and subject to this Section 4.

(n)   Senior Secured Lender as a Third Party Beneficiary of this Section 4 and Section 17.   Senior Secured Lender has made or will make loans and extend credit to the Loan Parties in reliance on this Section 4 and Section 17 and the other terms of this Note and the other Subordinated Debt Documents and are entitled to the benefits of the provisions thereof. Accordingly, Senior Secured Lender shall be entitled to enforce any such provisions against the Holder or the Borrower. No right of the Senior Secured Lender to enforce subordination as herein provided shall at any time in any way be prejudiced or impaired by any act or failure to act on the part of any of the Loan Parties or by any act or failure to act on the part of the Holder, or by any noncompliance by Borrower or its Affiliates with the terms, provisions and conditions of the documents relating to Superior Debt regardless of any knowledge thereof which the Senior Secured Lender or any of them, may have or be otherwise charged with.

(o)   Waiver of Marshaling and Other Rights to Collateral for Superior Debt.   The Holder hereby waives any rights it may have under applicable law to assert the doctrine of marshaling or to otherwise require Senior Secured Lender to marshal any property of any Loan Party for the benefit of the Holder. The Holder hereby waives, to the extent not prohibited by applicable law, any rights which it may have to enjoin or otherwise obtain a judicial or administrative order preventing Senior Secured Lender from taking, or refraining from taking, any action with respect to all or any part of the collateral securing the Superior Debt. Without limitation of the foregoing, the Holder hereby agrees (x) that it has no right to direct or object to the manner in which Senior Secured Lender applies the proceeds of such collateral resulting from the exercise by Senior Secured Lender of rights and remedies in respect to the Senior Secured Credit Facility and (y) that Senior Secured Lender has not assumed any obligation to act as the agent for the Holder with respect to such collateral.

(p)   Amendments to Superior Debt.   Senior Secured Lender may, at any time and from time to time, without the consent of or notice to the Holder, without incurring any liabilities to the Holder and without impairing or releasing the subordination and other benefits provided in this Note or in the other Subordinated Debt Documents or the obligations hereunder of the Holder to Senior Secured Lender, do any one or more of the following:

(1)   change the manner, place or terms of payment or change or extend the time of payment of, or renew, exchange, amend, increase or alter, the terms of any Superior Debt, any security therefor or guarantee thereof or any liability of any of the Loan Parties to Senior Secured Lender, or any liability incurred directlyor indirectly in respect thereof (including, without limitation, any extension or increase in the amount of any Superior Debt, without any restriction as to the amount, tenor or terms of any such extension or increase), or otherwise amend, renew, exchange, extend, modify, increase or supplement in any manner Superior Debt or any instrument evidencing or guaranteeing or securing the same or any agreement under which Superior Debt is outstanding; provided, however, that (x) the aggregate principal amount of the Superior Debt shall not be increased by more than $22,000,000 less any principal prepayments or repayments made on the term loan pursuant to the Credit Agreement to the extent such prepayments or repayments are not set-aside, rescinded or disallowed as provided in Section 4(e), (y) the applicable non-default interest rate margin shall not be increased by more than 200 basis points, provided that Senior Secured Lender may additionally increase the interest rate margin in connection with (i) the imposition of a default rate of interest in accordance with the terms of the Senior Secured Credit Facility, provided that such increase shall not be increased by more than 300 basis points above the non-default interest rate margin and (ii) the imposition of market interest rates in respect of any Permitted Refinancing, provided that such imposition shall not increase the non-default interest rate margin more than 300 basis points above the non-default interest rate margin as of the date hereof and (z) the final maturity of the Superior Debt may not be extended by more than six (6) months;

(2)   settle or compromise any Superior Debt or any other liability of any of the Loan Parties to Senior Secured Lender or any security therefor or any liability incurred directly or indirectly in respect thereof and apply any sums by whomsoever paid and however realized to any liability (including, without limitation, Superior Debt) in any manner or order; and

(3)   fail to take or to record or otherwise perfect, for any reason or for no reason, any lien securing Superior Debt by whomsoever granted, exercise or delay in or refrain from exercising any right or remedy against any of the Loan Parties or any other Person or any security, elect any remedy and otherwise deal freely with any security and with any of the Loan Parties or any liability of any Loan Party to Senior Secured Lender or any liability incurred directly or indirectly in respect thereof.

No compromise, alteration, amendment, renewal or other change of; or waiver, consent or other action in respect of any liability or obligation under or in respect of; any terms, covenants or conditions of the Superior Debt (or any instrument evidencing or creating the same), whether or not such release is in accordance with the provisions of the Superior Debt (or any instrument evidencing or creating the same), shall in any way alter or affect any of the subordination provisions of this Note.

(q)   Legend.   Until this Section 4 terminates, the Holder will cause to be clearly, conspicuously and prominently inserted on the face of each replacement note, the legend set forth on the front of this Note.

(r)    Conflicting Provisions.   If a conflict arises between this Section 4 and any other term, covenant or condition of a Subordinated Debt Document, the provisions of this Section 4 shall control and govern.

5.     Events of Default.   The occurrence (whether such occurrence shall be voluntary or involuntary or come about or be effected by operation of law or otherwise) of any of the following events shall constitute an “Event of Default”:

(a)           the Borrower fails to make payment of any principal or Interest when the same shall become due and payable and such payment remains unpaid for five business days;

(b)          the Superior Debt Acceleration;

(c)           the failure of the Borrower or any of its Subsidiaries to pay when due, or within any applicable grace period, any principal or interest on other Indebtedness (as defined herein) (other than the Superior Debt) of an amount in excess of one million dollars ($1,000,000) in the aggregate;

(d)          the breach or default of the Borrower or any of its Subsidiaries with respect to any other Indebtedness (other than the Superior Debt and other than any defaults arising solely as a result of defaults under the Superior Debt), if the effect of such breach or default is to cause or to permit the holder or the holders thereof to cause such Indebtedness having an amount in excess of one million dollars ($1,000,000) in the aggregate, to become or be declared due or to be prepaid, redeemed, purchased or defeased prior to its stated maturity by acceleration or otherwise;

(e)           any money judgment, writ or warrant of attachment, execution or similar process in excess of one million dollars ($1,000,000) is entered or filed against the Borrower or any of its Subsidiaries, or any of their respective assets, and remains undischarged, unvacated, unbonded or unstayed for a period of thirty (30) days;

(f)             the Borrower fails to comply with any of its covenants or other agreements in Section 12 and such failure continues for 30 days;

(g)           (i) a court enters a decree or order for relief with respect to the Borrower or any of its Subsidiaries, in an involuntary case under Title 11 of the United States Code (together with any successor statute, the “Bankruptcy Code”), or (ii) the continuance of any of the following events for thirty (30) days unless dismissed, bonded or discharged: (A) an involuntary case is commenced against any such party, under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, (B) a decree or order of a court for the appointment of a receiver, liquidator, sequestrator, trustee, custodian or other officer having similar powers over any such party, or over all or a substantial part of its property, is entered, or (C) an interim receiver, trustee or other custodian is appointed without the consent of any such party, for all or a substantial part of the property of any such party; or

(h)          (i) the Borrower or any of its Subsidiaries commences a voluntary case under the Bankruptcy Code, or consents to the entry of an order for relief in an involuntary case or to the conversion of an involuntary case to a voluntary case under any such law or consents to the appointment of or taking possession by a receiver, trustee or other custodian for all or a substantial part of its property; or (ii) any such Person (as defined herein) makes any assignment for the benefit of creditors; or (iii) the Board of Directors (or analogous governing body) of the Borrower or any of its Subsidiaries adopts any resolution or otherwise authorizes any of the actions referred to in this subsection.

6.     Certain Remedies on Default.   If an Event of Default has occurred, then, in addition to the other remedies available to the Holder, subject to the subordination provisions contained in Section 4 at the option of the Holder in the case of any Event of Default of the type described in Sections 5(a)-5(f) and automatically in the case of any Event of Default of the type described in Section 5(g) or 5(h), the aggregate principal amount of this Note then outstanding, together with all Interest accrued pursuant to the terms of this Note and unpaid as of the date of such Event of Default, shall automatically become immediately due and payable without presentment, demand, protest or further notice, all of which are hereby waived.

7.     Transfer

(a)   The Holder acknowledges that this Note has not been registered under the Securities Act of 1933, as amended (the “Securities Act”), and may be transferred only pursuant to an effective registration under the Securities Act or pursuant to an applicable exemption from the registration requirements of the Securities Act.

(b)         Subject to Section 7(a) hereof, this Note may be transferred or assigned, in whole but not in part, by the Holder at any time.

8.     Offset.   In the event that amounts are finally determined to be owing by the Holder to the Borrower pursuant to Section 10.2 of the Transaction Agreement, the Holder may elect to satisfy such amounts by offsetting such amounts against principal and accrued but unpaid interest under this Note in accordance with Section 10.6 of the Transaction Agreement; provided, however, that the Holder may not elect such offset until all Superior Debt shall have been indefeasibly paid in full in cash, all commitments of the Senior Secured Lender to make loans or extensions of credit have terminated, and all letters of credit issued by the Senior Secured Lender have expired, terminated or been fully collateralized in cash. The Holder shall provide the Borrower notice of its election to offset any such amount against amounts owing under this Note and the amount to be so offset. Promptly after such notice (but in any event within 10 days of receipt thereof), the Borrower shall deliver to the Holder a duly executed replacement note providing for identical terms as this Note (other than such decreased principal amount), whereupon the Holder shall return this Note (or any replacement note delivered pursuant to this Section 8 or Section 9 below) to the Borrower for cancellation.

9.     Working Capital Surplus.   In the event that any amounts are finally determined to be owing by the Borrower to the Holder pursuant to Section 2.1(c)(v) or Section 2.1(c)(viii)of the Transaction Agreement and the Borrower elects to satisfy such amounts by increasing the principal amount of this Note as provided therein, the principal amount of this Note shall be increased by such amounts, with such increase deemed to be effective as of the date hereof and also being subject to the provisions of Section 4 hereof. Promptly after such final determination (but in any event within 10 days thereof), the Borrower shall deliver to the Holder a duly executed replacement note providing for identical terms as this Note (other than such increased principal amount), whereupon the Holder shall return this Note to the Borrower for cancellation. If such final determination occurs subsequent to any Interest Payment Date, the Borrower shall, subject to the provisions of Section 4, promptly deliver to the Holder by wire transfer of immediately available funds to the bank account designated by the Holder pursuant to Section 1(b) hereof an amount equal to the interest that would have been paid on such Interest Payment Date in respect of such increased principal amount in accordance with Section 1(b) hereof if such increased principal amount had originally been included in the principal amount of this Note.

10.   Replacement of Note.   On receipt by the Borrower of an affidavit of an authorized representative of the Holder stating the circumstances of the loss, theft, destruction or mutilation of this Note (and in the case of any such mutilation, on surrender and cancellation of such Note), the Borrower, at its expense, will promptly execute and deliver, in lieu thereof, a new Note of like tenor. If required by the Borrower, such the Holder must provide indemnity sufficient in the reasonable judgment of the Borrower to protect the Borrower from any loss which the Borrower may suffer if a lost, stolen or destroyed Note is replaced.

11.   “Accredited Investor” Representation.   By accepting this Note, the Holder hereof represents that the Holder is an “accredited investor” within the meaning of Rule 501 of Regulation D promulgated under the Securities Act of 1933, as amended.

12.   Affirmative and Negative Covenants.

(a)           Concurrently with the execution hereof, the Borrower will cause each of its Subsidiaries that is incorporated or formed under the laws of any state in the United States (a “Domestic Subsidiary”) to execute and deliver to the Holder an unconditional guarantee of payment of amounts owing under this Note in the form attached hereto as Exhibit A (the “Subsidiary Guarantee”), which Subsidiary Guarantee shall be in all respects subject to the provisions of Section 4 of this Note. Subsequent to the date hereof, the Borrower will cause each Domestic Subsidiary that it incorporates, forms or acquires in the future to become a party to the Subsidiary Guarantee by executing and delivering to the Holder, promptly after its formation or acquisition, an assumption agreement as set forth in the Subsidiary Guarantee, which Subsidiary Guarantee shall be in all respects subject to the provisions of Section 4 of this Note. In addition, the Borrower will cause each of its Subsidiaries that is incorporated or formed under the laws of any foreign country that is not a “controlled foreign corporation,” as defined in Section 957 of the Internal Revenue Code, and that guarantees any Indebtedness of the Borrower or any Domestic Subsidiary to become a party to the Subsidiary Guarantee by executingand delivering to the Holder, promptly after the delivery of such guarantee, an assumption agreement as set forth in the Subsidiary Guarantee.

(b)          The Borrower shall not, and the Borrower shall not permit any of its Subsidiaries to, incur any Indebtedness other than (i) Superior Debt, (ii) the Subordinated Debt, and (iii) Indebtedness incurred solely by the Borrower (and not its Subsidiaries), which is contractually subordinate and junior in ranking in right of payment to the obligations under this Note pursuant to an agreement approved of in writing by the Holder, which approval shall not be unreasonably withheld or delayed, and which Indebtedness does not provide for any amortization or require the payment or prepayment of any principal prior to date that is one year prior to the Maturity Date.

(c)           After the Superior Debt shall have been indefeasibly paid in full in cash, all commitments of Senior Secured Lender to make loans or extensions of credit have terminated, and all letters of credit issued by Senior Secured Lender have expired, terminated or been fully collateralized in cash, the terms, provisions and covenants of Articles [     ] and [    ] of the Senior Secured Credit Facility as were last in effect immediatley prior to the termination of the Senior Secured Credit Facility shall be adopted herein and the Holder shall occupy the same position as the Senior Secured Lender under such terms, provisions and covenants and the Borrower shall comply with all such terms, provisions and covenants of Articles [     ] and [     ] of the Senior Secured Credit Facility to the same extent, in all respects, as if set forth herein.

(d)          The Borrower shall promptly deliver to the Holder any information, records, letters and reports regarding the operations, business affairs and financial condition of the Borrower which have been delivered to the Senior Secured Lender.

13.   Covenants Bind Successors and Assigns.   All the covenants, stipulations, promises and agreements in this Note contained by or on behalf of the Borrower shall bind its successors and assigns, whether so expressed or not.

14.   Definitions.

“Affiliate” means with respect to any Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified.

“Beneficial Owner” shall have the same meaning as given to that term in Rule 13d-3 promulgated under the Securities Exchange Act or 1934, as amended, provided that any pledgee of voting securities is not deemed to be the Beneficial Owner of the securities prior to its acquisition of voting rights with respect to the securities.

“Change of Control” means and shall be deemed to have occurred upon the completion of any of the following:

(a)           A sale, transfer, or other disposition by the Borrower through a single transaction or a series of transactions of securities of the Borrower representingBeneficial Ownership of fifty (50%) percent or more of the combined voting power of the Borrower’s then outstanding securities to any Unrelated Person or Unrelated Persons acting in concert with one another; provided, however, a sale to underwriters in connection with a public offering of the Borrower’s securities pursuant to a firm commitment shall not be a Change of Control;

(b)          A sale, transfer, or other disposition through a single transaction or a series of transactions of all or substantially all of the assets of the Borrower to any Person other than the Holder, a Subsidiary of the Borrower or a Person with respect to which (A) the holders of the common stock of the Borrower immediately prior to such sale, transfer or other disposition are immediately after such sale, transfer or other disposition the Beneficial Owners of the common stock of such Person representing at least sixty (60%) percent of the combined voting power of such Person in substantially the same proportions as their ownership, immediately prior to such sale, transfer or other disposition, of the common stock of the Borrower, and (B) at least a majority of the members of the board of directors of such Person were members of the Board of Directors of the Borrower at the time of the execution of the initial agreement, or of the action of the Board, providing for such sale, transfer or other disposition;

(c)           A single transaction or a series of transactions such that any Unrelated Person or Unrelated Persons acting in concert with one another become the Beneficial Owner, directly or indirectly, of securities of the Borrower representing at least fifty (50%) percent of the combined voting power of the Borrower’s then outstanding securities; or

(d)          Any consolidation or merger of the Borrower with or into any Person, unless immediately after such consolidation or merger (A) the holders of the common stock of the Borrower immediately prior to the consolidation or merger are the Beneficial Owners of the common stock of the surviving corporation representing at least sixty (60%) percent of the combined voting power of the surviving corporation’s then outstanding securities in substantially the same proportions as their ownership, immediately prior to such consolidation or merger, of the common stock of the Borrower, and (B) at least a majority of the members of the board of directors of the surviving corporation were members of the Board of Directors of the Borrower at the time of the execution of the initial agreement, or of the action of the Board, providing for such consolidation or merger.

“Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. “Controlling” and “Controlled” have meanings correlative thereto. Without limiting the generality of the foregoing, a Person shall be deemed to be Controlled by another Person if such other Person possesses, directly or indirectly, power to vote 5% or more of the securities having ordinary voting power for the election of directors, managing general partners or the equivalent.

“Credit Agreement” means the Credit and Security Agreement entered into by Borrower and Senior Secured Lender, dated                          , as it may be amended, restructured, renewed, deferred, restated, refinanced, modified or extended from time to time to the extent not prohibited by Section 4 of this Note.

“Distribution” means, with respect to any Indebtedness, debt, liability or obligation, (a) any payment or distribution by any Person of cash, securities or other property, by set-off, off set or otherwise, on account of such Indebtedness, debt, liability or obligation, (b) any redemption, purchase or other acquisition of such Indebtedness or obligation by any Person or (c) the granting of any lien or security interest to or for the benefit of the Holders of such Indebtedness or obligation in or upon any property of any Person.

“Enforcement Action” shall mean (a) to take from or for the account of the Borrower or any guarantor of the Subordinated Debt, by set-off, off set or in any other manner, the whole or any part of any moneys which may now or hereafter be owing by the Borrower or any such guarantor with respect to the Subordinated Debt, (b) to sue for payment of, or to initiate or participate with others in any suit, action or proceeding against the Borrower or any such guarantor to (i) enforce payment of or to collect the whole or any part of the Subordinated Debt or (ii) commence judicial enforcement of any of the rights and remedies under the Subordinated Debt Documents or applicable law with respect to the Subordinated Debt, (c) to accelerate the Subordinated Debt, (d) to exercise any put option or to cause the Borrower or any such guarantor to honor any redemption or mandatory prepayment obligation under any Subordinated Debt Document, (e) to notify account debtors or directly collect accounts receivable or other payment rights of the Borrower or any such guarantor or (f) take any action under the provisions of any state or federal law, including, without limitation, the Uniform Commercial Code, or under any contract or agreement, to enforce, foreclose upon, take possession of or sell any property or assets of the Borrower or any such guarantor, but none of the foregoing includes any remedies under the Transaction Agreement other than any offset rights under Transaction Agreement (including, without limitation, those rights under Section 10.6 of the Transaction Agreement and the exercise of such offset rights shall constitute an “Enforcement Action”) .

“Equity Offering” means a sale to the public of any capital stock of the Borrower (or any security that is convertible into or exercisable or exchangeable for capital stock of the Borrower), whether through an underwritten offering or otherwise.

“Holder Control Event” shall have occurred if the Holder or any of its Affiliates, singularly or in combination with each other, possesses, directly or indirectly, the power to direct or cause the direction of the management or policies of the Borrower, whether through the ability to exercise voting power, by contract or otherwise. Without limiting the generality of the foregoing, a Holder Control Event shall be deemed to have occurred if the Holder or any of its Affiliates, singularly or in combination with each other, possess, directly or indirectly, 50% or more of the securities of the Borrower or occupy 50% or more of the seats (including vacant seats) of the board of directors. Possession of a seat of the board of directors shall not include any seat where the Holder does not have the power to appoint a seat of the board of directors but only has the right to approve an appointment to a seat of the board of directors.

“Indebtedness” means (i) indebtedness for borrowed money, including, without limitation, the face amount of any letter of credit supporting the repayment of indebtedness for borrowed money issued for the account of the Borrower or its Subsidiaries and obligations under letters of credit and agreements relating to the issuance of letters of credit or acceptance financing; (ii) obligations of the Borrower or its Subsidiaries evidenced by bonds, debentures, notes or other similar instruments; (iii) obligations of the Borrower or its Subsidiaries to pay the deferred purchase price of property or services (including, without limitation, obligations that are non-recourse to the credit of the Borrower or its Subsidiaries but are secured by the assets of the Borrower or its Subsidiaries, but excluding trade accounts payable); (iv) obligations of the Borrower or its Subsidiaries as lessee under capital leases and obligations of the Borrower or its Subsidiaries in respect of synthetic leases; (v) obligations of the Borrower or its Subsidiaries under any hedging arrangement; (vi) obligations of the Borrower or its Subsidiaries under direct or indirect guaranties in respect of, and obligations (contingent or otherwise) of the Borrower or its Subsidiaries to purchase or otherwise acquire, or otherwise to assure a creditor against loss in respect of, indebtedness or obligations of others of the kinds referred to in clauses (i) through (v) above (other than the endorsement of negotiable instruments by the Borrower for deposit or collection or similar transactions in the ordinary course of business); and (vii) indebtedness or obligations of others of the kinds referred to in clauses (i) through (vi) secured by any lien on or in respect of any property of the Borrower or its Subsidiaries.

“Loan Party” means the Borrower and any Person that provides a guarantee of any Superior Debt.

“Non-Payment Default” means any “Event of Default” under the Senior Secured Credit Facility (other than a Payment Default).

“Non-Payment Default Blockage Period” means, with respect to any Non-Payment Default, the period from and including the date of receipt by the Holder of a Non-Payment Default Notice relating thereto until the first to occur of (a) the date upon which the Superior Debt have been indefeasibly paid in full in cash, all commitments of Senior Secured Lender to make loans or extensions of credit have terminated, and all letters of credit issued by Senior Secured Lender have expired, terminated or been fully collateralized in cash, (b) if a Holder Control Event is not then in existence, the 180th day after receipt of such Non-Payment Default Notice, (c) the date on which the Non-Payment Default which is the subject of such Non-Payment Default Notice has been cured, ceases to exist or has been waived in writing by Senior

Secured Lender or an agent or representative on its behalf or (d) the date upon which the Person(s) giving such Non-Payment Default Notice notify the Holder in writing of the termination of such Non-Payment Default Blockage Period.

“Non-Payment Default Notice” means a written notice from or on behalf of the agent or representative of Senior Secured Lender that a Non-Payment Default has occurred and is continuing which identifies such Non-Payment Default and that specifically designates such notice as a “Non-Payment Default Notice”.

“Payment Default” means a default by any Loan Party, whether with respect to principal, interest, premium, letter of credit reimbursement obligations, commitment fees or letter of credit fees or otherwise when the same becomes due and payable, whether at maturity or at a date fixed for payment of an installment or prepayment or by declaration or acceleration or otherwise.

“Payment Default Blockage Period” means, with respect to any Payment Default or Superior Debt Acceleration, the period from and including the date of receipt by the Holder of a Payment Default Notice relating thereto until the first to occur of (a) the date upon which the Superior Debt has been indefeasibly paid in full in cash, all commitments of the Senior Secured Lender to make loans or extensions of credit have terminated, and all letters of credit issued by the Senior Secured Lender have expired, terminated or been fully collateralized in cash, (b) if such Payment Default Notice relates to a Payment Default, the date on which the Payment Default which is the subject of such Payment Default Notice has been cured, ceases to exist or has been waived in writing by the Senior Secured Lender or an agent or representative on their behalf, (c) if such Payment Default Notice relates to a Superior Debt Acceleration, the date on which such acceleration is rescinded, annulled or ceases to exist, or (d) the day upon which the Person(s) giving such Payment Default Notice notify the Holder in writing of the termination of such Payment Default Blockage Period.

“Payment Default Notice” means a written notice from or on behalf of the agent or representative of the Senior Secured Lender that either (i) a Payment Default with respect to such Superior Debt has occurred and is continuing or (ii) a Superior Debt Acceleration with respect to such Superior Debt has occurred and is continuing and that specifically designates such notice as a “Payment Default Notice”.

“Permitted Junior Securities” means all securities of the Borrower that are subordinated to the same or greater extent as the indebtedness evidenced by this Note.

“Permitted Refinancing” means any refinancing of the initial Senior Secured Credit Facility.

“Permitted Subordinated Debt Payments” means payments of regularly scheduled interest due and payable under this Note on a non-accelerated basis in accordance with the terms of this Note as in effect on the date hereof and the payment of principal due and payable under this Note on the non-accelerated Maturity Date as in effect on the date hereof.

“Person” means an individual, partnership, corporation, limited liability company, joint venture, trust, unincorporated organization or other entity, or a government or agency or political subdivision thereof.

“Proceeding” shall mean any voluntary or involuntary insolvency, bankruptcy, receivership, custodianship, liquidation, dissolution, reorganization, assignment for the benefit of creditors, appointment of a custodian, receiver, trustee or other officer with similar powers or any other proceeding for the liquidation, dissolution or other winding up of a Person.

“Protective Advances” means advances that Senior Secured Lender deems necessary or desirable (i) to preserve or protect the collateral securing the Superior Debt, or any portion thereof, (ii) to enhance the likelihood of, or maximize the amount of, repayment of the Superior Debt, (iii) to pay any other amount chargeable to or required to be paid by any Loan Party pursuant to the terms of the documents evidencing, securing or guaranteeing the Superior Debt, (iv) to protect the priority, validity or enforceability of lien and security interests of Senior Secured Lender whether in connection with this Note, any of the documents evidencing, securing or guaranteeing the Superior Debt or otherwise, or (v) to enforce any rights and remedies of Senior Secured Lender.

“Rate Management Transaction” means any transaction (including an agreement with respect thereto) now existing or hereafter entered by the Borrower or any Subsidiary which is a rate swap, basis swap, forward rate transaction, commodity swap, commodity option, equity or equity index swap, equity or equity index option, bond option, interest rate option, foreign exchange transaction, cap transaction, floor transaction, collar transaction, forward transaction, currency swap transaction, cross-currency rate swap transaction, currency option or any other similar transaction (including any option with respect to any of these transactions) or any combination thereof, whether linked to one or more interest rates, foreign currencies, commodity prices, equity prices or other financial measures.

“Senior Secured Credit Facility” means the revolving loan, term loan and letter of credit facilities provided under the Credit Agreement, as such facilities may be amended, restructured, renewed, deferred, restated, refinanced, modified or extended from time to time to the extent not prohibited by Section 4 of this Note.

“Senior Secured Lender” means Wells Fargo Bank, National Association, acting through its Wells Fargo Business Credit operating division, or any other Person holding the Superior Debt.

“Subordinated Debt” means (i) each and every debt, liability or obligation of every type and description that the Borrower may now or at any time hereafter owe to the Holder under this Note, including, without limitation, principal and interest, whether such debt, liability or obligation now exists or is hereafter created or incurred, and whether it is or may be direct or indirect, due or to become due, absolute or contingent, primary or secondary, liquidated or unliquidated, or joint, several or joint and several, excluding, however, any indemnities under the Transaction Agreement, (ii) obligations arising under guarantees executed by the Borrower or any Subsidiary or Affiliate of the Borrower of items described in (i) above (including, without limitation, any Subsidiary Guarantee), and (iii) renewals, extensions, refinancings, deferrals, restructurings, amendments andmodifications of the items described in (i) and/or (ii) above to the extent not prohibited by the terms of this Note.

“Subordinated Debt Default” shall mean an Event Default arising because of the non-payment of the Subordinated Debt (but excluding an Event of Default arising because the payment of the Subordinated Debt is prohibited due to the existence of a Payment Default Blockage Period or a Non-Payment Default Blockage Period) or the failure in the performance of any term, covenant or condition contained in the Subordinated Debt Documents or any other occurrence permitting the Holder to accelerate the payment of, put or cause the redemption of all or any portion of the Subordinated Debt or any Subordinated Debt Document.

“Subordinated Debt Default Notice” shall mean a written notice from the Holder or the Borrower to Senior Secured Lender pursuant to which the Senior Secured Lender is notified of the occurrence of a Subordinated Debt Default, which notice incorporates a reasonably detailed description of such Subordinated Debt Default.

“Subordinated Debt Documents” shall mean this Note, any guaranty with respect to the Subordinated Debt (including, without limitation, all Subsidiary Guarantees) and all other documents, agreements and instruments now existing or hereinafter entered into evidencing or pertaining to all or any portion of the Subordinated Debt.

“Subsidiary” of a Person means a corporation, partnership, joint venture, limited liability company or other business entity of which a majority of the shares of Voting Stock is at the time beneficially owned, or the management of which is otherwise controlled, directly, or indirectly through one or more intermediaries, or both, by such Person.

“Superior Debt” shall mean, at any date of determination:

(a)    Indebtedness incurred under the Senior Secured Credit Facility, including any Protective Advances and Permitted Refinancings, and Wells Fargo Bank Affiliate Obligations in an aggregate principal amount not to exceed $22,000,000 less any principal prepayments or repayments made on the term loan pursuant to the Credit Agreement to the extent such prepayments or repayments are not set-aside, rescinded or disallowed as provided in Section 4(e);

(b)   any and all interest and fees thereon and collection costs with respect to Indebtedness under Subsection (a) above, including any interest, fees and costs accruing after the commencement of any Proceeding involving any Loan Party, whether or not such interest, fees and costs are an allowed claim enforceable against a Loan Party in any such Proceeding; and

(c)    any other liabilities payable from time to time thereon, including, without limitation, (i) premiums, fees or indemnities, and regardless of whether direct or indirect, now existing or hereafter arising, absolute or contingent, secured or unsecured, or long orshort term and (ii) obligations arising under guarantees executed by the Borrower or any Subsidiary or Affiliate of the Borrower.

“Superior Debt Acceleration” means, with respect to the Superior Debt, that Senior Secured Lender has caused the maturity of the Superior Debt to be accelerated.

“Transaction Agreement” means that certain Transaction Agreement dated as of [                   ], 2005 by and among the Borrower, the Holder and the other parties thereto.

“Unrelated Person” or “Unrelated Persons” shall mean and include any Person other than the Holder, the Borrower, a Subsidiary of the Borrower or any Affiliate of the Holder.

“Voting Stock” means, with respect to any Person, capital stock or other equity interests issued by such Person the holders of which are ordinarily, in the absence of contingencies, entitled to vote for the election of directors (or Persons performing similar functions) of such Person, even though the right so to vote has been suspended by the happening of such a contingency.

“Wells Fargo Bank Affiliate Obligations” means all obligations, liabilities, contingent reimbursement obligations, fees, and expenses owing by the Borrower or any Subsidiary to any Person that is owned in material part by Senior Secured Lender, and that relates to any service or facility extended to the Borrower or any Subsidiary, including: (a) credit cards, (b) credit card processing services, (c) debit cards, (d) purchase cards, and (e) treasury management services (including, without limitation, controlled disbursement, automated clearinghouse transactions, return items, overdrafts, interstate depository network services and Rate Management Transactions), as well as any other services or facilities from time to time specified by Senior Secured Lender, whether direct or indirect, absolute or contingent, due or to become due, and whether existing now or in the future.

15. Notices. All notices, requests and other communications hereunder must be in writing and will be deemed to have been duly given if delivered personally or sent postage prepaid, by registered, certified or express mail or reputable overnight courier service to The Borrower and the Holder at the following addresses:

(a)    if to the Borrower:

Boots & Coots International Well Control, Inc.
11615 N. Houston Rosslyn Rd.
Houston, TX 77086
Attn: Chief Executive Officer
Fax: (     )       -

with a copy (which shall not constitute notice) to:

Thompson & Knight LLP
333 Clay Street, Suite 3300
Houston, Texas 77002
Attn: William T. Heller IV
Fax: (713) 654-1871

(b)   if to the Holder:

Oil States International, Inc.
333 Clay Street, Suite 4620
Houston, Texas 77002
Attention: Douglas Swanson, Chief Executive Officer
Telefax: (713) 652-0499

with copies (which shall not constitute notice) to:

Oil States International, Inc.
[                                      ]
Houston, Texas [               ]
Attention: Vice President—Legal
Telefax: (713) 510-2221

and

Vinson & Elkins LLP
First City Tower
1001 Fannin Street, Suite 2300
Houston, Texas 77002-6760
Attention: Scott N. Wulfe
Telefax: (713) 615-5637

(c)    All such notices, requests and other communications will (i) if delivered personally to the address as provided in this Section, be deemed given upon delivery, (ii) if delivered by mail in the manner described above to the address as provided in this Section, be deemed given upon receipt and (iii) if delivered by express mail or reputable overnight courier service, be deemed given one business day after mailing (in each case regardless of whether such notice is received by any other Person to whom a copy of such notice, request or other communication is to be delivered pursuant to this Section). The Borrower and the Holder from time to time may change its address or other information for the purpose of notices to such party by giving notice specifying such change to such other party.

16.   Waiver.   Any term or condition of this Note (other than the provisions of Section 4 and Section 17 of this Note and the cross-referenced terms and sections referenced therein) may be waived at any time by either of the Borrower, on the one hand, or the Holder, on the other hand, but no such waiver shall be effective unless set forth in a written instrument duly executed by or on behalf of the Borrower or the Holder, as applicable. No waiver by either of the Borrower or the Holder of any term or conditionof this Note, in any one or more instances, shall be deemed to be, or construed as, a waiver of the same or any other term or condition of this Note on any future occasion. All remedies, either under this Note or by law or otherwise afforded, will be cumulative and not alternative.

17.   Amendment.   This Note may be amended, supplemented or modified only by a written instrument duly executed by or on behalf of the Borrower and the Holder or as contemplated by Section 9. No amendment, modification, termination or waiver shall, unless consented to by the Senior Secured

Lender, change the subordination provisions of this Note (including, without limitation, Section 4 of this Note along with all related definitions) (or the subordination terms of any guaranty thereof).

18.   Headings.   The headings used in this Note have been inserted for convenience of reference only and do not define or limit the provisions hereof.

19.   Invalid Provisions.   If any provision of this Note is held to be illegal, invalid or unenforceable under any present or future law (a) such provision will be fully severable, (b) this Note will be construed and enforced as if such illegal, invalid or unenforceable provision had never comprised a part hereof, (c) the remaining provisions of this Note will remain in full force and effect and will not be affected by the illegal, invalid or unenforceable provision or by its severance herefrom and (d) in lieu of such illegal, invalid or unenforceable provision, there will be added automatically as a part of this Note a legal, valid and enforceable provision as similar in terms to such illegal, invalid or unenforceable provision as may be possible.

20.   Governing Law.   This Note shall be governed by and construed in accordance with the internal laws of the State of Texas, without regard to conflicts of law principles (other than Section 35.51 of the Texas Business and Commerce Code, as amended).

21.   Waiver of Jury Trial.   Each of the Borrower and the Holder hereby irrevocably and unconditionally waives any rights to a trial by jury in any legal action or proceeding in relation to this Note and for any counterclaim therein.

22.   Interpretation.   The Borrower and the Holder agree that in interpreting this Note there shall be no inferences against the drafting party.

[Signature Page Follows]

IN WITNESS WHEREOF, the undersigned has executed this Note as of the date first written above.

BOOTS & COOTS INTERNATIONAL WELL CONTROL, INC.
By:

Name:

Title:

Annex C

REGISTRATION RIGHTS AGREEMENT

This Registration Rights Agreement (the “Agreement”) is dated as of [                  ], 2005, by and between BOOTS & COOTS INTERNATIONAL WELL CONTROL, INC., a Delaware corporation (the “Corporation”), and HWC ENERGY SERVICES, INC., a Texas corporation (including its successors and any assignee of rights hereunder permitted by Section 17 hereof, “HWC”).

WHEREAS, in connection with, and as partial consideration for, the Corporation’s acquisition of the Target Subsidiaries pursuant to the terms of the Transaction Agreement, HWC will receive shares of Common Stock of the Corporation in a transaction exempt from registration under the Securities Act; and

WHEREAS, the Corporation and HWC deem it to be in their respective best interests to enter into this Agreement to set forth the rights and obligations of the parties in connection with public offerings and resales of such shares.

ACCORDINGLY, in consideration of the premises and mutual covenants and obligations hereinafter set forth, the Corporation and HWC hereby agree as follows:

SECTION 1.   DEFINITIONS.

As used in this Agreement, the following terms have the following meanings:

(a)    “Closing Date” means the closing date of the transactions contemplated by the Merger Agreement.

(b)   “Commission” means the Securities and Exchange Commission or any other Federal agency at the time administering the Securities Act.

(c)    “Common Stock” means the Common Stock, par value $0.00001, of the Corporation.

(d)   “Exchange Act” means the Securities Exchange Act of 1934 or any successor Federal statute, and the rules and regulations of the Commission promulgated thereunder, all as the same shall be in effect from time to time.

(e)    “Miscellaneous Shares” means at any time those shares of Common Stock which do not constitute Primary Shares or Registrable Shares.

(f)    “Person” shall be construed broadly and shall include an individual, a partnership, a corporation, an association, a joint stock company, a limited liability company, a trust, a joint venture, an unincorporated organization and a governmental entity or any department, agency or political subdivision thereof.

(g)    “Primary Shares” means at any time the authorized but unissued shares of Common Stock and shares of Common Stock held by the Corporation in its treasury.

(h)   “Registrable Shares” means (i) the 26,462,137 shares of Common Stock acquired by HWC pursuant to the Merger Agreement, (ii) any other securities of the Corporation into or for which the Registrable Shares may be exchanged, converted or reclassified or which may be issued or issuable with respect to the Registrable Shares or such other securities by way of a stock dividend or stock split or in connection with a combination of shares, recapitalization, merger, consolidation or other reorganization or otherwise, (iii) any shares of Common Stock acquired subsequent thereto, and (iv) any securities received in respect of the foregoing, in each case in clauses (i) through (iv) which at any time are held by HWC. As to any particular Registrable Shares, once issued, such Registrable Shares shall cease to be Registrable Shares when (A) they have been registered under the Securities Act, the registration statement in connection therewith has been declared effective, and the

Registrable Shares have been disposed of pursuant to and in the manner described in such effective registration statement, (B) the Registrable Shares are sold or distributed pursuant to Rule 144, or (C) the Registrable Shares have ceased to be outstanding.

(i)    “Rule 144” means Rule 144 promulgated under the Securities Act or any successor rule thereto.

(j)     “Securities Act” means the Securities Act of 1933 or any successor Federal statute, and the rules and regulations of the Commission thereunder, all as the same shall be in effect from time to time.

(k)   “Shelf Registration Statement” means the Initial Shelf Registration Statement or any Subsequent Shelf Registration Statement.

(l)    “Transaction Agreement” means that certain Transaction Agreement dated as of [                  ], 2005 by and among the Corporation, HWC Acquisition LLC, Hydraulic Well Control, LLC and HWC.

(m)  “Target Subsidiaries” means HWCES International, a Cayman Islands corporation, HWC Limited, a Louisiana corporation, and Hydraulic Well Control, LLC, a Delaware limited liability company.

SECTION 2.   REQUIRED SHELF REGISTRATION.

(a)   The Corporation shall file with the SEC a shelf registration statement covering the Registrable Shares for an offering to be made on a continuous or delayed basis pursuant to Rule 415 promulgated under the Securities Act (the “Initial Shelf Registration Statement”) by HWC in the manner designated by it (including, without limitation, a plan of distribution specified by HWC which shall provide HWC broad latitude in the manner of disposing of the Registrable Shares, including through block trades, “bought deals,” traditional underwritten offerings, ordinary brokerage sales and sales outside the Shelf Registration Statement pursuant to Rule 144. The Corporation shall not permit any securities other than the Registrable Shares to be included in the Initial Shelf Registration Statement or any Subsequent Shelf Registration Statement.

(b)   The Corporation will cause, by the 30th day after the Closing Date, the Initial Shelf Registration Statement to be prepared and filed with the Commission and use its reasonable best efforts to have such Initial Shelf Registration Statement declared effective by the Commission as soon as practicable thereafter. The Corporation shall use its reasonable best efforts to keep the Initial Shelf Registration Statement continuously effective under the Securities Act (the “Effectiveness Period”) until the earlier of (i) the later of (A) the date which is 24 months from the Closing Date and (B) such time as HWC ceases to own at least 5% of the outstanding shares of Common Stock of the Corporation, and (ii) the later of (x) the fourth anniversary of the Closing Date and (y) the earliest date that HWC may then dispose of all its Registrable Shares without restriction under Rule 144(k) promulgated under the Securities Act). Notwithstanding the foregoing, the Corporation’s obligations under this Section 2(b) shall immediately terminate upon the sale of all Registrable Shares covered by any Shelf Registration Statement in the manner set forth and as contemplated in such Shelf Registration Statement.

(c)   If the Initial Shelf Registration Statement or any Subsequent Shelf Registration Statement ceases to be effective for any reason at any time during the Effectiveness Period (other than because of the sale of all of the securities registered thereunder), the Corporation shall, in addition to fulfilling its obligations under Section 2(d) below, within five Business Days of such cessation of effectiveness, amend such Shelf Registration Statement in a manner to obtain the withdrawal of the order suspending the effectiveness thereof or file an additional shelf registration statement pursuant to Rule 415 promulgated under the Securities Act (each, a “Subsequent Shelf Registration Statement”) covering all of the Registrable Shares covered by and not sold under the Initial Shelf Registration Statement or an earlier Subsequent Shelf Registration Statement. If a Subsequent Shelf Registration Statement is filed, the Corporation will cause the Subsequent Shelf Registration Statement to be declared effective under the Securities Act as soon as practicable after such filing and to keep such Subsequent Shelf Registration Statement continuously effective during the remainder of the Effectiveness Period.

(d)   The Corporation shall promptly supplement and amend each Shelf Registration Statement if required by the rules, regulations or instructions applicable to the registration form used for such Shelf Registration Statement, if required by the Securities Act, or if reasonably requested by HWC or by any underwriter of the Registrable Shares acting on behalf of HWC. Notwithstanding the foregoing, the Corporation shall not be obligated to prepare more than three supplements or amendments for use in traditional underwritten public offerings of Registrable Shares under the Shelf Registration Statement which would involve a “road show” or similar activity on the part of management of the Corporation (a “Traditional Underwritten Public Offering”) nor more than one such supplement or amendment in any twelve month period. Additionally, the Corporation may delay for a period of up to 60 days the filing or effectiveness of any supplement or amendment to the Shelf Registration Statement required in connection with an underwritten public offering if at the time of such request (i) the Corporation is engaged, or intends to engage within 60 days of the time of such request, in a firm commitment underwritten public offering of Primary Shares in which the holders of Registrable Shares may include Registrable Shares pursuant to Section 3 and such plans or intentions have been approved by the Board of Directors of the Corporation prior to the time of such request (and the Corporation notifies HWC as soon as practicable after such request but in no event later than the second business day after such request) or (ii) on account of a suspension in accordance with Section 6 hereof.

(e)   Any Shelf Registration Statement filed in accordance with this Agreement shall be on such appropriate registration form of the Commission (i) as shall be selected by the Corporation and as shall be reasonably acceptable to HWC and (ii) as shall permit the disposition of the Registrable Shares in accordance with Section 2(a).

SECTION 3.   PIGGYBACK REGISTRATION.

If the Corporation at any time proposes for any reason to register Primary Shares or Miscellaneous Shares under the Securities Act (other than on Form S-4 or Form S-8 promulgated under the Securities Act or any successor forms thereto), it shall promptly give written notice to HWC of its intention to so register such shares. Upon the written request, delivered to the Corporation within 30 days after delivery of any such notice by the Corporation, of HWC to include in such registration Registrable Shares held by HWC (which request shall specify the number of Registrable Shares requested to be included in such registration), the Corporation shall use its reasonable best efforts[, subject to any limitations contained in registration rights agreements existing as of the date hereof,] to cause all such Registrable Shares to be included in such registration on the same terms and conditions as the securities otherwise being sold in such registration; provided, however, that if the managing underwriter advises the Corporation that the inclusion of all Registrable Shares requested to be included in such registration would interfere with the successful marketing (including pricing) of the shares proposed to be registered, then the Primary Shares, Registrable Shares, and Miscellaneous Shares proposed to be included in such registration shall be included in the following order: (x) first, the Primary Shares; and (y) second, the Registrable Shares and Miscellaneous Shares sought to be included in the registration on a pro rata basis (based, for each holder of such shares, on the percentage derived by dividing (A) the number of Registrable Shares or Miscellaneous Shares beneficially owned by such holder on a fully diluted basis; by (B) the aggregate number of Registrable Shares and Miscellaneous Shares beneficially owned by all such holders on a fully diluted basis).

SECTION 4.   HOLDBACK AGREEMENT.

If the Corporation at any time shall register shares of Common Stock under the Securities Act (including any registration pursuant to Sections 2 or 3) for sale to the public in an underwritten public offering, HWC shall not sell publicly, make any short sale of, grant any option for the purchase of, or otherwise dispose publicly of, any Common Stock (other than those shares of Common Stock included in such registration pursuant to Sections 2 or 3) without the prior written consent of the Corporation, for a period designated by the Corporation in writing to HWC, which period shall begin not more than 10 days prior to the date of the final prospectus pursuant to which such public offering shall be made and shall not last more than 90 days after the date of such final prospectus (but in no event longer than the period to which the Corporation and all executive officers and directors of the Corporation have agreed). The Corporation shall obtain the agreement of any person permitted to sell shares of Common Stock in a registration to be bound by and to comply with this Section 4 as if such person was a party to this Agreement. The Corporation will not seek to register shares that would trigger the provisions of this Section 4 for at least 90 days after the effectiveness of the Initial Shelf Registration Statement. Notwithstanding the foregoing, the provisions of this Section 4 shall not apply to any stockholder that could then dispose of all of its Registrable Shares without restriction under Rule 144(k) promulgated under the Securities Act.

SECTION 5.   PREPARATION AND FILING.

(a)   If and whenever the Corporation effects the registration of any Registrable Shares, the Corporation shall, as expeditiously as practicable and subject to the limitations set forth herein, effect such registration so as to permit the sale of the applicable Registrable Shares in accordance with the intended method or methods of distribution thereof and in conformity with any required time periods set forth herein, and in connection therewith (but not in limitation thereof) the Corporation shall:

           (i)  furnish, at least five business days before filing any Shelf Registration Statement that registers such Registrable Shares or any prospectus contained therein, or any amendments or supplements thereto and in con      nection therewith, furnish to HWC and to one counsel selected by HWC (such counsel is referred to herein as “HWC’s Counsel”), copies of all such documents proposed to be filed (it being understood that such five-business-day period need not appl           y to successive drafts of the same document proposed to be filed so long as such successive drafts are supplied to HWC’s Counsel in advance of the proposed filing by a period of time that is customary and reasonable under the circumstances), which documents will be subject to the review and comment of HWC and HWC’s Counsel, make such changes as are reasonably requested by HWC or HWC’s Counsel and, following such changes, file with the Commission such documents;

         (ii)  prepare and file with the Commission such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be (A) reasonably requested by       HWC (to the extent such request relates to information relating to HWC); (B) necessary to keep such registration statement effective for the period required under this Agreement (extended by any period during which such registration statement or related prospectus is not available for sales) or until all of such Registrable Shares have been disposed of (if earlier); and (C) necessary to comply with the provisions of the Securities Act with respect to the sale or other disposition of such Registrable Shares;

        (iii)  notify in writing HWC’s Counsel promptly of (A) the filing or effectiveness, as applicable, of such registration statement or prospectus or any amendment or supplement thereto; (B) the receipt by the Corporation of any notification with respect to any comments by the Commission with respect to such registration statement or prospectus or any amendment or supplement thereto or any request by the Commission for the amending or supplementing thereof or for additional information with respect thereto; (C) the receipt by the Corporation of any notification with respect to the issuance by the Commission of any stop order suspending the effectiveness of such registration statement or prospectus or any amendment or supplement thereto or the initiation or threatening of any proceeding for that purpose; and (D) the receipt by the Corporation of any notification with respect to the suspension of the qualification of such Registrable Shares for sale in any jurisdiction or the initiation or threatening of any proceeding for such purposes;

         (iv)  make every reasonable effort to prevent or obtain at the earliest possible moment the withdrawal of any stop order with respect to such registration statement or other order suspending the use of any preliminary or final prospectus;

          (v)  cooperate with HWC and HWC’s Counsel in connection with any filings required to be made with the NASD;

         (vi)  use its reasonable efforts to register or qualify such Registrable Shares under such other securities or blue sky laws of such United States jurisdictions as HWC may reasonably request and do any and all other acts and things which may be reasonably necessary or advisable to enable HWC to consummate the disposition in such United States jurisdictions of the Registrable Shares; provided, however, that the Corporation will not be required to qualify generally to do business, subject itself to general taxation, or consent to general service of process in any jurisdiction where it would not otherwise be required to do so but for this clause (vi) or to make any changes in its bylaws or Certificate of Incorporation;

       (vii)  furnish to HWC such number of copies of any prospectus, including a preliminary prospectus, and such other documents as HWC may reasonably request in order to facilitate the public sale or other disposition of such Registrable Shares;

      (viii)  use its reasonable efforts to cause such Registrable Shares to be registered with or approved by such other governmental agencies or authorities as may be necessary by virtue of the business and operations of the Corporation to enable HWC to consummate the disposition of such Registrable Shares;

         (ix)  notify HWC on a timely basis at any time when a prospectus relating to such Registrable Shares is required to be delivered under the Securities Act within the appropriate period mentioned in clause (ii) of this Section 5(a), of the happening of any event as a result of which the applicable registration statement or the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading (in the case of such prospectus or any preliminary prospectus, in light of the circumstances under which they were made) and, at the request of HWC, prepare and furnish to HWC a reasonable number of copies of a supplement to or an amendment of such prospectus or preliminary prospectus as may be necessary so that, as thereafter delivered to the offerees of such shares, such prospectus or preliminary prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances under which they were made;

          (x)  subject to the execution of customary confidentiality agreements in form and substance reasonably satisfactory to the Corporation, make available upon reasonable notice and during normal business hours, for inspection by HWC, any underwriter participating in any disposition pursuant to such registration statement and any attorney, accountant or other agent retained by HWC or any underwriter (collectively, the “Inspectors”), all pertinent financial and other records, pertinent corporate documents and properties of the Corporation (collectively, the “Records”), as shall be reasonably necessary to enable them to exercise their due diligence responsibility, and cause the

Corporation’s officers, directors and employees to supply all information (together with the Records, the “Information”) reasonably requested by any such Inspector in connection with such registration statement;

         (xi)  use its reasonable best efforts to obtain from its independent certified public accountants comfort letters and bring-down comfort letters in customary form and at customary times and covering matters of the type customarily covered by such letters;

       (xii)  use its reasonable best efforts to obtain from its counsel an opinion or opinions in customary form, at customary times and covering customary matters and naming HWC as an additional addressee or party that may rely thereon;

      (xiii)  use its reasonable best efforts to comply with all applicable rules and regulations of the Commission and make generally available to its securityholders consolidated earnings statements satisfying the provisions of Section 11(a) of the Securities Act and Rule 158 promulgated thereunder (or any similar rule promulgated under the Securities Act) no later than 45 days after the end of any 12-month period (or 90 days after the end of any 12-month period if such period is a fiscal year), commencing on the first day of the first fiscal quarter of the Corporation after the effective date of a registration statement, which statements shall cover said 12-month periods;

       (xiv)  provide a transfer agent and registrar (which may be the same entity and which may be the Corporation) for such Registrable Shares;

        (xv)  not later than the effective date of the applicable registration statement, provide a CUSIP number for all Registrable Shares and provide the applicable transfer agent with printed certificates for the Registrable Shares which certificates shall be in a form eligible for deposit with The Depository Trust Company;

       (xvi)  issue certificates evidencing any Registrable Shares to be sold pursuant to any registration statement contemplated by Section 2 or Section 3 hereof and not bearing any restrictive legends;

     (xvii)  list such Registrable Shares on any national securities exchange or automated quotation system on which any shares of the Common Stock are listed; or, if the Common Stock is not listed on a national securities exchange, use its reasonable efforts to qualify such Registrable Shares for inclusion on the automated quotation system of the National Association of Securities Dealers, Inc. (the “NASD”), or any national securities exchange;

    (xviii)  in connection with any underwritten public offering initiated pursuant to Section 2(a), cooperate and participate in the marketing of such offering as if such registration was an underwritten primary registration (including causing its appropriate executive officers to participate in an appropriate “road show”); and

       (xix)  enter into such agreements (including an underwriting agreement in form, scope and substance as is customary in underwritten offerings, including customary lock-up provisions) and, whether or not the distribution is an underwritten public offering, take all such other actions reasonably requested by HWC or the underwriters, if any, to expedite or facilitate the disposition of the Registrable Shares.

(b)   HWC, upon receipt of any notice from the Corporation of any event of the kind described in Section 5(a)(ix) hereof, shall forthwith discontinue disposition of the Registrable Shares pursuant to the registration statement covering such Registrable Shares until its receipt of the copies of the supplemented or amended prospectus contemplated by Section 5(a)(ix) hereof, and, if so directed by the Corporation, such holder shall deliver to the Corporation all copies, other than permanent file copies then in such holder’s possession, of the prospectus covering such Registrable Shares at the time of receipt of such notice.

SECTION 6.   SUSPENSION PERIOD.

(a)   Subject to the provisions of this Section 6 and a good faith determination by a majority of the Board of Directors of the Corporation that it is in the best interests of the Corporation to suspend the use of any Shelf Registration Statement following the effectiveness of such Shelf Registration Statement (and the filings with any international, federal or state securities commissions), the Corporation, by written notice to HWC, may direct HWC to suspend sales of the Registrable Shares pursuant to such Shelf Registration Statement for such times as the Corporation reasonably may determine is necessary and advisable (but in no event for more than 60 days in any 12-month period and in no event may the Corporation give such notice during the 14 days following the second business day following receipt by the Corporation of notice by HWC that HWC desires to promptly sell Registrable Shares), if the Corporation is engaged in confidential negotiations or other confidential business activities or upon the occurrence of an event, in each case (x) that would require additional disclosure of material non-public information by the Corporation in such Shelf Registration Statement (or such filings) not otherwise required to be disclosed under applicable law and which has not been so disclosed, (y) as to which the Company has a bona fide business purpose for preserving confidentiality, or (z) that renders the Company unable to comply with Commission requirements, in each case under circumstances that would make it impractical or inadvisable to promptly amend or supplement such Shelf Registration Statement on a post-effective basis, as applicable. Upon the earlier to occur of (i) the Corporation delivering to HWC an End of Suspension Notice, as hereinafter defined, and (ii) the end of the maximum permissible suspension period, the Corporation shall promptly amend or supplement such Shelf Registration Statement on a post-effective basis, if necessary, or take such action as is necessary to permit the resumed use of such Shelf Registration Statement by HWC in compliance with applicable law. The Corporation may suspend the effectiveness and use of any Piggyback Registration Statement at any time for an unlimited amount of time.

(b)   In the case of an event that causes the Corporation to suspend the use of a Registration Statement (a “Suspension Event”), the Corporation shall give written notice (a “Suspension Notice”) to HWC to suspend sales of the Registrable Shares included on such Registration Statement, and such notice shall state that such suspension shall continue only for so long as the Suspension Event or its effect is continuing and the Corporation is using its best efforts and taking all reasonable steps to terminate suspension of the effectiveness of such Shelf Registration Statement as promptly as possible. HWC shall not effect any sales of the Registrable Shares pursuant to such Shelf Registration Statement at any time after it has received a Suspension Notice from the Corporation and prior to receipt of an End of Suspension Notice (as defined below) with respect to such Shelf Registration Statement. If so directed by the Corporation, HWC will deliver to the Corporation (at the expense of the Corporation) all copies other than permanent file copies then in HWC’s possession of the prospectus covering the Registrable Shares at the time of receipt of the Suspension Notice. HWC may recommence effecting sales of the Registrable Shares pursuant to such Shelf Registration Statement following further notice to such effect (an “End of Suspension Notice”) from the Corporation, which End of Suspension Notice shall be given by the Corporation to HWC in the manner described above promptly following the conclusion of any Suspension Event and its effect.

SECTION 7.   EXPENSES.

All expenses (other than discounts, fees and commissions of underwriters, selling brokers, dealer managers, sales agents and similar securities industry professionals, expenses of HWC’s Counsel, and applicable transfer taxes, if any, which shall be borne by HWC) incurred by the Corporation in complying with this Agreement, including, without limitation, all registration and filing fees (including all expenses incident to filing with the NASD), fees and expenses of complying with securities and blue sky laws, printing expenses, and fees and expenses of the Corporation’s counsel and accountants shall be paid by the Corporation.

SECTION 8.   INDEMNIFICATION.

(a)   The Corporation shall indemnify and hold harmless HWC and its officers, directors, employees, partners, attorneys and agents, each underwriter, broker or any other Person acting on behalf of HWC, and each other Person, if any, who controls (within the meaning of the Securities Act or the Exchange Act) any of the foregoing Persons (collectively, the “HWC Indemnified Persons”) against any losses, claims, damages, liabilities or expenses, joint or several (or actions in respect thereof), to which any HWC Indemnified Person may become subject under the Securities Act or otherwise, insofar as such losses, claims, damages, liabilities or expenses (or actions in respect thereof) arise out of or are based upon (i) an untrue statement or allegedly untrue statement of a material fact contained in the registration statement under which such Registrable Shares were registered under the Securities Act, any preliminary prospectus or final prospectus contained therein or otherwise filed with the Commission, any amendment or supplement thereto, any document incorporated by reference therein or any other document incident to registration or qualification of such Registrable Shares, (ii) the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading or, with respect to any preliminary prospectus or final prospectus, necessary to make the statements therein in light of the circumstances under which they were made not misleading, or (iii) any violation by the Corporation of the Securities Act or state securities or blue sky laws applicable to the Corporation and relating to action or inaction required of the Corporation in connection with such registration or qualification under the Securities Act or such state securities or blue sky laws (collectively, “Losses”); and shall reimburse each HWC Indemnified Person for any legal or other expenses reasonably incurred by any of them in connection with investigating or defending any such Loss; provided, however, that the Corporation shall not be liable in any such case to the extent that any such Loss (including any legal or other expenses incurred) arises out of or is based upon an untrue statement or allegedly untrue statement or omission or alleged omission made in said registration statement, preliminary prospectus, final prospectus, amendment, supplement or document incident to registration or qualification of any Registrable Shares in reliance upon and in conformity with written information furnished to the Corporation by HWC or such underwriter, or an agent or representative thereof, specifically for use in the preparation thereof; provided further, however, that the foregoing indemnity agreement is subject to the condition that, insofar as it relates to any untrue statement, allegedly untrue statement, omission or alleged omission made in any preliminary prospectus but eliminated or remedied in the final prospectus (filed pursuant to Rule 424 of the Securities Act), such indemnity agreement shall not inure to the benefit of any HWC Indemnified Persons if a copy of such final prospectus had been made available to HWC and any HWC Indemnified Person fails to deliver or cause to be delivered such final prospectus that it was legally obligated to deliver with or prior to the written confirmation of the sale of such Registrable Shares to the Person asserting such Loss. This indemnity shall be in addition to any liability the Corporation may otherwise have.

(b)   HWC shall indemnify and hold harmless the Corporation, each director of the Corporation, each officer of the Corporation who shall sign such registration statement and each Person who controls (within the meaning of the Securities Act or the Exchange Act) any of the foregoing Persons against any Loss, to the extent, but only to the extent, that such Loss is caused by any information furnished in writing by HWC to the Corporation specifically for inclusion in any preliminary prospectus and such information was not corrected in a subsequent writing furnished by HWC to the Corporation specifically for inclusion in the final prospectus (filed pursuant to Rule 424 of the Securities Act) that was legally required to be delivered with or prior to the written confirmation of the sale of the Registrable Shares to the Person asserting such Loss. The liability of HWC under this Section 8(b) shall in no event exceed the amount by which the proceeds received by HWC from sales of Registrable Shares giving rise to such obligations exceed the amount of any Loss that HWC has otherwise been required to pay by reason of such untrue statement or omission. This indemnity shall be in addition to any liability HWC may otherwise have.

(c)   Promptly after receipt by an indemnified party (an “Indemnified Party”) of notice of the commencement of any action involving a claim referred to in the preceding paragraphs of this Section 8, such Indemnified Party will, if a claim in respect thereof is to be made against an indemnifying party (an “Indemnifying Party”), give written notice to the latter of the commencement of such action; provided, however, that the failure to so notify the Indemnifying Party shall not relieve it of any obligation or liability which it may have hereunder or otherwise except to the extent it is materially prejudiced by such failure. In case any such action is brought against an indemnified party, the Indemnifying Party will be entitled to participate in and to assume the defense thereof, jointly with any other Indemnifying Party similarly notified to the extent that it may wish, with counsel reasonably satisfactory to such Indemnified Party, and after notice from the Indemnifying Party to such Indemnified Party of its election so to assume the defense thereof, the Indemnifying Party shall not be responsible for any legal or other expenses subsequently incurred by the Indemnified Party in connection with the defense thereof (other than reasonable costs of investigation); provided, however, that the Indemnified Party shall have the right to select and employ separate counsel and to participate in the defense of such claim, but the fees and expenses of such counsel shall be at the expense of the Indemnified Party unless (A) the Indemnifying Party has agreed in writing to pay such fees or expenses, (B) the Indemnifying Party shall have failed to assume the defense of such claim within a reasonable time after having received notice of such claim from the Indemnified Party and to employ counsel reasonably satisfactory to the Indemnified Party, or (C) in the reasonable judgment of the Indemnified Party, based upon advice of its counsel, a conflict of interest may exist between the Indemnified Party and the Indemnifying Party with respect to such claims or the Indemnified Party has defenses separate and apart from the defenses of the Indemnifying Party with respect to such claims (in which case, if the Indemnified Party notifies the Indemnifying Party in writing that the Indemnified Party intends to employ separate counsel at the expense of the Indemnifying Party, the Indemnifying Party shall not have the right to assume the defense of such claim on behalf of such Person). If such defense is assumed by the Indemnifying Party, the Indemnifying Party shall not be subject to any liability for any settlement made without its consent, but such consent may not be unreasonably withheld; provided, that an Indemnifying Party shall not be required to consent to any settlement involving the imposition of equitable remedies or involving the imposition of any material obligations on such Indemnifying Party other than financial obligations for which such Indemnified Party will be indemnified hereunder. If the Indemnifying Party assumes the defense, the Indemnifying Party shall have the right to settle such action without the consent of the Indemnified Party; provided, that the Indemnifying Party shall be required to obtain such consent (which consent may be withheld in the Indemnified Party’s sole discretion) if the settlement includes any admission of wrongdoing on the part of the Indemnified Party or any equitable remedies or restriction on the Indemnified Party or its officers, directors or employees or if the Indemnified Party reasonably believes that the Indemnifying Party may not be able to satisfy its obligations thereunder. No Indemnifying Party shall consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to each Indemnified Party of an unconditional release from all liability in respect of such claim or litigation. The Indemnifying Party shall not, in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the reasonable fees, disbursements and other charges of more than one separate firm admitted to practice in such jurisdiction at any one time from all Indemnified Parties unless the employment of more than one counsel has been authorized in writing by the Indemnifying Party, in each of which cases the Indemnifying Party shall be obligated to pay the reasonable fees and expenses of such additional counsel or counsels. The indemnification provided for under this Agreement shall remain in full force and effect regardless of any investigation made by or an behalf of the Indemnified Party or any officer, director or controlling Person of such Indemnified Party and shall survive the transfer of securities.

(d)   If the indemnification provided for in this Section 8 is held by a court of competent jurisdiction to be unavailable to an Indemnified Party with respect to any Loss or is insufficient to hold it harmless as contemplated by Section 8(a) or Section 8(b), then the Indemnifying Party, in lieu of indemnifying such

Indemnified Party hereunder, shall contribute to the amounts paid or payable by such Indemnified Party as a result of such Loss in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party on the one hand and of the Indemnified Party on the other in connection with the statements or omissions which resulted in such Loss as well as any other relevant equitable considerations. The relative fault of the Indemnifying Party and of the Indemnified Party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Indemnifying Party or by the Indemnified Party and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. Notwithstanding anything in this Section 8(d) to the contrary, no Indemnifying Party (other than the Corporation) shall be required pursuant to this Section 8(d) to contribute any amount in excess of the amount by which the net proceeds received by such Indemnifying Party from the sale of Registrable Shares in the offering to which the Losses of the Indemnified Parties relate exceed the amount of any damages that such Indemnifying Party has otherwise been required to pay by reason of such untrue statement or omission. The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 8(d) were determined by pro rata allocation or by any other method of allocation that does not take account of the equitable considerations referred to in the third preceding sentence. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation. If indemnification is available under this Section 8, the Indemnifying Parties shall indemnify each Indemnified Party to the full extent provided in Sections 8(a) and 8(b) hereof without regard to the relative fault of said Indemnifying Parties or Indemnified Party.

SECTION 9.   UNDERWRITING AGREEMENT.

Notwithstanding the provisions of Section 8, to the extent that HWC shall enter into an underwriting or similar agreement, which agreement contains provisions covering one or more issues addressed in such Section, the provisions contained in such agreement addressing such issue or issues shall control with respect to HWC and the other parties to such agreement; provided, however, that any such agreement to which the Corporation is not a party shall not be binding upon the Corporation.

SECTION 10.   SELECTION OF UNDERWRITER.

If any of the Registrable Shares covered by any Shelf Registration Statement are to be sold in a Traditional Underwritten Public Offering, the investment banker or bankers and manager or managers that will manage the offering will be selected by HWC with the consent of the Corporation, which consent shall not be unreasonably withheld.

SECTION 11.   INFORMATION FROM HWC.

HWC shall furnish to the Corporation such written information regarding HWC and the distribution proposed by HWC as the Corporation may reasonably request in writing and as shall be reasonably required in connection with any registration, qualification or compliance referred to in this Agreement.

SECTION 12.   EXCHANGE ACT COMPLIANCE.

The Corporation shall comply with all of the reporting requirements of the Exchange Act required to be complied with by it and shall comply with all other public information reporting requirements of the Commission required to be complied with by it which are conditions to the availability of Rule 144 for the sale of the Common Stock. The Corporation shall cooperate with HWC in supplying such information as may be necessary for HWC to complete and file any information reporting forms presently or hereafter required by the Commission as a condition to the availability of Rule 144.

SECTION 13.   MERGERS, ETC.

The Corporation shall not, directly or indirectly, enter into any merger, consolidation or reorganization in which the Corporation shall not be the surviving corporation unless the surviving corporation shall, prior to such merger, consolidation or reorganization, agree in writing to assume the obligations of the Corporation under this Agreement, and for that purpose references hereunder to “Registrable Shares” shall be deemed to include the shares of common stock or other securities, if any, which HWC would be entitled to receive in exchange for the Registrable Shares under any such merger, consolidation or reorganization, provided that, to the extent HWC receives securities that are by their terms convertible into shares of common stock or other securities of the issuer thereof, then any such shares of common stock or other securities as are issued or issuable upon conversion of said convertible securities shall be included within the definition of “Registrable Shares.”

SECTION 14.   NO CONFLICT OF RIGHTS.

The Corporation shall not, after the date hereof, grant any registration rights which conflict with or are superior to the registration rights granted hereby.

SECTION 15.   TERMINATION.

This Agreement shall terminate and be of no further force or effect when there shall no longer be any securities outstanding that meet the definition of “Registrable Shares”; provided, however, that Sections 7, 8, 20 and 24 shall not be so terminated but shall survive without limitation.

SECTION 16.   SUCCESSORS AND ASSIGNS.

This Agreement shall bind and inure to the benefit of the Corporation and HWC and, subject to Section 17, the respective successors and assigns of the Corporation and HWC.

SECTION 17.   ASSIGNMENT.

HWC may assign its rights hereunder to any transferee of Registrable Shares constituting 5% or more of the outstanding Common Stock of the Corporation at the time of such transfer; provided, however, that such transferee shall, as a condition to the effectiveness of such assignment, be required to execute a counterpart to this Agreement agreeing to be treated as a party to this Agreement, whereupon such transferee shall have the benefits of and shall be subject to the restrictions contained in this Agreement as if such transferee had originally been a party hereto.

SECTION 18.   SEVERABILITY.

It is the desire and intent of the parties hereto that the provisions of this Agreement be enforced to the fullest extent permissible under the laws and public policies applied in each jurisdiction in which enforcement is sought. Accordingly, if any particular provision of this Agreement shall be adjudicated by a court of competent jurisdiction to be invalid, prohibited or unenforceable for any reason, such provision, as to such jurisdiction, shall be ineffective, without invalidating the remaining provisions of this Agreement or affecting the validity or enforceability of this Agreement or affecting the validity or enforceability of such provision in any other jurisdiction. Notwithstanding the foregoing, if such provision could be more narrowly drawn so as not to be invalid, prohibited or unenforceable in such jurisdiction, it shall, as to such jurisdiction, be so narrowly drawn, without invalidating the remaining provisions of this Agreement or affecting the validity or enforceability of such provision in any other jurisdiction.

SECTION 19.   ENTIRE AGREEMENT.

This Agreement, the Merger Agreement, and the other writings referred to herein or delivered pursuant hereto, contain the entire agreement among the parties with respect to the subject matter thereof and supersede all prior and contemporaneous arrangements or understandings with respect thereto.

SECTION 20.   NOTICES.

All communications hereunder to any party shall be deemed to be sufficient if contained in a written instrument delivered in person or sent by facsimile transmission (with receipt confirmed), nationally-recognized overnight courier or first class registered or certified mail, return receipt requested, postage prepaid, addressed to such party at its address below or such other address as such party may hereafter designate in writing:

(a)   if to the Corporation, to:

Boots & Coots International Well Control, Inc.
11615 N. Houston Rosslyn
Houston, Texas 77086
Attention: General Counsel
Telephone: (281) 931-8884
Facsimile:

(b)   with a copy (which shall not constitute notice) to:

Thompson & Knight LLP
333 Clay Street, Suite 3300
Houston, Texas 77002
Attention: William T. Heller, IV
Telephone: (713) 951-5807
Facsimile: (713) 654-1871

(c)   if to HWC, to:

HWC Energy Services, Inc.
333 Clay Street, Suite 4620
Houston, Texas 77002
Attention:
Telephone: (713) 652-0582
Facsimile:

(d)   with copies (which shall not constitute notice) to:

Oil States International, Inc.
[                                    ]
Houston, Texas [              ]
Attention: Vice President - Legal
Telephone: (713) 510-2436
Facsimile: (713) 510-2221

and

Vinson & Elkins LLP
1001 Fannin Street, Suite 2300
Houston, TX 77002
Attention: Scott N. Wulfe
Telephone: (713) 758-2750
Facsimile: (713) 615-5637

All such notices, requests, consents and other communications shall be deemed to have been delivered (i) in the case of personal delivery, on the date of such delivery, (ii) in the case of delivery by facsimile transmission, on the date of confirmation of receipt, (iii) in the case of dispatch by nationally-recognized overnight courier, on the next business day following such dispatch and (iv) in the case of mailing, on the third business day after the posting thereof.

SECTION 21.   MODIFICATIONS; AMENDMENTS; WAIVERS.

The terms and provisions of this Agreement may not be modified or amended, nor may any provision be waived, except pursuant to a writing signed by the Corporation and HWC.

SECTION 22.   COUNTERPARTS; FACSIMILE SIGNATURES.

This Agreement may be executed in any number of counterparts, and each such counterpart hereof shall be deemed to be an original instrument, but all such counterparts together shall constitute but one agreement. Facsimile counterpart signatures to this Agreement shall be acceptable at the Closing (as defined in the Merger Agreement) if the originally executed counterpart is delivered within a reasonable period thereafter.

SECTION 23.   HEADINGS.

The headings of the various sections of this Agreement have been inserted for convenience of reference only and shall not be deemed to be a part of this Agreement.

SECTION 24.   GOVERNING LAW; JURISDICTION.

(a)   This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware applicable to contracts made and to be performed wholly therein.

(b)   The parties hereto agree that the appropriate, exclusive and convenient forum for any disputes between any of the parties hereto arising out of this Agreement or the transactions contemplated hereby shall be in any state or federal court in Houston, Texas, and each of the parties hereto irrevocably submits to the jurisdiction of such courts solely in respect of any legal proceeding arising out of or related to this Agreement. The parties further agree that the parties shall not bring suit with respect to any disputes arising out of this Agreement or the transactions contemplated hereby in any court or jurisdiction other than the above specified courts; provided, however, that the foregoing shall not limit the rights of the parties to obtain execution of judgment in any other jurisdiction. The parties further agree, to the extent permitted by law, that a final and unappealable judgment against a party in any action or proceeding contemplated above shall be conclusive and may be enforced in any other jurisdiction within or outside the United States by suit on the judgment, a certified or exemplified copy of which shall be conclusive evidence of the fact and amount of such judgment. Except to the extent that a different determination or finding is mandated due to the applicable law being that of a different jurisdiction, the parties agree that all judicial determinations or findings by a state or federal court in Houston, Texas with respect to any matter under this Agreement shall be binding.

(c)   To the extent that any Party hereto has or hereafter may acquire any immunity from jurisdiction of any court or from any legal process (whether through service or notice, attachment prior to judgment, attachment in aid of execution, execution or otherwise) with respect to itself or its property, each such party hereby irrevocably (i) waives such immunity in respect of its obligations with respect to this Agreement and (ii) submits to the personal jurisdiction of any court described in Section 24(b).

(d)   THE PARTIES HERETO AGREE THAT THEY HEREBY IRREVOCABLY WAIVE THE RIGHT TO TRIAL BY JURY IN ANY ACTION TO ENFORCE OR INTERPRET THE PROVISIONS OF THIS AGREEMENT.

IN WITNESS WHEREOF, THE undersigned have duly executed this Registration Rights Agreement as of the date first written above.

BOOTS & COOTS INTERNATIONAL WELL CONTROL, INC.
By:
Name:
Title:
HWC ENERGY SERVICES, INC.
By:
Name:
Title:

Annex D

OPINION OF FINANCIAL ADVISOR

November 18, 2005

Board of Directors
Boots & Coots International Well Control, Inc.
c/o Dewitt H. Edwards
Senior Vice President - Finance
11615 N. Houston-Rosslyn Road
Houston, Texas 77086

Dear Mr. Edwards:

The Board of Directors of Boots & Coots International Well Control, Inc. (“B&C” or the “Company”) has requested Howard Frazier Barker Elliott, Inc. (“HFBE”) render our opinion (the “Opinion”) with respect to the fairness, from a financial point of view, of the consideration to be paid by B&C in the proposed transaction (the “Proposed Transaction”) in which HWC Acquisition, LLC (“HWC Acquisition”), a newly-formed Delaware limited liability company that is wholly-owned by B&C, will (i) purchase all of the common stock of HWCES International, a Cayman Islands Corporation (ii) purchase all of the common stock of HWC Limited, a Louisiana corporation, (iii) and cause a newly-formed wholly-owned subsidiary of HWC Acquisition to merge with Hydraulic Well Control, LLC (collectively with HWCES International and HWC Limited, the “HWC Subsidiaries”), a Delaware limited liability company, with Hydraulic Well Control, LLC being the surviving entity.

We understand that the HWC Subsidiaries consist of the hydraulic well control, snubbing, and hot tap operations of HWC Energy Services, Inc., a wholly-owned subsidiary of Oil States International, Inc. (“OSI”). Collectively, the HWC Subsidiaries are referred to as “HWC” in this letter. In the Proposed Transaction, B&C will issue to OSI 26,462,137 shares of common stock with a par value of $0.0001 per share, representing approximately 46 percent of the issued and outstanding common stock of B&C. Consideration paid by B&C will also include two subordinated, unsecured promissory notes (the “Subordinated Notes”) with a combined aggregate principal amount of $15 million.

As part of our financial advisory activities, HFBE engages in the valuation of businesses and securities in connection with mergers and acquisitions, private placements, and valuations for estate, corporate and other purposes. We are experienced in these activities and have performed assignments similar in nature to that requested by you on numerous occasions.

In rendering its Opinion, HFBE has reviewed certain information furnished by the Company including, but not limited to, the following:

1.                Draft Transaction Agreement (the “Agreement”) by and among B&C and HWC Acquisition, HWC Merger Corporation, Hydraulic Well Control, LLC, and HWC Energy Services, Inc. dated November 16, 2005;

2.                Summary of Proposed Terms regarding the Proposed Transaction dated July 15, 2005;

3.                Presentation to the Board of Directors of B&C regarding the Proposed Transaction dated June 22, 2005;

4.                Boots & Coots International Well Control, Inc. Presentation to Investors dated November 2004;

5.                HWC Management Presentation dated December 2004;

6.                Securities and Exchange Commission (“SEC”) filings for B&C including 10-K filings for the years ended December 31, 1999 to December 31, 2004 and 10-Q filings for the nine months ended September 30, 2004 and September 30, 2005;

7.                Draft audited financial statements for HWC for the years ending December 2002 through December 31, 2004;

8.                Internal financial statements of HWC for the years ending December 31, 2000 and December 31, 2001, and for the nine months ended September 30, 2004 and September 30, 2005;

9.                Projected income statements of B&C on a standalone basis and pro forma projected income statements of the combined entity, both of which were prepared by B&C management;

10.         Confidential Information Memorandum describing B&C and HWC prepared by Growth Capital Partners LP dated September 2004;

11.         Industry conditions and general economic outlook;

12.         Market data for publicly traded companies comparable to HWC;

13.         Data on recent merger and acquisition transactions involving companies comparable to HWC; and

14.         Other relevant information.

We have met with the officers and certain employees of the Company and OSI and discussed with them the business, operations, assets, present condition and future prospects of HWC. We have also visited the Company’s facilities in Houston, Texas but have not conducted a physical inspection of the inventory, fixed assets, or other assets, nor have we made or obtained any independent evaluation or appraisal of any such assets or any other assets of the Company. In addition, we undertook such other studies, analyses and investigations as we deemed appropriate.

In arriving at our Opinion, HFBE assumed and relied upon the accuracy and completeness of the financial and other information provided to us and did not assume any responsibility for independent verification of such information. We have been informed that the financial statements of HWC described above are the only financial statements that were available as of the date of this Opinion. We have assumed that the interim financial statements and projections prepared by the management of the Company represent their best current judgment as to the future financial condition and results of operations of the Company and have assumed that the projections have been reasonably prepared based on such current judgment. We have also taken into account our assessment of general economic, market and financial conditions and our experience in similar transactions, as well as our experience in securities valuation in general. Our Opinion necessarily is based upon regulatory, economic, market and other conditions as they exist and can be evaluated as of the date of this Opinion, and we do not have any obligation to update, revise or reaffirm this Opinion. In rendering our Opinion, we did not perform any procedures or analysis regarding the potential environmental liabilities of the Company, nor did we consider the impact of changes in the regulatory environment in which the Company operates.

The Opinion of HFBE was undertaken at the sole behest of and for the sole benefit of the Board of Directors of B&C, which we understand has been constituted and empowered to consider and pass upon the Proposed Transaction. This Opinion is delivered to each recipient subject to the conditions, scope of engagement, limitations and understandings set forth in this Opinion and our engagement letter, and subject to the understanding that the obligations of HFBE in the Proposed Transaction are solely corporate obligations, and no officer, employee, agent, shareholder or controlling person of HFBE shall be subjected to any personal liability whatsoever to any person, nor will any such claim be asserted by or on behalf of you or your affiliates. To the extent a vote of the Company’s stockholders is required or sought,

HFBE’s Opinion does not constitute a recommendation to any stockholder of the Company as to how any such stockholder should vote on the Proposed Transaction. The Opinion does not address any other transaction or business strategies discussed by the Company’s management, Board of Directors as alternatives to the Transaction or the decision of the Company’s management, Board of Directors to proceed with the Transaction. HFBE has not been requested to and did not solicit third party indications of interest in acquiring all or any part of the Company or in providing financing to the Company. HFBE expresses no opinion herein as to the prices at which the Company’s common stock has traded or will trade following the Proposed Transaction.

HFBE assumed that there has been no material change in the Company’s financial condition, results of operations, business or prospects since the date of the financial statements described above. HFBE also assumed that the final terms of the Agreement and the Subordinated Notes will not vary materially from those set forth in the drafts reviewed by HFBE.

The preparation of a fairness opinion involves various determinations as to the most appropriate and relevant quantitative and qualitative methods of financial analyses and the application of those methods to the particular circumstances and, therefore, such an opinion is not readily susceptible to partial analysis or summary description. Furthermore, in arriving at our Opinion, HFBE did not attribute any particular weight to any analysis or factor considered by us, but rather made qualitative judgments as to the significance and relevance of each analysis or factor. Accordingly, HFBE believes that our analysis must be considered as a whole and that considering any portion of such analysis and of the factors considered, without considering all analyses and factors, could create a misleading or incomplete view of the process underlying our Opinion. In its analyses, HFBE made numerous assumptions with respect to the industry, general business and economic conditions and other matters, many of which are beyond the control of the Company. Any estimates contained in these analyses are not necessarily indicative of actual values or predictive of future results or values which may be significantly more or less favorable than as set forth therein.

Neither HFBE nor our employees have any present or contemplated future interest in the Company which might tend to prevent us from rendering a fair and unbiased opinion.

Based upon the foregoing and such other factors as we consider relevant, and in reliance thereon, it is our opinion as of the date of this letter, that consideration paid by B&C in the Proposed Transaction is fair, from a financial point of view, to the common stockholders of B&C.

Sincerely,
HOWARD FRAZIER BARKER ELLIOTT, INC.
By:	/s/ RONALD L. LATTA, JR.
Ronald L. Latta, Jr.
Managing Director

Exhibit A

AUDIT COMMITTEE OF THE BOARD OF DIRECTORS OF
BOOTS & COOTS INTERNATIONAL WELL CONTROL, INC.
CHARTER

I.   PURPOSE

This Charter (“Charter”) shall govern the operations of the Audit Committee (“Committee”) of the board of directors (“Board”) of Boots & Coots International Well Control, Inc., a Delaware corporation (“Corporation”). The purpose of the Charter is to assist and direct the Board in fulfilling its oversight responsibilities relating to: (a) the integrity of the Corporation’s financial statements and reports provided by the Corporation to the government or to the public; (b) the Corporation’s systems of internal controls regarding finance, accounting, and the Corporation’s auditing, accounting and financial reporting processes generally; (c) the internal audit function; (d) the retention and termination of the independent auditors; (e) the annual independent audit of the Corporation’s financial statements; (f) the independent auditors’ qualifications and independence; (g) conflicts of interests of the Corporation’s directors and executive officers and the disclosure of any waivers of such conflicts; and (h) the compliance and ethics programs established by management and the Board. In so doing, it is the responsibility of the Committee to maintain free and open communication between the Committee, independent auditors, the internal auditors and management of the Company. Consistent with these purposes, the Committee shall encourage continuous improvement of, and shall foster adherence to, the Corporation’s policies, procedures and practices at all levels.

In discharging its oversight role, the Committee is empowered to investigate any matter brought to its attention with full access to all books, records, facilities, and personnel of the Corporation and, for this purpose, to retain on behalf of the Committee outside counsel or other experts.

II.   COMPOSITION

The Committee shall be comprised of three or more Directors. Except as provided below, each member of the Committee shall be independent and free from any relationship that, in the opinion of the Board, would interfere with the exercise of that person’s independent judgment as a member of the Committee, and each member of the Committee shall meet all requirements for independence promulgated by the American Stock Exchange, the requirements of the Sarbanes-Oxley Act of 2002, and other applicable laws, regulations and rules, as applicable to the Corporation. Notwithstanding the foregoing, one member of the Committee may be a person that does not meet the independence requirements of the American Stock Exchange provided that the Board determines it to be in the best interests of the Corporation and its shareholders that such person serve on the Committee, and the Board discloses the reasons for the determination in the Corporation’s next annual proxy statement.

Each member of the Committee shall be able to read and understand fundamental financial statements, and at least one member shall have past employment experience in finance or accounting, requisite professional certification in accounting, or comparable experience or background that results in that member’s financial sophistication.

Members of the Committee shall be elected by the Board at the annual meeting of the Board to serve until their successors are duly elected and qualified. If a member is unable to serve a full term, the Board shall select a replacement. Unless a Chairman is elected by the full Board, the members of the Committee shall designate a Chairman by majority vote of the full Committee.

III.   MEETINGS

The Committee shall meet at least four times annually, and more frequently as circumstances dictate. The Committee, or its Chairman, shall communicate each quarter with the independent auditors and management to review the Corporation’s interim financial statements in accordance with Section V.2., below. The Committee shall meet at least annually with management and the independent auditors in accordance with Section V.3., below. Such meetings and communications shall be, either in person or by conference telephone call, and shall be separate or together, at the discretion of the Committee.

IV.   ACCOUNTABILITY

The independent auditors shall be ultimately accountable to the Board and the Committee, as representatives of the Corporation’s shareholders. The Committee shall have ultimate authority and responsibility to select, evaluate, and, where appropriate, replace the independent auditors.

V.   RESPONSIBILITIES

The responsibility of the Committee shall be to oversee the Corporation’s financial reporting process on behalf of the Board and to report the results of such oversight activities to the Board and to the shareholders of the Corporation. The responsibility of management is to prepare the Corporation’s financial statements. The responsibility of the independent auditors is to audit those financial statements. To fulfill its responsibilities the Committee shall:

Documents/Reports Review

          1.  Review and reassess the adequacy of this Charter, at least annually, as conditions dictate.

          2.  Prior to filing, review each Form 10-Q Quarterly Report for the Corporation with management and the independent auditors, in accordance with Statement on Auditing Standards No. 71 (“SAS No. 71”), and considering Statement on Auditing Standards No. 61 (“SAS No. 61”), as amended by SAS 90, as it relates to interim financial information.

          3.  Prior to filing, review and discuss the audited financial statements of the Corporation with management and the independent auditors, with specific attention to those matters required to be discussed by SAS No. 61, as amended by SAS 90.

          4.  Receive that formal written statement required by Independence Standards Board Standard No. 1 (“ISB Standard No. 1”) from the independent auditors and discuss with them that statement and their independence from management and the Corporation.

          5.  Based on the review and discussions set forth above, determine whether to recommend to the Board that the audited financial statements of the Corporation be included in its Annual Report on Form 10-K for filing with the Securities and Exchange Commission.

          6.  Ascertain whether the members of the Committee continue to be independent (as heretofore defined) with respect to management and the Corporation.

          7.  Review as received the regular internal reports to management prepared by the financial staff and discuss them with management as necessary.

          8.  Review the appointment and replacement of the senior internal audit executive.

Internal Audit Function

          9.  Review the internal auditor’s responsibilities and ensure unrestricted access by internal auditors to relevant records, personnel and physical properties.

   10.  Ensure the internal auditor function is structures so that it achieves organizational independence and permits full and unrestricted access to the Committee, management and the Board

   11.  Meet separately with the internal auditors, with and without management present, to discuss the results of the internal auditors’ examination.

Independent Auditors

   12.  Provide a clear understanding to management and the independent auditors that the independent auditors are ultimately accountable to the Board and the Committee.

   13.  Retain the ultimate authority and responsibility to retain, evaluate, and, where appropriate, replace the independent auditors, and to review and recommend annually to the Board the selection of the Corporation’s independent auditors.

   14.  Prior to commencement of work on the annual audit by the independent auditors, discuss with them the overall scope and plan for their audit, including the adequacy of staffing and compensation.

   15.  Discuss with management and the independent auditors the adequacy and effectiveness of the Corporation’s accounting and financial controls, including the Company’s system to monitor and manage business risk, and legal and ethical compliance programs.

   16.  Meet separately with the independent auditors, with and without management present to review the results of the independent auditors’ examinations.

   17.  Pre-approve all auditing services and permitted non-audit services (including the fees and terms thereof) to be performed for the Corporation by its independent auditors, subject to the de minimis exception for non-audit services described in the Securities Exchange Act of 1934, as amended, which are approved by the Committee prior to the completion of the audit.

Financial Reporting Processes

   18.  Review and discuss with the independent auditors their evaluation of the Corporation’s financial reporting processes, both internal and external.

   19.  Review and discuss with the independent auditors’ their judgment about the quality and appropriateness of the Corporation’s accounting principles as applied in its financial reporting.

   20.  Prepare the report required by the rules of the SEC to be included in the Company’s annual proxy statement.

Process Improvement

   21.  Review and discuss with the independent auditors and management the extent to which changes or improvements in financial or accounting practices, as approved by the Committee, have been or can be implemented.

Legal Matters

   22.  Review, with the Corporation’s counsel (a) legal compliance matters and (b) other legal matters that could have an impact on the Corporation’s financial statements.

Compliance Oversight Responsibilities

   23.  Obtain from the independent auditor assurance that the firm has not detected or otherwise become aware of information indicating that an illegal act has or may have occurred.

   24.  Obtain reports from management, the Company’s senior internal auditing executive and the independent auditor that the Company and its subsidiary/foreign affiliated entities are in conformity with applicable legal requirements and the Company’s Code of Conduct. Review reports and disclosures of insider and affiliated party transactions. Advise the Board with respect to the Company’s policies and procedures regarding compliance with applicable laws and regulations and with the Company’s Code of Conduct.

   25.  Establish procedures for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters, and the confidential, anonymous submission by employees of concerns regarding questionable accounting or auditing matters.

   26.  Discuss with management and the independent auditor any correspondence with regulators or governmental agencies and any published reports which raise material issues regarding the Company’s financial statements or accounting policies.

Miscellaneous

   27.  Make regular reports to the Board.

   28.  Review and reassess annually the performance of the Committee and the adequacy of this Charter, and recommend any proposed changes to the Board for approval.

   29.  Establish subcommittees and delegate authority to such subcommittees if the Committee determines it is desirable to accomplish the duties and responsibilities of the Committee.

It is recognized that the members of the Committee are not full-time employees of the Corporation and they do not represent themselves to be accountants or auditors on behalf of the Corporation. It is not the Committee’s duty to plan or conduct audits or to determine if the Corporation’s financial statements are prepared accurately and in accordance with generally accepted accounting principle. These duties are the responsibility of management and the independent auditors, who are ultimately accountable to the Committee. It is not the Committee’s responsibility to independently verify information presented to it, unless special circumstances require independent verification. The statement of the Committee’s Responsibilities set forth above are in all respects qualified by this limitation.

The Committee may, without further action of the Board of Directors, retain for its own account and service any external advisors, attorneys, consultants, and accountants (collectively, “Advisors”) it deems necessary to carry out the Committee’s purposes. The Company will adequately fund the costs and expenses of these Advisors under arrangements that assure the independence of those Advisors and their loyalty to the Committee.

Exhibit B

FORM OF AMENDMENT TO CERTIFICATE OF INCORPORATION

CERTIFICATE OF AMENDMENT
TO THE
AMENDED AND RESTATED CERTIFICATE OF INCORPORATION OF
BOOTS & COOTS INTERNATIONAL WELL CONTROL, INC.

Boots & Coots International Well Control, Inc. (the “Corporation”), a corporation organized and existing under the General Corporation Law of the State of Delaware, as amended (the “GCLD”), hereby certifies as follows:

FIRST: That the Board of Directors of Boots & Coots International Well Control, Inc., at a meeting duly called and held on                     , duly adopted resolutions proposing and declaring advisable the amendments to the Amended and Restated Certificate of Incorporation, of the Corporation, as amended (the “Certificate of Incorporation”), set forth in ARTICLES FOURTH and FIFTH below (the “Amendments”) and directing that said Amendments be considered by the stockholders of the Corporation at the next annual meeting of stockholders.

SECOND: That at the annual meeting of stockholders duly called and held on                       , 2006, the stockholders of the Corporation consented to and adopted the Amendments and the necessary number of shares as required by statute were voted in favor of the Amendments.

THIRD: That the Amendments were duly adopted in accordance with the applicable provisions of Section 242 of the General Corporation Law of the GCLD.

FOURTH: Article VIII of the Certificate of Incorporation is hereby amended to read in its entirety as follows:

“ARTICLE VIII
AMENDMENTS TO CERTIFICATE OF INCORPORATION

The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Amended and Restated Certificate of Incorporation, in the manner now or hereinafter prescribed by the GCLD, and all rights conferred upon stockholders by the terms of this Amended and Restated Certificate of Incorporation are granted subject to this reservation of power.

Except as otherwise provided for or fixed pursuant to the provisions of Article IV(b) of this Amended and Restated Certificate of Incorporation relating to the rights of holders of one or more series of Preferred Stock and Article X of this Amended and Restated Certificate of Incorporation related to renunciation of Business Opportunities, to the extent that the GCLD expressly provides for separate voting by the holders of shares of any class or series on any proposed amendment to the Corporation’s Certificate of Incorporation, the proposed amendment shall be adopted upon receiving the affirmative vote of the holders of at least (i) a majority of the shares within each class or series entitled to vote thereon as a class and (ii) a majority of the total outstanding shares entitled to vote thereon. Any other amendment to the Corporation’s Certificate of Incorporation shall be adopted upon receiving the affirmative vote of the holders of at least a majority of the total outstanding shares entitled to vote thereon, except as otherwise provided for or fixed pursuant to the provisions of Article IV(b) of this Amended and Restated Certificate of Incorporation relating to the rights of holders of one or more series of Preferred Stock and Article X of this Amended and Restated Certificate of Incorporation related to renunciation of Business Opportunities.”

FIFTH: The Certificate of Incorporation is hereby amended to add a new Article X to read in its entirety as follows:

“ARTICLE X
RENOUNCEMENT OF BUSINESS OPPORTUNITIES

(a)   The Corporation hereby renounces any interest or expectancy in any business opportunity, transaction or other matter in which any member of the Oil States Group participates or desires or seeks to participate in and that involves any aspect of the energy equipment or services business or industry (each, a “Business Opportunity”) other than a Business Opportunity that (i) is presented to an Oil States Nominee solely in such person’s capacity as a director or officer of the Corporation or its Subsidiaries and with respect to which no other member of the Oil States Group (other than an Oil States Nominee) independently receives notice or otherwise identifies such Business Opportunity or (ii) is identified by the Oil States Group solely through the disclosure of information by or on behalf of the Corporation (each Business Opportunity other than those referred to in clauses (i) or (ii) is referred to as a “Renounced Business Opportunity”). No member of the Oil States Group, including any Oil States Nominee, shall have any obligation to communicate or offer any Renounced Business Opportunity to the Corporation, and any member of the Oil States Group may pursue a Renounced Business Opportunity. The Corporation shall not be prohibited from pursuing any Business Opportunity with respect to which it has renounced any interest or expectancy as a result of this Article X. Nothing in this Article X shall be construed to allow any Director to usurp a Business Opportunity of the Corporation or its Subsidiaries solely for his or her personal benefit.

(b)   Any Person purchasing or otherwise acquiring any interest in shares of the capital stock of the Corporation shall be deemed to have consented to these provisions.

(c)   As used in this Article X, the following definitions shall apply:

                 (i)  “Affiliate” shall have the meaning set forth in Rule 12b-2 promulgated under the Securities Exchange Act of 1934.

             (ii)  “Person” means a corporation, partnership, limited liability company, trust, joint venture, unincorporated organization or other legal or business entity.

         (iii)  “Oil States Group” means Oil States International, Inc., any Affiliate of Oil States International, Inc. (other than the Corporation and its Subsidiaries) and any Oil States Nominee.

           (iv)  “Oil States Nominee” means any officer, director, employee or other agent of any member of Oil States International, Inc. or any Affiliate of Oil States International, Inc. (other than the Corporation or its Subsidiaries) who serves as a director (including Chairman of the Board) or officer of the Corporation or its Subsidiaries.

               (v)  “Subsidiary” means, with respect to any Person, any other Person the majority of the voting securities or which are owned, directly or indirectly, by such first Person.

(d)   Any proposed amendment to this Article X shall require the approval of at least 80% of the outstanding voting stock of the Corporation entitled to vote generally in the election of Directors.

(e)   The provisions of this Article X shall terminate and be of no further force and effect at such time as no Oil States Nominee serves as a director (including Chairman of the Board) or officer of the Corporation or its Subsidiaries.”

SIXTH: This Certificate of Amendment to the Certificate of Incorporation shall be effective as of 12:01 a.m. (Eastern time) on                             , in accordance with the provisions of Section 103(d) of the GCLD.

IN WITNESS WHEREOF, this Certificate of Amendment has been duly executed on behalf of the Corporation by                           , its                           , as of the        day of                 , 2006.

BOOTS & COOTS INTERNATIONAL
WELL CONTROL, INC.
By:

[Proxy Card]

BOOTS & COOTS INTERNATIONAL WELL CONTROL, INC.

This Proxy Is Solicited On Behalf Of The Board Of Directors

I have received the Notice of Annual Meeting of Stockholders to be held on March 1, 2006 (the “Annual Meeting”), and a Proxy Statement furnished by the Board of Directors of Boots & Coots International Well Control, Inc. (the “Company”) for the Annual Meeting. I appoint Jerry L. Winchester and K. Kirk Krist, and each of them, as proxies with power of substitution in each, to represent me and to vote all the shares of common stock of the Company that I am entitled to vote at the Annual Meeting in the manner shown on this form as to the following matters and in their discretion on any other matters that come before the meeting.

1.                 Election of two Class II directors for a term of three years or until their earlier death, resignation or removal.

FOR all nominees listed below with no exceptions: ☐	FOR all nominees with exceptions noted below: ☐	WITHHOLD authority for all nominees listed below: ☐

Nominees:

E.J. “Jed” DiPaolo
Jerry L. Winchester

(INSTRUCTION:   To withhold authority to vote for one or more of the nominee(s), write the nominee(s) name for which you wish to withhold authority to vote for in the space provided below entitled “Exceptions.”)

Exceptions:

2.                 The issuance of shares of common stock, par value $0.00001 per share, of the Company pursuant to the Transaction Agreement dated November 21, 2005, as amended, by and among the Company, HWC Acquisition, LLC, HWC Merger Corporation, HWC Energy Services, Inc., and Hydraulic Well Control, LLC.

FOR ☐	AGAINST ☐	ABSTAIN ☐

3.                 The proposal to amend the Company’s certificate of incorporation to renounce certain corporate opportunities.

FOR ☐	AGAINST ☐	ABSTAIN ☐

4.                 The proposal to amend the Company’s 2004 Long-Term Incentive Plan to increase the number of authorized shares of common stock under the plan from 6,000,000 shares to 8,000,000 shares.

FOR ☐	AGAINST ☐	ABSTAIN ☐

5.                 In the discretion of the proxies named herein, the proxies are authorized to vote upon other matters as are properly brought before the Annual Meeting.

The Company’s Board of Directors recommends a vote FOR proposals 1, 2, 3 and 4.

(PLEASE READ INSTRUCTIONS ON THE REVERSE SIDE AND EXECUTE)

[Reverse of Proxy Card]

THE PROXY HOLDERS CANNOT VOTE YOUR SHARES UNLESS YOU SIGN AND RETURN THIS CARD. IF THIS PROXY IS SIGNED AND RETURNED, IT WILL BE VOTED IN ACCORDANCE WITH YOUR INSTRUCTIONS. YOU ARE ENCOURAGED TO SPECIFY YOUR CHOICES BY MARKING THE APPROPRIATE BOXES ON THE REVERSE SIDE, BUT IF YOU DO NOT SPECIFY HOW THE PROXY SHOULD BE VOTED, IT WILL BE VOTED “FOR” PROPOSALS 1, 2, 3 AND 4.

I hereby revoke any proxy or proxies previously given to represent or vote the shares of common stock of the Company that I am entitled to vote, and I ratify and confirm all actions that the proxies, their substitutes, or any of them, may lawfully take in accordance with the terms of this proxy card.

Dated:		, 2006
Signature:
Signature:
(if held jointly)

Please sign this proxy as your name(s) appears above. Joint owners should both sign. If signed as attorney, executor, guardian, trustee or in some other representative capacity, or as officer of a corporation, please indicate your capacity or title.

Please complete, date and sign this proxy and return it promptly in the enclosed envelope.